As filed with the Securities and Exchange Commission on April 18, 2000

                                                         Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  -----------
                                   Form S-3
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                  -----------
                    STRUCTURED ASSET SECURITIES CORPORATION
            (Exact name of registrant as specified in its charter)

           Delaware                                    74-2440850
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                               200 Vesey Street
                           New York, New York 10285
                                (212) 526-7000
               --------------------------------------------------
              (Address, including zip code, and telephone number,
                     including area code, of registrant's
                         principal executive offices)

                                 Mark L. Zusy
                    Structured Asset Securities Corporation
                               200 Vesey Street
                           New York, New York 10285
                                (212) 526-4428
           --------------------------------------------------------
           (Name, address, including zip code and telephone number, including area code, of agent for service)

                             --------------------

                                  Copies to:
John Arnholz, Esq.                                    Scott Kimmel, Esq.
Brown & Wood LLP                                      Lehman Brothers Inc.
1666 K Street                                         200 Vesey Street
Washington, D.C. 20006-1208                           New York, New York 10285
(202) 533-1444                                        (212) 526-2439

       Approximate date of commencement of proposed sale to the public:
  From time to time after the effective date of this Registration Statement.

                             --------------------

     If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. /X/

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                        Proposed Maximum      Proposed Maximum       Amount of
                                                      Amount Being     Offering Price Per    Aggregate Offering    Registration
Title of Securities Being Registered                   Registered            Unit(1)               Price(1)             Fee
----------------------------------------------------------------------------------------------------------------------------------
Asset-Backed Certificates and Asset-Backed Notes     $1,000,000.00            100%               $1,000,000.00         $264.00

==================================================================================================================================
(1)     Estimated solely for the purpose of calculating the registration fee.

(2)     $264.00 previously paid.


     Pursuant to Rule 429 under the Securities Act of 1933, the prospectus which is part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to securities covered by Registration Statement No. 333-68513 and 333-31252 previously filed by the Registrant.

                   -----------------------------------------

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                    Subject to Completion, April [ ], 2000

PROSPECTUS SUPPLEMENT
(To Prospectus dated [        ])

                          $[         ] (Approximate)

                    STRUCTURED ASSET SECURITIES CORPORATION
                Mortgage Pass-Through Certificates, Series [ ]

                                 [         ],
                          [Servicer/Master Servicer]

Consider carefully the risk factors beginning on page S-[ ] of this prospectus supplement.

For a list of capitalized terms used in this prospectus supplement, see the Glossary beginning on page S-[ ] of this prospectus supplement.

The certificates will represent interest in the trust fund only and will not represent interest in or obligations of any other entity.

This prospectus supplement may be used to offer and sell any series of certificates only if accompanied by the prospectus.


        [       ], the trust will issue the following certificates(1):

                   Class
                 Principal     Interest    Price to     Underwriting    Proceeds to      CUSIP
    Class        Amount (2)    Rate (3)     Public        Discount       Depositor      Number
    -----        ----------    --------     ------        --------       ---------      ------

     [ ]       $[        ]     [   ]%     $[        ]  [             ]  $[       ]


---------
(1)  [In general, interest and principal payable on any payment date will be paid first to the certificates identified with an A in their class designation, then to the Class M and Class B
     certificates, in that order.]
(2)  These amounts are approximate, as described in this prospectus supplement.
(3)  The interest rate for each class of certificates will be [to be described as applicable].



     [The Trust will also issue class [ ] certificates that will be entitled to receive distributions of [to be described] and [REMIC residual certificates], as described in this prospectus supplement.

     This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the chart above [and not to the
class [         ] certificates or the [REMIC residual certificates].

     [Describe assets of trust fund.]

     [Describe underwriting arrangements.]

     The closing date for the offering of the certificates is expected to be on or about [ ].

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                LEHMAN BROTHERS

              The date of this prospectus supplement is [          ]

             Important Notice about Information Presented in this
             Prospectus Supplement and the Accompanying Prospectus


     We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates, including:

     If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference to other public filings made by the depositor. We have not authorized anyone to provide you with any other information.

     We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.

                                  ---------

     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

                                  ---------

     We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                               Table of Contents

                             Prospectus Supplement

Summary of Terms.......................................................... S- 6
Risk Factors.............................................................. S-11
   Limited Obligations.................................................... S-11
   Potential Inadequacy  of Credit Enhancement............................ S-11
   Unpredictability and Effect of Prepayments............................. S-14
   Geographic Concentration  of Mortgage Loans............................ S-14
   Greater Risk Involving Certain Property Types.......................... S-15
   Less Reliable Prepayment Loss and
     Foreclosure Information For Newly
     Originated Mortgage Loans ........................................... S-15
   Limited Ability to Resell.............................................. S-16
   Insolvency of Seller Could Cause Losses................................ S-16
Description of the Certificates........................................... S-17
   General................................................................ S-17
   Book-Entry Registration................................................ S-18
   Priority of Distributions.............................................. S-19
   Distributions of Interest.............................................. S-19
   Distributions of Principal............................................. S-21
   Available Distribution Amount.......................................... S-22
   Credit Enhancement..................................................... S-23
   [The Residual Certificate.............................................. S-23
   [Allocation of Realized Losses......................................... S-24
   Final Scheduled Distribution Date...................................... S-26
   Optional Termination of the Trust...................................... S-26
   The Trustee............................................................ S-26
Description of the Mortgage Pool.......................................... S-26
   General................................................................ S-26
Additional Information.................................................... S-32
[The Servicer]............................................................ S-32
   General................................................................ S-32
   Delinquency Experience................................................. S-32
Servicing of the Mortgage Loans........................................... S-34
   [The Subservicer [if applicable]....................................... S-34
   [Insurance Coverage.................................................... S-34
   Servicing Compensation and Payment of Expenses......................... S-34
   Prepayment Interest Shortfalls......................................... S-34
   Advances............................................................... S-35
   Collection of Taxes, Assessments and
     Similar Items ....................................................... S-35
   Certain Rights Related to Foreclosure.................................. S-35
Trust Agreement........................................................... S-36
   General................................................................ S-36
   Assignment of Mortgage Loans........................................... S-36
   Voting Rights.......................................................... S-37
Yield, Prepayment and Weighted Average Life............................... S-37
   General................................................................ S-37
   [Subordination of the Class
     [     ]Certificates ................................................. S-39
   Weighted Average Life.................................................. S-40
Material Federal Income Tax Considerations................................ S-42
   General................................................................ S-42
   [Residual Certificates................................................. S-42
Legal Investment Considerations........................................... S-43
Use of Proceeds........................................................... S-43
Underwriting.............................................................. S-43
ERISA Considerations...................................................... S-44
Legal Matters............................................................. S-44
Ratings................................................................... S-44

                               Table of Contents

                                  Prospectus

Description of the Securities..............................................   2
   General.................................................................   2
   Distributions on the Securities.........................................   3
   Optional Termination....................................................   5
   Optional Purchase of Securities.........................................   6
   Other Purchases.........................................................   6
   Book-Entry Registration.................................................   7
Yield, Prepayment and Maturity Considerations..............................  12
   Payment Delays..........................................................  12
   Principal Prepayments...................................................  12
   Timing of Reduction of Principal Amount.................................  13
   Interest or Principal Weighted Securities...............................  13
   Final Scheduled Distribution Date.......................................  13
   Prepayments and Weighted Average Life...................................  14
   Other Factors Affecting Weighted Average Life...........................  15
The Trust Funds............................................................  17
   General.................................................................  17
   Ginnie Mae Certificates.................................................  19
   Fannie Mae Certificates.................................................  21
   Freddie Mac Certificates................................................  24
   Private Mortgage-Backed Securities........................................27
   The Mortgage Loans........................................................30
   The Manufactured Home Loans...............................................37
   Pre-Funding Arrangements..................................................38
   Collection Account and Distribution Account...............................38
   Other Funds or Accounts...................................................39
Loan Underwriting Procedures and Standards...................................40
   Underwriting Standards....................................................40
   Loss Experience...........................................................42
   Representations and Warranties............................................43
   Substitution of Primary Assets............................................45
Servicing of Loans...........................................................45
   General...................................................................45
   Collection Procedures; Escrow Accounts....................................46
   Deposits to and Withdrawals from the
     Collection Account .....................................................47
   Servicing Accounts........................................................49
   Buy-Down Loans, GPM Loans and Other
     Subsidized Loans .......................................................49
   Advances and Limitations Thereon..........................................51
   Maintenance of Insurance Policies and
     Other Servicing Procedures .............................................52
   Presentation of Claims; Realization Upon
     Defaulted Loans ........................................................55
   Enforcement of Due-On-Sale Clauses........................................56
   Certain Rights Related to Foreclosure.....................................57
   Servicing Compensation and Payment of
     Expenses ...............................................................57
   Evidence as to Compliance.................................................58
   Certain Matters Regarding the Master Servicer.............................59
Credit Support...............................................................60
   General...................................................................60
   Subordinate Securities; Subordination
     Reserve Fund ...........................................................61
   Cross-Support Features....................................................62
   Insurance.................................................................63
   Letter of Credit..........................................................63
   Financial Guaranty Insurance Policy.......................................64
   Reserve Funds.............................................................64
Description of Mortgage and Other Insurance..................................65
   Mortgage Insurance on the Loans...........................................65
   Hazard Insurance on the Loans.............................................75
   Bankruptcy Bond...........................................................75
   Repurchase Bond...........................................................75
The Agreements...............................................................75
   Issuance of Securities....................................................76
   Assignment of Primary Assets..............................................76
   Repurchase and Substitution of
     Non-Conforming Loans ...................................................79
   Reports to Securityholders................................................81
   Investment of Funds.......................................................82
   Event of Default; Rights Upon Event
     of Default .............................................................83
   The Trustee...............................................................86
   Duties of the Trustee.....................................................87
   Resignation of Trustee....................................................87
   Distribution Account......................................................88
   Expense Reserve Fund......................................................88
   Amendment of Agreement....................................................88
   Voting Rights.............................................................89
   REMIC or FASIT Administrator..............................................89
   Administration Agreement..................................................89
   Termination...............................................................90
Legal Aspects of Loans.......................................................91
   Mortgages.................................................................91
   Junior Mortgages; Rights of Senior Mortgages..............................92
   Cooperative Loans.........................................................94
   Foreclosure on Mortgages..................................................96
   Realizing Upon Cooperative Loan Security..................................97
   Rights of Redemption......................................................99
   Anti-Deficiency Legislation and Other
     Limitations on Lenders .................................................99
   Soldiers' and Sailors' Civil Relief Act
     of 1940 ...............................................................101
   Environmental Risks......................................................103
   Due-on-Sale Clauses in Mortgage Loans....................................103
   Enforceability of Prepayment and Late
     Payment Fees ..........................................................104
   Equitable Limitations on Remedies........................................104
   Applicability of Usury Laws..............................................105
   Adjustable Interest Rate Loans...........................................106
   Manufactured Home Loans..................................................106
Material Federal Income Tax Considerations..................................110
   General..................................................................110
   Taxable Mortgage Pools...................................................111
   REMICs...................................................................111
   FASITs...................................................................138
   Grantor Trust Funds......................................................142
Partnership Trust Funds & Debt Securities...................................151
State Tax Considerations....................................................157
ERISA Considerations........................................................158
Legal Investment Considerations.............................................164
Legal Matters...............................................................165
The Depositor...............................................................165
Use of Proceeds.............................................................166
Plan of Distribution........................................................166
Additional Information......................................................167
Incorporation of Certain Documents by Reference.............................168
Reports to Securityholders..................................................168
Index of Defined Terms......................................................I-1

                               Summary of Terms

   o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

   o While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

   o [Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of [ ________ ], unless we specify otherwise. We explain in this prospectus supplement under "Description of the Certificates - Distributions of Principal" how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.]


The Offered Certificates

     Structured Asset Securities Corporation [ ] Trust [ ] is offering the Class [ ] and Class [ ] Mortgage Pass-Through Certificates as part of series [ ]. The certificates will be issued in book-entry form.

     See "Description of the Certificates -- Book-Entry Registration" in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the certificates.

     The certificates represent ownership interests in the assets of the series [ ] trust fund, which consist primarily of [ describe assets of the trust fund].

     The certificates will have an approximate aggregate initial principal amount of $[ ]. Any difference between the total principal amount of the certificates on the date they are issued and the approximate total principal amount of the certificates on the date of this prospectus supplement will not exceed 5%.

Depositor

     Structured Asset Securities Corporation is the depositor. The depositor's principal offices are located at 200 Vesey Street, New York, New York 10285, telephone (212) 526-5594.

Seller

     Lehman Capital, A Division of Lehman Brothers Holdings Inc. will be the seller of the mortgage loans. The seller's principal offices are located at 200 Vesey Street, New York, New York 10285, telephone (212) 526-3305.

Trustee

     [          ] will be the trustee under the trust agreement creating the trust.

     See "Description of the Certificates -- The Trustee" herein.

Servicing

     [                     ] will service the mortgage loans in the trust
pursuant to a servicing agreement, among the seller, the servicer and [the master servicer]. The servicer will receive a monthly fee with respect to each mortgage loan that it services as described in "Servicer" and "Servicing of the Mortgage Loans" in this prospectus supplement.

     [The servicer [or the master servicer] is required to make advances in respect of scheduled payments on the mortgage loans, net of its servicing fee, in certain circumstances described herein. If the servicer [or the master servicer] does not make a required advance, the trustee will be obligated to do so to the extent required by the trust agreement.]

Payments on the Certificates

     Principal and interest on each class of the certificates will be payable
on the [25th]day of each month, beginning in [           ]. However, if the
[25th] day is not a business day, payments will be made on the next business day.

Interest Payments

     Interest will accrue on each class of the certificates at the annual rate described in this prospectus supplement.

     [You will receive from each pool of mortgage loans only the payments of interest that the component parts of your class of certificates that relate to that mortgage pool are entitled to receive. As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of mortgage loans if those mortgage loans do not generate enough interest in any particular month to pay interest due.]

     See "Description of the Certificates - Payments of Interest" in this prospectus supplement.

Principal Payments

     The amount of principal payable on each class of certificates will be determined by (1) funds actually received on the mortgage loans that are available to make payments on each class of certificates, (2) the amount of interest received on the mortgage loans that is used to pay principal on each class of certificates, calculated as described in this prospectus supplement,
(3) [the amount of principal received on the mortgage loans that is released to the residual certificate, calculated as described in this prospectus
supplement,] and (4) [           ].

     Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

     See "Description of the Certificates -- Payments of Principal" in this prospectus supplement.

     The last possible day on which the payment of principal on the
certificates could be made is [     ] and is referred to as the last scheduled
distribution date. The certificates could be paid in full before the last scheduled distribution date.

     Principal of each class of certificates will be payable on the 25th day of each month as described in this prospectus supplement beginning at page [[ ]]. We expect, although we cannot be certain, that the last payment of principal on any certificate will be made on or before [[ ]], 20[[ ]].

     See "Yield, Prepayment and Weighted Average Life - General" in this prospectus supplement for a discussion of the factors that could affect when the principal of each class of certificates will be paid in full.

Limited Recourse

     The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund. The trust fund will have no other source of cash and no other entity will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

     The payment structure includes [forms of credit enhancement to be described as applicable]. [The certificates will not be insured by any financial guaranty insurance policy.]

     See "Risk Factors - Potential Inadequacy of Credit Enhancement" and "Description of the Certificates - Credit Enhancement" in this prospectus supplement for a detailed description of the forms of credit enhancement available to the certificates.

     [Subordination of Payments

     Payments of interest and principal will each be made to holders of each class of offered certificates before payments are made to the holder of the [REMIC] residual certificate. In addition, certificates with an "A" in their class designation will have a payment priority as a group over other certificates. Class [ ] certificates will have a payment priority over class [ ] certificates, and class [ ] certificates will have a payment priority over class [ ] certificates.

     These payment priorities are intended to increase the likelihood that the holders of class [ ] certificates and, to a lesser extent, the holders of class [ ] certificates, will receive regular payments of interest and principal.

     See "Description of the Certificates - Credit Enhancement" in this prospectus supplement.]

     [Overcollateralization

     On the closing date, the total principal amount of the certificates is expected to exceed the total principal balance of the mortgage loans by approximately $[ ] or approximately [ ]%. This condition is referred to as "undercollateralization." In the same way, the total principal amount of the certificates' component parts that relate to each pool of mortgage loans is expected to exceed the total principal balance of the mortgage loans in each pool in approximately the same proportion.

     Any interest received on the mortgage loans in each pool in excess of the amount needed to pay interest on the certificates' component parts that relate to that pool and certain expenses and fees will be used to reduce the total principal balance of those component parts in order to eliminate the initial undercollateralization.

     If the initial undercollateralization is eliminated, and we cannot assure you that it will be, the trustee will continue to apply excess interest to reduce the total principal balance of the certificates to a level set by the rating agencies until the total principal balance of the mortgage loans exceeds the total outstanding principal amount of the certificates, and the total principal balance of the mortgage loans in each pool exceeds the total principal amount of the certificates' component parts that relate to that pool, by the amount required by the rating agencies. This condition is referred to as "overcollateralization." We cannot assure you that sufficient interest will be generated by the mortgage loans to create overcollateralization, or to maintain it after it has been created.

     See "Risk Factors - Potential Inadequacy of Credit Enhancement" and "Description of the Certificates - Overcollateralization" in this prospectus supplement.]

[Allocation of Losses

     If, after the initial undercollateralization has been eliminated, the total outstanding principal amount of any group of certificates' component parts as of the end of the immediately preceding month exceeds the total principal balance of the mortgage loans in the related pool, then the principal balance of the component that is lowest in seniority and still outstanding will be reduced (and you will receive no payments in respect of the reduction) until the total outstanding principal amount of those component parts equals the total principal balance of those mortgage loans.]

The Mortgage Loans

     On the closing date, which is expected to be on or about [ ], the assets of the trust will consist of [__ pools of] mortgage loans with a total principal balance of approximately $[ ]. The mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

     [The mortgage loans held by the trust will not be insured or guaranteed by any government agency.]

     See "Description of the Mortgage Pool" in this prospectus supplement and "The Trust Funds - The Mortgage Loans" in the prospectus for a general description of the mortgage loans.

[The Pre-Funding Arrangement

     On the closing date, approximately $[          ] will be deposited by
[          ] in a pre-funding account maintained by [           ]. It is
intended that additional mortgage loans will be sold to the trust by the
depositor from time to time, from [        ] until [        ], paid for with
the funds on deposit in the pre-funding account.

     [Description of pre-funding account and additional mortgage loans if applicable.]]

Optional Termination

     [           ] will have the option to purchase all the mortgage
loans and the other assets of the trust fund on any distribution date when the total principal balance of the mortgage loans declines to [ ]%, or less, of
their initial total principal balance. If [           ] does not exercise
that option, [           ] may purchase the mortgage loans.

     [If the mortgage loans in any pool and the other assets of the pool are purchased, the certificateholders of the related classes of certificates will be paid accrued interest (on the certificates' component parts that relate to that pool) and principal equal to the outstanding principal balance of those component parts.]

     See "Description of the Certificates - Optional Purchase of Mortgage Loans; Termination of the Trust" in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

Tax Status

     [REMIC or FASIT status to be described as applicable.]

     See "Material Federal Income Tax Considerations" in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

     [To be provided as applicable.]

     ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans. Because of the complexity of regulations that govern these plans, you should consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any certificates.

     See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

     [The certificates will [not] constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

     Other legal restrictions apply to the ability of some types of investors to purchase the certificates. Prospective investors should consider these restrictions.

     See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.

Ratings of the Certificates

     Each class of certificates will initially have the following ratings from [ ]:

         Class                      Rating
         -----                      ------

     A rating reflects the rating agency's assessment of the likelihood that timely payments will be made on the certificates. Ratings do not address the likelihood or expected rate of prepayments, or the possibility that investors in the certificates might suffer a lower than anticipated yield due to prepayments.

     See "Ratings" in this prospectus supplement.

                                 Risk Factors

     The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

Limited Obligations                The assets of the trust fund, including any
                                   form of credit enhancement, are the sole source of payments on the certificates. The certificates are not the obligations of any other entity. None of the seller, the depositor, the underwriter, the servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the rating of the certificates. If credit enhancement is not available, holders of the certificates may suffer losses on their investment.

Potential Inadequacy of
  Credit Enhancement               [The certificates are not insured by any
                                   financial guaranty insurance policy. The overcollateralization and subordination features described in the summary are intended to enhance the likelihood that certificateholders will receive regular payments of interest and principal.

                                   Overcollateralization. In order to
                                   eliminate the initial
                                   undercollateralization and create
                                   overcollateralization for each pool of
                                   mortgage loans, it will be necessary that those mortgage loans generate more interest than is needed to pay interest on the certificates and fees and expenses of the trust fund. We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is higher than the weighted average of the interest rates on the certificates. We can not assure you, however, that enough excess interest will be generated to eliminate the initial undercollateralization or to reach the overcollateralization levels required by the rating agencies for each pool. The following factors will affect the amount of excess interest that the mortgage loans will generate:

                                   o    Prepayments. Every time a mortgage
                                        loan is prepaid, total excess interest
                                        after the date of prepayment will be
                                        reduced because that mortgage loan
                                        will no longer be outstanding and
                                        generating interest. The effect on
                                        your certificates of this reduction
                                        will be influenced by the number of
                                        prepaid loans and the characteristics
                                        of the prepaid loans. Prepayment of a
                                        disproportionately high number of high
                                        interest rate mortgage loans would
                                        have a greater negative effect on
                                        future excess interest.

                                   o    Defaults. The rate of defaults on
                                        the mortgage loans may turn out to be
                                        higher than expected. Defaulted
                                        mortgage loans may be liquidated , and
                                        liquidated mortgage loans will no
                                        longer be outstanding and generating
                                        interest. Defaults on a
                                        disproportionately large number of
                                        high interest rate mortgage loans
                                        would have a greater negative effect
                                        on future excess interest.

                                   o    Level of LIBOR. If LIBOR increases,
                                        more cash will be needed to pay
                                        interest to certificateholders, so
                                        less cash will be available as excess
                                        interest.

                                   See "Description of the Certificates --
                                   Credit Enhancement --
                                   Overcollateralization" in this prospectus supplement. Subordination.

                                   Subordination in right of payment of the Class [ ] certificates to the Class [ ] certificates provides a form of credit enhancement for the Class [ ] certificates. However, if this subordination is insufficient to absorb losses in excess of any overcollateralization that is created, then holders of Class [ ] certificates will incur losses, and holders of the Class [ ] certificates may incur losses and may never receive all of their principal payments.

                                   You should consider the following:

                                   o    if you buy a Class [ ] certificate
                                        and losses in any month exceed excess
                                        interest and any overcollateralization
                                        that has been created, the principal
                                        balance of your certificate will be
                                        reduced proportionately with the
                                        balances of the other Class [ ]
                                        certificates by the amount of that
                                        excess;

                                   o    if you buy a Class [ ] certificate
                                        and losses in any month exceed excess
                                        interest and any overcollateralization
                                        that has been created plus the total
                                        balance of the Class [ ] certificates,
                                        the principal balance of your
                                        certificate will be reduced
                                        proportionately with the balances of
                                        the other Class [ ] certificates by
                                        the amount of that excess; and

                                   o    if you buy a Class [ ] certificate
                                        and losses in any month exceed excess
                                        interest and any overcollateralization
                                        that has been created plus the total
                                        balance of the Class [ ] and Class [ ]
                                        certificates, the principal balance of
                                        your certificate will be reduced
                                        proportionately with the balances of
                                        the other Class [ ] certificates by
                                        the amount of that excess.

                                   If, after overcollateralization is created in the required amount, the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the certificates and fees and expenses of the trust fund, the excess interest will be used to pay you and other certificateholders the amount of any reduction in the principal balances of the certificates by application of losses. These payments will be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, no interest will be paid to you on the amount by which your principal balance was reduced because of the application of losses.

                                   See "Description of the Certificates --
                                   Credit Enhancement -- Subordination" and
                                   "-- Application of Losses" in this
                                   prospectus supplement.]

                                   [Fannie Mae and Freddie Mac Guaranties. The assets of the trust include Fannie Mae and Freddie Mac certificates. Although payments on Fannie Mae and Freddie Mac certificates are guaranteed by those respective agencies, these agencies' guaranties are not backed by the full faith and credit of the United States. Neither the United States nor any U.S. agency is obligated to finance or otherwise assist either Fannie Mae or Freddie Mac in any manner. Therefore, if the Fannie Mae and Freddie Mac certificates do not pay as expected, you might suffer a loss on your investment in the certificates.]

Unpredictability and
Effect of Prepayments              Borrowers may prepay their mortgage loans
                                   in whole or in part at any time. A
                                   prepayment of a mortgage loan will usually result in a prepayment on the certificates.

                                   o    If you purchase your certificates at
                                        a discount and principal is repaid
                                        slower than you anticipate, then your
                                        yield may be lower than you
                                        anticipate.

                                   o    If you purchase your certificates at
                                        a premium and principal is repaid
                                        faster than you anticipate, then your
                                        yield may be lower than you
                                        anticipate.

                                   Approximately [ ]% of the mortgage loans impose a penalty for prepayments during periods that range from [one to five] years after origination, which may discourage these borrowers from prepaying their mortgage loans during the penalty period.

                                   The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans. The rate at which prepayments, defaults and losses occur on the mortgage loans will affect the average life and yield on the certificates.

                                   See "Yield, Prepayment, and Weighted
                                   Average Life" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Geographic Concentration
of Mortgage Loans                  [Approximately [[ ]]% of the mortgage loans
                                   expected to be in the trust fund on the
                                   closing date are secured by properties in California. The rate of delinquencies, defaults and losses on the mortgage loans, and therefore the rate of prepayments on the mortgage loans, may be higher than if fewer of the mortgage loans were concentrated in one state because the following conditions in California will have a disproportionate impact on the mortgage loans in general:

                                   o    weak economic conditions in
                                        California (which may or may not
                                        affect real property values) may
                                        affect the ability of borrowers to
                                        repay their mortgage loans on time;

                                   o    properties in California may be more
                                        susceptible than homes located in
                                        other parts of the country to certain
                                        types of uninsurable hazards, such as
                                        earthquakes, as well as floods,
                                        wildfires, mudslides and other natural
                                        disasters;

                                   o    declines in the California
                                        residential real estate market may
                                        reduce the values of properties
                                        located in California, which would
                                        result in an increase in the
                                        loan-to-value ratios; and

                                   o    Any increase in the market value of
                                        properties located in California would
                                        reduce the loan-to-value ratios of the
                                        mortgage loans and could, therefore,
                                        make alternative sources of financing
                                        available to the borrowers at lower
                                        interest rates, which could result in
                                        an increased rate of prepayment of the
                                        mortgage loans.

                                   Natural disasters affect regions of the
                                   United States from time to time, which may result in increased losses on mortgage loans in those regions, or in insurance payments that will be counted as prepayments of those mortgage loans. Recently, several southeastern states have been affected by hurricane and storm activity. Approximately [ ]% of the mortgage loans expected to be in the trust fund on the closing date are secured by property in [Alabama, Florida, Georgia and Mississippi], and some of those properties may have been damaged or destroyed by these storms.]

                                   For additional information regarding the geographic distribution of the mortgage loans in the trust fund, see the applicable table under "Description of the Mortgage Pool" in this prospectus supplement.

Greater Risk Involving Certain
Property Types                     Mortgage loans secured by multifamily
                                   property, manufactured homes or cooperative dwellings may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property. If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the certificates could suffer a loss on their investment.

Less Reliable Prepayment Loss
and Foreclosure For Newly
Originated Mortgage Loans          [Some of the mortgage loans in the trust
                                   are of relatively recent Information
                                   origin. As a result, reliable prepayment, loss and foreclosure statistics for these mortgage loans may not be available, and the rating agencies may have difficulty in estimating potential losses on the mortgage loans. If losses on these mortgage loans are greater than expected, investors in the certificates may experience a loss on their investment.]

Limited Ability to Resell          The certificates will not be listed on any
                                   securities exchange. The underwriter is not required to assist in resales of the certificates, although it may do so. A secondary market for the certificates may not develop. If a secondary market does develop, it might not continue, or it might not be sufficiently liquid to allow you to resell your certificates, or to resell them at the price you desire.

Insolvency of Seller Could
Cause Losses                       The seller and the depositor intend that
                                   the transfers of the mortgage loans to the depositor and, in turn, to the trust fund constitute sales rather than pledges to secure indebtedness, for insolvency purposes. In the event of the bankruptcy of a prior owner of the assets, a bankruptcy trustee or creditor of the insolvent party could attempt to recharacterize the sale of the mortgage loans as a borrowing secured by a pledge of assets. If that position is argued in or accepted by a court, investors could suffer delays in payment, or losses, on the certificates.

            [Additional risk factors to be provided as applicable.]

                        Description of the Certificates

General

     [The Series [ ] Mortgage Pass-Through Certificates (the "Certificates") will consist of the following Classes:

     o    the Class [ ] Certificates (the "Senior Certificates"),

     o    the Class [ ] Certificates (the "Subordinate Certificates"), and

     o    the Class R Certificate (the "Residual Certificate").

     The Senior Certificates and the Class [ ] Certificates are sometimes referred to herein as the "Offered Certificates". Only the Offered Certificates are offered hereby.]

     The Certificates will evidence the entire beneficial ownership interest in the Trust Fund. The Trust Fund will generally consist of:

     o    the Mortgage Loans;

     o    deposits in the Certificate Account made in respect of the Mortgage
          Loans;

     o property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; and

     o    any applicable insurance policies and all proceeds thereof.

     Each Class of Offered Certificates will be issued in the approximate initial principal amounts specified on the cover page hereof (a "Class Certificate Principal Amount"). The REMIC residual certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein. The original Class Certificate Principal Amount of the Offered Certificates may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is increased or decreased as described under "Description of the Mortgage Pool" herein.

     Distributions on the Offered Certificates will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day the next succeeding Business Day), commencing [ ] (each a "Distribution Date"), to Certificateholders of record on the immediately preceding Record Date. The "Record Date" for each Distribution Date will be the close of business on the last Business Day of the month immediately preceding the month in which the Distribution Date occurs. A "Business Day" is generally any day other than a Saturday or Sunday or a day on which banks in [New York or [ ] are closed.

     Distributions on the Offered Certificates will be made to each registered holder entitled thereto, either (1) by check mailed to each Certificateholder's address as it appears on the books of the Trustee, or (2) at the request, submitted to the Trustee in writing at least five business days prior to the related Record Date, of any holder of an Offered Certificate having an initial Certificate Principal Amount of not less than $2,500,000, by wire transfer (at the expense of the holder) in immediately available funds; provided, that the final distribution in respect of any Offered Certificate will be made only upon presentation and surrender of the Certificate at the Corporate Trust Office of the Trustee. See "-- The Trustee" herein.

Book-Entry Registration

     General

     Each Class of Offered Certificates (the "Book-Entry Certificates") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants in the United States [or, through Clearstream Banking, societe anonyme (formerly Cedelbank) (referred to as "Clearstream" herein) or the Euroclear System ("Euroclear") in Europe] and through [its/their ] participating organizations (each, a "Participant"). The Book-Entry Certificates will be issued in fully registered, certificated form in minimum denominations in principal amount of
$[    ] and integral multiples of $1 in excess thereof.

     Each Class of Book-Entry Certificates will be represented by one or more certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co ("Cede"). [Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC.] [See "Global Clearance, Settlement and Tax Documentation Procedures" attached as Annex I hereto.]

     No person acquiring an interest in a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a certificate representing its interest (a "Definitive Certificate"), except as set forth below under "Definitive Certificates" and in the prospectus under "Description of the Securities -- Book-Entry Registration."

     Unless and until Definitive Certificates are issued for the Book-Entry
Certificates:

     o the only "Certificateholder" of the Certificates will be Cede & Co., as nominee of DTC, and Beneficial owners will not be Certificateholders as that term is used in the Trust Agreement;

     o Beneficial owners of the Certificates offered hereby will receive all distributions of principal of, and interest on, the Certificates from the Trustee through DTC [, Clearstream or Euroclear, as applicable,] and [its/their] Participants.

     o While the Certificates are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream and Euroclear] and [its/their] operations, DTC [Clearstream and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

     The Residual Certificate will be issued as a single Certificate and maintained in fully registered certificated form.

     Neither the Depositor nor the Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee including, without limitation, actions with respect to any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede, as nominee for DTC, or with respect to maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Definitive Certificates

     Definitive Certificates will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Certificates -- Book-Entry Registration."

     Upon the occurrence of an event described in the Prospectus under "Description of the Securities-- Book-Entry Registration," the Trustee (through DTC) is required to notify Participants who have ownership of Book-Entry Certificates as indicated on the records of DTC of the availability of Definitive Certificates for their Book-Entry Certificates. Upon surrender by DTC of the Definitive Certificates representing the Book-Entry Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will re-issue the Book-Entry Certificates as Definitive Certificates in the respective principal amounts owned by individual Beneficial Owners, and thereafter the Trustee will recognize the holders of the Definitive Certificates as Certificateholders under the Trust Agreement.

     For additional information regarding DTC and the Book-Entry Certificates, see "Description of the Securities -- Book-Entry Registration" in the Prospectus.

Priority of Distributions

     Distributions will be made on each Distribution Date from the Available Distribution Amount (as defined herein) in the following order of priority:

                        [To be provided as applicable]

Distributions of Interest

     Interest on each Class of Certificates will accrue during each Interest Accrual Period (as defined herein) at the interest rate specified on the front cover hereof (the "Certificate Interest Rate") and will be payable to
Certificateholders on each Distribution Date, starting in [           ]. [If
the REMIC residual certificateholder does not exercise its option to purchase the Mortgage Loans and the other assets of the Trust Fund when it is first entitled to do so, as described under "--Optional Purchase of Mortgage Loans; Termination of the Trust" herein, then with respect to each succeeding Distribution Date the Certificate Interest Rate will be increased [to be provided as applicable.]] See "-- Optional Purchase of Mortgage Loans; Termination of the Trust" herein. Interest on the Class [ ] Certificates will be calculated on the basis of a 360-day year of twelve 30-day months. Interest on the Class [ ] Certificates will be calculated on the basis of the actual number of days and a year of 360 days.

     Interest will be distributed, except to the extent described below, from the Available Distribution Amount on each Distribution Date. Accrued Certificate Interest not distributed on the Distribution Date related to the Interest Accrual Period in which it accrued, other than any Net Prepayment Interest Shortfalls, will be an "Interest Shortfall." Interest will not accrue on Interest Shortfalls.

     o The "Certificate Interest Rate" for each Class of Offered Certificates will be the per annum rate described on the cover page hereof.

     o The "Net Mortgage Rate" for any Mortgage Loan at any time equals the Mortgage Rate thereof minus the sum of the [Servicing Fee Rate and the Trustee Fee Rate] (each as defined herein).

     o The "Certificate Principal Amount" of any Certificate as of any Distribution Date will equal the Certificate Principal Amount as of the Closing Date as reduced by all amounts previously distributed on the Certificate in respect of principal and the principal portion of any Realized Losses previously allocated to the Certificate.

     o The "Interest Accrual Period" for (1) the Class [ ] Certificates will be the calendar month immediately preceding the month in which the related Distribution Date occurs and (2) the Class [ ] Certificates will be the period from the preceding Distribution Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to the current Distribution Date.

     Prepayment Interest Shortfalls

     When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only to the date of the prepayment, instead of for a full month. Partial Principal Prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received during any Prepayment Period (as defined herein) will be distributed to Certificateholders on the Distribution Date following the Prepayment Period. To the extent that, as a result of a full or partial prepayment, a mortgagor is not required to pay a full month's interest on the amount prepaid, a shortfall in the amount available to make payment of interest on the Certificates could result. The difference between one month's interest at the Mortgage Rate (giving effect to any Relief Act Reduction), as reduced by the Servicing Fee Rate, on a Mortgage Loan as to which a voluntary prepayment has been made and the amount of interest actually received in connection with the prepayment is a "Prepayment Interest Shortfall." With respect to prepayments in full or in part, the Servicer is obligated to reduce the aggregate of its Servicing Fees (as defined herein) for the related Distribution Date to fund any Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans -- Prepayment Interest Shortfalls." Any Prepayment Interest Shortfalls not funded by the Servicer ("Net Prepayment Interest Shortfalls") will be allocated among all Classes of Certificates, pro rata in proportion to Accrued Certificate Interest thereon for the related Distribution Date.

Distributions of Principal

     Distributions of principal on each Class of the Offered Certificates will be made on each Distribution Date as described herein in an aggregate amount equal to the Principal Distribution Amount, to the extent of the Available Distribution Amount available to make payments in accordance with the priorities set forth under "-- Priority of Distributions" above. The "Principal Distribution Amount" for any Distribution Date will, equal [To be provided as applicable]

     The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination is generally equal to the principal balance thereof as of the Cut-off Date, reduced by (1) the principal portion of all Scheduled Payments due on or before the date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period preceding the date of determination.

     The "Class Percentage" for each Class of Certificates for each Distribution Date will be equal to the percentage obtained by dividing the Class Certificate Principal Amount of the Class immediately prior to the Distribution Date by the aggregate Certificate Principal Amount of all Certificates immediately prior to that date. The "Subordinate Class Percentage" for each Class of Subordinated Certificates for each Distribution Date will be equal to the percentage obtained by dividing the Class Certificate Principal Amount of the Class immediately prior to that Distribution Date by the aggregate Certificate Principal Amount of all Subordinate Certificates immediately prior to that date.

     The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Amount of the Senior Certificates immediately prior to the Distribution Date and the denominator of which is the aggregate Certificate Principal Amount of all Classes of Certificates immediately prior to that date. The "Subordinate Percentage" for any Distribution Date will be the difference between 100% and the Senior Percentage for that date.

     [The "Senior Prepayment Percentage" for any Distribution Date will be [To be provided as applicable]]

     [The Subordinate Prepayment Percentage for any Distribution Date will be the difference between 100% and the Senior Prepayment Percentage for that date.]

     [The "Subordinate Principal Distribution Amount" for each Distribution Date is equal to the sum of:

                        [To be provided as applicable]

Available Distribution Amount

     The "Due Period" related to each Distribution Date begins on the second day of the month preceding the month in which the Distribution Date occurs and ends on the first day of the month in which that Distribution Date occurs. For each Distribution Date, the "Collection Period" ends on the Business Day immediately preceding the related Remittance Date. The "Prepayment Period" is the calendar month preceding the month in which the related Distribution Date occurs. The "Remittance Date" is the [ ] day (or if the [ ] day is not a Business Day, the next preceding Business Day) of the month in which the related Distribution Date occurs.

     The "Available Distribution Amount" on each Distribution Date, as more fully described in the Trust Agreement, will generally equal the sum of the following amounts:

     (1) the total amount of all cash received by the Servicer with respect to the related Collection Period (or the related Prepayment Period, in the case of Principal Prepayments) and remitted to the Trustee on the related Remittance Date, which includes:

          (a) Scheduled Payments due on the Mortgage Loans during the related Due Period and collected prior to the related Remittance Date or advanced by the Servicer (or the Trustee);

          (b) payments allocable to principal on the Mortgage Loans (other than Liquidation Proceeds and Insurance Proceeds) to the extent received in advance of their scheduled due dates and applied to reduce the principal balance of the Mortgage Loans ("Principal Prepayments"), together with accrued interest thereon, if any, identified as having been received on the Mortgage Loans during the Prepayment Period, plus any amounts paid by the Servicer in respect of Prepayment Interest Shortfalls, in each case for that Distribution Date;

          (c) the proceeds of any repurchase of a Mortgage Loan required to be repurchased by the Servicer, the Seller or any other party as a result of a breach of a representation or warranty; and

          (d) Insurance Proceeds and Liquidation Proceeds, minus:

               o all Scheduled Payments of principal and interest collected but due on a date subsequent to the related Due Period;

               o all Principal Prepayments received or identified after the related Prepayment Period (together with any interest payments, if any, received with the prepayments to the extent that they represent (in accordance with the Servicer's usual application of funds) the payment of interest accrued on the related Mortgage Loans for the period subsequent to the related Prepayment Period);

               o Liquidation Proceeds and Insurance Proceeds received after the related Prepayment Period with respect to the Mortgage Loans; and

               o all amounts due or reimbursable to the Trustee pursuant to the Trust Agreement and to the Servicer pursuant to the Sale and Servicing Agreement; and

     (2) any other payments made by the Servicer, the Seller or the Depositor with respect to that Distribution Date.

     "Insurance Proceeds" means all proceeds of applicable insurance policies, to the extent those proceeds are not applied to the restoration of the Mortgaged Property or released to the Mortgagor.

     "Liquidation Proceeds" means all amounts net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed Advances, if any, received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure.

Credit Enhancement

     Credit enhancement for each Class of Certificates will take the form of [described as applicable]:

     o    [an irrevocable letter of credit]

     o [the subordination of the Subordinate Certificates to the Senior Certificates]

     o    [reserve funds]

     o [a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

     o    [a surety bond or certificate guarantee insurance policy]

     o    [the use of cross-support features]

[The Residual Certificate

     In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Distribution Amount remaining on any Distribution Date after distributions of principal and interest are made on the regular interests and on the Residual Certificate on that date and (2) the proceeds, if any, of the assets of the Trust Fund remaining after the principal amounts of the regular interests and of the Residual Certificate have been reduced to zero. It is generally not anticipated that any material assets will be remaining for distributions at that time. See "Material Federal Income Tax Considerations" herein and in the accompanying Prospectus.]

[Allocation of Realized Losses

     On each Distribution Date, subject to the limitations set forth below with respect to Special Hazard Losses, Fraud Losses and Bankruptcy Losses, the principal portion of any Realized Losses on the Mortgage Loans will be allocated to and reduce the Class Certificate Principal Amounts of, first, the Class [ _________ ] Certificates, in that order, until the Class Certificate Principal Amount of each Class of Certificates has been reduced to zero, before being allocated to the Senior Certificates, pro rata in proportion to, and in reduction of, their respective outstanding Class Certificate Principal Amounts.

     The Class Certificate Principal Amount of the lowest ranking Class of Subordinate Certificates then outstanding will also be reduced by the amount, if any, by which the aggregate Certificate Principal Amount of all the Certificates on any Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the aggregate Scheduled Principal Balance of the Mortgage Loans for the related Distribution Date.

     In general, a "Realized Loss" means (1) with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds received in respect of the Mortgage Loan (net of related expenses), or (2) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related Mortgaged Property (a "Deficient Valuation").

     o "Bankruptcy Losses" are losses that are incurred as a result of Deficient Valuations and any reduction, in a bankruptcy proceeding, of the amount of the Scheduled Payment on a Mortgage Loan other than as a result of a Deficient Valuation (a "Debt Service Reduction"). The principal portion of Debt Service Reductions will not be allocated in reduction of the Class Certificate Principal Balances of any Classes of Certificates.

     o "Special Hazard Losses" are, in general terms, Realized Losses arising out of certain direct physical loss or damage to Mortgaged Properties that are not covered by a standard hazard insurance policy, but excluding, among other things, faulty design or workmanship and normal wear and tear.

     o "Fraud Losses" are losses sustained on Liquidated Mortgage Loans by reason of a default arising from fraud, dishonesty or misrepresentations. In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to the Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

     A "Liquidated Mortgage Loan" generally is a defaulted Mortgage Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of the Mortgage Loan have been received by the Servicer on behalf of the Trust.

     [The principal portion of Special Hazard Losses, Bankruptcy Losses (other than Debt Service Reductions), and Fraud Losses that exceed the "Special Hazard Loss Limit," "Bankruptcy Loss Limit," and "Fraud Loss Limit," respectively ("Excess Losses"), will be allocated pro rata among all Classes of Certificates in proportion to, and in reduction of, their respective outstanding Class Certificate Principal Amounts. The "Special Hazard Loss Limit" will initially be approximately $[ ], the "Bankruptcy Loss Limit" will initially be approximately $[ ], and the "Fraud Loss Limit" will initially be approximately $[ ].]

     [The Special Hazard Loss Limit will be reduced, from time to time, to an amount equal on any Distribution Date to the lesser of:

     (1) the greatest of:

          o [ ]% of the aggregate of the Scheduled Principal Balances of the Mortgage Loans,

          o [ ] the Scheduled Principal Balance of the Mortgage Loan having the highest Scheduled Principal Balance, and

          o the aggregate Scheduled Principal Balance of the Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate Scheduled Principal Balance of that zip code area, and

     (2) the Special Hazard Loss Limit as of the Closing Date less the amount, if any, of Special Hazard Losses incurred since the Closing Date.]

     [The Bankruptcy Loss Limit will be reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates. The date on which the Bankruptcy Loss Limit has been reduced to zero is the "Bankruptcy Coverage Termination Date."]

     [The Fraud Loss Limit will be reduced, from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Limit will be reduced as follows: (a) on the first and second anniversaries of the Cut-off Date, to an amount equal to the excess of [ ]% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date (the "Cut-off Date Balance") over the cumulative amount of Fraud Losses allocated to the Certificates, (b) on the third and fourth anniversaries of the Cut-off Date, to an amount equal to the excess of [ ]% of the Cut-off Date Balance over the cumulative amount of Fraud Losses allocated to the Certificates and (c) on the fifth anniversary of the Cut-off Date, to zero.]

     In the event that any amount is recovered in respect of principal of a Liquidated Mortgage Loan after any related Realized Loss has been allocated as described herein, that amount will be distributed to the Certificates still outstanding, pro rata on the basis of any Realized Losses previously allocated thereto. It is generally not anticipated that those amounts will be recovered.]

Final Scheduled Distribution Date

     Scheduled distributions on the Mortgage Loans included in the Trust Fund, assuming no defaults or losses that are not covered by the credit support described elsewhere herein, will be sufficient to make timely distributions of interest on the Offered Certificates and to reduce the aggregate Certificate Principal Amount of the Offered Certificates to zero not later than [ ________ ]. The actual final Distribution Date for the Offered Certificates may be earlier or later, and could be substantially earlier, than their Final Scheduled Distribution Date.

     The Final Scheduled Distribution Date for the Offered Certificates has been determined by adding one month to the month of scheduled maturity of the latest maturing Mortgage Loan.

Optional Termination of the Trust

     On any Distribution Date after the date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than [ ]% of the Cut-off Date
Balance, the [           ] (subject to the terms of the Trust Agreement)
will have the option to cause the sale of the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund and thereby effect the termination of the Trust Fund and the retirement of the Certificates. The purchase price of the Mortgage Loans must be equal to the sum of (1) 100% of the aggregate outstanding principal balance of the Mortgage Loans, plus accrued interest thereon at the applicable Mortgage Rate and (2) the fair market value of all other property remaining in the Trust Fund. The liquidation will be treated as a prepayment in full of the Mortgage Loans for purposes of distributions to Certificateholders. Upon payment in full to Certificateholders of these amounts, the Trust Fund will be terminated.

The Trustee

     [          ], will be the Trustee under the Trust Agreement. The Trustee will be paid a monthly fee equal to [ ]% per annum (the "Trustee Fee Rate") of the aggregate principal balance of the Mortgage Loans (the "Trustee Fee"), and will also be entitled to retain, as additional compensation, any interest or other income earned on funds deposited in the Certificate Account pending distribution to Certificateholders. The Trustee's "Corporate Trust Office" for purposes of the presentment and surrender of the Offered Certificates for the
final distribution thereon and for all other purposes is located at [     ],
[           ], Attention: [       ]), or any other address as the Trustee may
designate from time to time by notice to the Certificateholders, the Depositor and the Servicer.


                       Description of the Mortgage Pool

General

     The Mortgage Pool will consist of approximately [ ] conventional, adjustable rate, monthly payment Mortgage Loans with original terms to maturity of not more than [ ] years. The Mortgage Loans had an aggregate Scheduled Principal Balance as of the Cut-off Date of approximately $[ ]. The Mortgage Loans were originated or acquired by [Originator] generally in accordance with the underwriting criteria then in effect as described herein. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months. Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, that percentage is determined (unless otherwise specified) on the basis of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

     Each Mortgage Loan bears interest at a Mortgage Rate that is [To be provided as applicable]

     The weighted average Loan-to-Value Ratio of the Mortgage Loans at origination was approximately [ ]%, and no Mortgage Loan had a Loan-to-Value Ratio at origination exceeding [ ]%. None of the Mortgaged Loans are covered by primary mortgage insurance. The "Loan-to-Value Ratio" of a Mortgage Loan at any time is the ratio of the principal balance of the Mortgage Loan at the date of determination to (1) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (2) in the case of a refinance or modification, the appraised value of the Mortgaged Property at the time of any refinance or modification.

     The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust Fund prior to the issuance of the Offered Certificates.

         Number of Mortgage Loans....................    [     ]
         Aggregate Scheduled Principal
           Balance...................................   $[     ]
         Mortgage Rates:
           Weighted Average..........................    [     ]%
           Range.....................................    [     ]% to [     ]%
         Weighted  Average  Remaining  Term
          to Maturity (in months)....................    [     ]

     The Scheduled Principal Balances of the Mortgage Loans ranged from $[ ] to $[ ]. The Mortgage Loans had an average Scheduled Principal Balance of approximately $[ ].

     No more than approximately [ ]% of the Mortgage Loans were secured by Mortgaged Properties located in any one zip code area.

     [None of the Mortgage Loans are subject to negative amortization.]

     The following tables set forth, as of the Cut-off Date, the number, aggregate Scheduled Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range.

     (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)

                         Original Loan-to-Value Ratios

                                                                                  Percentage of
                                                                   Aggregate     Mortgage Loans
                                                                   Scheduled      by Aggregate
         Range of Original Loan-to-             Number of          Principal        Scheduled
              Value Ratios* (%)              Mortgage Loans         Balance     Principal Balance
         --------------------------         ---------------     ------------    -----------------
                                                                $                         %






                   Total...........                             $                     100.00%
                                                  ====          =============         ======

     The weighted average original Loan-to-Value Ratio is approximately [  ]%.



                                Mortgage Rates

                                                                                  Percentage of
                                                                   Aggregate     Mortgage Loans
                                                                   Scheduled      by Aggregate
                   Range of                     Number of          Principal        Scheduled
              Mortgage Rates (%)             Mortgage Loans         Balance     Principal Balance
         ----------------------------       ---------------     ------------    -----------------
                                                                $                       %






                   Total.............                           $                     100.00%
                                                  ====          =============         ======

         The weighted average Mortgage Rate is approximately [    ]%.


                          Original Terms to Maturity

                                                                                  Percentage of
                                                                   Aggregate     Mortgage Loans
                                                                   Scheduled      by Aggregate
                                                Number of          Principal        Scheduled
         Range of Maturities (months)        Mortgage Loans         Balance     Principal Balance
         ---------------------------------- ---------------     ------------    -----------------
                                                                $


                   Total.............                           $                     100.00%
                                                  ====          =============         ======

         The weighted average original term to maturity is approximately [ ] months.



                          Remaining Terms to Maturity

                                                                                  Percentage of
                                                                   Aggregate     Mortgage Loans
                                                                   Scheduled      by Aggregate
                                                Number of          Principal        Scheduled
         Range of Maturities (months)        Mortgage Loans         Balance     Principal Balance
         -----------------------------      ---------------     ------------    -----------------
                                                                $                       %


                   Total.............                           $                     100.00%
                                                  ====          =============         ======

                   The weighted average remaining term to maturity is approximately [ ] months.



                            Geographic Distribution

                                                                                   Percentage of
                                                                   Aggregate      Mortgage Loans
                                                                   Scheduled       by Aggregate
                                                Number of          Principal         Scheduled
              State                          Mortgage Loans         Balance      Principal Balance
         -------------                      ---------------     ------------     -----------------
         .............                                          $                        %
         .............
         .............
         .............
         .............
         .............
         .............
         .............
         .............
         .............
         .............
                   Total                                        $                      100.00%
                                                  ====          =============          ======



                         Scheduled Principal Balances

                                                                                 Percentage of
                                                                 Aggregate       Mortgage Loans
                                                                 Scheduled       by Aggregate
              Range of                       Number of           Principal        Scheduled
   Scheduled Principal Balances ($)         Mortgage Loans        Balance       Principal Balance
   --------------------------------        ---------------     ------------     -----------------
                                                                $                       %






                   Total................                        $                     100.00%
                                                  ====          =============         ======

          The average Scheduled Principal Balance is approximately $[ ].



                                Property Types

                                                                                  Percentage of
                                                                   Aggregate     Mortgage Loans
                                                                   Scheduled      by Aggregate
                                                Number of          Principal        Scheduled
               Property Type                 Mortgage Loans         Balance     Principal Balance
         ------------------------           ---------------     ------------    -----------------
                                                                $                       %




                   Total.........                               $                     100.00%
                                                  ====          =============         ======



                                 Loan Purposes

                                                                                  Percentage of
                                                                   Aggregate     Mortgage Loans
                                                                   Scheduled      by Aggregate
                                                Number of          Principal        Scheduled
           Loan Purposes                      Mortgage Loans        Balance     Principal Balance
         ------------------                   --------------    ------------    -----------------
                                                                $                       %


                   Total                                        $                     100.00%
                                                                =============         ======



                               Occupancy Status

                                                                                  Percentage of
                                                                   Aggregate     Mortgage Loans
                                                                   Scheduled      by Aggregate
                                                Number of          Principal        Scheduled
          Occupancy Status                   Mortgage Loans         Balance     Principal Balance
          ----------------                   --------------      ------------   -----------------
                                                                $                       %


                   Total........                                $                     100.00%
                                                  ====          =============         ======



     [The Index [if applicable]

     The Index used in the determination of the Mortgage Rates of the Mortgage
Loans will be [      ], as published by [      ](the "Index").

                            Additional Information

     The description in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties is based upon the pool of Mortgage Loans as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be available to purchasers of the Offered Certificates and will be filed, together with the Trust Agreement and the Sale and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the pool of Mortgage Loans as set forth under "Description of The Mortgage Pool," the removal or addition will be noted in the Current Report on Form 8-K.

                                [The Servicer]

General

     The information in this section has been provided by [Servicer]. Neither the Depositor nor the Underwriter makes any representations or warranties as to the accuracy or completeness of this information.

Delinquency Experience

     Generally, when a mortgagor fails to make a required payment on a mortgage loan and does not cure the deficiency promptly, the loan is classified as delinquent. In many cases, delinquencies are cured promptly, but if not, foreclosure proceedings are generally commenced. The procedural steps necessary for foreclosure vary from state to state, but generally, if the loan is not reinstated within certain periods specified by the relevant mortgage loan documents, the property securing the loan can be acquired by the lender. If a mortgagee takes title to the mortgaged property through foreclosure but the mortgaged property had a value lower than the outstanding amount of the debt, the law in certain states permits the mortgagee to obtain a deficiency judgment in the amount of the difference. The laws of certain other states restrict or prohibit deficiency judgments. It is anticipated that, in those states where deficiency judgments are permitted, the Servicer will determine on a case-by-case basis whether to seek a deficiency judgment.

     Loan Servicing Activities

     As of [ ], [Servicer]'s total loan portfolio contained loans with an aggregate outstanding principal balance of approximately $[ ] billion. The loans contained in [the Servicer]'s servicing portfolio include fixed and adjustable rate loans, first and second lien loans and one- to four family loans, and therefore may differ significantly from the Mortgage Loans. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

     The following table sets forth certain information regarding the delinquency experience of [Originator] with respect to all mortgage loans serviced by it. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                          Mortgage Loan Portfolio(1)
                         (Dollar amounts in thousands)

                                                      [Date]                                  [Date]
                                       -----------------------------------     ----------------------------------
                                         Number       Dollar                     Number        Dollar
                                        of Loans      Amount       Percent      of Loans       Amount     Percent
                                        --------      ------       -------      --------       ------     -------

      Portfolio Principal
        Balance....................                   $             100.00%                     $          100.00%
      Delinquent Loans
        30-59 days delinquent......
        60-89 days delinquent......
        90+ days delinquent........
        Non-accrual Loans(2).......
      Total........................
      Net Charge-offs..............
      REO..........................

      ---------
           (1) Percentages in the table are rounded to the nearest 0.01%;
      dollar amounts are rounded to the nearest dollar.

           (2) In general, a "Non-accrual Loan" is a Mortgage Loan as to which
      (1) payments are delinquent for a specified period (based on the principal balance of the loan) or (2) [the Servicer] determines that collection is in doubt.



     The above delinquency statistics represent the recent experience of [the Servicer]. There can be no assurance, however, that the delinquency experience on the Mortgage Loans will be comparable. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend on, among other things, the value of the real estate and cooperative shares securing the Mortgage Loans and the ability of the mortgagors to make required payments. If [the Servicer] undertakes litigation or retains outside attorneys or investigators the cost thereof will be borne by the Trust Fund or the Certificateholders. [the Servicer] will not be required to advance funds for the conduct of litigation or the hiring of outside attorneys or investigators, if it reasonably believes that its advances will not be promptly reimbursed.

     The likelihood that mortgagors will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self- employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and a mortgagor's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.

                        Servicing of the Mortgage Loans

     The Mortgage Loans will be serviced by [Servicer], as Servicer (the "Servicer"), generally in accordance with the procedures as described in the Prospectus under the heading "Servicing of Loans," pursuant to an agreement (the "Sale and Servicing Agreement") between the Seller and [Servicer]. The Seller's rights under the Sale and Servicing Agreement will be assigned to the Trustee. References in the Prospectus to the "Master Servicer" generally include the Servicer, and references in the Prospectus to the "Servicer" generally include the Subservicer. Although the Servicer will employ the Subservicer to directly service the Mortgage Loans, the Servicer will remain liable for its servicing obligations under the Sale and Servicing Agreement as if the Servicer were directly servicing the Mortgage Loan.

[The Subservicer [if applicable]

     The Mortgage Loans will be subserviced by a designated servicing staff of the [ ] . The Subservicer is [ ]. The Subservicer originates, purchases and services residential and commercial mortgage loans through approximately [ ] offices throughout the United States.]

[Insurance Coverage

     The Servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of the Servicer's officers and employees.]

Servicing Compensation and Payment of Expenses

     The Servicer will be paid a monthly fee with respect to each Mortgage Loan equal to [ ]% per annum (the "Servicing Fee Rate") of the principal balance of the Mortgage Loan (the "Servicing Fee"). The Servicing Fee is subject to reduction with respect to any Distribution Date as described below under "-- Prepayment Interest Shortfalls."

     The Servicer will be entitled to receive, as additional compensation, any interest or other income earned on funds it has deposited in a custodial account pending remittance to the Trustee, as well as certain customary fees and charges paid by borrowers. The Servicer will also be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders. See "Servicing of Loans -- Servicing Compensation and Payment of Expenses" in the Prospectus.

Prepayment Interest Shortfalls

     When a borrower prepays a Mortgage Loan in full between Due Dates, the mortgagor pays interest on the amount prepaid only from the last scheduled Due Date to the date of prepayment. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Any Prepayment Interest Shortfall is required to be paid by the Servicer, to the extent that this amount does not exceed the aggregate of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Distribution Date, through a reduction in the amount of the Servicing Fees. See "Description of the Certificates -- Distribution of Interest" herein.

Advances

     The Servicer will be obligated to make Advances with respect to delinquent payments of principal of and interest on the Mortgage Loans, adjusted to the related Net Mortgage Rate, to the extent that the Advances, in its judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Trustee will be obligated to make any Advances if the Servicer fails to do so, to the extent provided in the Trust Agreement. The Servicer or the Trustee, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related Liquidation Proceeds and Insurance Proceeds or, if these amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

     The purpose of making Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. No party will be required to make any Advance with respect to a reduction in the amount of the monthly payment on a Mortgage Loan due to a reduction made by a bankruptcy court in the amount of a Scheduled Payment owed by a mortgagor or a Relief Act Reduction.

Collection of Taxes, Assessments and Similar Items

     The Servicer generally does not require that escrow accounts be maintained for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans. The Servicer will make advances with respect to delinquencies in required escrow payments by the related mortgagors.

Certain Rights Related to Foreclosure

     [Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the Class [ ] Certificates and, when the Certificates are no longer outstanding, to the holders of the Class [ ] Certificates. These rights would include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the Trust Fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan and the appraised value of the related Mortgaged Property, plus three months' accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property.]


                                Trust Agreement

General

     The Certificates will be issued pursuant to a Trust Agreement (the "Trust Agreement") dated as of [ ] 1, [ ] between the Depositor and the Trustee. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Trust Agreement and the Offered Certificates. Offered Certificates in certificated form will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as Certificate Registrar and Paying Agent. The Depositor will provide to a prospective or actual Certificateholder, without charge, on written request, a copy (without exhibits) of the Trust Agreement. Requests should be addressed to Contract Finance, Lehman Brothers, 3 World Financial Center, New York, New York 10285.

Assignment of Mortgage Loans

     The Mortgage Loans will be assigned to the Trustee, together with all principal and interest due on the Mortgage Loans after the Cut-off Date. The Trustee will, concurrently with the assignment, authenticate and deliver the Certificates. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Trust Agreement which will specify with respect to each Mortgage Loan, among other things, the original principal amount and the outstanding principal amount as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, and the maturity date.

     As to each Mortgage Loan, the following documents are generally required to be delivered to the Trustee (or its custodian) in accordance with the Trust
Agreement:

     o the related original Mortgage Note endorsed without recourse to the Trustee or in blank,

     o the original Mortgage with evidence of recording indicated thereon, (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of the Mortgage sent for recording) or, in the case of a Cooperative Loan, the original security agreement and related documents,

     o an original assignment of the Mortgage to the Trustee or in blank in recordable form or, in the case of a Cooperative Loan, an original assignment of security agreement and related documents,

     o the policies of title insurance issued with respect to each Mortgage Loan (other than a Cooperative Loan), and

     o the originals of any assumption, modification, extension or guaranty agreements.

     Where necessary to protect the interest of the Trustee in the Mortgage Loans, the assignments to the Trustee in connection with the Mortgage Loans are required to be submitted for recording promptly after the Closing Date. A custodian acting on behalf of the Seller will have reviewed each mortgage file prior to the Closing Date and, if any document is found to be defective in any material respect and [Originator] does not cure the defect within 90 days of notice thereof, [Originator] will obligated to purchase the related Mortgage Loan from the Trust Fund (or, in certain circumstances, substitute another mortgage loan).

     Pursuant to the terms of the Sale and Servicing Agreement, [Originator] has made, as of the date of the agreement (the "Sale Date"), to the Seller certain representations and warranties concerning the Mortgage Loans that include representations and warranties similar to those summarized in the Prospectus under the heading "Loan Underwriting Procedures and Standards -- Representations and Warranties." The Seller's rights under the Sale and Servicing Agreement will be assigned to the Trustee for the benefit of Certificateholders. Within 90 days following its discovery of a breach of any representation or warranty that materially or adversely affects the interests of Certificateholders in a Mortgage Loan, or receipt of notice of the breach, [Originator] will be obligated to purchase the affected Mortgage Loan from the Trust Fund for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, substitute another mortgage loan).

     The Seller will make to the Depositor (and the Depositor will assign its rights thereunder to the Trustee for the benefit of Certificateholders) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the Sale Date and the Closing Date. In the event of a breach of any representation or warranty that does not constitute a breach of any representation or warranty made by [Originator] as described above, the Seller will be obligated in the same manner as [Originator], as described above.

     To the extent that any Mortgage Loan is not repurchased by [Originator] or the Seller and a Realized Loss occurs on the Mortgage Loan, holders of Offered Certificates, in particular the Subordinate Certificates, may incur a loss.

Voting Rights

     Voting rights under the Trust Agreement will be allocated among the Certificates in proportion to their respective Certificate Principal Amounts.


                  Yield, Prepayment and Weighted Average Life

General

     The yields to maturity on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure), the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the purchase price for the Certificates and other factors.

     Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to a higher rate of prepayment than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include changes in borrowers' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans may generally be prepaid at any time without penalty and generally have due-on-sale clauses.

     The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The weighted average remaining term to maturity of the Mortgage Loans is approximately [ ] months; seasoning may influence the performance of the Mortgage Loans. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "Yield, Prepayment and Maturity Considerations"), no assurance can be given as to the actual rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

     Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions to holders of the Offered Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

     As described herein, approximately [ ]% of the Mortgage Loans do not provide for monthly payments of principal for the first ten years following origination. Instead, only monthly payments of interest are due during that period. Other considerations aside, because of these characteristics, borrowers may be disinclined to prepay the loans during the ten year period. In addition, because no principal is due on the loans for their initial ten year period, the Certificates will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the loans are recalculated on the basis of a twenty year, level payment amortization schedule as described herein, principal payments on the Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the underlying loans were calculated on the basis of a thirty year amortization schedule. The Mortgage Loans were generally originated (or modified) with Mortgage Rates for their first three years below the rate that would have resulted if based on the Index and related Gross Margin. The Mortgage Loans may experience lower rates of prepayment during the period that the loans bear interest at the lower Mortgage Rates. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

     The Certificate Interest Rate for the Offered Certificates at any time will be capped at a rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans. To the extent that Mortgage Loans bearing relatively high Mortgage Rates experience a more rapid rate of prepayment than Mortgage Loans with relatively low rates, the Certificate Interest Rate for the Offered Certificates will be reduced, and this reduction could be substantial.

     If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated.

     The yields on the Offered Certificates will be reduced to the extent that Net Prepayment Interest Shortfalls are experienced on the Mortgage Loans.

     The effective yields to holders of the Offered Certificates will be lower than the yields otherwise produced by the Certificate Interest Rate and the related purchase price because monthly distributions will not be made to the holders until the [ ] day (or the immediately following Business Day if the [ ] day is not a Business Day) of the month following the month in which interest accrues on the Certificate (without any additional distribution of interest or earnings thereon in respect of any delay.

[Subordination of the Class [     ]Certificates

     On each Distribution Date, the holders of any higher ranking Class of Certificates will have a preferential right to receive amounts of interest and principal due to them on that Distribution Date before any distributions are made on any Class of Certificates subordinate to that Class. As a result, the yields to maturity and the aggregate amount of distributions on the Class [ ] Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

     As more fully described herein, the principal portion of Realized Losses (other than Excess Losses) on the Mortgage Loans will be allocated first to the lower ranking Classes of Subordinate Certificates, then to the Class [ ] Certificates, then to the Class [ ] Certificates, and then to the Class [ ] Certificates, in that order, until the Class Certificate Principal Amount of each Class has been reduced to zero, before any Realized Losses will be allocated to the Senior Certificates. The interest portion of Realized Losses (other than Excess Losses) will reduce the amount available for distribution on the related Distribution Date to the lowest ranking Class or Classes of Certificates outstanding on that date.]

Weighted Average Life

     Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

     Prepayments on mortgage loans are commonly measured relative to a
[        ] prepayment standard or model. The model used in this Prospectus
Supplement for the Mortgage Loans ("[         ]") represents [         ].
[         ] does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

     The following tables were prepared based on the actual characteristics of the Mortgage Loans expected to be included in the Trust Fund and the following additional assumptions (the "Modeling Assumptions"):

     (1) the initial Class Certificate Principal Amounts and the Certificate Interest Rates are as indicated on the cover of this Prospectus Supplement;

     (2) each Scheduled Payment of principal and/or interest is timely received every month on the first day of each month commencing in
          [         ];

     (3)  principal prepayments are received in full on the last day of each
          month commencing in [   ] and there are no Net Prepayment Interest
          Shortfalls;

     (4)  there are no defaults or delinquencies on the Mortgage Loans;

     (5)  there are no repurchases or substitutions of the Mortgage Loans; (

     (6)  there is no optional termination of the Trust Fund, and

     (7)  the Certificates are issued on [    ].

     The actual characteristics of the Mortgage Loans may, and the performance of the Mortgage Loans will, differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.

     For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of [ ] specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Certificate Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of [ ].

     Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Certificate Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of [ ].

        Percentage of Initial Class Certificate Principal Amount of the
     Offered Certificates Outstanding at the Following Percentages of [ ]

                                                                Class [  ] Certificates
                                          ------------------------------------------------------------------
               Distribution Date              %        %        %         %          %         %         %
       -------------------------------    -------- -------   ------    ------    -------    ------    ------
       Initial Percentage.............       100%     100%    100%      100%       100%      100%      100%















       Weighted Average Life
        in Years**.............


     ---------
     * Indicates a value between 0.0% and 0.5%.

     ** The weighted average life of an Offered Certificate is determined by (1) multiplying the net reduction, if any, of the Class
     Certificate Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date,
     (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Certificate Principal Amount described in
     (1) above.



                  Material Federal Income Tax Considerations

General

     An election will be made to treat the Trust Fund as a REMIC for federal income tax purposes. In the opinion of Brown & Wood LLP, assuming compliance with all provisions of the Trust Agreement, for federal income tax purposes the Trust Fund will qualify as a REMIC pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), the Offered Certificates other than the Class R Certificate will be considered to be "regular interests" in the REMIC within the meaning of the Code, and the Class R Certificate will be considered to be the sole class of "residual interest" in the REMIC within the meaning of the Code. See "Material Federal Income Tax Considerations" in the Prospectus.

     Although the matter is not free from doubt, the Depositor intends to report stated interest on the Offered Certificates as "qualified stated interest."

     The Offered Certificates may be issued with original issue discount for federal income tax purposes. See "Material Federal Income Tax Considerations -- REMICs -- Taxation of Owners of REMIC Regular Interests" in the Prospectus. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be a rate equal to [ ]% [ ]. No representation is made that the Mortgage Loans will prepay at these rates or at any other rates. Original issue discount must be included in income as it accrues on a constant yield method, regardless or whether a holder receives concurrently the cash attributable to original issue discount.

[Residual Certificates

     Special tax considerations apply to an investment in Residual Certificates. In certain circumstances, the method of taxation of Residual Certificates can produce a significantly less favorable after-tax return for beneficial owners of Residual Certificates than would be the case if (1) Residual Certificates were taxable as debt instruments or (2) no portion of the taxable income on a Residual Certificate in each period were treated as "excess inclusion" income. See "Material Federal Income Tax Considerations -- REMICs -- Taxation of Owners of Residual Securities" in the Prospectus.

     Residual Certificates may not be transferred, sold, pledged or otherwise assigned unless, prior to the transfer, the proposed transferee delivers to the Trustee an affidavit certifying that the transferee is not a Disqualified Organization and is not purchasing a Residual Certificate on behalf of a Disqualified Organization and certifying as to any matters as may be necessary to verify that no significant purpose of the transfer is to impede the assessment or collection of tax, including the ability of the transferee to pay applicable taxes. In addition, Residual Certificates may not be held by a nominee. Each proposed transferee must also sign a transferee letter which, in the case of a transfer to or from a Nonresident, generally would require furnishing evidence that the transfer would be respected for federal income tax purposes.]

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Material Federal Income Tax Considerations" in the Prospectus.


                        Legal Investment Considerations

     [The Offered Certificates will [not] constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may [not] be legally authorized to invest in the Offered Certificates.]

     Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

     Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by them. See "Legal Investment Considerations" in the Prospectus.


                                Use of Proceeds

     The net proceeds from the sale of the Offered Certificates will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans. The Mortgage Loans will be acquired by the Depositor from the Seller in a privately negotiated transaction.


                                 Underwriting

     Subject to the terms and conditions set forth in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") between the Depositor and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Offered Certificates.

     The distribution of the Offered Certificates by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect the transactions by selling the Certificates to or through dealers, and the dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

     Lehman Brothers Inc. has entered into an agreement with the Depositor to
purchase the Class [   ] Certificates simultaneously with the purchase of the
Offered Certificates, subject to certain conditions.

     Lehman Brothers Inc. is an affiliate of the Depositor.


                             ERISA Considerations

     A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations" in the accompanying Prospectus.


                                 Legal Matters

     Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by Brown & Wood LLP, Washington, D.C.


                                    Ratings

     It is a condition to the issuance of the Class [ ] Certificates that they
be rated "[   ]" by [   ]. It is a condition to the issuance of the Class
[      ] Certificates that they be rated "[ ]," "[ ]" and "[ ],"
respectively, by [   ]. The rating of "AAA" is the highest rating that S&P and
Fitch assign to securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

     A securities rating addresses the likelihood of the receipt by Offered Certificateholders of distributions in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Offered Certificates. The ratings assigned to the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that the Offered Certificateholders might suffer a lower than anticipated yield due to prepayments or may fail to recoup their initial investments.

     The security ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

     The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the Offered Certificates could be lower than the ratings assigned by the Rating Agencies.

                                   Glossary

     Defined terms                                                    Page
     -------------                                                    ----

         Global Clearance, Settlement and Tax Documentation Procedures

     Except in certain limited circumstances, the globally offered Structured
Asset Securities Corporation [         ] Asset Backed Certificates
(the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Banking, societe anonyme (formerly Cedelbank) (referred to as "Clearstream" herein) or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

     Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

     o borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption Or Reduced Rate For Non-U.S. Persons Resident In Treaty Countries (Form 1001). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                 $[         ]
                                 (Approximate)




                               Structured Asset
                            Securities Corporation


                      Mortgage Pass-Through Certificates
                                  Series [ ]

                                 [         ]
                          [Servicer/Master Servicer]




                                ---------------

                             PROSPECTUS SUPPLEMENT

                                  [         ]
                                ---------------



                                LEHMAN BROTHERS

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                    Subject to Completion, April [ ], 2000

PROSPECTUS SUPPLEMENT
(To Prospectus dated [        ])

                         $[           ] (Approximate)

                   STRUCTURED ASSET SECURITIES CORPORATION

                       [           ] Trust [           ]

                              Asset-Backed Notes

                                 [           ],
                          [Servicer/Master Servicer]

Consider carefully the risk factors beginning on page S-[ ] of this prospectus supplement.

For a list of capitalized terms used in this prospectus supplement, see the Glossary beginning on page S-[ ] of this prospectus supplement.

The notes will represent obligations of the trust only and will not represent interests in or obligations of any other entity.

This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

         The trust will issue the following notes:

           Class
         Principal Interest Price to Underwriting Proceeds to CUSIP Class Amount(1) Rate (2) Public Discount Depositor Number
-----    ---------   --------    --------   ------------   -----------   ------

[   ]    $[      ]    [   ]%     $[     [   ]          ]   $[       ]
_______________

(1) These amounts are approximate, as described in this prospectus supplement.
(2) The interest rate for each class of notes will be [to be described as applicable].

         This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the chart above, and not to the certificate representing ownership of the residual interest in the trust, which will be issued by the trust as described in this prospectus supplement.

[Describe assets of trust fund.]

[Describe underwriting arrangements.]

         The closing date for the offering of the notes is expected to be on or about [ ].

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                LEHMAN BROTHERS

            The date of this prospectus supplement is [           ]

             Important Notice about Information Presented in this
             Prospectus Supplement and the Accompanying Prospectus

         We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes, and (2) this prospectus supplement, which describes the specific terms of your notes.

         If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

         You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference to other public filings made by the depositor. We have not authorized anyone to provide you with any other information.

         We are not offering the notes in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on their respective covers.
                             ____________________

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.
                             ____________________

         We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                               Table of Contents

                             Prospectus Supplement

                                                                           Page

Prospectus...............................................................  S-4
Summary of Terms.........................................................  S-6
Risk Factors............................................................. S-11
   Limited Obligations................................................... S-11
   Potential Inadequacy of Credit Enhancement............................ S-11
   Unpredictability and Effect of Prepayments............................ S-13
   Geographic Concentration  of Mortgage Loans........................... S-13
   Greater Risk Involving Certain Property Types......................... S-14
   Less Reliable Prepayment Loss and Foreclosure Information For
   Newly Originated Mortgage Loans....................................... S-15
   Limited Ability to Resell Notes....................................... S-15
   Insolvency of Seller Could Cause Losses............................... S-15
Description of the Trust................................................. S-16
   General............................................................... S-16
   The Owner Trustee..................................................... S-16
   The Residual Certificate.............................................. S-16
Description of the Notes................................................. S-16
   General............................................................... S-16
   Book-Entry Registration............................................... S-17
   Priority of Payments.................................................. S-19
   Payments of Interest.................................................. S-19
   Payments of Principal................................................. S-20
   Available Payment Amount.............................................. S-21
   Credit Enhancement.................................................... S-23
   [The Residual Certificate............................................. S-23
   Maturity Date......................................................... S-23
   Optional Redemption................................................... S-23
Description of the Mortgage Pool......................................... S-24
   General............................................................... S-24
Additional Information................................................... S-28
[The Servicer]........................................................... S-28
   General............................................................... S-28
   Delinquency Experience................................................ S-28
Servicing of the Mortgage Loans.......................................... S-30
   [The Subservicer [if applicable]...................................... S-30
   [Insurance Coverage................................................... S-31
   Servicing Compensation and Payment of Expenses........................ S-31
   Prepayment Interest Shortfalls........................................ S-31
   Advances.............................................................. S-31
   Collection of Taxes, Assessments and Similar Items.................... S-32
   Certain Rights Related to Foreclosure................................. S-32
The Trust Agreement, Sale and Collection Agreement, Indenture
   and Administration Agreement.......................................... S-33
   General............................................................... S-33
   Certain Matters Under the Agreements.................................. S-33
   The Indenture Trustee................................................. S-36
   Administration........................................................ S-36
   Amendment............................................................. S-37
   Voting Rights......................................................... S-38
Yield, Prepayment and Weighted Average Life.............................. S-38
   General............................................................... S-38
   [Subordination of the Class [     ] Notes............................. S-40
   Weighted Average Life................................................. S-40
Material Federal Income Tax Considerations............................... S-41
Legal Investment Considerations.......................................... S-42
Use of Proceeds.......................................................... S-42
Underwriting............................................................. S-42
ERISA Considerations..................................................... S-43
Legal Matters............................................................ S-43
Ratings.................................................................. S-43
Glossary................................................................. S-44
Annex I.................................................................. S-45

                               Table of Contents

                                  Prospectus

                                                                           Page

Description of the Securities.............................................   2
   General................................................................   2
   Distributions on the Securities........................................   3
   Optional Termination...................................................   5
   Optional Purchase of Securities........................................   6
   Other Purchases........................................................   6
   Book-Entry Registration................................................   7
Yield, Prepayment and Maturity Considerations.............................  12
   Payment Delays.........................................................  12
   Principal Prepayments..................................................  12
   Timing of Reduction of Principal Amount................................  13
   Interest or Principal Weighted Securities..............................  13
   Final Scheduled Distribution Date......................................  13
   Prepayments and Weighted Average Life..................................  14
   Other Factors Affecting Weighted Average Life..........................  15
The Trust Funds...........................................................  17
   General................................................................  17
   Ginnie Mae Certificates................................................  19
   Fannie Mae Certificates................................................  21
   Freddie Mac Certificates...............................................  24
   Private Mortgage-Backed Securities.....................................  27
   The Mortgage Loans.....................................................  30
   The Manufactured Home Loans............................................  36
   Pre-Funding Arrangements...............................................  38
   Collection Account and Distribution Account............................  39
   Other Funds or Accounts................................................  39
Loan Underwriting Procedures and Standards................................  40
   Underwriting Standards.................................................  40
   Loss Experience........................................................  42
   Representations and Warranties.........................................  43
   Substitution of Primary Assets.........................................  45
Servicing of Loans........................................................  45
   General................................................................  45
   Collection Procedures; Escrow Accounts.................................  46
   Deposits to and Withdrawals from the Collection Account................  47
   Servicing Accounts.....................................................  49
   Buy-Down Loans, GPM Loans and Other Subsidized Loans...................  49
   Advances and Limitations Thereon.......................................  51
   Maintenance of Insurance Policies and Other Servicing Procedures.......  52
   Presentation of Claims; Realization Upon Defaulted Loans...............  55
   Enforcement of Due-On-Sale Clauses.....................................  56
   Certain Rights Related to Foreclosure..................................  57
   Servicing Compensation and Payment of Expenses.........................  57
   Evidence as to Compliance..............................................  58
   Certain Matters Regarding the Master Servicer..........................  59
Credit Support............................................................  60
   General................................................................  60
   Subordinate Securities; Subordination Reserve Fund.....................  61
   Cross-Support Features.................................................  62
   Insurance..............................................................  63
   Letter of Credit.......................................................  63
   Financial Guaranty Insurance Policy....................................  64
   Reserve Funds..........................................................  64
Description of Mortgage and Other Insurance...............................  65
   Mortgage Insurance on the Loans........................................  65
   Hazard Insurance on the Loans..........................................  73
   Bankruptcy Bond........................................................  75
   Repurchase Bond........................................................  75
The Agreements............................................................  75
   Issuance of Securities.................................................  76
   Assignment of Primary Assets...........................................  76
   Repurchase and Substitution of Non-Conforming Loans....................  79
   Reports to Securityholders.............................................  81
   Investment of Funds....................................................  82
   Event of Default; Rights Upon Event of Default.........................  83
   The Trustee............................................................  86
   Duties of the Trustee..................................................  87
   Resignation of Trustee.................................................  87
   Distribution Account...................................................  88
   Expense Reserve Fund...................................................  88
   Amendment of Agreement.................................................  88
   Voting Rights..........................................................  89
   REMIC or FASIT Administrator...........................................  89
   Administration Agreement...............................................  89
   Termination............................................................  90
Legal Aspects of Loans....................................................  91
   Mortgages..............................................................  91
   Junior Mortgages; Rights of Senior Mortgages...........................  92
   Cooperative Loans......................................................  94
   Foreclosure on Mortgages...............................................  96
   Realizing Upon Cooperative Loan Security...............................  97
   Rights of Redemption...................................................  99
   Anti-Deficiency Legislation and Other Limitations on Lenders...........  99
   Soldiers' and Sailors' Civil Relief Act of 1940........................ 102
   Environmental Risks.................................................... 103
   Due-on-Sale Clauses in Mortgage Loans.................................. 104
   Enforceability of Prepayment and Late Payment Fees..................... 104
   Equitable Limitations on Remedies...................................... 104
   Applicability of Usury Laws............................................ 105
   Adjustable Interest Rate Loans......................................... 105
   Manufactured Home Loans................................................ 106
Material Federal Income Tax Considerations................................ 110
   General................................................................ 110
   Taxable Mortgage Pools................................................. 111
   REMICs................................................................. 111
   FASIT.................................................................. 138
   Grantor Trust Funds.................................................... 142
   Partnership Trust Funds & Debt Securities.............................. 151
State Tax Considerations...................................................157
ERISA Considerations.......................................................157
Legal Investment Considerations............................................164
Legal Matters..............................................................165
The Depositor..............................................................165
Use of Proceeds............................................................166
Plan of Distribution.......................................................166
Additional Information.....................................................167
Incorporation of Certain Documents by Reference............................168
Reports to Securityholders.................................................168
Index of Defined Terms.....................................................I-1

                               Summary of Terms

   o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, you should carefully read this entire prospectus supplement and the accompanying prospectus.

   o While this summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

   o [Whenever we refer to a percentage of some or all of the mortgage loans in the trust [or in any pool], that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage
       loans as of [        ], unless we specify otherwise.  We explain in this
       prospectus supplement under "Description of the Notes - Payments of Principal" how the scheduled principal balance of a mortgage loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances determined by that method, unless we specify otherwise.]

The Offered Notes

         Structured Asset Securities Corporation [ ] Trust [ ] is offering the Class [ ] and Class [ ] Asset-Backed Notes as part of series [ ]. Each class of notes will be issued in book-entry form.

         See "Description of the Notes -- Book-Entry Registration" in this prospectus supplement for a discussion of the minimum denominations and the incremental denominations of the notes.

         The notes will represent obligations of the trust and will be secured by the assets of the trust, which consist primarily of [describe assets of the trust].

         The notes will have an approximate aggregate initial principal amount of $[ ]. Any difference between the total principal amount of the notes on the date they are issued and the approximate total principal amount of the notes on the date of this prospectus supplement will not exceed 5%.

Depositor

         Structured Asset Securities Corporation is the depositor. The depositor's principal offices are located at 200 Vesey Street, New York, New York 10285, telephone (212) 526-5594.

Seller

         Lehman Capital, A Division of Lehman Brothers Holdings Inc. will be the seller of the mortgage loans. The seller's principal offices are located at 200 Vesey Street, New York, New York 10285, telephone (212) 526-3305.

Servicing

         [ ] will service the mortgage loans in the trust pursuant to a servicing agreement among the seller, the servicer and [the master servicer]. The servicer will receive a monthly fee with respect to each mortgage loan that it services as described in "The Servicer" and "Servicing of the Mortgage Loans" in this prospectus supplement.

         [The servicer [or the master servicer] is required to make advances in respect of scheduled payments on the mortgage loans, net of its servicing fee, in certain circumstances described herein. If the servicer [or the master servicer] does not make a required advance, the indenture trustee will be obligated to do so to the extent required by the sale and collection agreement.]

Payments on the Notes

         Principal and interest on each class of the notes will be payable on
the [25th]day of each month, beginning in [        ]. However, if the [25th]
day is not a business day, payments will be made on the next business day.

Interest Payments

         Interest will accrue on each class of the notes at the annual rate described in this prospectus supplement.

         [You will receive from each pool of mortgage loans only the payments of interest that the component parts of your class of notes relating to that mortgage pool are entitled to receive. As described in this prospectus supplement, you may receive less than you are entitled to from any particular pool of mortgage loans if those mortgage loans do not generate enough interest in any particular month to pay interest due.]

         See "Description of the Notes -- Payments of Interest" in this prospectus supplement.

Principal Payments

         The amount of principal payable on each class of notes will be determined by (1) funds actually received on the mortgage loans that are available to make payments on each class of notes, (2) the amount of interest received on the mortgage loans that is used to pay principal on each class of notes, calculated as described in this prospectus supplement, (3) [the amount of principal received on the mortgage loans that is released to the residual certificate, calculated as described in this prospectus supplement,] and (4)
[           ].

         Funds actually received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

         See "Description of the Notes -- Payments of Principal" in this prospectus supplement.

         The last possible day on which the principal of the notes could become
payable in full is [          ] and is referred to as the maturity date.  The
notes could be paid in full before the maturity date.

         See "Yield, Prepayment and Weighted Average Life - General" in this prospectus supplement for a discussion of the factors that could affect when the principal of each class of notes will be paid in full.

Limited Recourse

         The only source of cash available to make interest and principal payments on the notes will be the assets of the trust. The trust will have no other source of cash and no other entity will be required or expected to make any payments on the notes.

Enhancement of Likelihood of Payment on the Notes

         The payment structure includes [forms of credit enhancement to be described as applicable]. [The notes will not be insured by any financial guaranty insurance policy.]

         See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Notes -- Credit Enhancement" in this prospectus supplement for a detailed description of the forms of credit enhancement available to the notes.

[Subordination of Payments

         Payments of interest and principal will each be made to holders of notes before payments are made to the holder of the residual certificate. In addition, notes with an "A" in their class designation will have a payment priority as a group over other notes. Class [ ] notes will have a payment priority over class [ ] notes, and class [ ] notes will have a payment priority over class [ ] notes.

         These payment priorities are intended to increase the likelihood that the holders of class [ ] notes and, to a lesser extent, the holders of class [ ] notes, will receive regular payments of interest and principal.

         See "Description of the Notes -- Credit Enhancement" in this prospectus supplement.]

         [Overcollateralization

         On the closing date, the total principal amount of the notes is expected to exceed the total principal balance of the mortgage loans by
approximately $[   ] or approximately [   ]%. This condition is referred to as
"undercollateralization." In the same way, the total principal amount of the notes' component parts that relate to each pool of mortgage loans is expected to exceed the total principal balance of the mortgage loans in each pool in approximately the same proportion.

         Any interest received on the mortgage loans in each pool in excess of the amount needed to pay interest on the notes' component parts that relate to that pool and certain expenses and fees will be used to reduce the total principal balance of those component parts in order to eliminate the initial undercollateralization.

         If the initial undercollateralization is eliminated, and we cannot assure you that it will be, the indenture trustee will continue to apply excess interest to reduce the total principal balance of the notes to a level set by the rating agencies until the total principal balance of the mortgage loans exceeds the total outstanding principal amount of the notes, and the total principal balance of the mortgage loans in each pool exceeds the total principal amount of the notes' component parts that relate to that pool, by the amount required by the rating agencies. This condition is referred to as "overcollateralization." We cannot assure you that sufficient interest will be generated by the mortgage loans to create overcollateralization, or to maintain it after it has been created.

         See "Risk Factors -- Potential Inadequacy of Credit Enhancement" and "Description of the Notes -- Credit Enhancement" in this prospectus supplement.]

The Mortgage Loans

         On the closing date, which is expected to be on or about [          ],
the assets of the trust will consist of [__ pools of] mortgage loans with a total principal balance of approximately $[ ]. The mortgage loans will be secured by [mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages].

         [The mortgage loans held by the trust will not be insured or guaranteed by any government agency.]

         See "Description of the Mortgage Pool" in this prospectus supplement and "The Trust Funds -- The Mortgage Loans" in the prospectus for a general description of the mortgage loans.

[The Pre-Funding Arrangement

         On the closing date, approximately $[   ] will be deposited by
[         ] in a pre-funding account maintained by [         ]. It is intended
that additional mortgage loans will be sold to the trust by the depositor from
time to time, from [       ] until [          ], paid for with the funds on
deposit in the pre-funding account.

         [Description of pre-funding account and additional mortgage loans if applicable.]]

Optional Redemption

         [           ] will have the option to purchase all the mortgage loans
and the other assets of the trust on any payment date when the total principal
balance of the mortgage loans declines to [   ]%, or less, of their initial
total principal balance. If [        ] does not exercise that option, [       ]
may purchase the mortgage loans.

         [If the mortgage loans in any pool and the other assets of the pool are purchased, the related class[es] of notes will be redeemed, and noteholders will be paid accrued interest (on the notes' component parts that relate to that pool) and principal equal to the outstanding principal balance of those component parts.]

         See "Description of the Notes -- Optional Redemption" in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

Tax Status

         [Tax status to be described as applicable.]

         See "Material Federal Income Tax Considerations" in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

         [To be provided as applicable.]

         ERISA generally applies to investments made by employee benefit plans and transactions involving the assets of these plans. Because of the complexity of regulations that govern these plans, you should consult with your advisor regarding the consequences under ERISA of acquiring, holding and disposing of any notes.

         See "ERISA Considerations" in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

         [The notes will [not] constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

         Other legal restrictions apply to the ability of some types of investors to purchase the notes. Prospective investors should consider these restrictions.

         See "Legal Investment Considerations" in this prospectus supplement and in the prospectus.

Ratings of the Notes

         Each class of notes will initially have the following ratings from
[          ]:

         Class                      Rating
         -----                      ------

A rating reflects the rating agency's assessment of the likelihood that timely payments will be made on the notes. Ratings do not address the likelihood or expected rate of prepayments, or the possibility that investors in the notes might suffer a lower than anticipated yield due to prepayments.

         See "Ratings" in this prospectus supplement.

                                 Risk Factors

         The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the notes.

Limited Obligations                The assets of the trust, including any form
                                   of credit enhancement, are the sole source of payments on the notes. The notes are not the obligations of any other entity. None of the seller, the depositor, the underwriter, the servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the rating of the notes. If credit enhancement is not available, holders of the notes may suffer losses on their investment.

Potential Inadequacy of Credit     [The notes are not insured by any financial
Enhancement                        guaranty insurance policy. The
                                   overcollateralization and subordination
                                   features described in the summary are
                                   intended to enhance the likelihood that
                                   noteholders will receive regular payments of interest and principal.

                                   Overcollateralization. In order to
                                   eliminate the initial
                                   undercollateralization and create
                                   overcollateralization for each pool of
                                   mortgage loans, it will be necessary that those mortgage loans generate more interest than is needed to pay interest on the notes and fees and expenses of the trust. We expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is higher than the weighted average of the interest rates on the notes. We can not assure you, however, that enough excess interest will be generated to eliminate the initial undercollateralization or to reach the overcollateralization levels required by the rating agencies for each pool. The following factors will affect the amount of excess interest that the mortgage loans will generate:

                                      o   Prepayments. Every time a mortgage
                                          loan is prepaid, total excess
                                          interest after the date of
                                          prepayment will be reduced because
                                          that mortgage loan will no longer be
                                          outstanding and generating interest.
                                          The effect on your notes of this
                                          reduction will be influenced by the
                                          number of prepaid loans and the
                                          characteristics of the prepaid
                                          loans. Prepayment of a
                                          disproportionately large number of
                                          high interest rate mortgage loans
                                          would have a greater negative effect
                                          on future excess interest.

                                      o   Defaults. The rate of defaults on
                                          the mortgage loans may turn out to
                                          be higher than expected. Defaulted
                                          mortgage loans may be liquidated,
                                          and liquidated mortgage loans will
                                          no longer be outstanding and
                                          generating interest. Defaults on a
                                          disproportionately high number of
                                          high interest rate mortgage loans
                                          would have a greater negative effect
                                          on future excess interest.

                                      o   Level of LIBOR. If LIBOR increases,
                                          more cash will be needed to pay
                                          interest to noteholders, so less
                                          cash will be available as excess
                                          interest.

                                   See "Description of the Notes -- Credit
                                   Enhancement" in this prospectus supplement.

                                   Subordination. Subordination in right of payment of the residual interest in the trust provides a form of credit enhancement for the notes. Similarly, subordination in right of payment of the Class [ ] notes to the Class [ ] notes provides a form of credit enhancement for the Class [ ] notes. However, if this subordination is insufficient to absorb losses in excess of any overcollateralization that is created, then holders of class [ ] notes will not, and holders of class [ ] notes may not, recover their entire initial investment in the notes.

                                   See "Description of the Notes -- Credit
                                   Enhancement" in this prospectus supplement.

                                   [Fannie Mae and Freddie Mac Guaranties. The assets of the trust include Fannie Mae and Freddie Mac certificates. Although payments on Fannie Mae and Freddie Mac certificates are guaranteed by those respective agencies, these agencies' guaranties are not backed by the full faith and credit of the United States. Neither the United States nor any U.S. agency is obligated to finance or otherwise assist either Fannie Mae or Freddie Mac in any manner. Therefore, if the Fannie Mae and Freddie Mac certificates do not pay as expected, you might suffer a loss on your investment in the Notes.]

Unpredictability and               Borrowers may prepay their mortgage loans in
Effect of Prepayments              whole or in part at any time.  A prepayment
                                   of a mortgage loan will usually result in a prepayment on the notes.

                                      o   If you purchase your notes at a
                                          discount and principal is repaid
                                          slower than you anticipate, then
                                          your yield may be lower than you
                                          anticipate.

                                      o   If you purchase your notes at a
                                          premium and principal is repaid
                                          faster than you anticipate, then
                                          your yield may be lower than you
                                          anticipate.

                                   Approximately [    ]% of the mortgage loans
                                   impose a penalty for prepayments during
                                   periods that range from [one to five] years after origination, which may discourage these borrowers from prepaying their mortgage loans during the penalty period.

                                   The prepayment experience of the mortgage loans may differ significantly from that of other first lien residential mortgage loans. The rate at which prepayments, defaults and losses occur on the mortgage loans will affect the average life and yield on the notes.

                                   See "Yield, Prepayment, and Weighted
                                   Average Life" in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Geographic Concentration           [Approximately [   ]% of the mortgage loans
of Mortgage Loans                  expected to be in the trust on the closing
                                   date are secured by properties in California.
                                   The rate of delinquencies, defaults and
                                   losses on the mortgage loans, and therefore the rate of prepayments on the mortgage loans, may be higher than if fewer of the mortgage loans were concentrated in one state because the following conditions in California will have a disproportionate impact on the mortgage loans in general:

                                      o   weak economic conditions in
                                          California (which may or may not
                                          affect real property values) may
                                          affect the ability of borrowers to
                                          repay their mortgage loans on time;

                                      o   properties in California may be more
                                          susceptible than homes located in
                                          other parts of the country to
                                          certain types of uninsurable
                                          hazards, such as earthquakes, as
                                          well as floods, wildfires, mudslides
                                          and other natural disasters;

                                      o   declines in the California
                                          residential real estate market may
                                          reduce the values of properties
                                          located in California, which would
                                          result in an increase in the
                                          loan-to-value ratios; and

                                      o   Any increase in the market value of
                                          properties located in California
                                          would reduce the loan-to-value
                                          ratios of the mortgage loans and
                                          could, therefore, make alternative
                                          sources of financing available to
                                          the borrowers at lower interest
                                          rates, which could result in an
                                          increased rate of prepayment of the
                                          mortgage loans.

                                   Natural disasters affect regions of the
                                   United States from time to time, which may
                                   result in increased losses on mortgage
                                   loans in those regions, or in insurance
                                   payments that will be counted as
                                   prepayments of those mortgage loans.
                                   Recently, several southeastern states have
                                   been affected by hurricane and storm
                                   activity. Approximately [   ]% of the
                                   mortgage loans expected to be in the trust on the closing date are secured by property in [Alabama, Florida, Georgia and Mississippi], and some of those properties may have been damaged or destroyed by these storms.]

                                   For additional information regarding the geographic distribution of the mortgage loans in the trust, see the applicable table under "Description of the Mortgage Pool" in this prospectus supplement.

Greater Risk Involving Certain     Mortgage loans secured by multifamily
Property Types                     property, manufactured homes or cooperative
                                   dwellings may result in higher losses as a result of delinquency, foreclosure or repossession than loans secured by single-family property. If these losses are greater than expected, and credit support is not available to absorb the losses, investors in the notes could suffer a loss on their investment.

Less Reliable Prepayment Loss      [Some of the mortgage loans in the trust are
and Foreclosure Information        of relatively recent origin. As a result,
For Newly Originated Mortgage      reliable prepayment, loss and foreclosure
Loans                              statistics for these mortgage loans may not
                                   be available, and the rating agencies may have difficulty in estimating potential losses on the mortgage loans. If losses on these mortgage loans are greater than expected, investors in the notes may experience a loss on their investment.]

Limited Ability to Resell Notes    The notes will not be listed on any
                                   securities exchange. The underwriter is not required to assist in resales of the notes, although it may do so. A secondary market for the notes may not develop. If a secondary market does develop, it might not continue, or it might not be sufficiently liquid to allow you to resell your notes, or to resell them at the price you desire.

Insolvency of Seller Could Cause   The seller and the depositor intend that the
Losses                             transfers of the mortgage loans to the
                                   depositor and, in turn, to the trust
                                   constitute sales rather than pledges to
                                   secure indebtedness, for insolvency
                                   purposes. In the event of the bankruptcy of a prior owner of the assets, a bankruptcy trustee or creditor of the insolvent party could attempt to recharacterize the sale of the mortgage loans as a borrowing secured by a pledge of assets. If that position is argued in or accepted by a court, investors could suffer delays in payment, or losses, on the notes.

            [Additional risk factors to be provided as applicable.]

                           Description of the Trust

General

         Structured Asset Securities Corporation [          ] Trust [         ]
(the "Trust" or the "Issuer") will be a [statutory business trust] [common law
trust] formed under the laws of [             ] pursuant to a Deposit Trust
Agreement (the "Trust Agreement") dated as of [          ] (the "Cut-off Date")
between Structured Asset Securities Corporation, as depositor (the "Depositor")
and [         ] as owner trustee (the "Owner Trustee"), to execute the
transactions described in this Prospectus Supplement. The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans (as defined herein) and the other assets of the Trust and proceeds therefrom, issuing the Securities (as defined herein), making payments on the Securities, and engaging in related activities.

         On or about [         ] (the "Closing Date"), the Trust will purchase
the Mortgage Loans from the Depositor pursuant to a Sale and Collection Agreement (as amended and supplemented from time to time, the "Sale and Collection Agreement") dated as of the Cut-off Date, among the Trust, the
Depositor, [          ], as indenture trustee (the "Indenture Trustee") and
[            ], as administrator (the "Administrator").

         The Trust's principal offices are located in [               ].

The Owner Trustee

         [                ] will act not in its individual capacity but solely
as the Owner Trustee under the Trust Agreement. [           ] is a [          ]
and its principal offices are located at [            ]. The Owner Trustee will
receive a fee [equal to [     ] per annum, payable monthly], as specified in
the Trust Agreement. The compensation of the Owner Trustee will be paid by
[             ].

The Residual Certificate

         The equity interest in the Trust will be represented by a residual interest certificate (the "Residual Certificate").

         The holder of the Residual Certificate (the "Residual
Certificateholder," and together with the Noteholders (as defined herein), the "Securityholders") will be entitled to receive [to be described as applicable].


                           Description of the Notes

General

         The Trust will issue the Class [ ] notes and the Class [ ] notes (together, the "Notes") pursuant to an Indenture dated as of the Cut-off Date (the "Indenture") between the Issuer and the Indenture Trustee. The Trust will also issue the Residual Certificate pursuant to the Trust Agreement. The Notes and the Residual Certificate are referred to herein as the "Securities." Only the Notes are offered hereby. The Notes will be secured by the Trust Estate (as defined below) pursuant to the Indenture.

         The Trust Estate will generally consist of:

         o     the Mortgage Loans;

         o     deposits in the Note Account made in respect of the Mortgage
               Loans;

         o property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; and

         o     any applicable insurance policies and all proceeds thereof.

         Each Class of Notes will be issued in the approximate initial principal amounts specified on the cover page hereof (the "Class Principal Amount"). The Residual Certificate will be issued without a principal amount or interest rate, and will be entitled only to the amounts that are described herein. The original Class Principal Amount of the Notes may be increased or decreased by up to 5% to the extent that the Cut-off Date Balance (as defined herein) of the Mortgage Loans is increased or decreased as described under "Description of the Mortgage Pool" herein.

         Payments on the Notes will be made on the [25th] day of each month (or, if the [25th] day is not a Business Day, the next succeeding Business
Day), commencing [            ](each, a "Payment Date"), to Noteholders of
record on the immediately preceding Record Date. The "Record Date" for each Payment Date will be the close of business on the last Business Day of the month immediately preceding the month in which the Payment Date occurs. A "Business Day" is generally any day other than a Saturday or Sunday or a day on
which banks in [New York or [          ]are closed.

         Payments on the Notes will be made to each registered holder entitled thereto, either (1) by check mailed to each Noteholder's address as it appears on the books of the Indenture Trustee, or (2) at the request, submitted to the Indenture Trustee in writing at least five business days prior to the related Record Date, of any holder of a Note having an initial Note Principal Amount of not less than $2,500,000, by wire transfer (at the expense of the holder) in immediately available funds; provided, that the final payment for a Note will be made only upon presentation and surrender of the Note at the Corporate Trust Office of the Indenture Trustee. See "The Trust Agreement, Sale and Collection Agreement, Indenture and Administration Agreement -- The Indenture Trustee" herein.

Book-Entry Registration

         General

         Each Class of Notes (the "Book-Entry Notes") will be issued, maintained and transferred on the book-entry records of The Depository Trust Company ("DTC") and its Participants in the United States [or, through Clearstream Banking, societe anonyme (formerly Cedelbank) (referred to as "Clearstream" herein) or the Euroclear System ("Euroclear") in Europe] and through [its/their ] participating organizations (each, a "Participant"). The Book-Entry Notes will be issued in fully registered, certificated form in
minimum denominations in principal amount of $[       ] and integral multiples
of $1 in excess thereof.

         Each Class of Book-Entry Notes will be represented by one or more certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co ("Cede"). [Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold positions in customers' securities accounts in the depositaries' names on the books of DTC.] [See "Global Clearance, Settlement and Tax Documentation Procedures" attached as Annex I hereto.]

         No person acquiring an interest in a Book-Entry Note (each, a "Beneficial Owner") will be entitled to receive a certificate representing its interest (a "Definitive Note"), except as set forth below under "Definitive Notes" and in the prospectus under "Description of the Securities --Book-Entry Registration."

         Unless and until Definitive Notes are issued for the Book-Entry
Notes:

         o the only "Noteholder" of the Notes will be Cede & Co., as nominee of DTC, and Beneficial owners will not be Noteholders as that term is used in the Indenture;

         o Beneficial owners of the Notes offered hereby will receive all distributions of principal of, and interest on, the Notes from the Indenture Trustee through DTC [, Clearstream or Euroclear, as applicable,] and [its/their] Participants.

         o while the Notes are outstanding, under the rules, regulations and procedures creating and affecting DTC [Clearstream and Euroclear] and [its/their] operations, DTC [Clearstream and Euroclear] [is/are] required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit distributions of principal of, and interest on, the Notes. Participants and indirect participants with whom Beneficial Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates, DTC [Clearstream and Euroclear] [has/have] in place a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

         The Residual Certificate will be issued as a single Certificate and maintained in fully registered certificated form.

         Neither the Depositor nor the Indenture Trustee or any of their respective affiliates will have any liability for any actions taken by DTC or its nominee including, without limitation, actions with respect to any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Notes held by Cede, as nominee for DTC, or with respect to maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

         Definitive Notes

         Definitive Notes will be issued to Beneficial Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the Prospectus under "Description of the Securities -- Book-Entry Registration."

         Upon the occurrence of an event described in the Prospectus under "Description of the Securities -- Book-Entry Registration," the Indenture Trustee (through DTC) is required to notify Participants who have ownership of Book-Entry Notes as indicated on the records of DTC of the availability of Definitive Notes for their Book-Entry Notes. Upon surrender by DTC of the Definitive Notes representing the Book-Entry Notes and upon receipt of instructions from DTC for re-registration, the Indenture Trustee will re-issue the Book-Entry Notes as Definitive Notes in the respective Classes and principal amounts owned by individual Beneficial Owners, and thereafter the Indenture Trustee will recognize the holders of Definitive Notes as Noteholders under the Indenture.

         For additional information regarding DTC and the Book-Entry Notes, see "Description of the Securities -- Book-Entry Registration" in the Prospectus.

Priority of Payments

         Payments will be made on each Payment Date from the Available Payment Amount (as defined herein) in the following order of priority:

                        [To be provided as applicable]

Payments of Interest

         Interest on each Class of Notes will accrue during each Accrual Period (as defined herein) at the interest rate specified on the front cover hereof (the "Interest Rate") and will be payable to Noteholders on each
Payment Date, starting in [              ]. [If the Residual Certificateholder
does not exercise its option to purchase the Mortgage Loans and the other assets of the Trust when it is first entitled to do so, as described under "--Optional Redemption" herein, then with respect to each succeeding Payment Date the Interest Rate will be increased [to be provided as applicable.]] See "-- Optional Redemption" herein. Interest on the Class [ ] Notes will be calculated on the basis of a 360-day year of twelve 30-day months. Interest on the Class [ ] Notes will be calculated on the basis of the actual number of days and a year of 360 days.

         Interest will be paid, except to the extent described below, from the Available Payment Amount on each Payment Date. Accrued Interest not distributed on the Payment Date related to the Accrual Period in which it accrued, other than any Net Prepayment Interest Shortfalls, will be an "Interest Shortfall." Interest will not accrue on Interest Shortfalls.

         o The "Interest Rate" for each Class of Notes will be the per annum rate described on the cover page hereof.

         o The "Net Mortgage Rate" for any Mortgage Loan at any time equals the Mortgage Rate thereof minus the sum of the [Servicing Fee Rate and the rate of the trust's administrative fees] (as defined herein).

         o The "Principal Amount" of any Note as of any Payment Date will equal the Principal Amount as of the Closing Date as reduced by all amounts previously distributed on the Note in respect of principal.

         o The "Accrual Period" for (1) the Class [ ] Notes will be the calendar month immediately preceding the month in which the related Payment Date occurs and (2) the Class [ ] Notes will be the period from the preceding Payment Date (or from the Closing Date in the case of the first Payment Date) to and including the day prior to the current Payment Date.

         Prepayment Interest Shortfalls

         When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only to the date of prepayment, instead of for a full month. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Full or partial prepayments (or proceeds of other liquidations) received during any Prepayment Period (as defined herein) will be paid to Noteholders on the Payment Date following the Prepayment Period. To the extent that, as a result of a full or partial prepayment, a mortgagor is not required to pay a full month's interest on the amount prepaid, a shortfall in the amount available to make payment of interest on the Notes could result. The difference between one month's interest at the Mortgage Rate (giving effect to any Relief Act Reduction), as reduced by the Servicing Fee Rate, on a Mortgage Loan as to which a voluntary prepayment has been made and the amount of interest actually received in connection with the prepayment is a "Prepayment Interest Shortfall."

         With respect to prepayments in full or in part, the Servicer is obligated to reduce the aggregate of its Servicing Fees (as defined herein) for the related Payment Date to fund any Prepayment Interest Shortfalls. See "Servicing of the Mortgage Loans -- Prepayment Interest Shortfalls." [Any Prepayment Interest Shortfalls not funded by the Servicer ("Net Prepayment Interest Shortfalls") will be allocated among all Classes of Notes, pro rata in proportion to Accrued Interest thereon for the related Payment Date.]

Payments of Principal

         Payments of principal on each Class of Notes will be made on each Payment Date as described herein in an aggregate amount equal to the Principal Payment Amount, to the extent of the Available Payment Amount available to make payments in accordance with the priorities set forth under "-- Priority of Payments" above. The "Principal Payment Amount" for any Payment Date will, equal [To be provided as applicable]

         The "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination is generally equal to the principal balance thereof as of the Cut-off Date, reduced by (1) the principal portion of all Scheduled Payments due on or before the date of determination, whether or not received, and (2) all amounts allocable to unscheduled principal payments received on or before the last day of the Prepayment Period preceding the date of determination.

         The "Class Percentage" for each Class of Notes for each Payment Date will be equal to the percentage obtained by dividing the Class Principal Amount of the Class immediately prior to the Payment Date by the aggregate Class Principal Amount of all Notes immediately prior to that date. The "Subordinate Class Percentage" for each Class of Subordinated Notes for each Payment Date will be equal to the percentage obtained by dividing the Class Principal Amount of the Class immediately prior to that Payment Date by the aggregate Class Principal Amount of all Subordinate Notes immediately prior to that date.

         The "Senior Percentage" for any Payment Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Note Principal Amount of the Senior Notes immediately prior to the Payment Date and the denominator of which is the aggregate Note Principal Amount of all Classes of Notes immediately prior to that date. The "Subordinate Percentage" for any Payment Date will be the difference between 100% and the Senior Percentage for that date.

         [The "Senior Prepayment Percentage" for any Payment Date will be [To be provided as applicable]]

         [The "Subordinate Prepayment Percentage" for any Payment Date will be the difference between 100% and the Senior Prepayment Percentage for that date.]

         [The "Subordinate Principal Payment Amount" for each Payment Date is equal to the sum of:

                        [To be provided as applicable]

Available Payment Amount

         The "Due Period" related to each Payment Date begins on the second day of the month preceding the month in which that Payment Date occurs and ends on the first day of the month in which the Payment Date occurs. For each Payment Date, the "Collection Period" ends on the Business Day immediately preceding the related Remittance Date. The "Prepayment Period" is the calendar month preceding the month in which the related Payment Date occurs.

         The "Remittance Date" is the [     ] day (or if the [       ] day is
not a Business Day, the next preceding Business Day) of the month in which the related Payment Date occurs.

         The "Available Payment Amount" on each Payment Date, as more fully described in the Sale and Collection Agreement, will generally equal the sum of the following amounts:

         (1) the total amount of all cash received by the Servicer with respect to the related Collection Period (or the related Prepayment Period, in the case of Principal Prepayments) and remitted to the Indenture Trustee on the related Remittance Date, which includes:

              (a) Scheduled Payments due on the Mortgage Loans during the related Due Period and collected prior to the related Remittance Date or advanced by the Servicer (or the Indenture Trustee);

              (b) payments allocable to principal on the Mortgage Loans (other than Liquidation Proceeds and Insurance Proceeds) to the extent received in advance of their scheduled due dates and applied to reduce the principal balance of the Mortgage Loans ("Principal Prepayments"), together with accrued interest thereon, if any, identified as having been received on the Mortgage Loans during the Prepayment Period, plus any amounts paid by the Servicer in respect of Prepayment Interest Shortfalls, in each case for that Payment Date;

              (c) the proceeds of any repurchase of a Mortgage Loan required to be repurchased by the Servicer, the Seller or any other party as a result of a breach of a representation or warranty; and

              (d)  Insurance Proceeds and Liquidation Proceeds, minus:

                   o all Scheduled Payments of principal and interest collected but due on a date subsequent to the related Due Period;

                   o all Principal Prepayments received or identified after the related Prepayment Period (together with any interest payments, if any, received with the prepayments to the extent that they represent (in accordance with the Servicer's usual application of funds) the payment of interest accrued on the related Mortgage Loans for the period subsequent to the related Prepayment Period);

                   o Liquidation Proceeds and Insurance Proceeds received after the related Prepayment Period with respect to the Mortgage Loans; and

                   o all amounts due or reimbursable to the Indenture Trustee pursuant to the Sale and Collection Agreement or the Indenture and to the Servicer pursuant to the Sale and Collection Agreement; and

         (2) any other payments made by the Servicer, the Seller or the Depositor with respect to that Payment Date.

         "Insurance Proceeds" means all proceeds of applicable insurance policies, to the extent those proceeds are not applied to the restoration of the Mortgaged Property or released to the Mortgagor.

         "Liquidation Proceeds" means all amounts net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed Advances, if any, received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Noteholders by foreclosure or deed in lieu of foreclosure.

Credit Enhancement

         Credit enhancement for each Class of Notes will take the form of [described as applicable]:

         o   [an irrevocable letter of credit]

         o [the subordination of the Class [ ] Notes (the "Subordinate Notes") to the Class [ ] Notes (the "Senior Notes")]

         o   [reserve funds]

         o [a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy]

         o   [a surety bond or financial guaranty insurance policy]

         o   [the use of cross-support features]

[The Residual Certificate

         In addition to distributions of principal and interest, the holder of the Residual Certificate will be entitled to receive, generally, (1) the amount, if any, of any Available Payment Amount remaining on any Payment Date after payments of principal and interest are made on each Class of Notes on that date and (2) the proceeds, if any, of the assets of the Trust Estate remaining after each Class of Notes has been paid in full. It is generally not anticipated that any material assets will be remaining for payments at that time. See "Material Federal Income Tax Considerations" herein and in the accompanying Prospectus.]

Maturity Date

         The Class Principal Amount of the Class [ ] Notes and the Class [ ] Notes and all interest accrued and unpaid thereon will be payable in full on
[        ] (the "Maturity Date"). See "The Trust Agreement, Sale and Collection
Agreement, Indenture and Administration Agreement -- Certain Matters Under the Agreements -- Events of Default Under the Indenture". The actual final Payment Date for the Notes could be substantially earlier than the Maturity Date.

Optional Redemption

         On any Payment Date after the date on which the aggregate Scheduled
Principal Balance of the Mortgage Loans is less than [   ]% of the Cut-off Date
Balance, the [          ] (subject to the terms of the Sale and Collection
Agreement) will have the option to cause the sale of the Mortgage Loans, any REO Property and any other property remaining in the Trust. If the purchase option is exercised, each Class of Notes will be redeemed and the Residual Certificate and the Trust will be terminated (which event is an "Optional Redemption").

         The purchase price of the Mortgage Loans must be equal to the sum of
(1) 100% of the aggregate outstanding principal balance of the Mortgage Loans, plus accrued interest thereon at the applicable Mortgage Rate, and (2) the fair market value of all other property remaining in the Trust.


                       Description of the Mortgage Pool

General

         The Mortgage Pool will consist of approximately [      ] conventional,
adjustable rate, monthly payment Mortgage Loans with original terms to
maturity of not more than [    ] years. The Mortgage Loans had an aggregate
Scheduled Principal Balance as of the Cut-off Date of approximately $[       ].
The Mortgage Loans were originated or acquired by [Originator] generally in accordance with the underwriting criteria then in effect as described herein. Interest on the Mortgage Loans accrues on the basis of a 360-day year consisting of twelve 30-day months. Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, that percentage is determined (unless otherwise specified) on the basis of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

         Each Mortgage Loan bears interest at a Mortgage Rate that is [To be provided as applicable]

         The weighted average Loan-to-Value Ratio of the Mortgage Loans at
origination was approximately [    ]%, and no Mortgage Loan had a Loan-to-Value
Ratio at origination exceeding [    ]%. None of the Mortgaged Loans are covered
by primary mortgage insurance. The "Loan-to-Value Ratio" of a Mortgage Loan at any time is the ratio of the principal balance of the Mortgage Loan at the date of determination to (1) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale, or (2) in the case of a refinance or modification, the appraised value of the Mortgaged Property at the time of any refinance or modification.

         The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date. Prior to the issuance of the Securities, Mortgage Loans may be removed from the Trust as a result of incomplete documentation or otherwise, if the Depositor deems removal necessary or appropriate. In addition, a limited number of other mortgage loans may be included in the Trust Fund prior to the issuance of the Securities.

              Number of Mortgage Loans..................   [    ]
              Aggregate Scheduled Principal
               Balance..................................  $[    ]
              Mortgage Rates:
               Weighted Average.........................   [    ]%
               Range....................................   [    ]% to [    ]%
              Weighted Average Remaining Term to
               Maturity (in months).....................   [    ]

         The Scheduled Principal Balances of the Mortgage Loans ranged from
$[     ] to $[     ]. The Mortgage Loans had an average Scheduled Principal
Balance of approximately $[     ].

         No more than approximately [ ]% of the Mortgage Loans were secured by Mortgaged Properties located in any one zip code area.

         [None of the Mortgage Loans are subject to negative amortization.]

         The following tables set forth, as of the Cut-off Date, the number, aggregate Scheduled Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range.

         (The sum of the amounts of the aggregate Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding.)


                         Original Loan-to-Value Ratios

                                                             Percentage of
                                               Aggregate     Mortgage Loans
                                               Scheduled      by Aggregate
 Range of Original Loan-to-      Number of     Principal       Scheduled
   Value Ratios*(%)           Mortgage Loans    Balance    Principal Balance
 --------------------------   --------------   ---------   -----------------

 ...........................                    $                      %
 ...........................
 ...........................
 ...........................
                              --------------   ---------   -----------------
     Total.................                    $                100.00%
                              ==============   =========   =================

         The weighted average original Loan-to-Value Ratio is approximately
[  ]%.


                                Mortgage Rates

                                                         Percentage of
                                                         Mortgage Loans
    Range of                             Scheduled        by Aggregate
 Mortgage Rates        Number of         Principal         Scheduled
      (%)            Mortgage Loans       Balance       Principal Balance
 --------------      --------------      ---------      -----------------

 ..................                       $                         %
 ..................
 ..................
 ..................
                     --------------      ---------      -----------------
     Total........                       $                   100.00%
                     ==============      =========      =================

         The weighted average Mortgage Rate is approximately [ ]%.

                          Original Terms to Maturity

                                                     Percentage of
                                                     Mortgage Loans
  Range of                           Scheduled        by Aggregate
 Maturities        Number of         Principal          Scheduled
  (months)       Mortgage Loans       Balance       Principal Balance
 ----------      --------------      ---------      -----------------

 ...............                      $                          %
 ...............
 ...............
 ...............
                 --------------      ---------      -----------------
     Total.....                      $                    100.00%
                 ==============      =========      =================

         The weighted average original term to maturity is approximately [ ]%.


                          Remaining Terms to Maturity

                                                         Percentage of
                                       Aggregate         Mortgage Loans
  Range of                             Scheduled          By Aggregate
 Maturities         Number of           Principal           Scheduled
  (months)       Mortgage Loans         Balance        Principal Balance
 ----------      --------------        ----------      -----------------
 .............                          $                           %
 .............
 .............
 .............
                 --------------        ----------      -----------------
     Total...                          $                     100.00%
                 ==============        ==========      =================

         The weighted average remaining term to maturity is approximately [ ]%.


                            Geographic Distribution

                                                          Percentage of
                                     Aggregate           Mortgage Loans
                                     Scheduled            By Aggregate
                   Number of         Principal             Scheduled
    State        Mortgage Loans       Balance          Principal Balance
  ----------     --------------      ---------         -----------------
                                     $                              %
 ..............
 ..............
 ..............
 ..............
 ..............
                 --------------      ---------         -----------------
     Total....                       $                        100.00%
                 ==============      =========         =================


                         Scheduled Principal Balances

                                                          Percentage of
                                           Aggregate      Mortgage Loans
      Range of                             Scheduled       By Aggregate
     Scheduled              Number of      Principal        Scheduled
 Principal Balances ($)   Mortgage Loans    Balance     Principal Balance
 ----------------------   --------------   ---------    -----------------
                                           $                        %
 .......................
 .......................
 .......................
 .......................
                          --------------   ---------    -----------------
     Total.............                    $                  100.00%
                          ==============   =========    =================

         The average Scheduled Principal Balance is approximately $[   ]%.


                                Property Types

                                                     Percentage of
                                      Aggregate      Mortgage Loans
                                      Scheduled       By Aggregate
                     Number of        Principal        Scheduled
  Property Type    Mortgage Loans      Balance     Principal Balance
  -------------    --------------     ---------    -----------------

 ..................                    $                          %
 ..................
 ..................
 ..................
                   --------------     ---------    -----------------
     Total........                    $                    100.00%
                   ==============     =========    =================


                                 Loan Purposes

                                                     Percentage of
                                      Aggregate      Mortgage Loans
                                      Scheduled       By Aggregate
                     Number of        Principal        Scheduled
  Loan Purposes    Mortgage Loans      Balance     Principal Balance
  -------------    --------------     ---------    -----------------

 ..................                    $                          %
 ..................
 ..................
 ..................
                   --------------     ---------    -----------------
     Total........                    $                    100.00%
                   ==============     =========    =================


                               Occupancy Status

                                                            Percentage of
                                           Aggregate        Mortgage Loans
                                           Scheduled         By Aggregate
                         Number of         Principal          Scheduled
  Occupancy Status     Mortgage Loans       Balance       Principal Balance
  ----------------     --------------      ---------      -----------------

 ..................                    $                          %
 ..................
 ..................
 ..................
                   --------------     ---------    -----------------
     Total........                    $                    100.00%
                   ==============     =========    =================


[The Index [if applicable]

         The Index used in the determination of the Mortgage Rates of the Mortgage Loans will be [ ], as published by [ ](the "Index").]


                            Additional Information

         The description in this Prospectus Supplement of the Mortgage Loans and the Mortgaged Properties is based upon the pool of Mortgage Loans as constituted at the close of business on the Cut-off Date, as adjusted for Scheduled Payments due on or before that date. A Current Report on Form 8-K will be available to purchasers of the Notes and will be filed, together with the Indenture, the Sale and Collection Agreement and the Trust Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Notes. In the event Mortgage Loans are removed from or added to the pool of Mortgage Loans as set forth under "Description of The Mortgage Pool," the removal or addition will be noted in the Current Report on Form 8-K.


                                [The Servicer]

General

         The information in this section has been provided by [Servicer]. Neither the Depositor nor the Underwriter makes any representations or warranties as to the accuracy or completeness of this information.

Delinquency Experience

         Generally, when a mortgagor fails to make a required payment on a mortgage loan and does not cure the deficiency promptly, the loan is classified as delinquent. In many cases, delinquencies are cured promptly, but if not, foreclosure proceedings are generally commenced. The procedural steps necessary for foreclosure vary from state to state, but generally, if the loan is not reinstated within certain periods specified by the relevant mortgage loan documents, the property securing the loan can be acquired by the lender. If a mortgagee takes title to the mortgaged property through foreclosure but the mortgaged property had a value lower than the outstanding amount of the debt, the law in certain states permits the mortgagee to obtain a deficiency judgment in the amount of the difference. The laws of certain other states restrict or prohibit deficiency judgments. It is anticipated that, in those states where deficiency judgments are permitted, the Servicer will determine on a case-by-case basis whether to seek a deficiency judgment.

         Loan Servicing Activities

         As of [           ], [Servicer]'s total loan portfolio contained loans
with an aggregate outstanding principal balance of approximately $[     ]
billion. The loans contained in [the Servicer]'s servicing portfolio include fixed and adjustable rate loans, first and second lien loans and one- to four family loans, and therefore may differ significantly from the Mortgage Loans. There can be no assurance, and no representation is made, that the delinquency experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.

         The following table sets forth certain information regarding the delinquency experience of [Originator] with respect to all mortgage loans serviced by it. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

                          Mortgage Loan Portfolio(1)
                         (Dollar amounts in thousands)

                                 [Date]                        [Date]
                      ---------------------------   ---------------------------
                       Number    Dollar              Number    Dollar
                      of Loans   Amount   Percent   of Loans   Amount   Percent
                      --------   ------   -------   --------   ------   -------
 Portfolio Principal
   Balance............           $        100.00%              $        100.00%
 Delinquent Loans
   30-59 days
 delinquent...........
   60-89 days
 delinquent...........
   90+ days
 delinquent
   Non-accrual
 Loans(2).............
 Total................
 Net Charge-offs......
 REO..................
__________

(1) Percentages in the table are rounded to the nearest 0.01%; dollar amounts are rounded to the nearest dollar.

(2) In general, a "Non-accrual Loan" is a Mortgage Loan as to which (i) payments are delinquent for a specified period (based on the principal balance of the loan) or (ii) [the Servicer] determines that collection is in doubt.

         The above delinquency statistics represent the recent experience of [the Servicer]. There can be no assurance, however, that the delinquency experience on the Mortgage Loans will be comparable. In addition, the foregoing statistics include mortgage loans with a variety of payment and other characteristics that may not correspond to those of the Mortgage Loans. The actual loss and delinquency experience on the Mortgage Loans will depend on, among other things, the value of the real estate and cooperative shares securing the Mortgage Loans and the ability of the mortgagors to make required payments. If [the Servicer] undertakes litigation or retains outside attorneys or investigators the cost thereof will be borne by the Trust or the Securityholders. [the Servicer] will not be required to advance funds for the conduct of litigation or the hiring of outside attorneys or investigators, if it reasonably believes that its advances will not be promptly reimbursed.

         The likelihood that mortgagors will become delinquent in the payment of their mortgage loans and the rate of any subsequent foreclosures may be affected by a number of factors related to borrowers' personal circumstances, including, for example, unemployment or change in employment (or in the case of self- employed mortgagors or mortgagors relying on commission income, fluctuations in income), marital separation and a mortgagor's equity in the related mortgaged property. In addition, delinquency and foreclosure experience may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of interest rates and servicing decisions on the applicable mortgage loans. Regional economic conditions (including declining real estate values) may particularly affect delinquency and foreclosure experience on mortgage loans to the extent that mortgaged properties are concentrated in certain geographic areas.


                        Servicing of the Mortgage Loans

         The Mortgage Loans will be serviced by [Servicer], as Servicer (the "Servicer"), generally in accordance with the procedures as described in the Prospectus under the heading "Servicing of Loans," pursuant to an agreement (the "Servicing Agreement") between the Seller and [Servicer]. The Seller's rights under the Servicing Agreement will be assigned to the Trust. References in the Prospectus to the "Master Servicer" generally include the Servicer, and references in the Prospectus to the "Servicer" generally include the Subservicer. Although the Servicer will employ the Subservicer to directly service the Mortgage Loans, the Servicer will remain liable for its servicing obligations under the Servicing Agreement as if the Servicer were directly servicing the Mortgage Loan.

[The Subservicer [if applicable]

         The Mortgage Loans will be subserviced by a designated servicing
staff of the [       ]. The Subservicer is [     ]. The Subservicer originates,
purchases and services residential and commercial mortgage loans through
approximately [       ] offices throughout the United States.]

[Insurance Coverage

         The Servicer is required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of the Servicer's officers and employees.]

Servicing Compensation and Payment of Expenses

         The Servicer will be paid a monthly fee with respect to each Mortgage
Loan equal to [   ]% per annum (the "Servicing Fee Rate") of the principal
balance of the Mortgage Loan (the "Servicing Fee"). The Servicing Fee is subject to reduction with respect to any Payment Date as described below under "-- Prepayment Interest Shortfalls."

         The Servicer will be entitled to receive, as additional compensation, any interest or other income earned on funds it has deposited in a custodial account pending remittance to the Indenture Trustee, as well as certain customary fees and charges paid by borrowers. The Servicer will also be entitled to reimbursement for certain expenses prior to payments of any amounts to Securityholders. See "Servicing of Loans -- Servicing Compensation and Payment of Expenses" in the Prospectus.

Prepayment Interest Shortfalls

         When a borrower prepays a Mortgage Loan in full between Due Dates, the mortgagor pays interest on the amount prepaid only from the last scheduled Due Date to the date of prepayment. Partial principal prepayments are applied as of the first day of the month of receipt, with a resulting reduction in interest payable for the month during which the partial prepayment is made. Any Prepayment Interest Shortfall is required to be paid by the Servicer, to the extent that this amount does not exceed the aggregate of the Servicing Fees on the Mortgage Loans serviced by it for the applicable Payment Date, through a reduction in the amount of Servicing Fees. See "Description of the Notes -- Payments of Interest" herein.

Advances

         The Servicer will be obligated to make Advances with respect to delinquent payments of principal of and interest on the Mortgage Loans, adjusted to the related Net Mortgage Rate, to the extent that the Advances, in its judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan. The Indenture Trustee will be obligated to make any Advances if the Servicer fails to do so, to the extent provided in the Sale and Collection Agreement. The Servicer or the Indenture Trustee, as applicable, will be entitled to recover any Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related Liquidation Proceeds and Insurance Proceeds or, if these amounts are insufficient, from collections on other Mortgage Loans. Such reimbursements may result in Realized Losses.

         The purpose of making Advances is to maintain a regular cash flow to the Noteholders, rather than to guarantee or insure against losses. No party will be required to make any Advance with respect to a reduction in the amount of the monthly payment on a Mortgage Loan due to a reduction made by a bankruptcy court in the amount of a Scheduled Payment owed by a mortgagor or a Relief Act Reduction.

         o   A "Realized Loss" means:

               o with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds received in respect of the Mortgage Loan (net of related expenses), or

               o the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related Mortgaged

               o In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a Mortgage Loan will be applied first to outstanding expenses incurred with respect to the Mortgage Loan, then to accrued, unpaid interest, and finally to principal.

         o   "Liquidated Mortgage Loan" is generally a defaulted Mortgage
             Loan as to which the Mortgage Loan or related REO Property has been disposed of and all amounts expected to be recovered in respect of the Mortgage Loan have been received by the Servicer on behalf of the Trust.

Collection of Taxes, Assessments and Similar Items

         The Servicer generally does not require that escrow accounts be maintained for the collection of hazard insurance premiums and real estate taxes with respect to the Mortgage Loans. The Servicer will make advances with respect to delinquencies in required escrow payments by the related mortgagors.

Certain Rights Related to Foreclosure

         [Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the Class [ ] Notes and, when the Notes are no longer outstanding, to the holders of the Class [ ] Notes. These rights would include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the Trust in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan and the appraised value of the related Mortgaged Property, plus three months' accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property.]


              The Trust Agreement, Sale and Collection Agreement,
                    Indenture and Administration Agreement

General

         The following summary describes certain terms of the Trust Agreement, the Sale and Collection Agreement, the Indenture and the Administration Agreement (collectively, the "Agreements"). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Agreements. The following summary supplements, and to the extent inconsistent with, replaces the description of the general terms and provisions of the Agreements under the heading "The Agreements" in the Prospectus.

Certain Matters Under the Agreements

         Assignment of the Trust Property

         On the Closing Date, the Seller will sell the Mortgage Loans to the Depositor and, pursuant to the Sale and Collection Agreement, the Depositor will assign and transfer the Mortgage Loans to the Trust, without recourse. Concurrently with these transfers, the Trust will pledge the Mortgage Loans to the Indenture Trustee to secure the Notes and will cause the Securities to be delivered to the Depositor. Under the Sale and Collection Agreement, the Trust will be entitled to all principal and interest due on the Mortgage Loans on or after the Cut-off Date.

         Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Sale and Collection Agreement, which will specify with respect to each Mortgage Loan, among other things, the original principal amount and the outstanding principal amount as of the close of business on the Cut-off Date, the Mortgage Rate, the Scheduled Payment, and the maturity date.

         As to each Mortgage Loan, the following documents are generally required to be delivered to the Indenture Trustee (or its custodian), in accordance with the Sale and Collection Agreement:

         o the related original Mortgage Note endorsed without recourse to the Indenture Trustee or in blank,

         o the original Mortgage with evidence of recording indicated thereon, (or, if the original recorded Mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of the Mortgage sent for recording) or, in the case of a Cooperative Loan, the original security agreement and related documents,

         o an original assignment of the Mortgage to the Indenture Trustee or in blank in recordable form or, in the case of a Cooperative Loan, an original assignment of security agreement and related documents,

         o the policies of title insurance issued with respect to each Mortgage Loan (other than a Cooperative Loan), and

         o the originals of any assumption, modification, extension or guaranty agreements.

         Where necessary to protect the interest of the Indenture Trustee in the Mortgage Loans, the assignments to the Indenture Trustee in connection with the Mortgage Loans are required to be submitted for recording promptly after the Closing Date. A custodian acting on behalf of the Seller will have reviewed each mortgage file prior to the Closing Date and, if any document is found to be defective in any material respect and [Originator] does not cure the defect within 90 days of notice thereof, [Originator] will obligated to purchase the related Mortgage Loan from the Seller (or, in certain circumstances, substitute another mortgage loan).

         The [Originator] may have made, as of the date of sale of the Mortgage Loans to the Seller certain representations and warranties concerning the Mortgage Loans that include representations and warranties similar to those summarized in the Prospectus under the heading "Loan Underwriting Procedures and Standards -- Representations and Warranties." The Seller's rights against the Originator with respect to those representations and warranties [may] be assigned to the Trust and pledged to the Indenture Trustee for the benefit of Noteholders. Upon the occurrence of a breach of any representation or warranty with respect to a Mortgage Loan, or receipt of notice of the breach, [Originator] will be obligated to purchase the affected Mortgage Loan from the Seller for a price equal to the unpaid principal balance thereof plus accrued interest thereon (or, in certain circumstances, substitute another mortgage loan), in which case the Seller will repurchase the Mortgage Loan from the Trust (or, the breaching Mortgage Loan will be substituted with another mortgage loan).

         The Seller will make to the Depositor (and the Depositor will assign its rights thereunder to the Trust) only certain limited representations and warranties intended to address certain material conditions that may arise with respect to the Mortgage Loans between the date the Seller acquires the Mortgage Loans from the [Originator] and the Closing Date. In the event of a breach of any representation or warranty that does not constitute a breach of any representation or warranty made by [Originator] as described above, the Seller will be obligated in the same manner as [Originator], as described above.

         To the extent that any Mortgage Loan is not repurchased by [Originator] or the Seller and a Realized Loss occurs on the Mortgage Loan, the Noteholders, in particular the Subordinate Notes, may fail to recover their entire investment in the Notes.

         Events of Default Under the Indenture

         Events of default under the Indenture (each, an "Indenture Default") will generally consist of:

         o a default for a period in excess of five days in the payment of any interest on any Note then outstanding, which default occurs on [six] consecutive Payment Dates;

         o a default in the payment of the entire principal of any Note on the Maturity Date;

         o a default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture and the continuation of any default for a period of 30 days after notice thereof is given to the Issuer as provided in the Indenture;

         o any representation or warranty made by the Issuer in the Indenture, the Sale and Collection Agreement or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in any material respect when made, and the breach not having been cured within 30 days after notice thereof is given to the Issuer as provided in the Indenture; and

         o certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer.

         If an Indenture Default occurs and is continuing, the Indenture Trustee or holders of more than 50% of the Notes then outstanding may declare the principal of the Notes to be immediately due and payable. This declaration may, under certain circumstances, be rescinded by the holders of more than 50% of the Notes.

         If the Notes are declared immediately due and payable following an Indenture Default, the Indenture Trustee may institute proceedings to sell the assets of the Trust pledged to secure the Notes, exercise remedies as a secured party, or elect to have the Issuer maintain possession of the assets and continue to apply collections on the assets as if there had been no declaration of acceleration.

         However, the Indenture Trustee is prohibited from selling the assets of the Trust following an Indenture Default unless certain conditions are satisfied. See "The Agreements--Event of Default; Rights Upon Event of Default -- Indenture" in the accompanying Prospectus.

         Proceeds from the sale of Trust assets will be applied to payment of the Notes, as provided in the Indenture.

         No holder of a Note will have the right to institute any proceeding with respect to the Indenture, unless:

         o the holder previously has given to the Indenture Trustee written notice of a continuing Indenture Default;

         o the holders of a majority in principal amount of the outstanding Notes have made written request to the Indenture Trustee to institute proceeding in its own name as Indenture Trustee;

         o the holder or holders have offered the Indenture Trustee reasonable indemnity;

         o the Indenture Trustee has for 60 days after receipt of notice of default failed to institute the proceeding; and

         o no direction inconsistent with the written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in principal amount of the outstanding Notes.

         In addition, the Indenture Trustee and the Noteholders, by accepting the Notes, will covenant that they will not at any time institute against the Depositor or the Issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

         Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Residual Certificate nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the Issuer contained in the Indenture.

         Redemption

         The Notes are subject to redemption under the circumstances described under "Description of the Notes--Optional Redemption" above.

         The Indenture will be discharged upon the delivery to the Indenture Trustee for cancellation of all Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all the Notes.

The Indenture Trustee

         Pursuant to the Indenture, [          ], a [           ], will be
appointed Indenture Trustee and will be charged with the duties set forth in the Indenture in connection with the issuance of the Notes, conservation of the Trust Estate pledged to secure the Notes and payments to Noteholders under and in accordance with the Indenture. The Indenture Trustee will receive a fee
equal to [         ] per annum, [payable monthly], as specified in the Sale and
Collection Agreement.

         The Indenture Trustee may resign, or the holders of a majority in outstanding principal amount of the Notes may remove the Indenture Trustee, at any time, in which event the Owner Trustee will be obligated to appoint a successor indenture trustee. The Issuer is obligated to remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, becomes insolvent, or because of some conflict of interest, the Indenture Trustee otherwise becomes incapable of acting as trustee under the Indenture. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for the Notes does not become effective until acceptance of the appointment by the successor indenture trustee.

         The offices of the Indenture Trustee are located at [             ].

Administration

         [              ], will act as administrator under the Administration
Agreement among the Issuer, the Administrator and the Seller (the "Administration Agreement"). The Administrator will agree, to the extent provided in the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer under the Sale and Collection Agreement, the Indenture and the Trust Agreement. Certain additional administrative functions will be performed on behalf of the Issuer by the Depositor.

Amendment

         The Sale and Collection Agreement may be amended by the Depositor, the Trust and the Indenture Trustee, without the consent of the
Securityholders:

         o   to cure any ambiguity;

         o to correct or supplement any provision therein that may be inconsistent with any other provision therein or to correct any error;

         o to make any other provisions with respect to matters or questions arising under the Sale and Collection Agreement; provided that no amendment may adversely affect in any material respect the interests of an Securityholder; or

         o to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code.

         The Sale and Collection Agreement may also be amended by the Depositor, the Servicer and the Indenture Trustee with the consent of the holders of not less than 662/4% of the Class Principal Amount of the Notes and the same percentage interest of the Residual Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Collection or of modifying in any manner the rights of the Securityholders; provided, however, that no amendment may

         o reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to the Trust assets which are required to be distributed on a Security of any Class without the consent of the Securityholder; or

         o reduce the percentage of Securities of any Class the holders of which are required to consent to any amendment unless the holders of all Securities of the related Class have consented to the change in the percentage.

         Generally, the Trust Agreement, the Indenture and the Administration Agreement are subject to amendment by the parties thereto under the same conditions as those described above, except that in the case of the Trust Agreement references to Securities and Securityholders should be read as referring to Residual Certificates and Residual Certificateholders, and in the case of the Indenture these references should be read as referring to Notes and Noteholders. Any amendment of the provisions of the Indenture will take the form of a supplemental indenture.

         In addition to the purposes described above with respect to the Sale and Collection Agreement, the Issuer and the Indenture Trustee may enter into supplemental indentures, without obtaining the consent of the Noteholders, for the purpose of correcting or amplifying the description of any property subject to the Indenture, evidencing the succession of a successor to the Issuer, adding to the covenants of the Issuer or surrendering any power conferred upon the Issuer under the Indenture, or conveying or pledging any property to the Indenture Trustee.

         The Depositor will provide to a prospective or actual Noteholder, without charge, on written request, copies (without exhibits) of the Agreements. Requests should be addressed to Contract Finance, Lehman Brothers, 3 World Financial Center, New York, New York 10285.

Voting Rights

         Voting rights under the Indenture will be allocated among the Notes in proportion to their respective Note Principal Amounts.


                  Yield, Prepayment and Weighted Average Life

General

         The yields to maturity on the Notes will be affected by the rate of principal payments on the Mortgage Loans (including prepayments, which may include amounts received by virtue of repurchase, condemnation, insurance or foreclosure), the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower rates, the amount and timing of mortgagor delinquencies and defaults resulting in Realized Losses, the purchase price for the Notes and other factors.

         Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to a higher rate of prepayment than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include changes in borrowers' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans may generally be prepaid at any time without penalty and generally have due-on-sale clauses.

         The rate of principal payments on the Mortgage Loans will be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the mortgagors, liquidations of defaulted Mortgage Loans and repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The weighted average remaining term to maturity of the Mortgage Loans is approximately
[         ] months; seasoning may influence the performance of the Mortgage
Loans. The timing of changes in the rate of prepayments, liquidations and repurchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the Prospectus under "Yield, Prepayment and Maturity Considerations"), no assurance can be given as to the actual rate or the timing of principal payments on the Notes. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

         Prepayments, liquidations and repurchases of the Mortgage Loans will result in payments to Noteholders of principal amounts that would otherwise be paid over the remaining terms of the Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.

         As described herein, approximately [   ]% of the Mortgage Loans do not
provide for monthly payments of principal for the first ten years following origination. Instead, only monthly payments of interest are due during that period. Other considerations aside, because of these characteristics, borrowers may be disinclined to prepay the loans during the ten year period.
In addition, because no principal is due on the loans for their initial ten year period, the Notes will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the loans are recalculated on the basis of a twenty year, level payment amortization schedule as described herein, principal payments on the Notes are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the underlying loans were calculated on the basis of a thirty year amortization schedule. The Mortgage Loans were generally originated (or modified) with Mortgage Rates for their first three years below the rate that would have resulted if based on the Index and related Gross Margin. The Mortgage Loans may experience lower rates of prepayment during the period that the loans bear interest at the lower Mortgage Rates. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

         [The Interest Rate for the Class [ ] Notes at any time will be capped at a rate equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans. To the extent that Mortgage Loans bearing relatively high Mortgage Rates experience a more rapid rate of prepayment than Mortgage Loans with relatively low rates, the Interest Rate for the Class [ ] Notes may be reduced, and this reduction could be substantial.]

         If the purchaser of a Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated. Conversely, if the purchaser of a Note offered at a premium calculates its anticipated yield to maturity based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield to maturity may be lower than that so calculated.

         The yields on the Notes will be reduced to the extent that Net Prepayment Interest Shortfalls are experienced on the Mortgage Loans.

         The effective yields to holders of the Notes will be lower than the yields otherwise produced by the Interest Rate and the related purchase price because monthly payments will not be made to the holders until the [ ] day (or the immediately following Business Day if the [ ] day is not a Business Day) of the month following the month in which interest accrues on the Note (without any additional payment of interest or earnings thereon in respect of any delay).

[Subordination of the Class [  ] Notes

         On each Payment Date, the holders of any higher ranking Class of Notes will have a preferential right to receive amounts of interest and principal due to them on that Payment Date before any payments are made to any Class of Notes subordinate to that Class. As a result, the yields to maturity and the aggregate amount of payments to the Class [ ] Notes will be more sensitive than the yields of higher ranking Notes to the rate of delinquencies and defaults on the Mortgage Loans.]

Weighted Average Life

         Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of the security (assuming no losses). The weighted average lives of the Notes will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         Prepayments on mortgage loans are commonly measured relative to a [ ] prepayment standard or model. The model used in this Prospectus Supplement for the Mortgage Loans ("[ ]") represents [ ]. [ ] does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Estate.

         The following tables were prepared based on the actual characteristics of the Mortgage Loans expected to be included in the Trust Estate and the following additional assumptions (the "Modeling Assumptions"):

         (1) the initial Class Principal Amounts and the Interest Rates are as indicated on the cover of this Prospectus Supplement;

         (2) each Scheduled Payment of principal and/or interest is timely received every month on the first day of each month commencing
               in [        ];

         (3) principal prepayments are received in full on the last day of each month commencing in [ ] and there are no Net Prepayment Interest Shortfalls;

         (4)   there are no defaults or delinquencies on the Mortgage Loans;

         (5)   there are no repurchases or substitutions of the Mortgage Loans;

         (6)   there is no optional redemption of the Notes; and

         (7)   the Notes are issued on [     ].

         The actual characteristics of the Mortgage Loans may, and the performance of the Mortgage Loans will, differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios.

         For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than
indicated in the tables at the various percentages of [   ] specified, even if
the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of [ ].

         Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Notes and set forth the percentages of the initial Class Principal Amounts of the Notes that would be outstanding after each of the Payment Dates shown at various percentages of
[      ].

              Percentage of Initial Class Principal Amount of the
             Notes Outstanding at the Following Percentages of [ ]

                                           Class [  ] Notes
                         ------------------------------------------------------
    Payment Date           %       %       %       %       %       %       %
 ----------------------- ------  ------  ------  ------  ------  ------  ------
 Initial Percentage.....  100%    100%    100%    100%    100%    100%    100%



 Weighted    Average   Life   in
 Years**........................
 ___________

 * Indicates a value between 0.0% and 0.5%.

 ** The weighted average life of a Note is determined by (1) multiplying the net reduction, if any, of the Class Principal Amount by the number of years from the date of issuance of the Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above


                  Material Federal Income Tax Considerations

         [In the opinion of Brown & Wood LLP, for federal income tax purposes, the Notes will be characterized as debt, and the Trust will not be a business entity classified as an association (or a publicly traded partnership) treated as a corporation or a taxable mortgage pool. Each Noteholder, by the acceptance of a Note, will agree to treat the Notes as indebtedness for federal income tax purposes. See "Material Federal Income Tax Considerations" in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Notes.]


                        Legal Investment Considerations

         [The Notes will [not] constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in "mortgage related securities" may [not] be legally authorized to invest in the Notes.]

         Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by the regulatory authorities, on the investment by those institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

         Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Notes may be purchased by them.

         See "Legal Investment Considerations" in the Prospectus.


                                Use of Proceeds

         The net proceeds from the sale of the Notes will be applied by the Depositor, or an affiliate thereof, toward the purchase of the Mortgage Loans. The Mortgage Loans will be acquired by the Depositor from the Seller in a privately negotiated transaction.


                                 Underwriting

         Subject to the terms and conditions set forth in the underwriting agreement and in a terms agreement (collectively, the "Underwriting Agreement") between the Depositor and the Underwriter, the Depositor has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Depositor, all of the Notes.

         The distribution of the Notes by the Underwriter will be effected in each case from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect the transactions by selling the Notes to or through dealers, and the dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.

         Lehman Brothers Inc. has entered into an agreement with the Depositor to purchase the Class [ ] Notes simultaneously with the purchase of the Notes, subject to certain conditions.

         Lehman Brothers Inc. is an affiliate of the Depositor.


                             ERISA Considerations

         A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code should carefully review with its legal advisors whether the purchase or holding of Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See "ERISA Considerations" in the accompanying Prospectus.


                                 Legal Matters

         Certain legal matters with respect to the Notes will be passed upon for the Depositor and for the Underwriter by Brown & Wood LLP, Washington, D.C.


                                    Ratings

         It is a condition to the issuance of the Notes that they be rated "[ ]" by [Rating Agency] and "[ ]" by [Rating Agency]. [Rating Agency] and [Rating Agency] are referred to herein as the "Rating Agencies."

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A securities rating addresses the likelihood of the receipt by Noteholders of payments in the amount of scheduled payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Notes. The ratings assigned to the Notes do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Noteholders might suffer a lower than anticipated yield due to prepayments or may fail to recoup their initial investments.

         The security ratings assigned to the Notes should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by either Rating Agency.

         The Depositor has not requested a rating of the Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Notes or, if it does, what rating would be assigned by the other rating agency. The rating assigned by the other rating agency to the Notes could be lower than the ratings assigned by the Rating Agencies.

                                   Glossary

   Defined terms                                                          Page

                                    Annex I

         Global Clearance, Settlement and Tax Documentation Procedures

         Except in certain limited circumstances, the globally offered
Structured Asset Securities Corporation [          ] Asset Backed Notes (the
"Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through any of DTC, Clearstream Banking, societe anonyme (formerly Cedelbank) (referred to as "Clearstream" herein) or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

         Secondary cross-market trading between Clearstream or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold the positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

         Trading between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC Seller and Clearstream or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment date to and excluding the settlement date, on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (that would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of overdraft charges, although this result will depend on each Clearstream Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last interest payment to and excluding the settlement date on the basis of either the actual number of days in the accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Clearstream Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system's customary procedures;

         o borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

         A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (1) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of the change.

         Exemption for non-U.S. Persons with effectively connected income (Form 4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Exemption Or Reduced Rate For Non-U.S. Persons Resident In Treaty Countries (Form 1001). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

         Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to that date that elect to continue to be so treated also will be considered U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                $[            ]
                                 (Approximate)


                    Structured Asset Securities Corporation
                            [      ] Trust [      ]


                              Asset-Backed Notes


                                 [           ]
                          [Servicer/Master Servicer]

                                _______________

                             PROSPECTUS SUPPLEMENT

                                 [           ]
                                _______________


                                LEHMAN BROTHERS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                    Subject to Completion, April [ ], 2000

PROSPECTUS

                    STRUCTURED ASSET SECURITIES CORPORATION
                                   Depositor

                           Asset-Backed Certificates
                              Asset-Backed Notes
                             (Issuable in Series)

Each Trust Fund:

     o may periodically issue asset-backed pass-through certificates or asset backed notes, in each case in one or more series with one or more classes; and

     o will be established to hold assets transferred to it by Structured Asset Securities Corporation, including:

          o mortgage loans or participation interests in mortgage loans, including manufactured home loans;

          o mortgage backed certificates insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae; and/or

          o private mortgage backed certificates, as described in this prospectus; and

          o payments due on those mortgage loans and mortgage backed certificates.

        The assets in your trust fund will be specified in the prospectus supplement for your trust fund, while the types of assets that may be included in a trust fund, whether or not included in your trust fund, are described in greater detail in this prospectus. The Securities:

     o    will be offered for sale pursuant to a prospectus supplement;

     o will evidence beneficial ownership of, or be secured by, the assets in the related trust fund and will be paid only from the trust fund assets described in this prospectus; and

     o    may have one or more forms of credit enhancement.

        The securityholders will receive distributions of principal and interest that are dependent upon the rate of payments, including prepayments, on the mortgage loans, mortgage backed certificates and other assets in the trust fund.

        The prospectus supplement will state whether the securities are expected to be classified as indebtedness and whether the trust will make a REMIC or FASIT election for federal income tax purposes.

        The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

        Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                LEHMAN BROTHERS

                The date of this prospectus is April [ ], 2000

                         Description of the Securities

General

     The asset-backed certificates (the "Certificates") of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Agreement (as defined herein). A series of Securities may also include asset-backed notes (the "Notes," and together with the Certificates, the "Securities") that will represent indebtedness of the related trust fund and will be issued pursuant to an indenture. See "The Agreements."

     Each series of Securities will consist of one or more classes of Securities, one or more of that may:

     o accrue interest based on a variable or adjustable rate ("Floating Rate Securities");

     o provide for the accrual of interest, which is periodically added to the principal balance of the Securities, but on which no interest or principal is payable except during any periods specified in the prospectus supplement ("Compound Interest Securities");

     o be entitled to a greater percentage of interest on the Loans underlying or comprising the Primary Assets for the series than the percentage of principal on the Loans to which the Securities are entitled ("Interest Weighted Securities");

     o be entitled to a greater percentage of principal on the Loans underlying or comprising the Primary Assets for the series than the percentage of interest on the Loans to which the Securities are entitled ("Principal Weighted Securities");

     o not be entitled to principal until the earlier of the date specified in the prospectus supplement or the date on which the principal of all Securities of the series having an earlier Final Scheduled Distribution Date have been paid in full ("Planned Amortization Certificates" or "PACs");

     o be subordinate to one or more other classes of Securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement ("Subordinate Securities"); and/or

     o  other types of Securities, as described in the prospectus supplement.

     If specified in the prospectus supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the assets in the related trust fund (each portion of Assets, an "Asset Group").

     Each class of Securities offered by this prospectus and the prospectus supplement (the "Offered Securities") will be issued in the minimum original principal amount or notional amount for Securities of each class specified in the prospectus supplement. The transfer of any Offered Securities may be registered, and those Securities may be exchanged, without the payment of any service charge. The classes of Securities of a series may be issued in fully registered, certificated form ("Definitive Securities") or issued in book-entry form only ("Book-Entry Securities") in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement. See "-- Book-Entry Registration."

Distributions on the Securities

     General

     Distributions on the Securities of each series will be made by or on behalf of the trustee from the Available Distribution Amount for that series, on each Distribution Date, as specified in the prospectus supplement. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered on the close of business on the record date specified in the prospectus supplement. Payments will be made by check mailed to the registered owners at their addresses appearing on the Security Register, or by wire transfer (at the expense of the securityholder requesting payment by wire transfer) in certain circumstances described in the prospectus supplement; provided, however, that the final distribution in retirement of a Security will be made only upon presentation and surrender of the Security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement. Advance notice of the final distribution on a Security will be mailed to the securityholders.

     Distributions of interest on Securities entitled to receive interest will be made periodically at the intervals and Interest Rates specified or determined in accordance with the prospectus supplement. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless the prospectus supplement specifies a different basis. Distributions of principal on each class of Securities in a series will be made on a pro rata or random lot basis among all of the Securities of the class, or as otherwise specified in the prospectus supplement.

     The funds in the Distribution Account (together with any amounts transferred from any Reserve Fund or applicable credit support) may be insufficient to make the full distribution to securityholders on a Distribution Date. In this case, the funds available for distribution to the securityholders of each class will be distributed in accordance with their respective interests. However, as described in the prospectus supplement, holders of Securities will receive their current distributions and past amounts due but unpaid to them before holders of Subordinate Securities are paid (in each case, these amounts are calculated as described in the prospectus supplement). The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for distribution and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next Distribution Date.

     For a description of the reports to be furnished to securityholders concerning a distribution, see "The Agreements -- Reports to Securityholders."

     Single Class Securities Generally

     With respect to a series of Securities that is not a Multi-Class Series, distributions on the Securities on each Distribution Date will generally be allocated to each Security entitled to payment on the basis of the undivided percentage interest (the "Percentage Interest") evidenced by the Security, or on the basis of the Security's outstanding principal amount or notional amount (subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions), as specified in the prospectus supplement. See "Subordinate Securities" below.

     If the Primary Assets for a series of Securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the Securities or on a class in the series (the "Interest Rate") may also vary, due to changes in prevailing interest rates and due to prepayments on Loans comprising or underlying the Primary Assets. If the Primary Assets for a series have fixed interest rates, then the Interest Rate on Securities of a series may be fixed, or may vary, to the extent prepayments cause changes in the weighted average interest rate of the Primary Assets. If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the Interest Rate on the Securities of the related series may also reflect those caps.

     If specified in the prospectus supplement, a series of Securities may include one or more classes that are Interest Weighted Securities, Principal Weighted Securities, or both. Unless otherwise specified in the prospectus supplement, payments received from the Primary Assets will be allocated on the basis of the Percentage Interest of each class in the principal component of the distributions, the interest component of the distributions, or both, and will be further allocated on a pro rata basis among the Securities within each class. The method or formula for determining the Percentage Interest of a Security will be set forth in the prospectus supplement.

     Multi-Class Series

     A series of Securities may include Floating Rate Securities, Compound Interest Securities and Planned Amortization Certificates, and/or classes of Subordinate Securities and Senior Securities (a "Multi-Class Series"). For a series of Securities that is not a Multi-Class Series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets. This designation does not change over the term of the Securities unless the series has a subordination feature in one or more classes of Subordinate Securities that protects one or more classes of Senior Securities in the event of failure of timely payment of the Primary Assets. Unless otherwise specified in the prospectus supplement, each Security of a Multi-Class Series will have a principal amount or a notional amount and a specified Interest Rate (that may be zero). Interest distributions on a Multi-Class Series will be made on each Security entitled to an interest distribution on each Distribution Date at the Interest Rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the Distribution Account, subject to any subordination of the rights of any classes of Subordinate Securities to receive current distributions. See "Subordinate Securities" below and "Credit Support -- Subordinate Securities; Subordination Reserve Fund."

     Distributions of interest on Compound Interest Securities will begin only after the related accretion termination date specified in the prospectus supplement. On each Distribution Date on or before the accretion termination date, interest on the Compound Interest Securities accrues, and the amount of interest accrued is added on each Distribution Date to the principal balance of the Security. On each Distribution Date after the accretion termination date, interest distributions will be made on classes of Compound Interest Securities on the basis of the current Compound Value of the class. The "Compound Value" of a class of Compound Interest Securities equals the initial aggregate principal balance of the class, plus accrued and undistributed interest added to the class through the immediately preceding Distribution Date, less any principal distributions previously made to reduce the aggregate outstanding principal balance of the class.

     A Multi-Class Series may also include one or more classes of Floating Rate Securities. The Interest Rate of a Floating Rate Security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate, or both, as specified in the prospectus supplement. For each class of Floating Rate Securities, the prospectus supplement will set forth the initial Floating Rate (or the method of determining it), the period during which the Floating Rate applies, and the formula, index, or other method by which the Floating Rate for each period will be determined.

     Distributions of principal will be allocated among the classes of a Multi-Class Series in the order of priority and amount specified in the prospectus supplement. Generally, the "Principal Distribution Amount" for a Multi-Class Series on any Distribution Date will be equal to the sum of (1) the accrual distribution amount for any Compound Interest Securities, (2) the Minimum Principal Distribution Amount and (3) the percentage, if any, of the excess cash flow specified in the prospectus supplement. The "Minimum Principal Distribution Amount" is the amount, if any, by which the outstanding principal balance of the Securities of a series (before giving effect to any payment of principal on that Distribution Date) exceeds the aggregate value of the Primary Assets as of that Distribution Date

     Subordinate Securities

     A series of Securities may include one or more classes of Subordinate Securities that provide some or all of the credit support for the Senior Securities in the series. The rights of holders of some classes of securities (the "Subordinate Securities") to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the "Senior Securities") but only to the extent described in the prospectus supplement. If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit support may be provided by a cross-support feature. This feature requires that distributions be made to Senior Securities prior to making distributions on Subordinate Securities backed by assets in another Asset Group within the trust fund. Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each, a "Rating Agency"), Subordinate Securities will not be offered by this prospectus or the prospectus supplement. See "Credit Support -- Subordinate Securities; Subordination Reserve Fund."

Optional Termination

     If specified in the prospectus supplement for a series of Securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust fund, or cause an early termination of the trust fund by repurchasing all of the Primary Assets from the trust fund or directing the sale of the Primary Assets. This termination may occur on a date on or after the date on which either (1) the Aggregate Asset Principal Balance of the Primary Assets is less than a specified percentage of the initial Aggregate Asset Principal Balance, or (2) the aggregate principal amount of the Securities (or of certain classes in a series) is less than a specified percentage of their initial aggregate principal amount, as described in the prospectus supplement.

     o "Asset Principal Balance" means, for any Loan at the time of determination, its outstanding principal balance as of the Cut-off Date, reduced by all amounts distributed to securityholders (or used to fund the Subordination Reserve Fund, if any) and reported as allocable to principal payments on the Loan.

     o "Aggregate Asset Principal Balance" means, at the time of determination, the aggregate of the Asset Principal Balances of all the Loans in a trust fund.

     The optional termination described in this section will be in addition to terminations that may result from other events. See "The Agreements -- Event of Default; Rights Upon Event of Default" and "-- Termination."

Optional Purchase of Securities

     The prospectus supplement for a series of Securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity, at specified times and purchase prices, and under particular circumstances. Notice of any purchase must be given by the trustee prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases
         If specified in the prospectus supplement for a series, any class of Securities in the series may be subject to redemption, in whole or in part, at the request of the holders of that class or mandatory purchase by the depositor, the servicer or master servicer, or another designated entity. The terms and conditions of any redemption or mandatory purchase with respect to a class of Securities will be described in the prospectus supplement.

     The depositor may also have the option to obtain for any series of Securities, one or more guarantees from a company or companies acceptable to the Rating Agencies. As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of
Securities:

     o  call protection for any class of Securities of a series;

     o a guarantee of a certain prepayment rate of some or all of the Loans underlying the series; or

     o  certain other guarantees described in the prospectus supplement.

Book-Entry Registration

     General

     If provided for in the prospectus supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each of these classes will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC") and, if provided in the prospectus supplement, additionally through Clearstream Banking, societe anonyme (formerly Cedelbank) (referred to herein as "Clearstream") or the Euroclear System ("Euroclear") . Each class of Book-Entry Securities will be issued in one or more certificates or notes, as the case may be, that equal the initial principal amount of the related class of Offered Securities and will initially be registered in the name of Cede & Co.

     No person acquiring an interest in a Book-Entry Security (each, a "Beneficial Owner") will be entitled to receive a Definitive Security, except as set forth below under "--Definitive Securities." Unless and until Definitive Securities are issued for the Book-Entry Securities under the limited circumstances described in the related prospectus supplement or this prospectus, all references to actions by securityholders with respect to the Book-Entry Securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their Participants (as defined below), and all references herein to distributions, notices, reports and statements to securityholders with respect to the Book-Entry Securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

     Beneficial Owners will hold their Book-Entry Securities through DTC in the United States, or, if the Offered Securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations ("Participants") of those systems. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations. Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     DTC

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities. In accordance with its normal procedures, DTC is expected to record the positions held by each of its Participants in the Book-Entry Securities, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Securities will be subject to the rules, regulations and procedures governing DTC and its Participants as in effect from time to time.

     Clearstream

     Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its Participants and facilitates the clearance and settlement of securities transactions between its Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides to its Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally-traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant of Clearstream, either directly or indirectly.

     Euroclear

     Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 35 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative Corporation"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

     Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTC. Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (individually the "Relevant Depositary" and collectively, the "European Depositaries").

     Beneficial Ownership of Book-Entry Securities

     Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing a Certificate or a Note. Unless and until Definitive Securities are issued, it is anticipated that the only "securityholder" of the Offered Securities will be Cede & Co., as nominee of DTC. Beneficial Owners will not be "Certificateholders" or "Noteholders" as those terms are used in the related Agreement. Beneficial Owners are only permitted to exercise their rights indirectly through Participants, DTC, Clearstream or Euroclear, as applicable.

     The Beneficial Owner's ownership of a Book-Entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the Beneficial Owner's account for that purpose. In turn, the Financial Intermediary's ownership of a Book-Entry Security will be recorded on the records of DTC (or of a Participant that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a Participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

     Beneficial Owners will receive all distributions of principal of, and interest on, the Offered Securities from the trustee through DTC and its Participants. While the Offered Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Securities and is required to receive and transmit distributions of principal of, and interest on, the Offered Securities. Participants and Indirect Participants with whom Beneficial Owners have accounts with respect to Offered Securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners. Accordingly, although Beneficial Owners will not possess certificates or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

     Beneficial Owners will not receive or be entitled to receive certificates or notes representing their respective interests in the Offered Securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Beneficial Owners who are not Participants may transfer ownership of Offered Securities only through Participants and Indirect Participants by instructing the Participants and Indirect Participants to transfer Offered Securities, by book-entry transfer, through DTC for the account of the purchasers of the Offered Securities, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of Book-Entry Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

     Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in securities settled during this processing will be reported to the relevant Participants of Clearstream or Euroclear on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Participant of Clearstream or Euroclear to a Participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Securities, see "Material Federal Income Tax Considerations -- REMICs -- Taxation of Certain Foreign Investors," "-- Grantor Trust Funds -- Taxation of Certain Foreign Investors" and "-- Partnership Trust Funds and Debt Securities -- Tax Consequences to Foreign Securityholders" herein and, if the Book-Entry Securities are globally offered and the prospectus supplement so provides, see "Global Clearance, Settlement and Tax Documentation Procedures -- Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to the prospectus supplement.

     Transfers between Participants of DTC will occur in accordance with DTC Rules. Transfers between Participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

     Distributions on the Book-Entry Securities will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable Participants of DTC in accordance with DTC's normal procedures. Each Participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the Book-Entry Securities that it represents and to each Financial Intermediary for which it acts as agent. Each Financial Intermediary will be responsible for disbursing funds to the Beneficial Owners of the Book-Entry Securities that it represents.

     Under a book-entry format, Beneficial Owners of the Book-Entry Securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co. Any distributions on Securities held through Clearstream or Euroclear will be credited to the cash accounts of Participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Considerations -- REMICs -- Taxation of Certain Foreign Investors," -- "Grantor Trust Funds -- Taxation of Certain Foreign Investors" and "-- Partnership Trust Funds and Debt Securities -- Tax Consequences to Foreign Securityholders" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Beneficial Owner to pledge Book-Entry Securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of Book-Entry Securities, may be limited due to the lack of physical securities for the Book-Entry Securities. In addition, issuance of the Book-Entry Securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase Securities for which they cannot obtain physical securities.

     Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Securities of Beneficial Owners are credited.

     Generally, DTC will advise the applicable trustee that unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Securities under the related Agreement, only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Securities are credited, to the extent that actions are taken on behalf of Financial Intermediaries whose holdings include the Book-Entry Securities. If the Book-Entry Securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related Agreement, on behalf of a Participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Offered Securities that conflict with actions taken with respect to other Offered Securities.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Book-Entry Securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

     None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

     Definitive Securities

     Securities initially issued in book-entry form will be issued as Definitive Securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the Securities and the depositor is unable to locate a qualified successor, (2) if the depositor, at its option, elects to end the book-entry system through DTC or (3) in accordance with any other provisions described in the prospectus supplement.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Beneficial Owners. Upon surrender by DTC of the security or securities representing the Book-Entry Securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the Definitive Securities to which they are entitled, and thereafter the trustee will recognize the holders of those Definitive Securities as securityholders under the related Agreement.

                 Yield, Prepayment and Maturity Considerations

Payment Delays

     With respect to any series, a period of time will elapse between receipt of payments or distributions on the Primary Assets and the Distribution Date on which the payments or distributions are paid to securityholders. This delay will effectively reduce the yield that would otherwise be obtained if payments or distributions were distributed on or near the date of receipt. The prospectus supplement will set forth an example of the timing of receipts and the distribution of collections to securityholders, so that the impact of this delay can be understood.

Principal Prepayments

     With respect to a series for which the Primary Assets consist of Loans or participation interests in Loans, when a Loan prepays in full, the borrower will generally be required to pay interest on the amount of the prepayment only to the prepayment date. In addition, the prepayment may not be required to be paid to securityholders until the month following receipt. The effect of these provisions is to reduce the aggregate amount of interest that would otherwise be available for distributions on the Securities. Therefore, the yield that would be obtained if interest continued to accrue on the Loan until the principal prepayment is paid to securityholders, is effectively reduced. To the extent specified in the prospectus supplement, this effect on yield may be mitigated by, among other things, an adjustment to the servicing fee otherwise payable to the master servicer or servicer with respect to prepaid Loans. Further, if the Interest Rate on a class of Securities in a series is based upon a weighted average of the interest rates on the Loans comprising or underlying the Primary Assets, interest on these Securities may be paid or accrued in the future at a rate lower than the initial interest rate, to the extent that Loans bearing higher rates of interest are prepaid more quickly than Loans bearing lower rates of interest. See "Servicing of Loans -- Advances and Limitations Thereon."

Timing of Reduction of Principal Amount

     A Multi-Class Series may provide that, for purposes of calculating interest distributions, the principal amount of the Securities is deemed reduced as of a date prior to the Distribution Date on which principal thereon is actually distributed. Consequently, the amount of interest accrued during any interest accrual period, as specified in the prospectus supplement, will be less than the amount that would have accrued on the actual principal amount of the Securities outstanding. The effect of these provisions is to produce a lower yield on the Securities than would be obtained if interest were to accrue on the Securities on the actual unpaid principal amount of the Securities to each Distribution Date. The prospectus supplement will specify the time at which the principal amounts of the Securities are determined or are deemed reduced for purposes of calculating interest distributions on Securities of a Multi-Class Series.

Interest or Principal Weighted Securities

     If a class of Securities consists of Interest Weighted Securities or Principal Weighted Securities, a lower rate of principal prepayments than anticipated will negatively affect yield to investors in Principal Weighted Securities, and a higher rate of principal prepayments than anticipated will negatively affect yield to investors in Interest Weighted Securities. The prospectus supplement will include a table showing the effect of various levels of prepayment on yields on these types of Securities. The tables will illustrate the sensitivity of yields to various prepayment rates and will not purport to predict, or provide information enabling investors to predict, yields or prepayment rates.

Final Scheduled Distribution Date

     The prospectus supplement will specify the Final Scheduled Distribution Date or Maturity Date for each class of a Multi-Class Series. The Maturity Date for each class of Notes is the date on which the principal of the class of Notes will be fully paid. The Final Scheduled Distribution Date for each class of Certificates is the date on which the entire aggregate principal balance of the class will be reduced to zero. These calculations will be based on the assumptions described in the prospectus supplement. Because prepayments on the Loans underlying or comprising the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual maturity of the class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to the Certificates, as a result of delinquencies, defaults and liquidations of the assets in the trust fund, the actual final distribution date of any Certificate may occur later than its Final Scheduled Distribution Date.

Prepayments and Weighted Average Life

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of the principal of the security will be repaid to the investor. The weighted average life of the Securities of a series will be influenced by the rate at which principal on the Loans comprising or underlying the Primary Assets for the Securities is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

     The rate of principal prepayments on pools of housing loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors. The rate of prepayments of conventional housing loans has fluctuated significantly. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans comprising or underlying the Primary Assets for a series, those Loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by those Loans. It should be noted that the Loans comprising or underlying the Primary Assets for a series may have different interest rates, and the stated pass-through or interest rate of certain Primary Assets or the Interest Rate on the Securities may be a number of percentage points less than interest rates on the Loans. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans comprising or underlying the Primary Assets. If any Loans comprising or underlying the Primary Assets for a series have actual terms-to-stated maturity less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more classes of the series may be fully paid prior to their respective stated maturities.

     Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below.

     CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans underlying or comprising the Primary Assets. Thus, it is likely that prepayment of any Loans comprising or underlying the Primary Assets for any series will not conform to the FHA Prepayment Experience or to any level of CPR or SPA.

     The prospectus supplement for each Multi-Class Series will describe the prepayment standard or model used to prepare any illustrative tables setting forth the weighted average life of each class of that series under a given set of prepayment assumptions. The prospectus supplement will also describe the percentage of the initial principal balance of each class of a series that would be outstanding on specified Distribution Dates for the series based on the assumptions stated in the prospectus supplement, including assumptions that prepayments on the Loans comprising or underlying the related Primary Assets are made at rates corresponding to various percentages of CPR or SPA or at such other rates specified in the prospectus supplement. These tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities or prepayment rates of the Loans comprising or underlying the related Primary Assets.

Other Factors Affecting Weighted Average Life

     Type of Loan

     Mortgage Loans secured by multifamily residential rental property or cooperatively owned multifamily property consisting of five or more dwelling units ("Multifamily Properties") may have provisions that prevent prepayment for a number of years and may provide for payments of interest only during a certain period followed by amortization of principal on the basis of a schedule extending beyond the maturity of the related Mortgage Loan. ARMs, Bi-weekly Loans, GEM Loans, GPM Loans or Buy-Down Loans comprising or underlying the Primary Assets may experience a rate of principal prepayments that is different from the principal prepayment rate for ARMs, Bi-weekly Loans, GEM Loans and GPM Loans included in any other mortgage pool or from Conventional fixed rate Loans or from other adjustable rate or graduated equity mortgages having different characteristics. There can be no assurance as to the respective rates of prepayment of these Loans in either stable or changing interest rate environments.

     In the case of a Negatively Amortizing ARM, if interest rates rise without a simultaneous increase in the related scheduled payment of principal and interest (the 'Scheduled Payment"), negative amortization may result or the amount of interest accrued on the Stated Principal Balance thereof may exceed the amount of interest paid by the mortgagor in any month (such excess, "Deferred Interest"). However, borrowers may pay amounts in addition to their Scheduled Payments in order to avoid negative amortization and to increase tax deductible interest payments.

     To the extent that any of Mortgage Loans negatively amortize over their respective terms, future interest accruals are computed on the higher outstanding principal balance of the Mortgage Loan and a smaller portion of the Scheduled Payment is applied to principal than would be required to amortize the unpaid principal over its remaining term. Accordingly, the weighted average life of the Mortgage Loans will increase.

     In a declining interest rate environment, the portion of each Scheduled Payment in excess of the scheduled interest and principal due will be applied to reduce the outstanding principal balance of the related Mortgage Loan, thereby resulting in accelerated amortization of the ARM. Any such acceleration in amortization of the principal balance of any Negatively Amortizing ARM will shorten the weighted average life of the Mortgage Loan. The application of partial prepayments to reduce the outstanding principal balance of a Negatively Amortizing ARM will tend to reduce the weighted average life of the Mortgage Loan and will adversely affect the yield to holders who purchased their Securities at a premium, if any, and holders of classes of Interest Weighted Securities. The pooling of Negatively Amortizing ARMs having Rate Adjustment Dates in different months, together with different initial interest rates borne by the Loans ("Mortgage Rates"), Lifetime Mortgage Rate Caps, Minimum Mortgage Rates and stated maturity dates, could result in some Negatively Amortizing ARMs that comprise or underlie the Primary Assets experiencing negative amortization while the amortization of other Negatively Amortizing ARMs may be accelerated.

     If the Loans comprising or underlying the Primary Assets for a series include ARMs that permit the borrower to convert to a long-term fixed interest rate loan, the master servicer, servicer, or PMBS Servicer, as applicable, may, if specified in the prospectus supplement, be obligated to repurchase any Loan so converted. Any such conversion and repurchase would reduce the average weighted life of the Securities of the related series.

     A GEM Loan provides for scheduled annual increases in the borrower's Scheduled Payment. Because the additional portion of the Scheduled Payment is applied to reduce the unpaid principal balance of the GEM Loan, the stated maturity of a GEM Loan will be significantly shorter than the 25 to 30 year term used as the basis for calculating the installments of principal and interest applicable until the first adjustment date.

     The prepayment experience with respect to Manufactured Home Loans will generally not correspond to the prepayment experience on other types of housing loans. Even though some Manufactured Home Loans may be FHA Loans, no statistics similar to those describing the FHA experience above are available with respect to Manufactured Home Loans.

     In the case of Mortgage Loans that do not require the borrowers to make payments of principal or interest until the occurrence of certain maturity events, the Mortgage Loans will generate enough cash to pay interest and principal on the Securities of the related series only if specified maturity events occur with sufficient frequency and relative regularity. There can be no assurance regarding the rate and timing of the occurrence of maturity events with respect to these Mortgage Loans.

     Foreclosures and Payment Plans

     The number of foreclosures and the principal amount of the Loans comprising or underlying the Primary Assets that are foreclosed in relation to the number of Loans that are repaid in accordance with their terms will affect the weighted average life of the Loans comprising or underlying the Primary Assets and that of the related series of Securities. Servicing decisions made with respect to the Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Loans in bankruptcy proceedings, may also have an impact upon the payment patterns of particular Loans. In particular, the return to holders of Securities who purchased their Securities at a premium, if any, and the return on a class of Interest Weighted Securities may be adversely affected by servicing policies and decisions relating to foreclosures.

     Due on Sale Clauses

     The acceleration of repayment as a result of certain transfers of the real property securing a Mortgage Loan (the "Mortgaged Property") is another factor affecting prepayment rates, and is a factor that is not reflected in the FHA experience. While each of the Mortgage Loans included in the FHA statistics is assumable by a purchaser of the underlying mortgaged property, the Loans constituting or underlying the Primary Assets may include "due-on-sale" clauses. Except as otherwise described in the prospectus supplement for a series, the PMBS Servicer of Loans underlying Private Mortgage-Backed Securities and the master servicer or the servicer of Loans constituting the Primary Assets for a series will be required, to the extent it knows of any conveyance or prospective conveyance of the related residence by any borrower, to enforce any "due-on-sale" clause applicable to the related Loan under the circumstances and in the manner it enforces due-on-sale clauses with respect to other similar loans in its portfolio. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses and are freely assumable by qualified persons. However, as homeowners move or default on their housing loans, the Mortgaged Property is generally sold and the loans prepaid, even though, by their terms, the loans are not "due-on-sale" and could have been assumed by new buyers.

     Optional Termination

     If specified in the prospectus supplement, any designated entity may cause an early termination of the trust fund by repurchasing the remaining Primary Assets in the Trust Fund, or may purchase Securities of certain classes. See "Description of the Securities -- Optional Termination."

                                The Trust Funds

General

     The Notes will be secured by a pledge of the assets of the trust fund, or an individual Asset Group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual Asset Group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes.

     The trust fund for each series of Securities will be held by the trustee for the benefit of the related securityholders, and will consist of:

     o amounts due and payable with respect to the Primary Assets as of the cut-off date designated in the prospectus supplement (the "Cut-off Date");

     o amounts held from time to time in the Collection Account and the Distribution Account established for a series of Securities;

     o Mortgaged Properties that secured a Mortgage Loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

     o any Reserve Fund established pursuant to the Agreement for a series of Securities, if specified in the prospectus supplement;

     o any Servicing Agreements relating to Mortgage Loans in the trust fund, to the extent that these agreements are assigned to the trustee;

     o any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to Mortgage Loans in the trust fund;

     o any pool insurance policy, special hazard insurance policy, bankruptcy bond or other credit support relating to the series;

     o investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

     o any other asset, instrument or agreement relating to the trust fund and specified in the prospectus supplement (which may include an interest rate swap agreement or an interest rate cap agreement or similar agreement).

     The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or seller of the Primary Asset, but will be retained by that party (the "Retained Interest"). Therefore, amounts received with respect to a Retained Interest in an Agency Certificate, a Private Mortgage-Backed Security or a Loan comprising the Primary Assets for a series will not be included in the trust fund but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the Agreements.

     The "Primary Assets" in the trust fund for a series of Securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

     o Ginnie Mae certificates (which may be Ginnie Mae I certificates or Ginnie Mae II certificates);

     o  Fannie Mae certificates;

     o  Freddie Mac certificates;

     o mortgage pass-through certificates representing a fractional, undivided interest in Loans or collateralized mortgage obligations secured by Loans ("Private Mortgage-Backed Securities");

     o  Mortgage Loans or participation interests in Mortgage Loans; and

     o Manufactured Home Loans or participation interests in Manufactured Home Loans.

     Mortgage Loans and Manufactured Home Loans are referred to in this prospectus as "Loans." Ginnie Mae certificates, Fannie Mae certificates and Freddie Mac certificates are referred to in this prospectus as "Agency Certificates."

     Private Mortgage-Backed Securities will evidence a beneficial ownership interest in underlying assets that will consist of Agency Certificates or Loans. Participation interests in a Loan or a loan pool will be purchased by the depositor, or an affiliate, pursuant to a participation agreement (a "Participation Agreement"). The interest acquired by the depositor under the Participation Agreement will be evidenced by a participation certificate. The trustee will be the holder of a participation certificate. Loans that comprise the Primary Assets will be purchased by the depositor directly or through an affiliate in the open market or in privately negotiated transactions. Some, none or all of the Loans may have been originated by an affiliate of the depositor. See "The Agreements -- Assignment of Primary Assets."

Ginnie Mae Certificates

     General

     The Ginnie Mae certificates will be "fully modified pass-through" mortgage-backed certificates issued and serviced by Ginnie Mae-approved issuers of Ginnie Mae certificates (the "Ginnie Mae Servicers") under the Ginnie Mae I and/or the Ginnie Mae II program. The full and timely payment of principal of and interest on the Ginnie Mae certificates is guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States of America. The Ginnie Mae certificates will be based on and backed by a pool of eligible mortgage loans and will provide for the payment by or on behalf of the Ginnie Mae Servicer to the registered holder of the Ginnie Mae certificate of monthly payments of principal and interest equal to the aggregated amount of the monthly constant principal and interest payments on each mortgage loan, less servicing and guarantee fees aggregating the excess of the interest on the mortgage loans over the Ginnie Mae certificate's pass-through rate. Each repayment to a holder of a Ginnie Mae certificate will include pass-through payments of any prepayments of principal of the mortgage loans underlying the Ginnie Mae certificate and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan.

     The Ginnie Mae certificates do not constitute a liability of, or evidence any recourse against, the Ginnie Mae Servicer, the depositor or any affiliate of the depositor, and the only recourse of a registered holder, such as the trustee or its nominee, is to enforce the guarantee of Ginnie Mae.

     Ginnie Mae approves the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement (the "Guaranty Agreement") between Ginnie Mae and the Ginnie Mae Servicer of the Ginnie Mae certificate. Pursuant to the Guaranty Agreement, the Ginnie Mae Servicer is required to advance its own funds in order to make timely payments of all amounts due on the Ginnie Mae certificate, whether or not the payments received by the Ginnie Mae Servicer on the underlying mortgage loans equal the amounts due on the Ginnie Mae certificate. If a Ginnie Mae Servicer is unable to make a payment as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae Servicer and the Ginnie Mae Servicer fails to notify and request Ginnie Mae to make a payment, the holder of the Ginnie Mae certificate has recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates, may proceed directly against Ginnie Mae under the terms of any Ginnie Mae certificate or the Guaranty Agreement relating to the Ginnie Mae certificate for any amounts that are not paid under the Ginnie Mae certificate.

     Monthly installment payments on a Ginnie Mae certificate will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the mortgage loans backing the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installment on the Ginnie Mae certificate is due. The monthly installments on the Ginnie Mae certificate will be paid each month to the trustee or its nominee as registered holder. In addition, any principal prepayments or any other early recovery of principal on the mortgage loans backing the Ginnie Mae certificate received during any month will be passed through to the registered holder of the Ginnie Mae certificate the following month.

     With respect to Ginnie Mae certificates issued under the Ginnie Mae I program, the Ginnie Mae Servicer must make scheduled monthly payments of principal and interest, plus pass-throughs of prepayments of principal and proceeds of foreclosures and other dispositions of the mortgage loans, to registered holders no later than the fifteenth day of each month. Ginnie Mae certificates issued under the Ginnie Mae II program provide for payments to be mailed to registered holders by Chemical Bank, as paying agent, no later than the twentieth day of each month. A further difference between the two programs is that, under the Ginnie Mae I program single issuer approach, an individual Ginnie Mae issuer assembles a pool of mortgages against which it issues and markets Ginnie Mae I certificates while, under the Ginnie Mae II program, multiple issuer pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and interest rate are aggregated into a single pool that backs a single issue of Ginnie Mae II certificates. However, single issuer pools may be formed under the Ginnie Mae II program as well.

     The Underlying Mortgage Loans

     Unless otherwise specified in the prospectus supplement, mortgage loans underlying the Ginnie Mae certificates included in the trust fund for a series will consist of FHA Loans and/or housing loans partially guaranteed by the VA ("VA Loans"), all of which are assumable by a purchaser. Ginnie Mae certificates securing a series may be backed by level payment mortgage loans, Ginnie Mae Loans, GEM Loans or Buy-Down Loans or adjustable rate mortgage loans or other mortgage loans eligible for inclusion in a Ginnie Mae certificate. The mortgage loans may be secured by Manufactured Homes, Single Family Property or Multifamily Property.

     All mortgages underlying any Ginnie Mae certificate issued under the Ginnie Mae I program must have the same annual interest rate (except for pools of loans secured by manufactured homes). The annual interest rate on such Ginnie Mae certificate is equal to one-half percentage point less than the annual interest rate on the mortgage loans backing the Ginnie Mae certificate.

     Mortgages underlying a Ginnie Mae certificate issued under the Ginnie Mae II program may have annual interest rates that vary from each other by up to one percentage point. The annual interest rate on each Ginnie Mae II certificate is between one-half percentage point and one and one-half percentage points less than the highest annual interest rate on the mortgage loans included in the pool of mortgages backing the Ginnie Mae certificate.

     The Ginnie Mae certificates included in the trust fund for a series may have other characteristics and terms different from those described above, so long as the Ginnie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of that series. The Ginnie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

     Ginnie Mae

     The Government National Mortgage Association ("Ginnie Mae") is a wholly owned corporate instrumentality of the United States of America. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act") authorizes Ginnie Mae to guarantee the timely payment of the principal of and the interest on Ginnie Mae certificates, which are based on and backed by a pool of mortgages insured by the Federal Housing Administration, a division of HUD ("FHA") under the Housing Act or Title V of the Housing Act of 1949, or partially guaranteed by the Veterans Administration ("VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by other eligible mortgage loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts that may be required to be paid under any guaranty under this subsection." To meet its obligations under the guarantees, Ginnie Mae may, under Section 306(d) of the Housing Act, borrow from the United States Treasury an amount that is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

Fannie Mae Certificates

     General

     Fannie Mae certificates are either Guaranteed Mortgage Pass-Through Certificates, Stripped Mortgage Backed Securities or Guaranteed REMIC Pass-Through Certificates. Fannie Mae certificates represent factional undivided interests in a pool of mortgage loans formed by Fannie Mae. Unless otherwise specified in the prospectus supplement, each pool consists of mortgage loans secured by a first lien on a one-to four-family residential property. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria set forth under the Fannie Mae purchase program.

     Fannie Mae guarantees to each holder of a Fannie Mae certificate that it will distribute amounts representing scheduled principal and interest (at the rate provided for by the Fannie Mae certificate) on the mortgage loans in the pool represented by the Fannie Mae certificate, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are neither backed by nor entitled to the full faith and credit of the United States of America. If Fannie Mae were unable to satisfy those obligations, distributions on Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would affect monthly distributions on the Fannie Mae certificates and could adversely affect the payments on the Securities of a series secured by the Fannie Mae certificates.

     Unless otherwise specified in the prospectus supplement, Fannie Mae certificates evidencing interests in pools formed on or after May 1, 1985 (other than Fannie Mae certificates backed by pools containing GPM Loans or mortgage loans secured by multifamily projects) will be available in book-entry form only. Distributions of principal of and interest on each Fannie Mae certificate will be made by Fannie Mae on the twenty-fifth day of each month to the persons in whose name the Fannie Mae certificates are entered in the books of the Federal Reserve Bank of New York (or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions will be made by wire; with respect to Fannie Mae certificates issued in fully registered form, distributions will be made by check.

     The Underlying Mortgage Loans

     Unless otherwise specified in the prospectus supplement for a series of Securities, mortgage loans underlying Fannie Mae certificates in the trust fund for a series will consist of:

     o fixed-rate level payment mortgage loans that are not insured or guaranteed by any governmental agency ("Conventional Loans");

     o  fixed-rate level payment FHA Loans or VA Loans;

     o  adjustable rate mortgage loans;

     o  GEM Loans, Buy-Down Loans or GPM Loans; and

     o mortgage loans secured by one-to-four family attached or detached residential housing, including Cooperative Dwellings ("Single Family Property") or by Multifamily Property.

     Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. The original maturities of substantially all of the fixed rate level payment Conventional Mortgage Loans are expected to be between either eight to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Fannie Mae Stripped Mortgage Backed Securities are issued by Fannie Mae in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and/or interest distributions (adjusted to the series pass-through rate) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the series pass-through rate) on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae Stripped Mortgage Backed Securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans. The Guaranteed REMIC Pass-Through Certificates are multiple-class pass-through certificates (representing beneficial interests in a pool consisting primarily of Fannie Mae or Ginnie Mae certificates) as to which Fannie Mae has elected REMIC status for federal income tax purposes.

     Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae certificate (and the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guarantee fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between .50 and 2.50 percentage points greater than the annual interest rate for the Fannie Mae certificate (or the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security), and, under a special servicing option (pursuant to which the mortgagee or other servicer is reimbursed by Fannie Mae for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between .55 and 2.55 percentage points greater than the annual Fannie Mae certificate interest rate (or the series pass-through rate payable with respect to a Fannie Mae Stripped Mortgage Backed Security).

     The trust fund for a series of Securities may include Fannie Mae certificates having characteristics and terms different from those described above, so long as the Fannie Mae certificates and underlying mortgage loans meet the criteria of each Rating Agency rating the series. The Fannie Mae certificates and underlying mortgage loans will be described in the prospectus supplement.

     Fannie Mae

     Fannie Mae ("Fannie Mae") is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (12 U.S.C. Section 1716 et seq.). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market primarily by purchasing home mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase loans from any capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage backed securities, primarily in exchange for pools of mortgage loans from lenders. See "Additional Information" for the availability of further information with respect to Fannie Mae and Fannie Mae certificates.

Freddie Mac Certificates

     General

     The Freddie Mac certificates represent an undivided interest in a group of mortgages or participations in mortgages (a "PC Pool") purchased by Freddie Mac. Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement and may be issued under either Freddie Mac's "Cash Program" or "Guarantor Program" or may be Multiclass Mortgage Participation Certificates (Guaranteed) representing multiple classes of certificates of beneficial interest in a pool consisting primarily of Freddie Mac certificates.

     Under Freddie Mac's Cash Program, with respect to PC Pools formed prior to June 1, 1987 there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after that date, the maximum interest rate on the mortgage loans underlying the Freddie Mac certificates cannot exceed the pass-through rate on the Freddie Mac certificates by more than two hundred basis points.

     Under this program, Freddie Mac purchases groups of whole mortgage loans from a number of sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance of the mortgage loans, an assumed term and a prepayment period as determined by Freddie Mac. No loan or participation is purchased by Freddie Mac at greater than 100% of the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a PC Pool for a Freddie Mac certificate issued under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a PC Pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. However, beginning with PC Pools formed on or after June 1, 1987, the range of interest rates on the mortgages in Cash Program PC Pools will not exceed 100 basis points.

     Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor Program, the range between the lowest and highest annual interest rates on the mortgage loans in a PC Pool may not exceed two hundred basis points, and beginning with PC Pools formed in December 1987 under the Guarantor Program, the range of the interest rates on the mortgage loans in a PC Pools will not exceed 100 basis points.

     The Freddie Mac certificates will be guaranteed by Freddie Mac as to the timely payment of interest at the applicable Freddie Mac certificate rate on the holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans, whether or not received. Freddie Mac also guarantees payment of principal on the underlying mortgage loans, without any offset or deduction, to the extent of the registered holder's pro rata share thereof, but does not, except with respect to "Scheduled Principal" Freddie Mac certificates issued under the Guarantor Program, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.

     Pursuant to its guarantee, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than:

     o  30 days following foreclosure sale;

     o  30 days following payment of the claim by any mortgage insurer; or

     o  30 days following the expiration of any right of redemption.

     In any event, Freddie Mac must remit the guarantee amount no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgages that Freddie Mac has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

     Holders of Freddie Mac certificates are entitled to receive their pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, including repayments of principal resulting from acquisition by Freddie Mac of the real property securing the mortgage. Freddie Mac is required to remit to each holder its pro rata share of principal payments on the underlying mortgage loans, interest at an applicable Freddie Mac certificate rate and any other sums, such as prepayment fees, within 60 days of the date on which Freddie Mac is deemed to receive the payments.

     Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guarantee income as agreed upon between the seller and Freddie Mac.

     Freddie Mac certificates are not guaranteed by, and do not constitute debts or obligations of, either the United States of America or any Federal Home Loan Bank. If Freddie Mac were unable to satisfy those obligations, distributions on Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans, and, accordingly, delinquencies and defaults would affect monthly distributions on the Freddie Mac certificates and could adversely affect distributions on the Securities of the related series.

     Requests for registration of ownership of Freddie Mac certificates made on or before the last business day of a month are made effective as of the first day of that month. With respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, the Federal Reserve Bank of New York maintains book-entry accounts with respect thereto and makes payments of interest and principal each month to holders in accordance with the holders' instructions. The first payment to a holder of a Freddie Mac certificate will normally be received by the holder by the fifteenth day of the second month following the month in which the holder became a holder of the Freddie Mac certificate. Thereafter, payments will normally be received by the fifteenth day of each month.

     The Underlying Mortgage Loans

     Unless otherwise specified in the prospectus supplement, each PC Pool underlying the Freddie Mac certificates in the trust fund for a series will consist of first lien, fixed-rate, fully amortizing, conventional residential mortgages or participation interests therein. Unless otherwise specified in the prospectus supplement, all of the mortgage loans evidenced by a Freddie Mac certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States of America. All mortgages purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act (as defined below).

     The trust fund for a series may include Freddie Mac certificates having other characteristics and terms different from those described above, so long as the Freddie Mac certificates and the underlying mortgage loans meet the criteria of each Rating Agency rating the Securities of the series. The Freddie Mac certificates and underlying mortgage loans will be described in the prospectus supplement.

     Freddie Mac

     The Federal Home Loan Mortgage Corporation ("Freddie Mac") is a corporate instrumentality of the United States of America created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. 1451-1459) on July 24, 1970 (the "Freddie Mac Act"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It provides an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac consists of the purchase of first lien, conventional, residential mortgage loans and participation interests in mortgage loans from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities, primarily Freddie Mac certificates. In 1981, Freddie Mac initiated its Guarantor Program under which Freddie Mac purchases mortgages from sellers in exchange for Freddie Mac certificates representing interests in the mortgages so purchased. Transactions under the Guarantor Program have resulted in a significant increase in the volume of Freddie Mac's purchases of mortgages and sales of Freddie Mac certificates. All mortgage loans purchased by Freddie Mac must meet certain standards set forth in the Freddie Mac Act. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. See "Additional Information" for the availability of further information with respect to Freddie Mac and Freddie Mac certificates.

Private Mortgage-Backed Securities

     General

     The trust fund for a series may consist of Private Mortgage-Backed Securities, which include:

     o mortgage pass-through certificates, evidencing an undivided interest in a pool of Loans or Agency Certificates; or

     o collateralized mortgage obligations secured by Loans or Agency Certificates.

     Private Mortgage-Backed Securities are issued pursuant to a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying Loans, or the issuer of the collateralized mortgage obligations, as the case may be, enters into the PMBS Agreement with the trustee under the PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, possesses the Loans underlying the Private Mortgage-Backed Security. Loans underlying a Private Mortgage-Backed Security are serviced by a servicer (the "PMBS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will generally be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, will be approved by the United States Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

     The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending; a public agency or instrumentality of a state, local or federal government; a limited purpose corporation or other entity organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to the trusts, and selling beneficial interests in the trusts; or one of the trusts. If specified in the prospectus supplement, the PMBS Issuer may be an affiliate of the depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the prospectus supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the prospectus supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the prospectus supplement.

     Underlying Loans

     The Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing Loans or GEM Loans, GPM Loans, Buy-Down Loans, Bi-Weekly Loans, ARMs, or Loans having balloon or other irregular payment features. Loans may be secured by Single Family Property, Multifamily Property, Manufactured Homes, or, in the case of Cooperative Loans, by an assignment of the proprietary lease or occupancy agreement relating to a Cooperative Dwelling and the shares issued by the related cooperative. Except as otherwise specified in the prospectus supplement:

     o no Loan will have had a Loan-to-Value Ratio at origination in excess of 95%;

     o each Mortgage Loan secured by a Single Family Property and having a Loan-to-Value Ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

     o each Loan will have had an original term to stated maturity of not less than 10 years and not more than 40 years;

     o no Loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement;

     o each Loan (other than a Cooperative Loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

     o each Loan (other than a Cooperative Loan or a Loan secured by a Manufactured Home) will be covered by a title insurance policy.

     Credit Support Relating to Private Mortgage-Backed Securities

     Credit support in the form of Reserve Funds, subordination of other private mortgage certificates issued under the PMBS Agreement, letters of credit, mortgage insurance, hazard insurance and other insurance policies ("Insurance Policies") required to be maintained with respect to Securities, Loans, or Private Mortgage-Backed Securities or other types of credit support may be provided with respect to the Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves. The type, characteristics and amount of credit support will depend on certain characteristics of the Loans and other factors and will have been established for the Private Mortgage-Backed Securities on the basis of requirements of the Rating Agency.

     Additional Information

     The prospectus supplement for a series of Securities for which the trust fund includes Private Mortgage-Backed Securities will specify, to the extent material:

     o the aggregate approximate principal amount and type of the Agency Certificates and Private Mortgage-Backed Securities to be included in the trust fund;

     o certain characteristics of the Agency Certificates or Loans that comprise the underlying assets for the Private Mortgage-Backed Securities including, (1) the payment features of Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (2) the approximate aggregate principal balance, if known, of underlying Loans insured or guaranteed by a governmental entity, (3) the servicing fee or range of servicing fees with respect to the Loans, and (4) the minimum and maximum stated maturities of the underlying Loans at origination;

     o the interest rate or range of interest rates of the Private Mortgage-Backed Securities;

     o the weighted average interest rate of the Private Mortgage-Backed Securities;

     o the PMBS Issuer, the PMBS Servicer and the PMBS Trustee for the Private Mortgage-Backed Securities;

     o certain characteristics of credit support, if any, such as Reserve Funds, Insurance Policies, letters of credit or guarantees relating to the Loans underlying the Private Mortgage-Backed Securities or to the Private Mortgage-Backed Securities themselves;

     o  the terms on which the underlying Loans for the Private
        Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities; and

     o the terms on which Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

     If information of the type described above regarding the Private Mortgage-Backed Securities or Agency Certificates is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

The Mortgage Loans

     General

     The Primary Assets in a trust fund for a series of Securities may include mortgage loans or participation interests in mortgage loans (together, "Mortgage Loans"). Generally, the originators of the Mortgage Loans are savings and loan associations, savings banks, commercial banks, credit unions, insurance companies, or similar institutions supervised and examined by a Federal or State authority or by mortgagees approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act. An affiliate of the depositor may have originated some of the Mortgage Loans.

     The Mortgage Loans in a trust fund may be Conventional Loans, housing loans insured by the FHA ("FHA Loans") or VA Loans, with the following interest rate and payment characteristics:

     o  fixed interest rate or adjustable interest rate Mortgage Loans;

     o "GPM Loans," which provide for fixed level payments or graduated payments, with an amortization schedule (1) requiring the mortgagor's monthly installments of principal and interest to increase at a predetermined rate annually for a predetermined period after which the monthly installments become fixed for the remainder of the mortgage term, (2) providing for deferred payment of a portion of the interest due monthly during that period of time; or (3) providing for recoupment of the interest deferred through negative amortization, whereby the difference between the scheduled payment of interest on the mortgage note and the amount of interest actually accrued is added monthly to the outstanding principal balance of the mortgage note;

     o "GEM Loans," which are fixed rate, fully amortizing mortgage loans providing for monthly payments based on a 10- to 30-year amortization schedule, with further provisions for scheduled annual payment increases for a number of years with the full amount of those increases being applied to principal, and with further provision for level payments thereafter;

     o  Buy-Down Loans;

     o "Bi-Weekly Loans," which are fixed-rate, conventional, fully-amortizing Mortgage Loans secured by first mortgages on one-to-four family residential properties that provide for payments of principal and interest by the borrower once every two weeks; or

     o Mortgage Loans with other payment characteristics as described in this prospectus and the prospectus supplement.

     The Mortgage Loans may include:

     o "Cooperative Loans," which are evidenced by promissory notes secured by a lien on the shares issued by private, non-profit, cooperative housing corporations ("Cooperatives") and on the related proprietary leases or occupancy agreements granting exclusive rights to occupy individual housing units in a building owned by a Cooperative ("Cooperative Dwellings"); or

     o "Condominium Loans," which are secured by a mortgage on an individual housing unit (a "Condominium Unit") in which the owner of the real property (the "Condominium") is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units, together with the Condominium Unit's appurtenant interest in the common elements.

     Generally, the Mortgage Loans are secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on Mortgaged Property. If specified in the prospectus supplement, the Mortgage Loans may be secured by security instruments creating a lien on borrowers' leasehold interests in real property, if the depositor determines the Mortgage Loans are commonly acceptable to institutional mortgage investors. A Mortgage Loan secured by a leasehold interest in real property is secured not by a fee simple interest in the Mortgaged Property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a Mortgage Loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the Mortgage Loan.

     The Mortgaged Properties may include Single Family Properties (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings) or Multifamily Properties (i.e., multifamily residential rental properties or cooperatively-owned properties consisting of five or more dwelling units). The Mortgaged Properties may consist of detached individual dwellings, townhouses, duplexes, triplexes, quadriplexes, row houses, individual units in planned unit developments and other attached dwelling units. Multifamily Property or Single Family Property may include mixed commercial and residential structures.

     Each Single Family Property and Multifamily Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years greater than the term of the related Mortgage Loan unless otherwise specified in the prospectus supplement. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building. The proprietary lease or occupancy agreement securing a Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or on the underlying land. Additionally, in the case of a Cooperative Loan, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed to the Cooperative by the tenant-stockholder. See "Legal Aspects of Loans."

     The prospectus supplement will disclose the aggregate principal balance of Mortgage Loans secured by Mortgaged Properties that are owner-occupied. Unless otherwise specified in the prospectus supplement, the sole basis for a representation that a given percentage of the Mortgage Loans are secured by Single-Family Property that is owner-occupied will be either (1) a representation by the mortgagor at origination of the Mortgage Loan that either the borrower will use the underlying Mortgaged Property for a period of at least six months every year or that the borrower intends to use the Mortgaged Property as a primary residence, or (2) a finding that the address of the Mortgaged Property is the borrower's mailing address, as reflected in the servicer's records. To the extent specified in the prospectus supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes. Mortgage Loans secured by investment properties and Multifamily Property may also be secured by an assignment of leases and rents and operating or other cash flow guarantees relating to the Loans.

     The characteristics of the Mortgage Loans comprising or underlying the Primary Assets for a series may vary if credit support is provided in levels satisfactory to the Rating Agencies that rate a series of Securities. Generally, unless otherwise specified in the prospectus supplement, the following selection criteria apply to Mortgage Loans included in the Primary
Assets:

     o no first lien Mortgage Loan may have a Loan-to-Value Ratio at origination in excess of 95%, and no second lien Mortgage Loan may have a Loan-to-Value Ratio at origination in excess of 125%;

     o no first lien Mortgage Loan that is a Conventional Loan secured by a Single Family Property may have a Loan-to-Value Ratio in excess of 80%, unless covered by a primary mortgage insurance policy as described in this prospectus;

     o each first lien Mortgage Loan must have an original term to maturity of not less than 10 years and not more than 40 years, and each second lien Mortgage Loan must have an original term to maturity of not less than 5 years and not more than 30 years;

     o no Mortgage Loan may be included that, as of the Cut-off Date, is more than 59 days delinquent as to payment of principal or interest; and

     o no Mortgage Loan (other than a Cooperative Loan) may be included unless a title insurance policy or, in lieu thereof, an attorney's opinion of title, and a standard hazard insurance policy (which may be a blanket policy) is in effect with respect to the Mortgaged Property securing the Mortgage Loan.

     The initial "Loan-to-Value Ratio" of any Mortgage Loan represents the ratio of the principal amount of the Mortgage Loan outstanding at the origination of the loan divided by the fair market value of the Mortgaged Property, as shown in the appraisal prepared in connection with origination of the Mortgage Loan (the "Appraised Value"). In the case of a Mortgage Loan to finance the purchase of a Mortgaged Property, the fair market value of the Mortgaged Property is the lesser of the purchase price paid by the borrower or the Appraised Value of the Mortgaged Property.

     Unless otherwise specified in the prospectus supplement, "Buy-Down Loans," which are level payment Mortgage Loans for which funds have been provided by a person other than the mortgagor to reduce the mortgagor's Scheduled Payment during the early years of the Mortgage Loan, are also generally subject to the following requirements:

     o during the period (the "Buy-Down Period") when the borrower is not obligated, on account of the buy-down plan, to pay the full Scheduled Payment otherwise due on the loan, the Buy-Down Loans must provide for Scheduled Payments based on a hypothetical reduced interest rate (the "Buy-Down Mortgage Rate") that is not more than 3% below the mortgage rate at origination and for annual increases in the Buy-Down Mortgage Rate during the Buy-Down Period that will not exceed 1%;

     o  the Buy-Down Period may not exceed three years;

     o the maximum amount of funds that may be contributed for a Mortgaged Property having a Loan-to-Value Ratio (1) of 90% or less at origination is limited to 10% of the Appraised Value of the Mortgaged Property, and (2) of over 90% at origination is limited to 6% of the Appraised Value of the Mortgaged Property;

     o the maximum amount of funds (the "Buy-Down Amounts") that may be contributed by the servicer of the related Mortgaged Loan is limited to 6% of the Appraised Value of the Mortgaged Property. (This limitation does not apply to contributions from immediate relatives or the employer of the mortgagor); and

     o the borrower under each Buy-Down Loan must be qualified at a mortgage rate that is not more than 3% per annum below the current mortgage rate at origination. (Accordingly, the repayment of a Buy-Down Loan depends on the borrower's ability to make larger Scheduled Payments after the Buy-Down Amounts are depleted).

     Multifamily Properties are generally subject to the following requirements, unless otherwise specified in the prospectus supplement:

     o no Mortgage Loan may be delinquent for more than 59 days within the 12-month period ending with the Cut-off Date;

     o no more than two payments may be 59 days or more delinquent during a three-year period ending on the Cut-off Date;

     o Mortgage Loans with respect to any single borrower may not exceed 5% of the aggregate principal balance of the Loans comprising the Primary Assets as of the Cut-off Date; and

     o the debt service coverage ratio for each Mortgage Loan (calculated as described in the prospectus supplement) will not be less than 1.1:1.

     As specified in the prospectus supplement, "ARMs" or "Adjustable Rate Mortgages," which provide for periodic adjustments in the interest rate component of the Scheduled Payment in accordance with an Index, will provide for a fixed initial Mortgage Rate for one or more Scheduled Payments. Thereafter, the Mortgage Rates will adjust periodically based, subject to the applicable limitations, on changes in the relevant Index described in the prospectus supplement, to a rate equal to the Index plus the Gross Margin, which is a fixed percentage spread over the Index established contractually for each ARM at the time of its origination. An ARM may be convertible into a fixed-rate Mortgage Loan. To the extent specified in the prospectus supplement, any ARM that is converted may be subject to repurchase by the servicer.

     Adjustable mortgage rates can cause payment increases that some borrowers may find difficult to make. However, each of the ARMs may provide that its mortgage rate may not be adjusted to a rate above the applicable lifetime mortgage rate cap (the "Lifetime Mortgage Rate Cap"), if any, or below the applicable lifetime minimum mortgage rate (the "Minimum Mortgage Rate"), if any, for the ARM. In addition, certain of the ARMs provide for limitations on the maximum amount by which their mortgage rates may adjust for any single adjustment period (the "Maximum Mortgage Rate Adjustment"). Some ARMs are payable in self-amortizing payments of principal and interest. Other ARMs ("Negatively Amortizing ARMs") instead provide for limitations on changes in the Scheduled Payment to protect borrowers from payment increases due to rising interest rates.

     These limitations can result in Scheduled Payments that are greater or less than the amount necessary to amortize a Negatively Amortizing ARM by its original maturity at the mortgage rate in effect during any particular adjustment period. In the event that the Scheduled Payment is not sufficient to pay the interest accruing on a Negatively-Amortizing ARM, then the Deferred Interest is added to the principal balance of the ARM, resulting in negative amortization, and will be repaid through future Scheduled Payments. If specified in the prospectus supplement, Negatively-Amortizing ARMs may provide for the extension of their original stated maturity to accommodate changes in their mortgage rate. The prospectus supplement will specify whether the ARMs comprising or underlying the Primary Assets are Negatively Amortizing ARMs.

     The index (the "Index") applicable to any ARM comprising the Primary Assets will be the one-month LIBOR Index, the three-year Treasury Index, the one-year Treasury Index, the Six Month Treasury Index, the Eleventh District Costs of Funds Index or the National Monthly Median Cost of Funds Ratio to institutions insured by the Federal Savings and Loan Insurance Corporation ("FSLIC"), or any other index or indices as described in the prospectus supplement.

     Certain of the Mortgage Loans may be fixed or variable rate Mortgage Loans that do not provide for monthly payments of principal and interest by the borrower. Instead, these Mortgage Loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related Mortgaged Property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related Mortgaged Property, in each case upon the occurrence of specified maturity events. Maturity events generally include:

     o  the death of the borrower, or the last living of two co-borrowers;

     o the borrower, or the last living of two co-borrowers, ceasing to use the related Mortgaged Property as his or her principal residence; or

     o  the sale of the related Mortgaged Property.

The maturity of this type of Mortgage Loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the Mortgaged Property.

     The prospectus supplement for each series of Securities will provide information about the Mortgage Loans, as of the Cut-off Date, including:

          (1) the aggregate outstanding principal balance of the Mortgage
          Loans;

          (2) the weighted average Mortgage Rate of the Mortgage Loans, and, in the case of ARMs, the weighted average of the current mortgage rates and the Lifetime Mortgage Rate Caps, if any;

          (3) the average outstanding principal balance of the Mortgage Loans;

          (4) the weighted average term-to-stated maturity of the Mortgage Loans and the range of remaining terms-to-stated maturity;

          (5) the range of Loan-to-Value Ratios for the Mortgage Loans;

          (6) the relative percentage (by outstanding principal balance as of the Cut-off Date) of Mortgage Loans that are ARMs, Cooperative Loans, Conventional Loans, FHA Loans and VA Loans;

          (7) the percentage of Mortgage Loans (by outstanding principal balance as of the Cut-off Date) that are not covered by primary mortgage insurance policies;

          (8) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Mortgage Loans;

          (9) the geographic distribution of the Mortgaged Properties securing the Mortgage Loans; and

          (10) the percentage of Mortgage Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Property,
          Multifamily Property, Cooperative Dwellings, investment property and vacation or second homes.

     If information of the type described above respecting the Mortgage Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

The Manufactured Home Loans

     The Loans secured by Manufactured Homes ("Manufactured Home Loans") comprising or underlying the Primary Assets for a series of Securities will consist of manufactured housing conditional sales contracts and installment loan agreements originated by a manufactured housing dealer in the ordinary course of business and purchased by the depositor. Each Manufactured Home Loan will have been originated by a bank or savings institution that is a Fannie Mae- or Freddie Mac-approved seller/servicer or by any financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

     The Manufactured Home Loans may be Conventional Loans, FHA Loans or VA Loans. Each Manufactured Home Loan will be secured by a Manufactured Home. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans will be fully amortizing and will bear interest at a fixed interest rate.

     Each "Manufactured Home" securing the Manufactured Home Loan consists of a manufactured home within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     Unless otherwise specified in the prospectus supplement for a series, the following restrictions apply with respect to Manufactured Home Loans comprising or underlying the Primary Assets for a series:

     o no Manufactured Home Loan may have a Loan-to-Value Ratio at origination in excess of 95%;

     o each Manufactured Home Loan must have an original term to maturity of not less than three years and not more than 30 years;

     o no Manufactured Home Loan may be as of the Cut-off Date more than 59 days delinquent as to payment of principal or interest; and

     o each Manufactured Home Loan must have, as of the Cut-off Date, a standard hazard insurance policy (which may be a blanket policy) in effect with respect thereto.

     The initial Loan-to-Value Ratio of any Manufactured Home Loan represents the ratio of the principal amount of the Manufactured Home Loan outstanding at the origination of the loan divided by the fair market value of the Manufactured Home, as shown in the appraisal prepared in connection with origination of the Manufactured Home Loan (the "Appraised Value"). The fair market value of the Manufactured Home securing any Manufactured Home Loan is the lesser of the purchase price paid by the borrower or the Appraised Value of the Manufactured Home. With respect to underwriting of Manufactured Home Loans, see "Loan Underwriting Procedures and Standards." With respect to servicing of Manufactured Home Loans, see "Servicing of Loans."

     The prospectus supplement for a series of Securities will provide information about the Manufactured Home Loans comprising the Primary Assets as of the Cut-off Date, including:

          (1) the aggregate outstanding principal balance of the Manufactured Home Loans comprising or underlying the Primary Assets;

          (2) the weighted average interest rate on the Manufactured Home
          Loans;

          (3) the average outstanding principal balance of the Manufactured Home Loans;

          (4) the weighted average scheduled term to maturity of the Manufactured Home Loans and the range of remaining scheduled terms to maturity;

          (5) the range of Loan-to-Value Ratios of the Manufactured Home
          Loans;

          (6) the relative percentages (by principal balance as of the Cut-off
          Date) of Manufactured Home Loans that were made on new Manufactured Homes and on used Manufactured Homes;

          (7) any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the Manufactured Home Loans; and

          (8) the distribution by state of Manufactured Homes securing the Loans.

     If information of the type specified above respecting the Manufactured Home Loans is not known to the depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement and any additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related series and to be filed with the Commission within 15 days after the initial issuance of the Securities.

     The information described above regarding the Manufactured Home Loans in a trust fund may be presented in the prospectus supplement in combination with similar information regarding the Mortgage Loans in the trust fund.

Pre-Funding Arrangements

     The depositor may be required to deposit cash or liquid securities into a pre-funding account on the issuance date. To the extent provided in the prospectus supplement for a series, the related Agreements may provide for a commitment by the depositor to subsequently convey to the trust fund additional Primary Assets or additional advances in respect of Mortgage Loans that comprise existing Primary Assets ("Subsequent Primary Assets") following the date on which the Securities are issued (a "Pre-Funding Arrangement"). The Pre-Funding Arrangement will require that any Subsequent Primary Assets included in the trust fund conform to the requirements and conditions provided in the related Agreements. If a Pre-Funding Arrangement is utilized, on the closing date for the issuance of the Securities, the trustee will be required to deposit in a segregated account (a "Pre-Funding Account") all or a portion of the proceeds received by the trustee in connection with the sale of one or more classes of Securities of the series. Subsequently, the trust fund will acquire Subsequent Primary Assets in exchange for the release of money from the Pre-Funding Account. Unless otherwise specified in the prospectus supplement, the Pre-Funding Arrangement will be limited to a specified period, generally not to exceed three months, during which time any transfers of Subsequent Primary Assets must occur.

     If all of the funds originally deposited in the Pre-Funding Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of Securities, as specified in the prospectus supplement. Although we expect that substantially all of the funds in the Pre-Funding Account will be used to acquire Subsequent Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Pre-Funding Account, we cannot assure you that such a distribution will not occur on the Distribution Date following the end of the Pre-Funding Arrangement.

     Amounts on deposit in the Pre-Funding Account will be invested as provided in the related Agreements in investments permitted by the Rating Agencies.

Collection Account and Distribution Account

     The trustee, or the master servicer, in the name of the trustee, will establish a separate Collection Account for each series, for deposit of all distributions received with respect to the Primary Assets for the series, any initial cash deposit, and reinvestment income. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Collection Account will be credited to the Collection Account, and any loss resulting from the investments will be charged to the Collection Account. Reinvestment income may, however, be payable to the trustee, the master servicer or a servicer as additional compensation. See "Servicing of Loans" and "The Agreements -- Investment of Funds." In this case, the reinvestment income would not be included in calculation of the Available Distribution Amount. See "Description of the Securities -- Distributions on the Securities."

     Funds on deposit in the Collection Account will be available for remittance to the trustee for deposit into the Distribution Account to the extent of the Available Distribution Amount and for certain other payments provided for in the Agreements. Unless otherwise specified in the prospectus supplement, amounts in the Collection Account constituting reinvestment income payable to the master servicer as additional servicing compensation or for the reimbursement of advances or expenses, amounts in respect of any Excess Servicing Fee, Retained Interest, and amounts to be deposited into any reserve fund will not be included in determining amounts to be remitted to the trustee for deposit into the Distribution Account.

     A separate Distribution Account will be established by the trustee in the name of the trustee for the benefit of the securityholders into which all funds received from the master servicer (or servicer) and all required withdrawals from any reserve funds for the related series will be deposited, pending distribution to the securityholders. If specified in the prospectus supplement, any reinvestment income or other gain from investments of funds in the Distribution Account will be credited to the Distribution Account, and any loss resulting from the investments will be charged to the Distribution Account. Reinvestment income, may, however, be payable to the trustee or the master servicer as additional compensation. On each Distribution Date, all funds on deposit in the Distribution Account, subject to certain permitted withdrawals by the trustee as set forth in the Agreements, will be available for remittance to the securityholders. See also "The Agreements -- Distribution Account."

Other Funds or Accounts

     A trust fund may include other funds and accounts or a security interest in certain funds and accounts for the purpose of, among other things, paying certain administrative fees and expenses of the trust and accumulating funds pending their distribution. If specified in the prospectus supplement, certain funds may be established with the trustee with respect to Buy-Down Loans, GPM Loans, or other Loans having special payment features included in the trust fund in addition to or in lieu of any similar funds to be held by the servicer. See "Servicing of Loans -- Collection Procedures; Escrow Accounts" and "-- Deposits to and Withdrawals from the Collection Account." If Private Mortgage-Backed Securities are backed by GPM Loans, and the asset value with respect to a Multi-Class Series is determined on the basis of the scheduled maximum principal balance of the GPM Loans, a GPM Fund will be established that will be similar to that which would be established if GPM Loans constituted the Primary Assets. See "Servicing of Loans -- Deposits to and Withdrawals from the Collection Account." Other similar accounts may be established as specified in the prospectus supplement.

                  Loan Underwriting Procedures and Standards

Underwriting Standards

     The depositor expects that Loans comprising the Primary Assets for a series of Securities will have been originated generally in accordance with underwriting procedures and standards similar to those described in this prospectus, except as otherwise described in the prospectus supplement.

     Unless otherwise specified in the prospectus supplement, the originators of the Mortgage Loans will have been savings and loan associations, savings banks, commercial banks, credit unions, insurance companies or similar institutions supervised and examined by a federal or state authority; mortgagees approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, or wholly-owned subsidiaries thereof; or by subsidiaries of the depositor. Manufactured Home Loans may have been originated by these institutions (other than a subsidiary of the depositor) or by a financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act. Except as otherwise set forth in the prospectus supplement, the originator of a Loan will have applied underwriting procedures intended to evaluate the borrower's credit standing and repayment ability and the value and adequacy of the related property as collateral. FHA Loans and VA Loans will have been originated in compliance with the underwriting policies of the FHA and the VA, respectively.

     In general, each borrower will have been required to complete an application designed to provide to the original lender pertinent credit information about the borrower. As part of the description of the borrower's financial condition, the borrower generally will have furnished information with respect to its assets, liabilities, income, credit history, employment history and personal information, and furnished an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In general, an employment verification is obtained from an independent source (typically the borrower's employer), which reports the length of employment with that organization, the borrower's current salary and whether it is expected that the borrower will continue that employment in the future. If the borrower was self-employed, the borrower may have been required to submit copies of recent signed tax returns. The borrower may also have been required to authorize verifications of deposits at financial institutions where the borrower had demand or savings accounts. With respect to Multifamily Property, information concerning operating income and expenses will have been obtained from the borrower showing operating income and expenses during the preceding three calendar years. Certain considerations may cause an originator of Loans to depart from these guidelines. For example, when two individuals co-sign the loan documents, the incomes and expenses of both individuals may be included in the computation.

     The adequacy of the property financed by the related Loan as security for repayment of the Loan will generally have been determined by appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. Appraisers may be staff appraisers employed by the Loan originator or independent appraisers selected in accordance with pre-established guidelines established by the Loan originator. The appraisal procedure guidelines will have required that the appraiser or an agent on its behalf personally inspect the property and verify that it was in good condition and that construction, if new, had been completed. If an appraisal was required, the appraisal will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

     In general, based on the data provided, certain verifications and the appraisal, a determination will have been made by the original lender that the borrower's monthly income would be sufficient to enable the borrower to meet its monthly obligations on the Loan and other expenses related to the property (such as property taxes, utility costs, standard hazard and primary mortgage insurance and, if applicable, maintenance fees and other levies assessed by a Cooperative or a condominium association) and certain other fixed obligations other than housing expenses. The originating lender's guidelines for Loans secured by Single Family Property generally will specify that Scheduled Payments plus taxes and insurance and all Scheduled Payments extending beyond one year (including those mentioned above and other fixed obligations, such as car payments) would equal no more than specified percentages of the prospective borrower's gross income. These guidelines will generally be applied only to the payments to be made during the first year of the Loan.

     With respect to FHA Loans and VA Loans, traditional underwriting guidelines used by the FHA and the VA, as the case may be, which were in effect at the time of origination of each Loan will generally have been applied. With respect to Multifamily Property, the Loan originator will have made an assessment of the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability. Income derived from the Mortgaged Property constituting investment property may have been considered for underwriting purposes, rather than the income of the borrower from other sources. With respect to Mortgaged Property consisting of vacation or second homes, no income derived from the property will have been considered for underwriting purposes.

     Certain types of Loans that may be included in the Primary Assets for a series of Securities may involve additional uncertainties not present in traditional types of loans. For example, Buy-Down Loans, GEM Loans and GPM Loans provide for escalating or variable payments by the borrower. These types of Loans are underwritten on the basis of a judgment that the borrower will have the ability to make larger Scheduled Payments in subsequent years. ARMs may involve similar assessments.

     To the extent specified in the prospectus supplement, the depositor may purchase Loans (or participation interests therein) for inclusion in a trust fund that are underwritten under standards and procedures that vary from and are less stringent than those described in this prospectus. For instance, Loans may be underwritten under a "limited documentation" or "no documentation" program. With respect to those Loans, minimal investigation into the borrowers' credit history and income profile is undertaken by the originator and the Loans may be underwritten primarily on the basis of an appraisal of the Mortgaged Property and Loan-to-Value Ratio on origination.

     In addition, Mortgage Loans may have been originated in connection with a governmental program under which underwriting standards were significantly less stringent and designed to promote home ownership or the availability of affordable residential rental property notwithstanding higher risks of default and losses. The prospectus supplement will specify the underwriting standards applicable to the Mortgage Loans.

     Certain states where the Mortgaged Properties may be located have "antideficiency" laws requiring, in general, that lenders providing credit on Single Family Property look solely to the property for repayment in the event of foreclosure. See "Legal Aspects of Loans."

Loss Experience

     The general appreciation of real estate values experienced in the past has been a factor in limiting the general loss experience on Conventional Loans. However, we cannot assure you that the past pattern of appreciation in value of the real property securing the Loans will continue; in fact, some regions of the country have experienced significant depreciation in real estate values in recent periods. Also, there is no assurance that appreciation of real estate values generally, if appreciation occurs, will limit loss experiences on non-traditional housing such as Multifamily Property, Manufactured Homes or Cooperative Dwellings. Similarly, no assurance can be given that the value of the Mortgaged Property (including Cooperative Dwellings) securing a Loan has remained or will remain at the level existing on the date of origination of the Loan. If the residential real estate market in one or more regions of the United States should experience decline in property values so that the outstanding balances of the Loans and any secondary financing on the Mortgaged Properties securing the Loans become equal to or greater than the value of the related Mortgaged Properties, then the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. See "Legal Aspects of Loans."

     No assurance can be given that values of Manufactured Homes have or will remain at the levels existing on the dates of origination of the related Loan. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of Mortgaged Property. Additionally, delinquency, loss and foreclosure experience on Manufactured Home Loans may be adversely affected to a greater degree by regional and local economic conditions than more traditional Mortgaged Property. Loans secured by Multifamily Property may also be more susceptible to losses due to changes in local and regional economic conditions than Loans secured by other Single Family Property. For example, unemployment resulting from an economic downturn in local industry may sharply affect occupancy rates. Also, interest rate fluctuations can make home ownership a more attractive alternative to renting, causing occupancy rates and market rents to decline. New construction can create an oversupply, particularly in a market that has experienced low vacancy rates.

     To the extent that losses resulting from delinquencies, losses and foreclosures or repossession of Mortgaged Property with respect to Loans included in the Primary Assets for a series of Securities are not covered by the methods of credit support or the insurance policies described in this prospectus or the prospectus supplement, losses will be borne by holders of the Securities of the related series. Even where credit support covers all losses resulting from delinquency and foreclosure or repossession, the effect of foreclosures and repossessions may be to increase prepayment experience on the Primary Assets, thus reducing average weighted life and affecting yield to maturity. See "Yield, Prepayment and Maturity Considerations."

Representations and Warranties

     Unless otherwise specified in the prospectus supplement, at the time of delivery of the Mortgage Loans to the trustee, the depositor or another entity will represent and warrant to the trustee with respect to the Mortgage Loans comprising the Primary Assets in a trust fund, that:

     o any required title insurance (or in the case of Mortgaged Properties located in areas where such policies are generally not available, an attorney's certificate of title) and any required standard hazard and primary mortgage insurance was in effect as of the date of the representation and warranty;

     o immediately prior to the transfer and assignment of the Mortgage Loans the depositor (or other entity) with respect to each Mortgage Loan had good title to and was sole owner of each Mortgage Loan;

     o with respect to first lien Mortgage Loans, each Mortgage constituted a valid lien on the related Mortgaged Property (subject only to permissible title insurance exceptions) and that the related Mortgaged Property was free of material damage and was in good repair;

     o each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws; and

     o each Mortgage Loan was current as to all required payments (i.e., not more than one or two payments delinquent).

     If the Mortgage Loans include Cooperative Loans, no representations or warranties with respect to title insurance or hazard insurance will be given. In addition, if the Mortgage Loans include Condominium Loans, no representation regarding hazard insurance will be given. Generally, the Cooperative itself is responsible for the maintenance of hazard insurance for property owned by the Cooperative and the persons appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium (the "Condominium Association") are responsible for maintaining standard hazard insurance, insuring the entire multi-unit building or buildings, or group of buildings, whether or not attached to each other, located on property subject to Condominium ownership (the "Condominium Building") (including each individual Condominium Unit), and the borrowers of that Cooperative or Condominium may not maintain separate hazard insurance on their individual Cooperative Dwellings or Condominium Units. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures."

     With respect to a Cooperative Loan, unless otherwise specified in the prospectus supplement, the depositor will represent and warrant based, in part, upon representations and warranties of the originator of the Cooperative Loan that (1) with respect to first lien Cooperative Loans, the security interest created by the cooperative security agreements is a valid first lien on the collateral securing the Cooperative Loan (subject to the right of the related Cooperative to cancel shares and terminate the proprietary lease for unpaid assessments) and (2) the related Cooperative Dwelling is free of material damage and in good repair.

     Unless otherwise specified in the prospectus supplement, with respect to each Manufactured Home Loan, the depositor or another entity, based, in part, upon representations and warranties of the originator of the Manufactured Home Loan, will represent and warrant, among other things that:

     o immediately prior to the transfer and assignment of the Manufactured Home Loans to the trustee, the depositor had good title to, and was the sole owner of, each Manufactured Home Loan;

     o as of the date of the transfer and assignment, the Manufactured Home Loans are subject to no offsets, defenses or counterclaims;

     o each Manufactured Home Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and truth-in-lending or similar disclosure laws;

     o with respect to first lien Manufactured Home Loans, as of the date of the transfer and assignment, each Manufactured Home Loan constitutes a valid lien on the related Manufactured Home and is free of material damage and is in good repair;

     o as of the date of the representation and warranty, no Manufactured Home Loan is more than 59 days delinquent, and there are no delinquent tax or assessment liens against the related Manufactured Home; and

     o with respect to each Manufactured Home Loan, any required hazard insurance policy was effective at the origination of each Manufactured Home Loan and remained in effect on the date of the transfer and assignment of the Manufactured Home Loan from the depositor and that all premiums due on the insurance have been paid in full.

     Upon the discovery of the breach of any representation or warranty made by the depositor or another entity in respect of a Loan that materially and adversely affects the value of the Loan, such party will be obligated to cure the breach in all material respects, repurchase the Loan from the trustee, or, unless specified otherwise in the prospectus supplement, deliver a Qualified Substitute Mortgage Loan as described below under "The Agreements -- Assignment of Primary Assets."

     The depositor does not have, and is not expected in the future to have, any significant assets with which to meet its obligations to repurchase or substitute Loans, and its only source of funds to make such a substitution or repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator or seller of the Loans. The PMBS Trustee (in the case of Private Mortgage-Backed Securities) or the trustee, as applicable, will be required to enforce this obligation following the practices it would employ in its good faith business judgment were it the owner of the Loan. If specified in the prospectus supplement, the master servicer may be obligated to enforce this obligation rather than the trustee or PMBS Trustee.

Substitution of Primary Assets

     Substitution of Primary Assets will be permitted in the event of breaches of representations and warranties with respect to any original Primary Asset or in the event the documentation with respect to any Primary Asset is determined by the trustee to be incomplete. The prospectus supplement will indicate the period during which a substitution will be permitted and will describe any other conditions upon which Primary Assets may be substituted for Primary Assets initially included in the trust fund.

                              Servicing of Loans

General

     Customary servicing functions with respect to Loans constituting the Primary Assets in the trust fund will be provided, as specified in the prospectus supplement, either by the master servicer directly or through one or more servicers subject to supervision by the master servicer, or by a single servicer that is a party to the applicable Agreement for a series and services the Loans directly or through one or more subservicers (the "Subservicers"). In general, descriptions of the rights and obligations of a master servicer will also be applicable to a servicer, and descriptions of the rights and obligations of servicers that service Loans under the supervision of a master servicer will generally be applicable to Subservicers. If the master servicer is not directly servicing the Loans, then the master servicer will generally:

     o administer and supervise the performance by the servicers of their servicing responsibilities under their servicing agreements ("Servicing Agreements") with the master servicer,

     o maintain any standard or special hazard insurance policy, primary mortgage insurance, bankruptcy bond or pool insurance policy required for the related Loans and

     o  advance funds as described below under "Advances and Limitations
        Thereon."

     If the master servicer services the Loans through servicers as its agents, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers. If a single servicer services the Loans through Subservicers, the servicer will be ultimately responsible for the performance of all servicing activities.

     The master servicer will be a party to the applicable Agreement for any series for which Loans comprise the Primary Assets and may be a party to a Participation Agreement executed with respect to any Participation Certificates that constitute the Primary Assets. The master servicer may be an affiliate of the depositor. Unless otherwise specified in the prospectus supplement, the master servicer and each servicer will be required to be a Fannie Mae- or Freddie Mac-approved seller/servicer and, in the case of FHA Loans, approved by HUD as an FHA mortgagee.

     The master servicer will be paid a Servicing Fee for the performance of its services and duties under each Agreement as specified in the prospectus supplement. Each servicer, if any, will be entitled to receive either a portion of the Servicing Fee or a separate fee. In addition, the master servicer or servicer may be entitled to retain late charges, assumption fees and similar charges to the extent collected from mortgagors. If a servicer is terminated by the master servicer, the servicing function of the servicer will be either transferred to a substitute servicer or performed by the master servicer. The master servicer will be entitled to retain the fee paid to the servicer under a terminated Servicing Agreement if the master servicer elects to perform the servicing functions itself.

     The master servicer, at its election, may pay itself the Servicing Fee for a series with respect to each Mortgage Loan either by:

     o withholding the Servicing Fee from any scheduled payment of interest prior to the deposit of the payment in the Collection Account for the related series,

     o withdrawing the Servicing Fee from the Collection Account after the entire Scheduled Payment has been deposited in the Collection Account, or

     o requesting that the trustee pay the Servicing Fee out of amounts in the Distribution Account.

Collection Procedures; Escrow Accounts

     The master servicer, acting directly or through servicers, will make reasonable efforts to collect all payments required to be made under the Mortgage Loans and will, consistent with the Agreement for a series and any applicable insurance policies and other credit supports, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the master servicer and any servicer may, in its discretion, (1) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (2) arrange with a mortgagor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on the Loan.

     As specified in the prospectus supplement, the master servicer or the servicers acting under its supervision, to the extent permitted by law, may establish and maintain escrow or impound accounts ("Escrow Accounts") in which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items that are required to be paid to the mortgagee will be deposited. However, Mortgage Loans and Manufactured Home Loans may not require those payments under the loan related documents, in which case the master servicer would not be required to establish any Escrow Account with respect to those Loans.

     Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate the Escrow Account. The master servicer or the applicable servicers will be responsible for the administration of the Escrow Accounts and generally will make advances to the account when a deficiency exists.

Deposits to and Withdrawals from the Collection Account

     The master servicer or the trustee will establish a separate account (the "Collection Account") in the name of the trustee. The Collection Account will be maintained in an account or accounts (1) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories by each Rating Agency rating the Securities of the related series, (2) the deposits in which are insured to the maximum extent available by the Federal Deposit Insurance Corporation or which are secured in a manner meeting requirements established by each Rating Agency or (3) with a depository institution otherwise acceptable to each Rating Agency.

     The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested, pending remittance to the trustee, in Eligible Investments. If specified in the prospectus supplement, the master servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     As specified in the applicable Agreement, the master servicer will deposit into the Collection Account for each series on the Business Day following the closing date for the issuance of a series, any amounts representing Scheduled Payments due after the related Cut-off Date but received by the master servicer on or before the closing date, and thereafter, after the date of receipt thereof, the following payments and collections received or made by it (other than in respect of principal of and interest on the related Loans due on or before the Cut-off Date):

     o all payments on account of principal, including prepayments, on the Loans;

     o all payments on account of interest on the Loans after deducting therefrom, at the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of the Loans;

     o all amounts received by the master servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with the Loans received from the mortgagor, other than amounts required to be paid to the mortgagor pursuant to the terms of the applicable Mortgage or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the master servicer but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Loan;

     o all proceeds received by the trustee under any title, hazard or other insurance policy covering any Loan, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the related Agreement (which will be retained by the master servicer and not deposited in the Collection Account);

     o all amounts required to be deposited therein from any applicable Reserve Fund for the related series pursuant to the related Agreement;

     o all Advances for the related series made by the master servicer pursuant to the related Agreement; and

     o all proceeds of any Loans repurchased by the depositor pursuant to the related Agreement.

     Generally, the master servicer is permitted, from time to time, to make withdrawals from the Collection Account for each series for the following purposes:

     o to reimburse itself for Advances for the related series made by it pursuant to the related Agreement; the master servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Mortgaged Property) which represent late recoveries of Scheduled Payments respecting which any Advance was made;

     o to reimburse itself for any Advances for the related series that the master servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which the Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

     o to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Mortgaged Property and, to the extent that Liquidation Proceeds after reimbursement are in excess of the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon at the applicable Interest Rate to the Due Date next succeeding the date of its receipt of Liquidation Proceeds, to pay to itself out of the excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

     o in the event it has elected not to pay itself the Servicing Fee out of any interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of the Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from the related Scheduled Payment, late payment or other recovery, to the extent permitted by the Agreement;

     o to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

     o to pay to itself with respect to each Loan or REO Property acquired in respect thereof that has been repurchased by the depositor pursuant to the related Agreement all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

     o to reimburse itself for the excess of any unreimbursed Advances with respect to a particular Loan over the related Liquidation Proceeds;

     o to make payments to the trustee of the related series for deposit into the Distribution Account, if any, or for remittance to the securityholders of the related series in the amounts and in the manner provided for in the related Agreement; and

     o to clear and terminate the Collection Account pursuant to the related Agreement.

     In addition, if the master servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw the amount from the Collection Account.

Servicing Accounts

     In those cases where a servicer is servicing a Mortgage Loan, the servicer will establish and maintain an account (a "Servicing Account") that will comply with the standards set forth above, and which is otherwise acceptable to the master servicer. The servicer is generally required to deposit into the Servicing Account all amounts enumerated in the preceding paragraph in respect of the Mortgage Loans received by the servicer, less its servicing compensation. On the date specified in the prospectus supplement, the servicer will remit to the master servicer all funds held in the Servicing Account with respect to each Mortgage Loan. The servicer may, to the extent described in the prospectus supplement, be required to advance any monthly installment of principal and interest that was not received, less its servicing fee, by the date specified in the prospectus supplement.

Buy-Down Loans, GPM Loans and Other Subsidized Loans

     With respect to each Buy-Down Loan, if any, included in a trust fund, the master servicer will deposit all Buy-Down Amounts in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (the "Buy-Down Fund"). The amount of the deposit, together with investment earnings thereon at the rate specified in the prospectus supplement, will provide sufficient funds to support the payments on the Buy-Down Loan on a level debt service basis. The master servicer will not be obligated to add to the Buy-Down Fund should amounts therein and investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loans, in which event distributions to the securityholders may be affected.

     Unless otherwise provided in the prospectus supplement, a Buy-Down Fund will not be included in or deemed to be a part of the trust fund. Unless otherwise specified in the prospectus supplement, the terms of all Buy-Down Loans provide for the contribution of buy-down funds in an amount equal to or exceeding either (1) the total payments to be made from those funds pursuant to the related buydown plan or (2) if the buy-down funds are present valued, that amount of buy-down funds which, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buy-Down Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the buy-down funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments on the Buy-Down Loan, in which event distributions to securityholders may be affected. With respect to each Buy-Down Loan, the master servicer will deposit in the Collection Account the amount, if any, of the buy-down funds (and, if applicable, investment earnings thereon) for each Buy-Down Loan that, when added to the amount due from the borrower on the Buy-Down Loan, equals the full monthly payment that would be due on the Buy-Down Loan if it were not subject to the buy-down plan.

     If the borrower on a Buy-Down Loan prepays the Loan in its entirety during the Buy-Down Period, the master servicer will withdraw from the Buy-Down Fund and remit to the borrower in accordance with the related buy-down plan any buy-down funds remaining in the Buy-Down Fund. If a prepayment by a borrower during the Buy-Down Period together with buy-down funds will result in a prepayment in full, the master servicer will withdraw from the Buy-Down Fund for deposit in the Collection Account the buy-down funds and investment earnings thereon, if any, which together with the prepayment will result in a prepayment in full. If the borrower defaults during the Buy-Down Period with respect to a Buy-Down Loan and the property securing the related Loan is sold in liquidation (either by the master servicer or the insurer under any related insurance policy), the master servicer will withdraw from the Buy-Down Fund the buy-down funds and all investment earnings thereon, if any, for deposit in the Collection Account or remit the same to the insurer if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default. In the case of any prepaid or defaulted Buy-Down Loan, the buy-down funds in respect of which were supplemented by investment earnings, the master servicer will withdraw from the Buy-Down Fund and retain or remit to the borrower, depending upon the terms of the buy-down plan, any investment earnings remaining in the related Buy-Down Fund.

     The terms of certain of the Loans may provide for the contribution of subsidy funds by the seller of the related Mortgaged Property or by another entity. With respect to each such Loan, the master servicer will deposit the subsidy funds in a custodial account (which may be interest-bearing) complying with the requirements set forth above for the Collection Account (a "Subsidy Fund"). Unless otherwise specified in the prospectus supplement, the terms of each such Loan will provide for the contribution of the entire undiscounted amount of subsidy amounts necessary to maintain the scheduled level of payments due during the early years of the Loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to the Subsidy Fund any of its own funds. Unless otherwise provided in the prospectus supplement, the Subsidy Fund will not be included in or deemed to be a part of the trust fund.

     If the depositor values any GPM Loans deposited into the trust fund for a Multi-Class Series on the basis of the GPM Loan's scheduled maximum principal balance, the master servicer will, if and to the extent provided in the prospectus supplement, deposit in a custodial account (which may be interest bearing) (the "GPM Fund") complying with the requirements set forth above for the Collection Account an amount which, together with reinvestment income thereon at the rate set forth in the prospectus supplement, will be sufficient to cover the amount by which payments of principal and interest on the GPM Loans assumed in calculating payments due on the Securities of that Multi-Class Series exceed the scheduled payments on the GPM Loans. The trustee will withdraw amounts from the GPM Fund for a series upon a prepayment of the GPM Loan as necessary and apply those amounts to the payment of principal and interest on the Securities of the related series. Neither the depositor, the master servicer nor any servicer will be obligated to supplement the GPM Fund should amounts therein and investment earnings thereon prove insufficient to maintain the scheduled level of payments, in which event, distributions to the securityholders may be affected. Unless otherwise specified in the prospectus supplement, the GPM Fund will not be included in or deemed to be part of the trust fund.

     With respect to any other type of Loan that provides for payments other than on the basis of level payments, an account may be established as described in the prospectus supplement on terms similar to those relating to the Buy-Down Fund, the Subsidy Fund or the GPM Fund.

Advances and Other Payments, and Limitations Thereon

     General

     The prospectus supplement will describe the circumstances under which the master servicer or servicer will make Advances with respect to delinquent payments on Loans. Unless otherwise specified in the prospectus supplement, neither the master servicer nor any servicer will be obligated to make Advances, and the obligation to do so may be limited in amount, may be limited to advances received from the servicers, if any, or may not be activated until a certain portion of a specified reserve fund is depleted. If the master servicer is obligated to make Advances, a surety bond or other credit support may be provided with respect to that obligation as described in the prospectus supplement. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the servicer or the master servicer, as the case may be, out of amounts received on particular Loans that represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of Insurance Policies, or Liquidation Proceeds from the related Loan, the servicer or master servicer will be entitled to reimbursement from other funds in the Collection Account or Servicing Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the prospectus supplement.

     Payments in Connection With Prepaid Loans

     In addition, when a borrower makes a principal prepayment in full between the due dates on which the borrower is required to make its payments on the Loan, as specified in the prospectus supplement (each, a "Due Date"), the borrower will generally be required to pay interest on the principal amount prepaid only to the date of the prepayment. If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the master servicer may be obligated to make payment from its own funds to the extent necessary to include in its remittance to the trustee for deposit into the Distribution Account an amount equal to a full Scheduled Payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount that the master servicer is obligated to pay, a shortfall may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

Maintenance of Insurance Policies and Other Servicing Procedures

     Standard Hazard Insurance; Flood Insurance

     Except as otherwise specified in the prospectus supplement, the master servicer will be required to maintain or to cause the borrower on each Loan to maintain or will use its best reasonable efforts to cause each servicer of a Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the property securing the related Loan is located. See "Description of Mortgage and Other Insurance." Unless otherwise specified in the prospectus supplement, coverage will be in an amount at least equal to the greater of (1) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (2) the outstanding principal balance of the related Loan.

     The master servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of the REO Property. No earthquake or other additional insurance will be required of any borrower or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to applicable laws and regulations as may at any time be in force and will require additional insurance. When, at the time of origination of a Loan, the property securing that Loan is located in a federally designated special flood hazard area, the master servicer will cause to be maintained or use its best reasonable efforts to cause the servicer to maintain with respect to property flood insurance as required under the Flood Disaster Protection Act of 1973, to the extent available, or as described in the prospectus supplement.

     Any amounts collected by the master servicer or the servicer, as the case may be, under any policies of insurance (other than amounts to be applied to the restoration or repair of the Mortgaged Property, released to the borrower in accordance with normal servicing procedures or used to reimburse the master servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the master servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency that assigns a rating to the related series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the master servicer will, in the event that there has been a loss that would have been covered by the policy absent a deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of the deductible clause.

     The depositor will not require that a standard hazard or flood insurance policy be maintained on the Cooperative Dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative may not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the collateral securing the Cooperative Loan to the extent not covered by other credit support. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained on a Condominium Unit relating to any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance insuring the entire Condominium building (including each individual Condominium Unit), and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that a Condominium Association and the related borrower on a Condominium Loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the collateral securing the Condominium Loan to the extent not covered by other credit support.

     Special Hazard Insurance Policy

     To the extent specified in the prospectus supplement, the master servicer will maintain a special hazard insurance policy, in full force and effect with respect to the Loans. Unless otherwise specified in the prospectus supplement, the special hazard insurance policy will provide for a fixed premium rate based on the declining aggregate outstanding principal balance of the Loans. The master servicer will agree to pay the premium for any special hazard insurance policy on a timely basis. If the special hazard insurance policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the master servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the terminated special hazard insurance policy with a total coverage that is equal to the then existing coverage of the terminated special hazard insurance policy; provided that if the cost of any replacement policy is greater than the cost of the terminated special hazard insurance policy, the amount of coverage under the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that the applicable premium does not exceed 150% of the cost of the special hazard insurance policy that was replaced. Any amounts collected by the master servicer under the special hazard insurance policy in the nature of insurance proceeds will be deposited in the Collection Account (net of amounts to be used to repair, restore or replace the related property securing the Loan or to reimburse the master servicer (or a servicer) for related amounts owed to it). Certain characteristics of the special hazard insurance policy are described under "Description of Mortgage and Other Insurance -- Hazard Insurance on the Loans."

     Primary Mortgage Insurance

     To the extent described in the prospectus supplement, the master servicer will be required to use its best reasonable efforts to keep, or to cause each servicer to keep, in full force and effect, a primary mortgage insurance policy with respect to each Conventional Loan secured by Single Family Property for which insurance coverage is required for as long as the related mortgagor is obligated to maintain primary mortgage insurance under the terms of the related Loan. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of the Securities that is required to be kept in force unless a replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with a mortgage guarantee or insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located duly authorized and licensed in the state to transact the applicable insurance business and to write the insurance provided (each, a "Qualified Insurer").

     Primary insurance policies will be required with respect to Manufactured Home Loans only to the extent described in the prospectus supplement. If primary mortgage insurance is to be maintained with respect to Manufactured Home Loans, the master servicer will be required to maintain the insurance as described above. For further information regarding the extent of coverage under a primary mortgage insurance policy, see "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

     FHA Insurance and VA Guarantees

     To the extent specified in the prospectus supplement, all or a portion of the Loans may be insured by the FHA or guaranteed by the VA. The master servicer will be required to take steps reasonably necessary to keep the insurance and guarantees in full force and effect. See "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

     Pool Insurance Policy

     If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to maintain a pool insurance policy with respect to the Loans in the amount and with the coverage described in the prospectus supplement. Unless otherwise specified in the prospectus supplement, the pool insurance policy will provide for a fixed premium rate on the declining aggregate outstanding principal balance of the Loans. The master servicer will be obligated to pay the premiums for the pool insurance policy on a timely basis.

     The prospectus supplement will identify the pool insurer for each series of Securities. If the pool insurer ceases to be a Qualified Insurer because it is not approved as an insurer by Freddie Mac or Fannie Mae or because its claims-paying ability is no longer rated in the category required by the prospectus supplement, the master servicer will be obligated to review, no less often than monthly, the financial condition of the pool insurer to determine whether recoveries under the pool insurance policy are jeopardized by reason of the financial condition of the pool insurer. If the master servicer determines that recoveries may be so jeopardized or if the pool insurer ceases to be qualified under applicable law to transact a mortgage guaranty insurance business, the master servicer will exercise its best reasonable efforts to obtain from another Qualified Insurer a comparable replacement pool insurance policy with a total coverage equal to the then outstanding coverage of the pool insurance policy to be replaced; provided that, if the premium rate on the replacement policy is greater than that of the existing pool insurance policy, then the coverage of the replacement policy will, unless otherwise specified in the prospectus supplement, be reduced to a level such that its premium rate does not exceed 150% of the premium rate on the pool insurance policy to be replaced. Payments made under a pool insurance policy will be deposited into the Collection Account (net of expenses of the master servicer or any related unreimbursed advances or unpaid Servicing Fee). Certain characteristics of the pool insurance policy are described under "Description of Mortgage and Other Insurance -- Mortgage Insurance on the Loans."

     Bankruptcy Bond

     If specified in the prospectus supplement, the master servicer will be obligated to use its best reasonable efforts to obtain and thereafter maintain a bankruptcy bond or similar insurance or guaranty in full force and effect throughout the term of the related Agreement, unless coverage thereunder has been exhausted through payment of claims. If specified in the prospectus supplement, the master servicer will be required to pay from its servicing compensation the premiums for the bankruptcy bond on a timely basis. Coverage under the bankruptcy bond may be cancelled or reduced by the master servicer at any time, provided that the cancellation or reduction does not adversely affect the then current rating of the related series of Securities. See "Description of Mortgage and Other Insurance -- Bankruptcy Bond."

Presentation of Claims; Realization Upon Defaulted Loans

     The master servicer, on behalf of the trustee and the securityholders, will be required to present or cause to be presented, claims with respect to any standard hazard insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, or primary mortgage insurance policy, and to the FHA and the VA, if applicable in respect of any FHA insurance or VA guarantee respecting defaulted Mortgage Loans.

     The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the real properties securing the related Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with any foreclosure or other conversion, the master servicer will follow those practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Mortgage Loan available to the securityholders after reimbursement to itself for its expenses and (2) that the expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance.

     Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer will not liquidate any collateral acquired through foreclosure later than one year after the acquisition of the collateral. While the holder of Mortgaged Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund will have no ability to do so and neither the master servicer nor any servicer will be required to do so.

     Similarly, if any property securing a defaulted Loan is damaged and proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged property to a condition sufficient to permit recovery under any pool insurance policy or any primary mortgage insurance policy, FHA insurance, or VA guarantee, neither the master servicer nor any servicer will be required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the Liquidation Proceeds in respect of the Loan after reimbursement of the expenses incurred by the servicer or the master servicer and (2) that the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy, FHA insurance, or VA guarantee.

     As to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Legal Aspects of Loans -- Realizing Upon Cooperative Loan Security." This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the trust fund's ability to sell and realize the value of those shares.

     With respect to a Loan secured by a Multifamily Property, the market value of any property obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained by renting the dwelling units. As a default on a Loan secured by Multifamily Property is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on the related Loan, it can be anticipated that the market value of the property will be less than anticipated when the Loan was originated. To the extent that equity does not cushion the loss in market value and the loss is not covered by other credit support, a loss may be experienced by the related trust fund. With respect to a defaulted Manufactured Home Loan, the value of the related Manufactured Home can be expected to be less on resale than the value of a new Manufactured Home. To the extent equity does not cushion the loss in market value, and the loss is not covered by other credit support, a loss may be experienced by the trust fund.

Enforcement of Due-On-Sale Clauses

     Typically, when any Mortgaged Property is about to be conveyed by the borrower, the master servicer will, to the extent it has knowledge of the prospective conveyance and prior to the conveyance, exercise its rights to accelerate the maturity of the Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that the clause is not enforceable under applicable law or if the enforcement of the clause would result in loss of coverage under any primary mortgage insurance policy. In this case, or if the master servicer reasonably believes that enforcement of a due-on-sale clause will not be enforceable, the master servicer is authorized to accept from or enter into an assumption agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable under the Loan and pursuant to which the original borrower is released from liability and that person is substituted as the borrower and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the master servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption except that, if the terms of the Loan so permit, and subject to certain other conditions, the interest rate may be increased (but not decreased) to a prevailing market rate. Unless otherwise specified in the prospectus supplement, securityholders would not benefit from any increase.

Certain Rights Related to Foreclosure

     Certain rights in connection with foreclosure of defaulted Mortgage Loans may be granted to the holders of the class of Subordinate Securities ranking lowest in priority and, when those Securities are no longer outstanding, to the holders of the class of Subordinate Securities ranking next lowest in priority. These rights may include the right to delay foreclosure until a Mortgage Loan has been delinquent for six months, provided that upon election to delay foreclosure the holder establishes a reserve fund for the benefit of the trust fund in an amount equal to 125% of the greater of the Scheduled Principal Balance of the Mortgage Loan or the appraised value of the related Mortgaged Property, plus three months' accrued interest on the Mortgage Loan. Any exercise of the right to delay foreclosure could affect the amount recovered upon liquidation of the related Mortgaged Property. These rights may also include the right to recommend foreclosure or alternatives to foreclosure with respect to a defaulted Mortgage Loan, and the right to purchase the defaulted Mortgage Loan from the trust fund.

Servicing Compensation and Payment of Expenses

     The master servicer or any servicer will be entitled to a servicing fee in an amount to be determined as specified in the prospectus supplement. The servicing fee may be fixed or variable. In addition, the master servicer or any servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges, or excess proceeds following disposition of property in connection with defaulted Loans.

     As provided in the prospectus supplement, the trust fund or the master servicer will pay the fees of the servicers, if any, and certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the trustee and independent accountants, the payment of insurance policy premiums and the cost of credit support, if any, and the payment of expenses incurred in enforcing the obligations of servicers and in preparation of reports to securityholders. Certain of these expenses may be reimbursable pursuant to the terms of the related Agreement from Liquidation Proceeds and the proceeds of insurance policies and, in the case of enforcement of the obligations of servicers, from any recoveries in excess of amounts due with respect to the related Loans or from specific recoveries of costs.

     The master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related trust fund will suffer no loss by reason of the expenses to the extent claims are paid under related insurance policies or from the Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related trust fund will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the master servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan that would be distributable to securityholders.

     In addition, the master servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, the right of reimbursement being prior to the rights of the securityholders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other credit supports. The master servicer is also entitled to reimbursement from the Collection Account for Advances. In addition, when a borrower makes a principal prepayment in full between Due Dates on the related Loan, the borrower will generally be required to pay interest on the amount prepaid only to the date of prepayment.

     If and to the extent provided in the prospectus supplement, in order that one or more classes of the securityholders of a series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the master servicer's remittance to the trustee for deposit into the Distribution Account an amount equal to a full scheduled payment of interest on the related Loan (adjusted to the applicable Interest Rate). Any principal prepayment, together with a full Scheduled Payment of interest thereon at the applicable Interest Rate (to the extent of the adjustment or advance), will be distributed to securityholders on the related Distribution Date. If the amount necessary to include a full Scheduled Payment of interest as described above exceeds the amount of the Servicing Fee, a shortfall to securityholders may occur as a result of a prepayment in full. See "Yield, Prepayment and Maturity Considerations."

     The rights of the master servicer to receive funds from the Collection Account for a series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of securityholders of the related series.

Evidence as to Compliance

     If specified in the prospectus supplement, the related Agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the trustee to the effect that the firm has examined certain documents and records relating to the servicing of mortgage loans by the master servicer and that, on the basis of its examination, the firm is of the opinion that the servicing has been conducted in compliance with the related Agreement except for exceptions that the firm believes to be immaterial and any other exceptions as set forth in the statement.

     The related Agreement for each series may also provide for delivery to the trustee for the series of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year.

Certain Matters Regarding the Master Servicer

     The master servicer for each series, if any, will be identified in the prospectus supplement. The master servicer may be an affiliate of the depositor and may have other business relationships with the depositor and its affiliates.

     In the event of an event of default under the related Agreement, the master servicer may be replaced by the trustee or a successor master servicer. See "The Agreements -- Event of Default; Rights upon Events of Default."

     The master servicer will generally have the right to assign its rights and delegate its duties and obligations under the related Agreement for each series; provided that the purchaser or transferee accepting the assignment or delegation:

     o  is qualified to service mortgage loans for Fannie Mae or Freddie Mac;

     o  is reasonably satisfactory to the trustee for the related series;

     o  has a net worth of not less than $15,000,000; and

     o executes and delivers to the trustee an agreement, in form and substance reasonably satisfactory to the trustee, which contains an assumption by the purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the master servicer under the related Agreement from and after the date of the agreement; and

provided further that each Rating Agency's rating of the Securities for the related series in effect immediately prior to the assignment, sale or transfer is not qualified, downgraded or withdrawn as a result of the assignment, sale or transfer.

     No assignment will become effective until the trustee or a successor master servicer has assumed the master servicer's obligations and duties under the related Agreement. To the extent that the master servicer transfers its obligations to a wholly-owned subsidiary or affiliate, the subsidiary or affiliate need not satisfy the criteria set forth above, however, in this case, the assigning master servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the master servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the master servicer's obligations under the related Agreement, provided that the successor or surviving entity meets the requirements for a successor master servicer set forth in the preceding paragraph.

     Each Agreement will also provide that neither the master servicer, nor any director, officer, employee or agent of the master servicer, will be under any liability to the related trust fund or the securityholders for any action taken or for failing to take any action in good faith pursuant to the related Agreement or for errors in judgment; provided, however, that neither the master servicer nor any such person will be protected against any breach of warranty or representations made under the related Agreement or the failure to perform its obligations in compliance with any standard of care set forth in the related Agreement or liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

     Each Agreement will further provide that the master servicer and any director, officer, employee or agent of the master servicer is entitled to indemnification from the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement provides that the master servicer is not under any obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Agreement which, in its opinion, may involve it in any expense or liability. The master servicer may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder. In this case, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs, and liabilities of the trust fund and the master servicer will be entitled to be reimbursed therefor out of the Collection Account.

                                Credit Support

General

     Credit support may be provided with respect to one or more classes of a series of Securities or for the related Primary Assets. Credit support may take the form of one or more of the following:

     o  an irrevocable letter of credit;

     o the subordination of one or more classes of the Securities of a series;

     o  reserve funds;

     o a pool insurance policy, bankruptcy bond, repurchase bond or special hazard insurance policy;

     o  a surety bond or financial guaranty insurance policy;

     o  the use of cross-support features; or

     o another method of credit support described in the prospectus supplement.

     In all cases, the amounts and terms and conditions of the credit support must be acceptable to each Rating Agency. If specified in the prospectus supplement, any form of credit support may be structured so as to protect against losses relating to more than one trust fund.

     Unless otherwise specified in the prospectus supplement for a series, the credit support will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon at the applicable Interest Rate. If losses occur which exceed the amount covered by credit support or which are not covered by the credit support, securityholders will bear their allocable share of deficiencies. See "The Agreement -- Event of Default; Rights Upon Event of Default." Moreover, if a form of credit support covers more than one trust fund (each, a "Covered Trust"), holders of Securities issued by any of the Covered Trusts will be subject to the risk that the credit support will be exhausted by the claims of other Covered Trusts prior to the Covered Trust receiving any of its intended share of the coverage.

     If credit support is provided with respect to a series, or the related Primary Assets, the prospectus supplement will include a description of:

     o  the amount payable under the credit support;

     o any conditions to payment thereunder not otherwise described in this prospectus;

     o the conditions (if any) under which the amount payable under the credit support may be reduced and under which the credit support may be terminated or replaced; and

     o the material provisions of any agreement relating to the credit support.

     Additionally, the prospectus supplement will set forth certain information with respect to the issuer of any third-party credit support, including:

     o  a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business;

     o  if applicable, the credit ratings assigned to it by rating agencies;
        and

     o  certain financial information.

Subordinate Securities; Subordination Reserve Fund

     If specified in the prospectus supplement, one or more classes of a series may be Subordinate Securities. If specified in the prospectus supplement, the rights of the Subordinate securityholders to receive distributions of principal and interest from the Distribution Account on any Distribution Date will be subordinated to the rights of the Senior securityholders to the extent of the then applicable "Subordinated Amount" as defined in the prospectus supplement. The Subordinated Amount will decrease whenever amounts otherwise payable to the Subordinate securityholders are paid to the senior securityholders (including amounts withdrawn from the subordination reserve fund, if any, established pursuant to the related Agreement (the "Subordination Reserve Fund") and paid to the senior securityholders), and will (unless otherwise specified in the prospectus supplement) increase whenever there is distributed to the holders of Subordinate Securities amounts in respect of which subordination payments have previously been paid to the senior securityholders (which will occur when subordination payments in respect of delinquencies and certain other deficiencies have been recovered).

     A series may include a class of Subordinate Securities entitled to receive cash flows remaining after distributions are made to all other classes. This right will effectively be subordinate to the rights of other securityholders, but will not be limited to the Subordinated Amount. If specified in the prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage to property securing a Loan not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and application of certain provisions of the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder (the "Bankruptcy Code"), or losses resulting from the denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan.

     With respect to any series that includes one or more classes of Subordinate Securities, a Subordination Reserve Fund may be established if specified in the prospectus supplement. The Subordination Reserve Fund, if any, will be funded with cash, an irrevocable letter of credit, a demand note or Eligible Reserve Fund Investments, or by the retention of amounts of principal or interest otherwise payable to holders of Subordinate Securities, or both, as specified in the prospectus supplement. The Subordination Reserve Fund will not be a part of the trust fund, unless otherwise specified in the prospectus supplement. If the Subordination Reserve Fund is not a part of the trust fund, the trustee will have a security interest therein on behalf of the senior securityholders. Moneys will be withdrawn from the Subordination Reserve Fund to make distributions of principal of or interest on Senior Securities under the circumstances set forth in the prospectus supplement.

     Moneys deposited in any Subordinated Reserve Fund will be invested in Eligible Reserve Fund Investments. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from these investments will be credited to the Subordinated Reserve Fund for the related series, and any loss resulting from the investments will be charged to the Subordinated Reserve Fund. Amounts in any Subordinated Reserve Fund in excess of the Required Reserve Fund Balance may be periodically released to the holders of Subordinate Securities under the conditions and to the extent specified in the prospectus supplement. Additional information concerning any Subordinated Reserve Fund will be set forth in the prospectus supplement, including the amount of any initial deposit to the Subordinated Reserve Fund, the Required Reserve Fund Balance to be maintained therein, the purposes for which funds in the Subordinated Reserve Fund may be applied to make distributions to senior securityholders and the employment of reinvestment earnings on amounts in the Subordinated Reserve Fund, if any.

Cross-Support Features

     If the Primary Assets for a series are divided into separate Asset Groups, beneficial ownership of which is evidenced by, or which secure, a separate class or classes of a series, credit support may be provided by a cross-support feature that requires that distributions be made on Senior Securities backed by one Asset Group prior to distributions on Subordinate Securities backed by another Asset Group within the trust fund. The prospectus supplement for a series that includes a cross-support feature will describe the manner and conditions for applying the cross-support feature.

Insurance

     Credit support with respect to a series may be provided by various forms of insurance policies, subject to limits on the aggregate dollar amount of claims that will be payable under each insurance policy, with respect to all Loans comprising or underlying the Primary Assets for a series, or those Loans with certain characteristics. The insurance policies include primary mortgage insurance and standard hazard insurance and may, if specified in the prospectus supplement, include a pool insurance policy covering losses in amounts in excess of coverage of any primary insurance policy, a special hazard insurance policy covering certain risks not covered by standard hazard insurance policies, a bankruptcy bond covering certain losses resulting from the bankruptcy of a borrower and application of certain provisions of the Bankruptcy Code, a repurchase bond covering the repurchase of a Loan for which mortgage insurance or hazard insurance coverage has been denied due to misrepresentations in connection with the origination of the related Loan, or other insurance covering other risks associated with the particular type of Loan. See "Description of Mortgage and Other Insurance."

     Copies of the actual pool insurance policy, special hazard insurance policy, bankruptcy bond or repurchase bond, if any, relating to the Loans comprising the Primary Assets for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Letter of Credit

     The letter of credit, if any, with respect to a series of Securities will be issued by the bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under the letter of credit, the L/C Bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the Loans on the related Cut-off Date or of one or more classes of Securities (the "L/C Percentage"). If specified in the prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a Loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the trust fund. See "Description of the Securities -- Optional Termination" and "The Agreements -- Termination." A copy of the letter of credit for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Securities of the related series.

Financial Guaranty Insurance Policy

     Credit support may be provided in the form of a financial guaranty insurance policy by one or more insurance companies named in the prospectus supplement. The financial guaranty insurance policy will guarantee, with respect to one or more classes of Securities of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement. If specified in the prospectus supplement, the financial guaranty insurance policy will also guarantee against any payment made to a securityholder that is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the financial guaranty insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days following the issuance of the Securities of the related series.

Reserve Funds

     One or more Reserve Funds may be established with respect to a series, in which cash, a letter of credit, Eligible Reserve Fund Investments, a demand note or a combination thereof, in the amounts specified in the prospectus supplement will be deposited. The Reserve Funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Primary Assets as specified in the prospectus supplement.

     Amounts on deposit in any Reserve Fund for a series, together with the reinvestment income thereon, will be applied by the trustee for the purposes, in the manner, and to the extent specified in the prospectus supplement. A Reserve Fund may be provided to increase the likelihood of timely payments of principal of and interest on the Securities, if required as a condition to the rating of the related series by each Rating Agency, or to reduce the likelihood of special distributions with respect to any Multi-Class Series. If specified in the prospectus supplement, Reserve Funds may be established to provide limited protection, in an amount satisfactory to each Rating Agency, against certain types of losses not covered by Insurance Policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the Bankruptcy Code or losses resulting from denial of insurance coverage due to fraud or misrepresentation in connection with the origination of a Loan. Following each Distribution Date amounts in the Reserve Fund in excess of any required Reserve Fund balance may be released from the Reserve Fund under the conditions and to the extent specified in the prospectus supplement and will not be available for further application by the trustee.

     Moneys deposited in any Reserve Funds will be invested in Eligible Reserve Fund Investments, except as otherwise specified in the prospectus supplement. Unless otherwise specified in the prospectus supplement, any reinvestment income or other gain from the investments will be credited to the related Reserve Fund for the series, and any loss resulting from the investments will be charged to the Reserve Fund. However, this income may be payable to the master servicer or a servicer as additional servicing compensation. See "Servicing of Loans" and "The Agreements -- Investment of Funds." The Reserve Fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the prospectus supplement.

     Additional information concerning any Reserve Fund will be set forth in the prospectus supplement, including the initial balance of the Reserve Fund, the required Reserve Fund balance to be maintained, the purposes for which funds in the Reserve Fund may be applied to make distributions to securityholders and use of investment earnings from the Reserve Fund, if any.

                  Description of Mortgage and Other Insurance

     The following descriptions of primary mortgage insurance policies, pool insurance policies, special hazard insurance policies, standard hazard insurance policies, bankruptcy bonds, repurchase bonds and other insurance and the respective coverages thereunder are general descriptions only and do not purport to be complete. If specified in the prospectus supplement, insurance may be structured so as to protect against losses relating to more than one trust fund in the manner described therein.

Mortgage Insurance on the Loans

     General

     Unless otherwise specified in the prospectus supplement, all Mortgage Loans that are Conventional Loans secured by Single Family Property and which had initial Loan-to-Value Ratios of greater than 80% will be covered by primary mortgage insurance policies providing coverage with respect to the amount of each Mortgage Loan in excess of 75% of the original Appraised Value of the related Mortgaged Property and remaining in force until the principal balance of the Mortgage Loan is reduced to 80% of the original Appraised Value.

     A pool insurance policy will be obtained if specified in the prospectus supplement to cover any loss (subject to limitations described in this prospectus) occurring as a result of default by the borrowers to the extent not covered by any primary mortgage insurance policy or FHA Insurance. See "Pool Insurance Policy" below. Neither the primary mortgage insurance policies nor any pool insurance policy will insure against certain losses sustained in the event of a personal bankruptcy of the borrower under a Mortgage Loan. See "Legal Aspects of Loans." These losses will be covered to the extent described in the prospectus supplement by the bankruptcy bond or other credit support, if any.

     To the extent that the primary mortgage insurance policies do not cover all losses on a defaulted or foreclosed Mortgage Loan, and to the extent these losses are not covered by the pool insurance policy or other credit support for the related series, any losses would affect payments to securityholders. In addition, the pool insurance policy and primary mortgage insurance policies do not provide coverage against hazard losses. See "Hazard Insurance on the Loans" below. Certain hazard risks will not be insured and the occurrence of hazards could adversely affect payments to securityholders.

     Primary Mortgage Insurance

     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a Mortgage Loan (referred to as the "Insured Loss") generally will consist of the insured percentage (typically ranging from 12% to 25%) of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

     o all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property;

     o hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the Mortgage Loan;

     o  amounts expended but not approved by the mortgage insurer;

     o  claim payments previously made by the mortgage insurer; and

     o  unpaid premiums.

     Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including:

     o fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan;

     o failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans;

     o  physical damage to the Mortgaged Property; and

     o the related servicer not being approved as a servicer by the mortgage insurer.

     Primary mortgage insurance policies generally contain provisions substantially as follows: (1) under the policy, a claim includes unpaid principal, accrued interest at the applicable loan interest rate to the date of filing of a claim thereunder and certain advances (with a limitation on attorneys' fees for foreclosures of 3% of the unpaid principal balance and accumulated delinquent interest) described below; (2) when a claim is presented, the mortgage insurer will have the option of paying the claim in full and taking title to the property and arranging for the sale thereof or paying the insured percentage of the claim and allowing the insured to retain title to the property; (3) unless earlier directed by the mortgage insurer, claims must be made within a specified period of time (typically, 60 days) after the insured has acquired good and marketable title to the property; and
(4) a claim must be paid within a specific period of time (typically, 60 days) after the claim is accepted by the mortgage insurer.

     As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a Mortgage Loan, the insured will be required to:

     o advance or discharge all hazard insurance policy premiums, and as necessary and approved in advance by the mortgage insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in the primary mortgage insurance policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees;

     o in the event of any physical loss or damage to the Mortgaged Property, restore and repair the Mortgaged Property to at least as good a condition as existed at the effective date of the primary mortgage insurance policy, ordinary wear and tear excepted; and

     o tender to the mortgage insurer good and marketable title to and possession of the Mortgaged Property.

     Other provisions and conditions of each primary mortgage insurance policy covering a Mortgage Loan will generally include that:

     o no change may be made in the terms of the Mortgage Loan without the consent of the mortgage insurer;

     o written notice must be given to the mortgage insurer within 10 days after the insured becomes aware that a borrower is delinquent in the payment of a sum equal to the aggregate of two Scheduled Payments due under the Mortgage Loan or that any proceedings affecting the borrower's interest in the Mortgaged Property securing the Mortgage Loan have been commenced, and thereafter the insured must report monthly to the mortgage insurer the status of any Mortgage Loan until the Mortgage Loan is brought current, the proceedings are terminated or a claim is filed;

     o the mortgage insurer will have the right to purchase the Mortgage Loan, at any time subsequent to the 10 days' notice described above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of the Mortgage Loan plus accrued and unpaid interest thereon at the applicable Mortgage Rate and reimbursable amounts expended by the insured for the real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy with respect to the Mortgage Loan and any due and unpaid premium with respect to the policy;

     o the insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and marketable title to and possession of the mortgaged property;

     o the insured must notify the mortgage insurer of the institution of any proceedings, provide it with copies of documents relating thereto, notify the mortgage insurer of the price amounts specified above at least 15 days prior to the sale of the Mortgaged Property by foreclosure, and bid that amount unless the mortgage insurer specifies a lower or higher amount; and

     o the insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the mortgage insurer, provided the ability of the insured to assign specified rights to the mortgage insurer are not thereby impaired or the specified rights of the mortgage insurer are not thereby adversely affected.

     The mortgage insurer will be required to pay to the insured either: (1) the insured percentage of the loss; or (2) at its option under certain of the primary mortgage insurance policies, the sum of the delinquent Scheduled Payments plus any advances made by the insured, both to the date of the claim payment, and thereafter, Scheduled Payments in the amount that would have become due under the Mortgage Loan if it had not been discharged plus any advances made by the insured until the earlier of (a) the date the Mortgage Loan would have been discharged in full if the default had not occurred, or
(b) an approved sale. Any rents or other payments collected or received by the insured that are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

     FHA Insurance and VA Guaranty

     The benefits of the FHA insurance and VA guaranty are limited, as described below. To the extent that amounts payable under the applicable policy are insufficient to cover losses in respect of the related Mortgage Loan, any loss in excess of the applicable credit enhancement will be borne by securityholders.

     Under both the FHA and VA programs the master servicer or servicer must follow certain prescribed procedures in submitting claims for payment. Failure to follow procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated Mortgage Loan under the applicable FHA insurance or VA guaranty ("FHA/VA Claim Proceeds") and reductions in FHA/VA Claim Proceeds received.

     FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the Federal Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. FHA Mortgage Loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program as well as to refinance an existing insured mortgage. These programs generally limit the principal amount of the mortgage loans insured. Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%. Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

     The monthly or periodic insurance premiums for FHA Mortgage Loans will be collected by the master servicer or servicer and paid to FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD. With respect to a defaulted FHA Mortgage Loan, a master servicer or servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by a master servicer or servicer or HUD that default was caused by circumstances beyond the borrower's control, the master servicer or servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. Relief may involve the reduction or suspension of Scheduled Payments for a specified period, which payments are to be made up on or before the maturity date of the Mortgage Loan, or the rescheduling or other adjustment of payments due under the Mortgage Loan up to or beyond the scheduled maturity date. In addition, when a default caused by specified circumstances is accompanied by certain other factors, HUD may provide relief by making payments to a master servicer or servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD). With certain exceptions, at least three full installments must be due and unpaid under the Mortgage Loan before a master servicer or servicer may initiate foreclosure proceedings.

     HUD terminated its assignment program for borrowers, effective April 25, 1996. Borrowers who did not request the assignment of their mortgage to HUD prior to that date are ineligible for consideration. Under this terminated program, HUD previously accepted assignment of defaulted mortgages and paid insurance benefits to lenders. The program was available only to eligible borrowers whose default was caused by circumstances beyond their control.

     On March 20, 1998, an Illinois Federal District Court in Ferrell v. United States Department of Housing and Urban Development (N.D. Ill. (No. 73C
334)) granted a preliminary injunction requiring HUD to reinstate the assignment program or an equivalent substitute. Plaintiffs in Ferrell have alleged that HUD is required to maintain the program pursuant to the terms of prior court order. It is difficult to assess what effect, if any, the final outcome of the Ferrell litigation will have on FHA claim policies or procedures and what effect changes in these policies or procedures, if any are made, will have on the servicing of FHA Mortgage Loans.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Current practice is to pay claims in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The related master servicer or servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Mortgage Loan for an amount equal to the principal balance of the debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower's first uncorrected failure to perform any obligation or make any payment due under the mortgage loan and, upon assignment, interest from the date of assignment to the date of payment of the claim, in each case at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

     Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than accrued interest. As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the Mortgage Rate on the related Mortgage Loan. Negative interest spread between the debenture rate and the Mortgage Rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders. The interest payable may be curtailed if a master servicer or servicer has not met FHA's timing requirements for certain actions during the foreclosure and conveyance process. When a master servicer or servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

     VA Mortgage Loans are partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, which permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan. The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan. At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, $22,500 for any loan of more than $45,000 but less than $56,250, to the lesser of $36,000 or 40% of the principal balance of a loan of $56,251 to $144,000, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $50,750.

     With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months. Generally, a claim for the guarantee is submitted after foreclosure and after the filing with the VA by the mortgagee of a notice of election to convey the related mortgaged property to the VA.

     In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a "No-Bid"). In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property. The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

     When the mortgagee receives the VA's No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to the defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to the reduction to be less than the net value of the mortgaged property securing the mortgage loan (a "Buydown"). In the case of a Buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the Buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

     In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted Mortgage Loan. The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above. As a result of these limitations, losses associated with defaulted VA Mortgage Loans could be substantial.

     Pool Insurance Policy

     If specified in the prospectus supplement, the master servicer will be required to maintain a pool insurance policy for the Loans in the trust fund on behalf of the trustee and the securityholders. See "Servicing of Loans -- Maintenance of Insurance Policies and Other Servicing Procedures." Although the terms and conditions of pool insurance policies vary to some degree, the following describes material aspects of the policies generally.

     The prospectus supplement will describe any provisions of a pool insurance policy that are materially different from those described below. It may also be a condition precedent to the payment of any claim under the pool insurance policy that the insured maintain a primary mortgage insurance policy that is acceptable to the pool insurer on all Mortgage Loans in the related trust fund that have Loan-to-Value Ratios at the time of origination in excess of 80% and that a claim under the primary mortgage insurance policy has been submitted and settled. FHA Insurance and VA Guarantees may be deemed to be acceptable primary insurance policies under the pool insurance policy.

     Assuming satisfaction of these conditions, the pool insurer will pay to the insured the amount of the loss which will generally be:

     o the amount of the unpaid principal balance of the defaulted Mortgage Loan immediately prior to the approved sale of the Mortgaged Property,

     o the amount of the accumulated unpaid interest on the Mortgage Loan to the date of claim settlement at the contractual rate of interest, and

     o  advances made by the insured as described above less certain payments.

An "approved sale" is:

     o a sale of the Mortgaged Property acquired by the insured because of a default by the borrower to which the pool insurer has given prior approval,

     o a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the pool insurer,

     o the acquisition of the Mortgaged Property under the primary mortgage insurance policy by the mortgage insurer, or

     o  the acquisition of the Mortgaged Property by the pool insurer.

     As a condition precedent to the payment of any loss, the insured must provide the pool insurer with good and marketable title to the Mortgaged Property. If any Mortgaged Property securing a defaulted Mortgage Loan is damaged and the proceeds, if any, from the related standard hazard insurance policy or the applicable special hazard insurance policy, if any, are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that the restoration will increase the proceeds to the securityholders on liquidation of the Mortgage Loan after reimbursement of the master servicer for its expenses and that the expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

     The original amount of coverage under the mortgage pool insurance policy will be reduced over the life of the Securities by the aggregate net dollar amount of claims paid less the aggregate net dollar amount realized by the pool insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the master servicer as well as accrued interest at the applicable interest rate on delinquent Mortgage Loans to the date of payment of the claim. See "Legal Aspects of Loans." Accordingly, if aggregate net claims paid under a mortgage pool insurance policy reach the original policy limit, coverage under the mortgage pool insurance policy will lapse and any further losses will be borne by the trust fund, and thus will affect adversely payments on the Securities. In addition, the exhaustion of coverage under any mortgage pool insurance policy may affect the master servicer's or servicer's willingness or obligation to make Advances. If the master servicer or a servicer determines that an Advance in respect of a delinquent Loan would not be recoverable from the proceeds of the liquidation of the Loan or otherwise, it will not be obligated to make an advance respecting any delinquency since the Advance would not be ultimately recoverable by it. See "Servicing of Loans -- Advances and Limitations Thereon."

     Mortgage Insurance with Respect to Manufactured Home Loans

     A Manufactured Home Loan may be an FHA Loan or a VA Loan. Any primary mortgage or similar insurance and any pool insurance policy with respect to Manufactured Home Loans will be described in the prospectus supplement.

Hazard Insurance on the Loans

     Standard Hazard Insurance Policies

     The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the improvements on the property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover properties located in various states, the policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of credit support will adversely affect distributions to securityholders. When a property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the master servicer will be required to cause flood insurance to be maintained with respect to the property, to the extent available.

     The standard hazard insurance policies covering properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (1) the actual cash value (generally defined as the replacement cost at the time and place of loss, less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed and (2) the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements on the Mortgaged Property. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of residential real estate in the area where the Mortgaged Property is located fluctuates in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the Mortgaged Property.

     The depositor will not require that a standard hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative may not maintain individual hazard insurance policies. To the extent, however, that either the Cooperative or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Cooperative Dwelling or the Cooperative's building could significantly reduce the value of the Mortgaged Property securing the related Cooperative Loan. Similarly, the depositor will not require that a standard hazard or flood insurance policy be maintained for any Condominium Loan. Generally, the Condominium Association is responsible for maintenance of hazard insurance for the Condominium Building (including the individual Condominium Units) and the owner(s) of an individual Condominium Unit may not maintain separate hazard insurance policies. To the extent, however, that either the Condominium Association or the related borrower do not maintain insurance, or do not maintain adequate coverage, or do not apply any insurance proceeds to the restoration of damaged property, then damage to the borrower's Condominium Unit or the related Condominium Building could significantly reduce the value of the Mortgaged Property securing the related Condominium Loan.

     Special Hazard Insurance Policy

     Although the terms of the policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to the property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (1) the cost of repair or replacement of the property and (2) upon transfer of the property to the special hazard insurer, the unpaid principal balance of the Loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the master servicer or the servicer with respect to the property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will reduce coverage by that amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the property with the proceeds described under (1) above is expected to satisfy the condition under the pool insurance policy that the property be restored before a claim under the pool insurance policy may be validly presented with respect to the defaulted Loan secured by the property. The payment described under (2) above will render unnecessary presentation of a claim in respect of the Loan under the pool insurance policy. Therefore, so long as the pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Other Hazard-Related Insurance; Liability Insurance

     With respect to Loans secured by Multifamily Property, certain additional insurance policies may be required with respect to the Multifamily Property; for example, general liability insurance for bodily injury or death and property damage occurring on the property or the adjoining streets and sidewalks, steam boiler coverage where a steam boiler or other pressure vessel is in operation, interest coverage insurance, and rent loss insurance to cover operating income losses following damage or destruction of the mortgaged property. With respect to a series for which Loans secured by Multifamily Property are included in the trust fund, the prospectus supplement will specify the required types and amounts of additional insurance and describe the general terms of the insurance and conditions to payment thereunder.

Bankruptcy Bond

     In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the property securing the related Loan at an amount less than the then outstanding principal balance of the Loan. The amount of the secured debt could be reduced to that value, and the holder of the Loan thus would become an unsecured creditor to the extent the outstanding principal balance of the Loan exceeds the value so assigned to the property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Legal Aspects of Loans." If so provided in the prospectus supplement, the master servicer will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") for proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by the court of the principal amount of a Loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the prospectus supplement for all Loans in the Pool secured by single unit primary residences. This amount will be reduced by payments made under the bankruptcy bond in respect of the Loans, unless otherwise specified in the prospectus supplement, and will not be restored.

Repurchase Bond

     If specified in the prospectus supplement, the depositor or master servicer will be obligated to repurchase any Loan (up to an aggregate dollar amount specified in the prospectus supplement) for which insurance coverage is denied due to dishonesty, misrepresentation or fraud in connection with the origination or sale of the Loan. This obligation may be secured by a surety bond guaranteeing payment of the amount to be paid by the depositor or the master servicer.

                                The Agreements

     The following summaries describe certain material provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, these provisions or terms are as specified in the related Agreement.

Issuance of Securities

     Securities representing interests in a trust fund, or an Asset Group, that the trustee will elect to have treated as a REMIC, a FASIT or a grantor trust will be issued, and the related trust fund will be created, pursuant to a trust agreement between the depositor and the trustee. A series of Notes issued by a trust fund will be issued pursuant to an indenture between the related trust fund and an indenture trustee named in the prospectus supplement. In the case of a series of Notes, the trust fund and the depositor will also enter into a sale and collection agreement with the indenture trustee and the issuer.

     As applicable, the trust agreement, in the case of Certificates, and the indenture, together with the sale and collection agreement, in the case of Notes, are referred to as the "Agreements." In the case of a series of Notes, the trust fund will be established either as a statutory business trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes. The Primary Assets of a trust fund will be serviced in accordance with one or more underlying servicing agreements.

Assignment of Primary Assets

     General

     At the time of issuance, the depositor will transfer, convey and assign to the trustee all right, title and interest of the depositor in the Primary Assets and other property to be included in the trust fund for a series. The assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the prospectus supplement (except for any Retained Interests). The trustee will, concurrently with the assignment, execute and deliver the Securities.

     Assignment of Private Mortgage-Backed Securities

     The depositor will cause the Private Mortgage-Backed Securities to be registered in the name of the trustee or its nominee or correspondent. The trustee or its nominee or correspondent will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Funds -- Private Mortgage-Backed Securities."

     Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the trustee. In the Agreement, the depositor will represent and warrant to the trustee regarding the Private Mortgage-Backed Securities:

          (1) that the information contained in the Mortgage Certificate
          Schedule is true and correct in all material respects;

          (2) that, immediately prior to the conveyance of the Private Mortgage-Backed Securities, the depositor had good title thereto, and was the sole owner thereof, (subject to any Retained Interests);

          (3) that there has been no other sale by it of the Private Mortgage-Backed Securities; and

          (4) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on the Private Mortgage-Backed Securities.

     Assignment of Mortgage Loans

     As specified in the prospectus supplement, the depositor will, as to each Mortgage Loan, deliver or cause to be delivered to the trustee, or a custodian on behalf of the trustee:

     o the mortgage note endorsed without recourse to the order of the trustee or in blank;

     o the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of the Mortgage will be delivered, together with a certificate that the original of the Mortgage was delivered to the recording office); and

     o  an assignment of the Mortgage in recordable form.

     The trustee, or the custodian, will hold the documents in trust for the benefit of the securityholders.

     If so specified in the prospectus supplement, the depositor will, at the time of delivery of the Securities, cause assignments to the trustee of the Mortgage Loans to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Mortgage Loan. If specified in the prospectus supplement, the depositor will cause the assignments to be so recorded within the time after delivery of the Securities as is specified in the prospectus supplement, in which event, the Agreement may, as specified in the prospectus supplement, require the depositor to repurchase from the trustee any Mortgage Loan required to be recorded but not recorded within that time, at the price described below with respect to repurchase by reason of defective documentation. Unless otherwise provided in the prospectus supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the securityholders or the trustee for the failure of a Mortgage Loan to be recorded.

     With respect to any Cooperative Loans, the depositor will cause to be delivered to the trustee, its agent, or a custodian, the related original cooperative note endorsed to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The depositor will file in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each Cooperative Loan.

     The trustee, its agent, or a custodian will review the documents relating to each Mortgage Loan within the time period specified in the related Agreement after receipt thereof, and the trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the prospectus supplement, if any document is found to be missing or defective in any material respect, the trustee (or the custodian) will notify the master servicer and the depositor, and the master servicer will notify the party (the "Seller") from which the depositor, or an affiliate thereof, purchased the Mortgage Loan.

     If the Seller cannot cure the omission or defect within the time period specified in the related Agreement after receipt of notice, the Seller will be obligated to purchase the related Mortgage Loan from the trustee at the Purchase Price or, if specified in the prospectus supplement, replace the Mortgage Loan with another mortgage loan that meets certain requirements set forth therein. We cannot assure you that a Seller will fulfill this purchase obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "Loan Underwriting Procedures and Standards -- Representations and Warranties," neither the master servicer nor the depositor will be obligated to purchase the Mortgage Loan if the Seller defaults on its purchase obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the prospectus supplement, this purchase obligation constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, any document.

     Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC or a FASIT election is to be made, unless the prospectus supplement otherwise provides, no purchase of a Mortgage Loan will be made if the purchase would result in a prohibited transaction under the Code.

     Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Mortgage Loan Schedule"). The Mortgage Loan Schedule will specify the number of Mortgage Loans that are Cooperative Loans and, with respect to each Mortgage Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date of the related mortgage note; if the Mortgage Loan is an ARM, the Lifetime Mortgage Rate Cap, if any, and the current Index; and, if the Mortgage Loan is a GPM Loan, a GEM Loan, a Buy-Down Loan or a Mortgage Loan with other than fixed Scheduled Payments and level amortization, the terms thereof.

     Assignment of Manufactured Home Loans

     The depositor will cause any Manufactured Home Loans included in the Primary Assets for a series of Securities to be assigned to the trustee, together with principal and interest due on or with respect to the Manufactured Home Loans after the Cut-off Date specified in the prospectus supplement. Each Manufactured Home Loan will be identified in a loan schedule (the "Manufactured Home Loan Schedule") appearing as an exhibit to the related Agreement. The Manufactured Home Loan Schedule will specify, with respect to each Manufactured Home Loan, among other things: the original principal balance and the outstanding principal balance as of the close of business on the Cut-off Date; the interest rate; the current Scheduled Payment of principal and interest; and the maturity date of the Manufactured Home Loan.

     In addition, with respect to each Manufactured Home Loan, the depositor will deliver or cause to be delivered to the trustee, or, as specified in the prospectus supplement, the custodian, the original Manufactured Home Loan agreement and copies of documents and instruments related to each Manufactured Home Loan and the security interest in the Manufactured Home securing each Manufactured Home Loan. To give notice of the right, title and interest of the securityholders to the Manufactured Home Loans, the depositor will cause a UCC-1 financing statement to be filed identifying the trustee as the secured party and identifying all Manufactured Home Loans as collateral. Unless otherwise specified in the prospectus supplement, the Manufactured Home Loans agreements will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if a subsequent purchaser were able to take physical possession of the Manufactured Home Loans agreements without notice of the assignment, the interest of the securityholders in the Manufactured Home Loans could be defeated. See "Legal Aspects of Loans -- Manufactured Home Loans."

     Assignment of Participation Certificates

     The depositor will cause any certificates evidencing a participation interest in a Loan or a pool of loans ("Participation Certificates") obtained under a participation agreement to be assigned to the trustee by delivering to the trustee the Participation Certificates, which will be reregistered in the name of the trustee. Unless otherwise specified in the prospectus supplement, the trustee will not be in possession of or be assignee of record with respect to the Loans represented by any Participation Certificate. Each Participation Certificate will be identified in a "Participation Certificate Schedule" which will specify the original principal balance, outstanding principal balance as of the Cut-off Date, pass-through rate and maturity date for each Participation Certificate. In the related Agreement, the depositor will represent and warrant to the trustee regarding each Participation Certificate:

     o  that the information contained in the Participation Certificate
        Schedule is true and correct in all material respects;

     o that, immediately prior to the conveyance of the Participation Certificates, the depositor had good title to and was sole owner of the Participation Certificates;

     o that there has been no other sale by it of the Participation Certificates; and

     o that the Participation Certificates are not subject to any existing lien, charge, security interest or other encumbrance (other than any Retained Interests).

Repurchase and Substitution of Non-Conforming Loans

     Unless otherwise provided in the prospectus supplement, if any document in the Loan file delivered by the depositor to the trustee is found by the trustee within 45 days of the execution of the related Agreement, or any other time period specified in the prospectus supplement for the related series, (or promptly after the trustee's receipt of any document permitted to be delivered after the closing date of the issuance of the series) to be defective in any material respect and the depositor does not cure the defect within 90 days, or any other period specified in the prospectus supplement, the depositor will, not later than 90 days, or any other period specified in the prospectus supplement, after the trustee's notice to the depositor or the master servicer, as the case may be, of the defect, repurchase the related Mortgage Loan or any property acquired in respect thereof from the trustee.

     Unless otherwise specified in the prospectus supplement, the repurchase price will be generally equal to (a) the lesser of (1) the outstanding principal balance of the Mortgage Loan (or, in the case of a foreclosed Mortgage Loan, the outstanding principal balance of the Mortgage Loan immediately prior to foreclosure) and (2) the trust fund's federal income tax basis in the Mortgage Loan, and (b), accrued and unpaid interest to the date of the next scheduled payment on the Mortgage Loan at the related Interest Rate (less any unreimbursed Advances respecting the Mortgage Loan), provided, however, the purchase price will not be limited in (1) above to the trust fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of the Mortgage Loan will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the prospectus supplement, the depositor may, rather than repurchase the Loan as described above, remove the Loan from the trust fund (the "Deleted Loan") and substitute in its place one or more other Loans (each, a "Qualifying Substitute Mortgage Loan") provided, however, that (1) with respect to a trust fund for which no REMIC election is made, the substitution must be effected within 120 days of the date of initial issuance of the Securities and (2) with respect to a trust fund for which a REMIC election is made, the substitution must be made within two years of the date.

     Any Qualifying Substitute Mortgage Loan will have, on the date of substitution, the characteristics specified in the applicable Agreement, generally including (1) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Loan (the amount of any shortfall to be deposited to the Distribution Account in the month of substitution for distribution to securityholders), (2) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Loan, (3) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Loan, and will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     Unless otherwise provided in the prospectus supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the securityholders or the trustee for a material defect in a Loan document.

     The depositor or another entity will make representations and warranties with respect to Loans that comprise the Primary Assets for a series. See "Loan Underwriting Procedures and Standards -- Representations and Warranties" above. If the depositor or such entity cannot cure a breach of any representations and warranties in all material respects within 90 days after notification by the trustee of the breach, and if the breach is of a nature that materially and adversely affects the value of the Loan, the depositor or such entity is obligated to repurchase the affected Loan or, if provided in the prospectus supplement, provide a Qualifying Substitute Mortgage Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above. The depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or seller of the Loans.

Reports to Securityholders

     The trustee will prepare and forward to each securityholder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any series, among other things:

          (1) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to principal on the Primary Assets, separately identifying the aggregate amount of any principal prepayments included therein and the amount, if any, advanced by the master servicer or by a servicer or (b) that is a Multi-Class Series, the amount of the principal distribution in reduction of stated principal amount (or Compound Value) of each class and the aggregate unpaid principal amount (or Compound Value) of each class following the distribution;

          (2) with respect to a series (a) other than a Multi-Class Series, the amount of the distribution allocable to interest on the Primary Assets and the amount, if any, advanced by the master servicer or a servicer or (b) that is not a Multi-Class Series, the amount of the interest distribution;

          (3) the amount of servicing compensation with respect to the Principal Assets and paid during the Due Period commencing on the Due Date to which the distribution relates and the amount of servicing compensation during that period attributable to penalties and fees;

          (4) the aggregate outstanding principal balance of the Principal Assets as of the opening of business on the Due Date, after giving effect to distributions allocated to principal and reported under
          (1) above;

          (5) the aggregate outstanding principal amount of the Securities of the related series as of the Due Date, after giving effect to distributions allocated to principal reported under (1) above;

          (6) with respect to Compound Interest Securities, prior to the Accrual Termination Date in addition to the information specified in
          (1)(b) above, the amount of interest accrued on the Securities during the related interest accrual period and added to the Compound Value thereof;

          (7) in the case of Floating Rate Securities, the Floating Rate applicable to the distribution being made;

          (8) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which securityholders would have received if there were sufficient eligible funds in the Distribution Account and the amounts actually distributed);

          (9) if applicable, the number and aggregate principal balances of Loans delinquent for (A) two consecutive payments and (B) three or more consecutive payments, as of the close of the business on the determination date to which the distribution relates;

          (10) if applicable, the value of any REO Property acquired on behalf of securityholders through foreclosure, grant of a deed in lieu of foreclosure or repossession as of the close of the business on the Business Day preceding the Distribution Date to which the distribution relates;

          (11) the amount of any withdrawal from any applicable reserve fund included in amounts actually distributed to securityholders and the remaining balance of each reserve fund (including any Subordinated Reserve Fund), if any, on the Distribution Date, after giving effect to distributions made on that date; and

          (12) any other information as specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the trustee, unless otherwise specified in the prospectus supplement, will furnish to each securityholder of record at any time during the calendar year: (a) the aggregate of amounts reported pursuant to (1) through (4), (6) and (8) above for the calendar year and (b) the information specified in the related Agreement to enable securityholders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual reports provided to the securityholders will not have been examined and reported upon by an independent public accountant. However, the master servicer will provide to the trustee a report by independent public accountants with respect to the master servicer's servicing of the Loans. See "Servicing of Loans -- Evidence as to Compliance."

Investment of Funds

     The Distribution Account, Collection Account or Custodial Account, if any, and any other funds and accounts for a series that may be invested by the trustee or by the master servicer (or by the servicer, if any), can be invested only in "Eligible Investments" acceptable to each Rating Agency, which may include, without limitation:

     o direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

     o demand and time deposits, certificates of deposit or bankers' acceptances;

     o repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

     o securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

     o commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

     o a guaranteed investment contract issued by an entity having a credit rating acceptable to each Rating Agency; and

     o any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the Rating Agencies.

     Funds held in a reserve fund or Subordinated Reserve Fund may be invested in certain eligible reserve fund investments which may include Eligible Investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement ("Eligible Reserve Fund Investments").

     Eligible Investments or Eligible Reserve Fund Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the Collection Account are required to be remitted to the trustee and amounts in the Distribution Account, any Reserve Fund or the Subordinated Reserve Fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

     If so provided in the prospectus supplement, the reinvestment income from the Subordination Reserve Fund, other Reserve Fund, Servicing Account, Collection Account or the Distribution Account may be property of the master servicer or a servicer and not available for distributions to securityholders. See "Servicing of Loans."

Event of Default; Rights Upon Event of Default

     Trust Agreement

     As specified in the prospectus supplement, events of default under the trust agreement for a series of Certificates include:

     o any failure by the master servicer or servicer to distribute or remit any required payment that continues unremedied for five business days (or any shorter period as is specified in the applicable agreement) after the giving of written notice of the failure to the master servicer or servicer by the trustee for the related series, or to the master servicer or servicer and the trustee by the holders of Certificates of the series evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series;

     o any failure by the master servicer or servicer duly to observe or perform in any material respect any other of its covenants or agreements in the trust agreement that continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer or servicer by the trustee, or to the master servicer or servicer and the trustee by the holders of Certificates of the related series evidencing not less than 25% of the aggregate outstanding principal amount of the Certificates; and

     o certain events in insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the master servicer or servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default remains unremedied under the trust agreement for a series, the trustee for the related series or holders of Certificates of the series evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for the series may terminate all of the rights and obligations of the master servicer as servicer under the trust agreement and in and to the Mortgage Loans (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of the trust agreement which rights the master servicer will retain under all circumstances), whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the trust agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the trust agreement.

     In the event that the trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 to act as successor master servicer under the provisions of the trust agreement relating to the servicing of the Mortgage Loans. The successor master servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the trust agreement.

     During the continuance of any event of default under the trust agreement for a series, the trustee for that series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of that series, and holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon that trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the Certificateholders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee therein or thereby. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

     No holder of a series of Certificates, solely by virtue of that holder's status as a Certificateholder, will have any right under the trust agreement for the related series to institute any proceeding with respect to the trust agreement, unless that holder previously has given to the trustee for that series written notice of default and unless the holders of Certificates evidencing not less than a specified percentage of the aggregate outstanding principal amount of the Certificates for that series have made written request upon the trustee to institute a proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for a specified number of days has neglected or refused to institute such a proceeding.

     Indenture

     As specified in the prospectus supplement, events of default under the indenture for each series of Notes generally include:

     o a default for a specified number of days in the payment of any interest or installment of principal on a Note of that series, to the extent specified in the prospectus supplement, or the default in the payment of the principal of any Note at the Note's maturity;

     o failure to perform in any material respect any other covenant of the trust in the indenture that continues for a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

     o any failure to observe or perform any covenant or agreement of the trust, or any representation or warranty made by the trust in the indenture or in any certificate or other writing delivered pursuant or in connection with the series having been incorrect in a material respect as of the time made, and that breach is not cured within a specified number of days after notice is given in accordance with the procedures described in the prospectus supplement;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the trust; or

     o any other event of default provided with respect to Notes of that series.

     If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, subject to the terms of the indenture, either the trustee or the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series may declare the principal amount or, if the Notes of that series are zero coupon securities, that portion of the principal amount as may be specified in the terms of that series, of all the Notes of the series to be due and payable immediately. That declaration may, under certain circumstances, be rescinded and annulled by the holders of a specified percentage in aggregate outstanding amount of the Notes of that series.

     If, following an event of default with respect to any series of Notes, the Notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding any acceleration, elect to maintain possession of the collateral securing the Notes of the series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal and interest on the Notes of that series as they would have become due if there had not been a declaration of acceleration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, unless:

     o the holders of 100% (or any other percentages specified in the indenture) of the then aggregate outstanding amount of the Notes (or certain classes of Notes) of the series consent to the sale;

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal and accrued interest, due and unpaid, on the outstanding Notes of the series at the date of the sale; or

     o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the Notes as the payments would have become due if the Notes had not been declared due and payable, and the trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of the series.

     As specified in the prospectus supplement, in the event the principal of the Notes of a series is declared due and payable, the holders of any Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount less the amount of the discount that is unamortized.

     Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a specified percentage of the then aggregate outstanding amount of the Notes of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes of the series, and the holders of a specified percentage of the then aggregate outstanding amount of the Notes of that series may, in certain cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of that series affected thereby.

The Trustee

     The identity of the commercial bank, savings and loan association or trust company named as the trustee for each series of Securities will be set forth in the prospectus supplement. The entity serving as trustee may have normal banking relationships with the depositor or the master servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust fund relating to a series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee by the Agreement relating to that series will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform certain acts, singly upon the separate trustee or co-trustee who will exercise and perform those rights, powers, duties and obligations solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by their appointment; provided that the trustee will continue to be responsible for its duties and obligations under the Agreement.

Duties of the Trustee

     The trustee makes no representations as to the validity or sufficiency of the Agreements, the Securities or of any Primary Asset or related documents. If no event of default (as defined in the related Agreement) has occurred, the trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee is required to examine them to determine whether they are in the form required by the related Agreement, however, the trustee will not be responsible for the accuracy or content of any documents furnished by it or the securityholders to the master servicer under the related Agreement.

     The trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an event of default, see "Event of Default; Rights Upon Event of Default" above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Resignation of Trustee

     The trustee may, upon written notice to the depositor, resign at any time, in which event the depositor will be obligated to use its best efforts to appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within a specified number of days after giving notice of resignation, the resigning trustee or the securityholders may petition any court of competent jurisdiction for appointment of a successor trustee.

     The trustee may also be removed at any time:

     o if the trustee ceases to be eligible to continue to act as trustee under the Agreement;

     o  if the trustee becomes insolvent; or

     o by the securityholders of securities evidencing a specified percentage of the aggregate voting rights of the securities in the trust fund upon written notice to the trustee and to the depositor.

     Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

Distribution Account

     The trustee will establish a separate account (the "Distribution Account") in its name as trustee for the securityholders. Unless otherwise specified in the prospectus supplement, the Distribution Account will be maintained as an interest bearing account or the funds held therein may be invested, pending disbursement to securityholders of the related series, pursuant to the terms of the Agreement, in Eligible Investments. If specified in the prospectus supplement, the master servicer will be entitled to receive as additional compensation, any interest or other income earned on funds in the Distribution Account. The trustee will deposit into the Distribution Account on the Business Day received all funds received from the master servicer and required withdrawals from any Reserve Funds. Unless otherwise specified in the prospectus supplement, the trustee is permitted from time to time to make withdrawals from the Distribution Account for each series to remove amounts deposited therein in error, to pay to the master servicer any reinvestment income on funds held in the Distribution Account to the extent it is entitled, to remit to the master servicer its Servicing Fee to the extent not previously withdrawn from the Collection Account, to make deposits to any Reserve Fund, to make regular distributions to the securityholders and to clear and terminate the Distribution Account.

     Unless otherwise specified in the prospectus supplement, "Business Day" means a day that, in the city of New York or in the city or cities in which the corporate trust office of the trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulation or executive order to be closed.

Expense Reserve Fund

     If specified in the prospectus supplement relating to a series, the depositor may deposit on the related closing date of the issuance of a series in an account to be established with the trustee (the "Expense Reserve Fund") cash or eligible investments that will be available to pay anticipated fees and expenses of the trustee or other agents. The Expense Reserve Fund for a series may also be funded over time through the deposit therein of all or a portion of cash flow, to the extent described in the prospectus supplement. The Expense Reserve Fund, if any, will not be part of the trust fund held for the benefit of the holders. Amounts on deposit in any Expense Reserve Fund will be invested in one or more Eligible Investments.

Amendment of Agreement

     Unless otherwise specified in the prospectus supplement, the Agreement for each series of Securities may be amended by the parties to the Agreement, without notice to or consent of the securityholders:

          (1) to cure any ambiguity;

          (2) to conform to the provisions of the prospectus supplement and prospectus, to correct any defective provisions or to supplement any provision;

          (3) to add any other provisions with respect to matters or questions arising under the Agreement; or

          (4) to comply with any requirements imposed by the Code;

provided that any amendment except pursuant to clause (3) above, will not adversely affect in any material respect the interests of any securityholders of the related series not consenting thereto. If provided in the Agreement, any amendment pursuant to clause (3) of the preceding sentence will be deemed not to adversely affect in any material respect the interests of any securityholder if the trustee receives written confirmation from each Rating Agency rating the Securities of that series that the amendment will not cause the Rating Agency to reduce the then current rating.

     As specified in the prospectus supplement, the Agreement may also be amended by the parties to the Agreement with the consent of the securityholders possessing a specified percentage of the aggregate outstanding principal amount of the Securities (or, if only certain classes are affected by the amendment, a specified percentage of the aggregate outstanding principal amount of each class affected), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or modifying in any manner the rights of securityholders; provided, however, that no amendment may:

     o reduce the amount or delay the timing of payments on any Security without the consent of the holder of that Security; or

     o reduce the percentage required to consent to the amendment, without the consent of securityholders of 100% of each class of Securities affected by the amendment.

Voting Rights

     The prospectus supplement may set forth a method of determining allocation of voting rights with respect to a series of Securities.

REMIC or FASIT Administrator

     For any Multi-Class Series with respect to which a REMIC or FASIT election is made, preparation of certain reports and certain other administrative duties with respect to the trust fund may be performed by a REMIC or a FASIT administrator, who may be an affiliate of the depositor.

Administration Agreement

     If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and collection agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

Termination

     Trust Agreement

     The obligations created by the trust agreement for a series will terminate upon the distribution to securityholders of all amounts distributable to them pursuant to the trust agreement after the earlier of:

     o the later of (a) the final payment or other liquidation of the last Mortgage Loan remaining in the trust fund for the related series and
        (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure in respect of any Mortgage Loan ("REO Property"); and

     o the repurchase, as described below, by the master servicer from the trustee for the related series of all Mortgage Loans at that time subject to the trust agreement and all REO Property.

     As specified in the prospectus supplement, the trust agreement for each series permits, but does not require, the specified entity to repurchase from the trust fund for that series all remaining Mortgage Loans at a price equal, unless otherwise specified in the prospectus supplement, to:

     o 100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus

     o with respect to REO Property, if any, the outstanding principal balance of the related Mortgage Loan, minus

     o related unreimbursed Advances, or in the case of the Mortgage Loans, only to the extent not already reflected in the computation of the Aggregate Asset Principal Balance of the Mortgage Loans, minus

     o unreimbursed expenses that are reimbursable pursuant to the terms of the trust agreement, plus

     o accrued interest at the weighted average Mortgage Rate through the last day of the Due Period in which the repurchase occurs;

provided, however, that if an election is made for treatment as a REMIC or as a FASIT under the Code, the repurchase price may equal the greater of:

     o 100% of the Aggregate Asset Principal Balance of the Mortgage Loans, plus accrued interest thereon at the applicable Net Mortgage Rates through the last day of the month of the repurchase, and

     o the aggregate fair market value of the Mortgage Loans; plus the fair market value of any property acquired in respect of a Mortgage Loan and remaining in the trust fund.

     The exercise of this right will effect early retirement of the Certificates of the series, but the master servicer's right to so purchase is subject to the Aggregate Principal Balance of the Mortgage Loans at the time of repurchase being less than a fixed percentage, to be set forth in the prospectus supplement, of the aggregate asset principal balance on the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of a certain person identified therein. For each series, the master servicer or the trustee, as applicable, will give written notice of termination of the Agreement to each securityholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency specified in the notice of termination. If so provided in the prospectus supplement for a series, the depositor or another entity may effect an optional termination of the trust fund under the circumstances described in the prospectus supplement. See "Description of the Securities -- Optional Termination."

     Indenture

     The indenture will be discharged with respect to a series of Notes, except with respect to certain continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the Notes or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the Notes.

     In addition, with certain limitations, the indenture may provide that the trust will be discharged from any and all obligations in respect of the Notes, except for certain administrative duties, upon the deposit with the trustee of money or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide funds in an amount sufficient to pay the principal of and each installment of interest on the Notes on the stated maturity date and any installment of interest on the Notes in accordance with the terms of the indenture and the Notes. In the event of any defeasance and discharge of Notes, holders of the Notes will be able to look only to the funds or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                            Legal Aspects of Loans

     The following discussion contains summaries of certain legal aspects of housing loans that are general in nature. Because certain of these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the properties securing the housing loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

Mortgages

     The Mortgage Loans (other than any Cooperative Loans) comprising or underlying the Primary Assets for a series will be secured by either mortgages or deeds of trust or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to a Mortgage Loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by the instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers. Priority with respect to the instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/homeowner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/homeowner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

Junior Mortgages; Rights of Senior Mortgages

     If specified in the applicable prospectus supplement, certain Mortgage Loans included in the pool of Mortgage Loans will be secured by junior mortgages or deeds of trust that are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the trust fund (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

     The standard form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In those states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

     The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of the intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

     Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property that appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

     The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Cooperative Loans

     If specified in the prospectus supplement, the Mortgage Loans may also contain Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations' buildings. The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. This lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

     Cooperative Loans are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation that holds title to the building in which the apartment is located, and by virtue of owning the stock is entitled to a proprietary lease or occupancy agreement to occupy the specific apartment. A Cooperative Loan is a loan secured by a lien on the shares and an assignment of the lease or occupancy agreement. If the borrower defaults on a Cooperative Loan, the lender's remedies are similar to the remedies that apply to a foreclosure of a leasehold mortgage or deed of trust, in that the lender can foreclose the loan and assume ownership of the shares and of the borrower's rights as lessee under the related proprietary lease or occupancy agreement. Typically, the lender and the cooperative housing corporation enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the borrower on its obligations under the lease or occupancy agreement.

     A corporation that is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, is also responsible for meeting these mortgage and rental obligations. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.

     If the Cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans. Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the Cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares. See " -- Realizing Upon Cooperative Loan Security" below.

     There are certain risks that arise as a result of the cooperative form of ownership that differentiate Cooperative Loans from other types of Mortgage Loans. For example, the power of the board of directors of most cooperative housing corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the universe of potential purchasers in the event of a foreclosure. Moreover, in buildings where the "sponsor" (i.e., the owner of the unsold shares in the corporation) holds a significant number of unsold interests in apartments, cooperative apartment owners run a special risk that the sponsor may go into default on its proprietary leases or occupancy agreements, and thereby cause a default under the underlying mortgage loan to the cooperative housing corporation that is secured by a mortgage on the building. In this case, the unit owners may be forced to make up any shortfall in income to the cooperative housing corporation resulting from the sponsor's default or risk losing their apartments in a foreclosure proceeding brought by the holder of the mortgage on the building. Not only would the value attributable to the right to occupy a particular apartment be adversely affected by the occurrence, but the foreclosure of a mortgage on the building in which the apartment is located could result in a total loss of the shareholder's equity in the building and right to occupy the apartment (and a corresponding loss of the lender's security for its Cooperative Loan).

     Tax Aspects of Cooperative Ownership

     In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which these items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of
Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under the section for any particular year. In the event that a cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that the failure would be permitted to continue over a period of years appears remote.

Foreclosure on Mortgages

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct sufficient to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where the default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and the sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee generally being precluded from pursuing both at the same time.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount that may be equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where it is available. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Realizing Upon Cooperative Loan Security

     The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate the lease or agreement in the event the borrower defaults in the performance of covenants thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.

     In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

     In the case of foreclosure on a mortgage secured by the cooperative building itself, where the building was converted from a rental building to a building owned by a cooperative, under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted. In addition, all cooperative units that were previously rent controlled or rent stabilized may convert to their prior state of rent-controlled or rent-stabilized apartments.

Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to the statutory prohibitions on deficiency judgments, certain Mortgage Loans in the trust fund may, by their terms, prohibit recourse to the borrower in the event proceeds from foreclosure or other liquidation are insufficient to satisfy the debt. These Mortgage Loans may also not require payments of principal and interest until maturity, thereby increasing the likelihood that a deficiency will exist.

     Cooperative Loans

     Generally, lenders realize on cooperative shares and the accompanying proprietary lease given to secure a Cooperative Loan under Article 9 of the UCC. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     Leases and Rents

     Multifamily mortgage loan transactions often provide for an assignment of the leases and rents pursuant to which the borrower typically assigns its right, title and interest, as landlord under each lease and the income derived therefrom, to the lender while either obtaining a license to collect rents for so long as there is no default or providing for the direct payment to the lender. Local law, however, may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents under the lease.

     Federal Bankruptcy and Other Laws Affecting Creditors' Rights

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 rehabilitative plan under the Bankruptcy Code to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

     Federal Bankruptcy Laws Relating to Mortgage Loans Secured by Multifamily Property

     Section 365(a) of the Bankruptcy Code generally provides that a trustee or a debtor-in-possession in a bankruptcy or reorganization case under the Bankruptcy Code has the power to assume or to reject an executory contract or an unexpired lease of the debtor, in each case subject to the approval of the bankruptcy court administering the case. If the trustee or debtor-in-possession rejects an executory contract or an unexpired lease, rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of the filing of the petition. As a consequence, the other party or parties to the executory contract or unexpired lease, such as the mortgagor, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related Mortgage Loan. Moreover, under Section 502(b)(6) of the Bankruptcy Code, the claim of a lessor for damages from the termination of a lease of real property will be limited to the sum of (1) the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease, following the earlier of the date of the filing of the petition and the date on which the lender repossessed, or the lessee surrendered, the leased property, and (2) any unpaid rent due under the lease, without acceleration, on the earlier of these dates.

     Under Section 365(h) of the Bankruptcy Code, if a trustee for a lessor, or a lessor as a debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by rejection or, in the alternative, may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any renewal or extension thereof, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     Under Section 365(f) of the Bankruptcy Code, if a trustee assumes an executory contract or an unexpired lease of the debtor, the trustee or debtor-in-possession generally may assign the executory contract or unexpired lease, notwithstanding any provision therein or in applicable law that prohibits, restricts or conditions the assignment, provided that the trustee or debtor-in-possession provides adequate assurance of future performance by the assignee. In addition, no party to an executory contract or an unexpired lease may terminate or modify any rights or obligations under an executory contract or an unexpired lease at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the executory contract or unexpired lease or in applicable law conditioned upon the assignment of the executory contract or unexpired lease. Thus, an undetermined third party may assume the obligations of the lessee or a mortgagor under a lease in the event of commencement of a proceeding under the Bankruptcy Code with respect to the lessee or a mortgagor, as applicable.

     Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee for a lessor, or a lessor as debtor-in-possession, may, despite the provisions of the related Mortgage Loan to the contrary, sell the Mortgaged Property free and clear of all liens, which liens would then attach to the proceeds of the sale.

Soldiers' and Sailors' Civil Relief Act of 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service:

     o are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including mortgage loans and Manufactured Home Loans) incurred prior to the commencement of military service for the duration of military service;

     o may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on the obligations entered into prior to military service; and

     o may have the maturity of the obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

     However, the benefits listed above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with the obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Mortgage Loan or Manufactured Home Loan included in a Trust for a series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the securities of the related series.

     As specified in the prospectus supplement, any shortfalls in interest collections on Mortgage Loans included in a Trust for a series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each class of securities of the related series that is entitled to receive interest in respect of the Mortgage Loans or Manufactured Home Loans in proportion to the interest that each class of Securities would have otherwise been entitled to receive in respect of such Mortgage Loans had such interest shortfall not occurred.

Environmental Risks

     Under the laws of some states, and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), it is conceivable that a secured lender (such as the trust fund) may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a Mortgage Property, even though the environmental damage or threat was caused by a prior or current owner or "responsible parties", including owners and operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest, but does not "participate in the management" of the Mortgaged Property (the "secured creditor exclusion"). Thus, if a lender's activities begin to encroach on the actual management of a contaminated property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the property as an investment (including leasing the property to a third party), or fails to market the property in a timely fashion.

     Amendments to CERCLA enacted in 1996 have clarified the range of activities in which a lender may engage without becoming subject to liability under CERCLA. However, liability for costs associated with the investigation and cleanup of environmental contamination may also be governed by state law, which may not provide any specific protections to lenders, or, alternatively, may not impose liability on lenders at all.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs associated with releases of petroleum contamination. Federal regulation of underground petroleum storage tanks (other than heating oil tanks) is governed by Subtitle I of the federal Resource Conservation and Recovery Act ("RCRA"). The United States Environmental Protection Agency ("EPA") has promulgated a lender liability rule for underground storage tanks regulated by Subtitle I of RCRA. Under the EPA rule, a holder of a security interest in an underground storage tank, is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, amendments to RCRA, enacted concurrently with the CERCLA amendments discussed in the previous paragraph, extend to the holders of security interests in petroleum underground storage tanks the same protections accorded to secured creditors under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide any specific protection for lenders, or, alternatively, may not impose liability on lenders at all.

Due-on-Sale Clauses in Mortgage Loans

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act") generally preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms. As a result, due-on-sale clauses have become enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were:

     o originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and

     o originated by lenders other than national banks, federal savings institutions and federal credit unions.

Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states", five states -- Arizona, Michigan, Minnesota, New Mexico and Utah -- have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from a bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ( "Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of that state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

     The depositor has been advised by counsel that a court interpreting Title V would hold that Mortgage Loans related to a series originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the Mortgage Loans, any such limitation under the state's usury law would not apply to the Mortgage Loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of the state action will be eligible as Primary Assets if the Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

Adjustable Interest Rate Loans

     ARMs originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate "alternative mortgage instruments" (including ARMs) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and all other non-federally chartered housing creditors, including state-chartered savings and loan associations; and state-chartered savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have taken this type of action.

     The depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARMs that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

Manufactured Home Loans

     Security Interests in the Manufactured Homes

     Law governing perfection of a security interest in a Manufactured Home varies from state to state. Security interests in Manufactured Homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The lender or a servicer may effect a notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a Manufactured Home Loan is registered. In the event the notation or delivery is not effected or the security interest is not filed in accordance with the applicable law (for example, is filed under a motor vehicle title statute rather than under the UCC, in a few states), a first priority security interest in the Manufactured Home securing a Manufactured Home Loan may not be obtained.

     As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that Manufactured Homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the Manufactured Home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

     Manufactured Home Loans typically contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the lender or its assignee. With respect to a series of Securities evidencing interests in a trust fund that includes Manufactured Home Loans and as described in the prospectus supplement, the depositor may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. If the real estate filings are not made and if any of the foregoing events were to occur, the only recourse of the securityholders would be against the depositor pursuant to its repurchase obligation for breach of warranties. A PMBS Agreement pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will, unless otherwise specified in the prospectus supplement, have substantially similar requirements for perfection of a security interest.

     In general, upon an assignment of a Manufactured Home Loan, the certificate of title relating to the Manufactured Home will not be amended to identify the assignee as the new secured party. In most states, an assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the assignor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the assignor.

     Relocation of a Manufactured Home

     In the event that the owner of a Manufactured Home moves the home to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after relocation and thereafter only if and after the owner reregisters the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and not reregister the Manufactured Home in the state, and if steps are not taken to reperfect the trustee's security interest in the state, the security interest in the Manufactured Home would cease to be perfected.

     A majority of states generally require surrender of a certificate of title to reregister a Manufactured Home; accordingly, possession of the certificate of title to the Manufactured Home must be surrendered or, in the case of Manufactured Homes registered in states that provide for notation of lien, the notice of surrender must be given to any person whose security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the owner of the Manufactured Home Loan would have the opportunity to reperfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, reregistration could defeat perfection.

     In the ordinary course of servicing the Manufactured Home Loans, the master servicer will be required to take steps to effect reperfection upon receipt of notice of reregistration or information from the borrower as to relocation. Similarly, when a borrower under a Manufactured Home Loan sells the related Manufactured Home, the trustee must surrender possession of the certificate of title or the trustee will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Home Loan before release of the lien. Under the Agreements, the depositor is obligated to take these steps, at the servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will impose substantially similar requirements.

     Intervening Liens

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will represent that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Manufactured Home Loan. However, the liens could arise at any time during the term of a Manufactured Home Loan. No notice will be given to the trustee or securityholders in the event a lien arises. PMBS Agreements pursuant to which Private Mortgage-Backed Securities backed by Manufactured Home Loans are issued will contain substantially similar requirements.

     Enforcement of Security Interests in Manufactured Homes

     So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Manufactured Home Loan by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Manufactured Home Loan must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting the sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before the resale. In the event of repossession and resale of a Manufactured Home, the holder of a Manufactured Home Loan would be entitled to be paid out of the sale proceeds before the proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the borrower.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a borrower for any deficiency on repossession and resale of the Manufactured Home securing the borrower's loan. However, some states impose prohibitions or limitations on deficiency judgments. See "Antideficiency Legislation and Other Limitations on Lenders" above.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment. See "Federal Bankruptcy and Other Laws Affecting Creditors' Rights" and "Equitable Limitations on Remedies" above.

     Consumer Protection Laws

     The so-called "Holder-In-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods that gave rise to the transaction (and certain related lenders and assignees) to transfer the contract free of notice of claims by the borrower thereunder. The effect of this rule is to subject the assignee of the contract to all claims and defenses that the borrower could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Manufactured Home Loan; however, the borrower also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought against the borrower. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Manufactured Home Loan, including the Truth-in-Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Manufactured Home Loan.

     Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

     Loans and installment sale contracts relating to a Manufactured Home Loan typically prohibit the sale or transfer of the related Manufactured Homes without the consent of the lender and permit the acceleration of the maturity of the Manufactured Home Loans by the lender upon any the sale or transfer for which no the consent is granted.

     In the case of a transfer of a Manufactured Home, the lender's ability to accelerate the maturity of the related Manufactured Home Loan will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. See "Due On Sale Clauses in Mortgage Loans" above. With respect to any Manufactured Home Loan secured by a Manufactured Home occupied by the borrower, the ability to accelerate will not apply to those types of transfers discussed in "Due On Sale Clauses in Mortgage Loans" above. FHA Loans and VA Loans are not permitted to contain "due-on-sale" clauses, and so are freely assumable.

     Applicability of Usury Laws

     Title V provides that, subject to the following conditions, state usury limitations will not apply to any loan that is secured by a first lien on certain kinds of Manufactured Homes. The Manufactured Home Loans would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. See "Applicability of Usury Laws" above.

                  Material Federal Income Tax Considerations

General

     The following discussion represents the opinion of Brown & Wood LLP as to the material federal income tax consequences of the purchase, ownership and disposition of the Offered Securities. This opinion assumes compliance with all provisions of the Agreements pursuant to which the Securities are issued. This discussion is directed solely to securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, this discussion is based on authorities that are subject to changes that could apply retroactively.

     In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State Tax Considerations." The depositor recommends that securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Offered Securities.

     The following discussion addresses Securities of five general types:

     o REMIC Securities representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code;

     o FASIT Securities representing interests in a trust fund, or a portion thereof, that the trustee will elect to have treated as a financial asset securitization investment trust ("FASIT") under Sections 860H through 860L (the "FASIT Provisions") of the Code;

     o Grantor Trust Securities representing interests in a trust fund (a "Grantor Trust Fund") as to which no REMIC or FASIT election will be made and which will be treated as a trust for federal income tax purposes;

     o Partnership Securities representing interests in a trust fund (a "Partnership Trust Fund") that is treated as a partnership for federal income tax purposes; and

     o Debt Securities representing indebtedness of a Partnership Trust Fund of the beneficial owner of a Grantor Trust Fund for federal income tax purposes.

     The prospectus supplement for each series of Securities will indicate which of the foregoing treatments will apply to that series and, if a REMIC election (or elections) will be made for the related trust fund, will identify all "regular interests" and "residual interests" in the REMIC or, if a FASIT election will be made for the related trust fund, will identify all "regular interests" and "ownership interest" in the FASIT. For purposes of this tax discussion, (1) references to a "securityholder" or a "holder" are to the beneficial owner of a Security, and (2) references to "REMIC Pool" are to an entity or portion thereof as to which a REMIC election will be made.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271 through 1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"), and in part upon the FASIT Provisions. The FASIT Provisions of the Code became effective on September 1, 1997. The Treasury Department, on February 7, 2000, released proposed regulations interpreting the FASIT Provisions and the proposed regulations would only become effective at the time they are issued in final form. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of the holders of FASIT Securities. In addition, the OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.

Taxable Mortgage Pools

     Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("Taxable Mortgage Pools"). Any entity other than a REMIC or a FASIT (as defined herein) will be considered a Taxable Mortgage Pool if (1) substantially all of the assets of the entity consist of debt obligations and more than 50% of those obligations consist of "real estate mortgages," (2) that entity is the borrower under debt obligations with two or more maturities, and (3) under the terms of the debt obligations on which the entity is the borrower, payments on those obligations bear a relationship to payments on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. Unless otherwise provided in the applicable prospectus supplement, the depositor will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICs

Classification of REMICs

     For each series of REMIC Securities, assuming compliance with all provisions of the related trust agreement, in the opinion of Brown & Wood LLP, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("Regular Securities") or "residual interests" ("Residual Securities") in the REMIC within the meaning of the REMIC Provisions. In addition, to the extent provided in the applicable prospectus supplement, Regular Securities may also evidence ownership of an interest in a notional principal contract. See "Characterization of Investments in REMIC Securities" below.

     For the REMIC Pool to qualify as a REMIC, the REMIC Pool must continuously comply with the REMIC Provisions. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The trust agreement for each series of REMIC Securities will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code Section 25(e)(10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

     o in exchange for any qualified mortgage within a three-month period thereafter; or

     o in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes:

     (1) a mortgage in default or as to which default is reasonably foreseeable;

     (2) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

     (3) a mortgage that was fraudulently procured by the borrower; and

     (4) a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is "defective" as described in clause (4) above that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.

     o A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. That specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

     o A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.

     An interest in a REMIC Pool may be treated as a regular interest even if payments of principal for that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the REMIC Provisions during any taxable year, the REMIC Provisions provide that the entity will not be treated as a REMIC for that year and thereafter. In that event, that entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the REMIC Provisions authorize the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not issued any such regulations. Any relief provided, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for that status are not satisfied. The trust agreement for each REMIC Pool will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. The depositor does not anticipate that the status of any REMIC Pool as a REMIC will be terminated.

Characterization of Investments in REMIC Securities

     To the extent provided in the applicable prospectus supplement, a Regular Security could represent not only the ownership of a REMIC regular interest, but also an interest a notional principal contract. This can occur. For instance, when the applicable trust agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the trust agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the trust agreement (an" outside reserve fund"). The outside reserve fund would typically be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outsider reserve fund in favor of the regular interest holders.

     In the opinion of Brown & Wood LLP, the REMIC Securities (or the regular interest component of a Regular Security that also represents ownership of an interest in a notional principal contract) will be treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying these Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year.

     Interest (including original issue discount) on the Regular Securities (or the regular interest component of a Regular Security that also represents ownership of an interest in a notional principal contract) and income allocated to the class of Residual Securities will be interest described in
Section 856(c)(3)(B) of the Code to the extent that the Securities are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, in the opinion of Brown & Wood LLP, the Regular Securities generally will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests therein.

     The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to securityholders in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method of bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

     The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

Tiered REMIC Structures

     For some series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any of these series of REMIC Securities, Brown & Wood LLP will deliver its opinion that, assuming compliance with all provisions of the related trust agreement, the Tiered REMICs will each qualify as a REMIC and the respective REMIC Securities issued by each Tiered REMIC will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Interests

(1)  General

     In general, interest, original issue discount, and market discount on a regular interest will be treated as ordinary income to a holder of the regular interest, and principal payments on a regular interest will be treated as a return of capital to the extent of the regular interest holder's basis in the regular interest allocable thereto. regular interest holders must use the accrual method of accounting with regard to regular interest, regardless of the method of accounting otherwise used by that regular interest holder.

(2)  Original Issue Discount

     Accrual Securities will be, and other classes of regular interests may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of regular interests having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to that income. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Regular interest holders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the regular interests . To the extent that those issues are not addressed in the regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount for the regular interests.

     Each regular interest (except to the extent described below for a regular interest on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a securityholder or by random lot (a "non-pro rata security")) will be treated as a single installment obligation for purposes of determining the original issue discount ineludible in a regular interest holder's income. The total amount of original issue discount on a regular interest is the excess of the "stated redemption price at maturity" of the regular interest over its "issue price." The issue price of a class of regular interests offered pursuant to this prospectus generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of the class as of the issue date. The issue price of a regular interest also includes any amount paid by an initial regular interest holder for accrued interest that relates to a period before the issue date of the regular interest, unless the regular interest holder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

     The stated redemption price at maturity of a regular interest always includes the original principal amount of the regular interest, but generally will not include distributions of interest if those distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular interest. Because there is no penalty or default remedy in the case of nonpayment of interest for a regular interest, it is possible that no interest on any class of regular interests will be treated as qualified stated interest. However, except as provided in the following three sentences or in the prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, it is anticipated that the trustee will treat interest for the regular interests as qualified stated interest. Distributions of interest on an accrual security, or on other regular interests for which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those regular interests includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a regular interest is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a regular interest will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the regular interest multiplied by the weighted average maturity of the regular interest. For this purpose, the weighted average maturity of the regular interest is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular interest and the denominator of which is the stated redemption price at maturity of the regular interest. The Conference Committee Report to the 1986 Act provides that the schedule of those distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "prepayment assumption") and the anticipated reinvestment rate, if any, relating to the regular interests. The prepayment assumption for a series of regular interests will be set forth in the prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the regular interest is held as a capital asset. Under the OID Regulations, however, regular interest holders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "-Election to Treat All Interest Under the Constant Yield Method" below.

     A regular interest holder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the regular interest accrued during an accrual period for each day on which it holds the regular interest, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. For each regular interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the regular interest. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the prepayment assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

     (1) the sum of:

          (a) the present value of all of the remaining distributions to be made on the regular interest as of the end of that accrual period and

          (b) the distributions made on the regular interest during the accrual period that are included in the regular interest's stated redemption price at maturity, over

     (2) the adjusted issue price of the regular interest at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     (1) the yield to maturity of the regular interest at the issue date;

     (2) events (including actual prepayments) that have occurred before the end of the accrual period; and

     (3) the Prepayment Assumption.

For these purposes, the adjusted issue price of a regular interest at the beginning of any accrual period equals the issue price of the regular interest, increased by the total amount of original issue discount for the regular interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular interest's stated redemption price at maturity that were made on the regular interest in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. For an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a regular interest holder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans for a series of Regular Securities can result in both a change in the priority of principal payments for certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount for those Regular Securities.

     In the case of a non-pro rata Security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the original issue discount accruing on each non-pro rata Security in a full accrual period would be its allocable share of the original issue discount for the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata Security (or portion of the unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to the Security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of original issue discount allocable to each remaining Security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the prepayment assumption for the class as a whole. Investors are advised to consult their tax advisors as to this treatment.

(3)  Acquisition Premium

     A purchaser of a regular interest having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all that acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

(4)  Variable Rate Regular Securities

     Regular interests may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (1) the issue price does not exceed the original principal balance by more than a specified amount and (2) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than
0.65 but not more than 1.35, increased or decreased by a fixed rate. That rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or (2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate.

     The amount of original issue discount for a regular interest bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount," with the yield to maturity and future payments on that regular interest generally to be determined by assuming that interest will be payable for the life of the regular interest based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat that variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

(5)  Market Discount

     A subsequent purchaser of a regular interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the regular interest (1) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a regular interest, or (2) in the case of a regular interest having original issue discount, is exceeded by the adjusted issue price of that regular interest at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on that regular interest as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding that distribution. The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until these regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate, or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a regular interest issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.

     The purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.

     The purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular interest over the interest distributable thereon. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular interest for that year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the regular interest is disposed of.

     As an alternative to the inclusion of market discount in income on the foregoing basis, the regular interest holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the regular interest holder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made. A person who purchases a regular interest at a price lower than the remaining amounts includible in the stated redemption price at maturity of the Security, but higher than its adjusted issue price, does not acquire the regular interest with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

     Market discount for a regular interest will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the regular interest (or, in the case of a regular interest having original issue discount, the adjusted issue price of that regular interest) multiplied by the weighted average maturity of the regular interest (determined as described above in the third paragraph under "--Original Issue Discount" above) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above.

     Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a particular class of regular interests. Prospective investors should consult their own tax advisors regarding the application of the market discount rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

(6)  Amortizable Premium

     A regular interest purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the regular interest holder holds that regular interest as a "capital asset" within the meaning of Code Section 1221, the regular interest holder may elect under Code Section 171 to amortize the premium under a constant yield method that reflects compounding based on the interval between payments on the regular interest. The election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the regular interest holder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service.

     The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations as the regular interests. Amortizable bond premium generally will be treated as an offset to interest income on a regular interest, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

(7)  Election to Treat All Interest Under the Constant Yield Method

     A holder of a debt instrument such as a regular interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election for a debt instrument with amortizable bond premium, the holder is deemed to have made elections to amortize bond premium currently as it accrues under the constant yield method for all premium bonds held by the holder in the same taxable year or thereafter. Alternatively, if the holder makes this election for a debt instrument with market discount, the holder is deemed to have made elections to report market discount income currently as it accrues under the constant yield method for all market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making this election.

(8)  Treatment of Losses

     Regular interest holders will be required to report income for regular interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that the losses are uncollectible. Accordingly, the holder of a regular interest, particularly a subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that regular interest holders that are corporations or that otherwise hold the regular interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss that loss with respect to principal sustained during the taxable year on account of any regular interest becoming wholly or partially worthless, and that, in general, regular interest holders that are not corporations and do not hold the regular interests in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any regular interests becoming wholly worthless. Although the matter is not free from doubt, non-corporate regular interest holders should be allowed a bad debt deduction at the time the principal balance of the regular interests is reduced to reflect losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable class of regular interests has been otherwise retired. The Internal Revenue Service could also assert that losses on the regular interests are deductible based on some other method that may defer those deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount that would be deductible only against future positive original issue discount or otherwise upon termination of the class.

     Regular interest holders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained for their regular interests. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business.

(9)  Sale or Exchange of Regular Securities

     If a regular interest holder sells or exchanges a regular interest, the regular interest holder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the regular interest. The adjusted basis of a regular interest generally will equal the original cost of the regular interest to the seller, increased by any original issue discount or market discount previously included in the seller's gross income for the regular interest and reduced by amounts included in the stated redemption price at maturity of the regular interest that were previously received by the seller, by any amortized premium, and by any recognized losses.

     Except as described above regarding market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular interest realized by an investor who holds the regular interest as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular interest has been held for the long-term capital gain holding period (currently, more than one year). Gain will be treated as ordinary income

     (1) if a regular interest is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the regular interest holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction;

     (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or

     (3) to the extent that the gain does not exceed the excess, if any, of
     (a) the amount that would have been includible in the gross income of the holder if its yield on that regular interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of the holder for that regular interest.

     In addition, gain or loss recognized from the sale of a regular interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income of those taxpayers (39.6%) for property held for more than one year. Currently, the maximum tax rate for corporations is the same for both ordinary income and capital gains.

Taxation of Owners of Residual Securities

(1)  Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("residual holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a residual holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the residual holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

     (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

     (2) all bad loans will be deductible as business bad debts; and

     (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the regular interests, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the regular interests. The REMIC Pool's deductions include interest and original issue discount expense on the regular interests, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that residual holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related series outstanding.

     The taxable income recognized by a residual holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of these mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued original issue discount relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

     Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, residual holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of mismatching of income and deductions described in this paragraph, if present for a series of Securities, may have a significant adverse effect upon a residual holder's after-tax rate of return.

     A portion of the income of a residual holder may be treated unfavorably in three contexts:

     (1) it may not be offset by current or net operating loss deductions;

     (2) it will be considered unrelated business taxable income to tax-exempt entities; and

     (3) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign residual holder.

See "--Limitations on Offset or Exemption of REMIC Income" below. In addition, a residual holder's taxable income during certain periods may exceed the income reflected by those residual holders for those periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

(2)  Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the residual holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for that Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the residual holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the residual holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the residual holder as to whom the loss was disallowed and may be used by the residual holder only to offset any income generated by the same REMIC Pool.

     A residual holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Although the law is unclear in some respects, the recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual securities over their life. However, in view of the possible acceleration of the income of residual holders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

     A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of the residual interest as zero rather than the negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of the residual interest to induce the transferee to acquire the interest, and residual holders should consult their own tax advisors in this regard.

     Further, to the extent that the initial adjusted basis of a residual holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the residual holder will not recover a portion of the basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

(3)  Treatment of Certain Items of REMIC Income and Expense

     Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses for the regular interests, and different methods could result in different timing or reporting of taxable income or net loss to residual holders or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on regular interests as described above under "--Taxation of Owners of REMIC Regular Interests--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the de minimis rule described therein, and "--Amortizable Premium."

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in those mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that the basis is equal to the total of the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of REMIC Regular Interests--Market Discount."

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the total of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of REMIC Regular Interests--Amortizable Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985, under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or before September 27, 1985. Premium for those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of that premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

(4)  Limitations on Offset or Exemption of REMIC Income

     A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a residual holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for that quarterly period of
(1) 120% of the long-term applicable federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of the Residual Security at the beginning of the quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security before the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Securities diminishes.

     The portion of a residual holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the residual holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the residual holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the residual holder's excess inclusions will be treated as unrelated business taxable income of the residual holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax for certain persons who are not U.S. Persons (as defined below under "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "--Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except for Residual Securities continuously held by a thrift institution since November 1, 1995.

     In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for a residual holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a residual holder elects to have those rules apply only to taxable years beginning after August 20, 1996.

(5)  Tax-Related Restrictions on Transfer of Residual Securities

     Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions for that Residual Security for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. That rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. That tax generally would be imposed on the transferor of the Residual Security, except that where the transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income for a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

     o "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

     o "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

     The trust agreement for a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof) and (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false. Moreover, the trust agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security for a series will bear a legend referring to those restrictions on transfer, and each residual holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related trust agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a residual holder (other than a residual holder who is not a U.S. Person as defined below under "--Foreign Investors") is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.

     A safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The trust agreement for each series of Certificates will require the transferee of a Residual Security to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "--Disqualified Organizations."

     Proposed Treasury regulations issued on February 4, 2000 (the "New Proposed Regulations") would modify the safe harbor under which transfers of noneconomic residual interests are treated as not disregarded for federal income tax purposes. Under the New Proposed Regulations, a transfer of a noneconomic residual interest would not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value generally is calculated using a discount rate equal to the applicable federal rate. The New Proposed Regulations have a proposed effective date of February 4, 2000.

     In addition, President Clinton's Fiscal Year 2001 Budget Proposal contains a provision under which a REMIC would be secondarily liable for the tax liability of its residual interest. The proposal states that it would be effective for REMICs created after the date of enactment. It is unknown whether this provision will be included in any bill introduced to Congress this year or if introduced whether it will be enacted. Prospective investors in REMIC residual interests should consult their tax advisors regarding the New Proposed Regulations and the Fiscal Year 2001 Budget Proposals.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and before the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the Certificates of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which the transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except as provided in applicable Treasury regulations) or other entity treated as a partnership or as a corporation created or organized in or under the laws of the United States or of any state (including, for this purpose, the District of Columbia), an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons).

(6)  Sale or Exchange of a Residual Security

     Upon the sale or exchange of a Residual Security, the residual holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "--Taxation of Owners of Residual Securities--Basis and Losses") of the residual holder in the Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a residual holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds that adjusted basis on that Distribution Date. That income will be treated as gain from the sale or exchange of the residual holder's Residual Security, in which case, if the residual holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a Residual Security will be treated as ordinary income (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the residual holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

(7)  Mark to Market Regulations

     On December 24, 1996, the Internal Revenue Service issued final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Security is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Securities acquired on or after January 4, 1995.

Taxes That May Be Imposed on the REMIC Pool

(1)  Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of residual holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

     (1)  the disposition of a qualified mortgages other than for

          (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day;

          (b) foreclosure, default, or imminent default of a qualified mortgage;

          (c) bankruptcy or insolvency of the REMIC Pool; or

          (d) a qualified (complete) liquidation;

     (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

     (3)  the receipt of compensation for services; or

     (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) above, it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

(2)  Contributions to the REMIC Pool After the Startup Day

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (1) during the three months following the Startup Day, (2) made to a qualified reserve fund by a residual holder, (3) in the nature of a guarantee, (4) made to facilitate a qualified liquidation or clean-up call, and (5) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

(3)  Net Income from Foreclosure Property

     The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year after the year in which the REMIC Pool acquired that property, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

Liquidation of the REMIC Pool

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of regular interests and residual holders within the 90-day period.

Administrative Matters

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single residual holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, for the REMIC Pool as agent of the residual holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the residual holder, the residual holder or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other residual holders of certain administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same series would be able to participate in those proceedings in appropriate circumstances.

Limitations on Deduction of Certain Expenses

     An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in total, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (1) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustment for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool for a regular interest it holds in another REMIC. Those investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to that limitation on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. For a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of those expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. The prospectus supplement will indicate if all those expenses will not be allocable to the Residual Securities.

     In general, the allocable portion will be determined based on the ratio that a REMIC securityholder's income, determined on a daily basis, bears to the income of all holders of regular interests and Residual Securities for a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the Interest Rate on regular interests that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

Taxation of Certain Foreign Investors

(1)  Regular Interests

     Interest, including original issue discount, distributable to regular interest holders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (1) the interest is not effectively connected with the conduct of a trade or business in the United States of the securityholder, (2) the Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (3) that Non-U.S. Person provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by that Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The Internal Revenue Service recently issued final regulations (the "New Regulations") that would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective for payments made after December 31, 2000. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

(2)  Residual Securities

     The Conference Committee Report to the 1986 Act indicates that amounts paid to residual holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to residual holders may qualify as "portfolio interest," subject to the conditions described in "regular interests" above, but only to the extent that
(1) the mortgage loans were issued after July 18, 1984, and (2) the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163 (f) (1). Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, residual holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to residual holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by those Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

(3)  Backup Withholding

     Distributions made on the regular interests, and proceeds from the sale of the regular interests to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under some circumstances, principal distributions) unless the Regular Holder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or that Holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the regular interests would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability.

(4)  Reporting Requirements

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular interests or beneficial owners who own regular interests through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular interests (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 for a particular series of regular interests. Holders through nominees must request the information from the nominee.

     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each residual holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to residual holders, furnished annually, if applicable, to holders of regular interests, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to those holders. Furthermore, under these regulations, information must be furnished quarterly to residual holders, furnished annually to holders of regular interests, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Characterization of Investments in REMIC Securities."

     Residual holders should be aware that their responsibilities as holders of the residual interest in a REMIC Pool, including the duty to account for their shares of the REMIC Pool's income or loss on their returns, continue for the life of the REMIC Pool, even after the principal and interest on their Residual Securities have been paid in full.

     Treasury regulations provide that a residual holder is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if the holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each residual holder is required to treat items on its returns consistently with their treatment on the REMIC Pool's return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Pool level. A REMIC Pool typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Security as a nominee for another person may be required to furnish the related REMIC Pool, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

FASITs

Classification of FASITs

     For each series of FASIT Securities, assuming compliance with all provisions of the related trust agreement, in the opinion of Brown & Wood LLP, the related trust fund will qualify as a FASIT. A FASIT is any entity that (1) elects FASIT status, (2) satisfies certain requirements concerning the interests it issues (the "interests test"), and (3) satisfies certain requirements concerning the composition of its assets (the "asset test"). Any entity described in Section 851(a) of the Code (i.e., a regulated investment company), however, would not be eligible to elect FASIT status.

     The Interests Test. All interests in a FASIT must be designated as either regular interests or as the ownership interest. A FASIT can have only one ownership interest and it must be held directly at all times by an "eligible corporation" (i.e., a domestic "C " corporation that is subject to tax and that is not a regulated investment company, a real estate investment trust, a REMIC, or a subchapter T cooperative). The ownership interest need not have any particular economic characteristics.

     Generally, A FASIT regular interest is any interest issued by the FASIT on or after its startup day that is designated as such and that (1) unconditionally entitles the holder to receive a specified principal amount,
(2) provides that interest payments, if any, be determined based on a fixed rate, or, except as otherwise provided in Treasury Regulations, which have not been promulgated, at a rate that would qualify as a variable rate under the REMIC regulations, (3) does not have a stated maturity date more than 30 years from the date of issuance, (4) does not have an issue price in excess of 125% of its stated principal amount, and (5) has a yield to maturity that is not greater than the appropriate applicable federal rate published by the IRS for the month of issue plus 5%. Certain FASIT interests, referred to as "high-yield interests," will qualify as regular interests even though they do not satisfy the first, fourth, or fifth requirements set out above. Generally, high-yield interests must be held by eligible corporations.

     The Asset Test. If the Trust Fund is to qualify as a FASIT, then as of the close of the third month following the date of its formation, and at all times thereafter, substantially all of its assets must be "permitted assets." The term "permitted assets" is defined to include (1) cash and cash equivalents, (2) generally, any instrument that is classified as indebtedness for federal income tax purpose under which interest payments, if any, are payable at a fixed rate or a rate that would be a qualifying rate under the REMIC regulations for a REMIC regular interest, (3) foreclosure property, (4) certain hedging instruments (e.g., swap contracts, futures contracts, and guarantee arrangements) intended to hedge against the risks associated with being the obligor on FASIT regular interests, (5) contract rights to acquire debt instruments described in (2) above or hedges described in (4) above, and
(5) any regular interest in a REMIC or in another FASIT. The term "permitted asset" does not, however, include any debt instrument, other than a cash equivalent, issued by the holder of the ownership interest or any person related to the holder.

     If the trust fund fails to comply with one or more of the requirements for FASIT status during any taxable year, the trust fund may lose its FASIT status for that year and all years thereafter. If the trust fund were to lose its FASIT status, the trust fund could be taxable as a corporation.

Taxation of Owners of FASIT Regular Securities

(1)  General

     Payments received by holders of FASIT Regular Securities generally will be accorded the same tax treatment under the Code as payments received on REMIC regular interests. Holders of FASIT Regular Securities must report income from these Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Holder and a principal payment on the Security will be treated as a return of capital to the extent that the securityholder's basis is allocable to that payment.

(2)  Original Issue Discount; Market Discount; Acquisition Premium

     FASIT Regular Securities issued with original issue discount or acquired with market discount or acquisition premium generally will treat interest and principal payments on the Securities in the same manner described for REMIC regular interests. See "--REMICs - Taxation of Owners of REMIC Regular Interests" above.

(3)  Sale or Exchange

     If the FASIT Regular Securities are sold, the holder generally will recognize gain or loss upon the sale in the manner described above for REMIC regular interests. See "--REMICs--Taxation of Owners of REMIC Regular Interests--Sale or Exchange of Regular Securities."

Taxation of Owners of High-Yield Interests

(1)  General

     The treatment of high-yield interests is intended to ensure that the return on instruments issued by a FASIT yielding an equity-like return continues to have a corporate level tax. High-yield interests are subject to special rules regarding the eligibility of holders of the interest, and the ability of the holders to offset income derived from their FASIT Security with losses.

     High-yield interests may only be held by Eligible Corporations, other FASITs, and dealers in Securities who acquire these interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor will continue to be treated as the holder of the high-yield interest.

(2)  Treatment of Losses

     The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT Provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT regular interest and that have the same features as high-yield interests.

Taxation of FASIT Ownership Security

(1)  General

     A FASIT Ownership Security represents the residual equity interest in a FASIT. The holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Security will be the same as the character of the income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Security is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, a holder of a FASIT Ownership Security is subject to the same limitations on their ability to use losses to offset income from their FASIT Regular Securities as are holders of high-yield interest. See "--Taxation of Owners of High-Yield Interests" above.

     Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Security. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where within six months before or after the disposition, the seller of the Security acquires any other FASIT Ownership Security that is economically comparable to a FASIT Ownership Security.

(2)  Prohibited Transaction

     The holder of a FASIT Ownership Security is required to pay a penalty excise tax equal to 100 percent of net income derived from:

     (1) an asset that is not a permitted asset;

     (2) any disposition of an asset other than a permitted disposition;

     (3) any income attributable to loans originated by the FASIT; and

     (4) compensation for services (other than fees for a waiver, amendment, or consent under permitted assets not acquired through foreclosure).

     A permitted disposition is any disposition of any permitted asset:

     (1) arising from complete liquidation of a class of regular interest (i.e., a qualified liquidation);

     (2) incident to the foreclosure, default (or imminent default) on an asset of the asset;

     (3) incident to the bankruptcy or insolvency of the FASIT;

     (4) necessary to avoid a default on any indebtedness of the a FASIT attributable to a default (or imminent default) on an asset of the FASIT;

     (5) to facilitate a clean-up call;

     (6) to substitute a permitted debt instrument for another such instrument; or

     (7) in order to reduce over-collateralization where a principal purposes of the disposition was not to avoid recognition of gain arising from an increase in its market value after its acquisition by the FASIT.

     A series of Securities for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transactions tax.

(3)  Backup Withholding, Reporting and Tax Administration

     Holders of FASIT Securities will be subject to backup withholding to the same extent as holders of REMIC Securities. In addition, for purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities. See "--REMICs" above.

Proposed FASIT Regulations

     The Treasury Department filed proposed regulations interpreting the FASIT Provisions ("proposed FASIT regulations") with the Federal Register on Friday, February 4, 2000. The proposed FASIT regulations generally would be effective on the date they are issued as final regulations. Certain anti-abuse rules are, however, proposed to be effective on February 4, 2000. The proposed FASIT regulations would, among other things, provide procedures for making a FASIT election, refine the definition of certain terms used in the FASIT provisions, provide penalties that would apply upon cessation of FASIT status, provide rules for the tax treatment of transfers of assets to the FASIT, and establish anti-abuse rules to preclude use of the FASIT vehicle for a transaction that did not primarily concern the securitization of financial assets.

Grantor Trust Funds

Classification of Grantor Trust Funds

     For each series of Grantor Trust Securities, assuming compliance with all provisions of the related Agreement, in the opinion of Brown & Wood LLP, the related Grantor Trust Fund will be classified as trust under Treasury Regulation Section 301.7701-4(c) and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.

Standard Securities

(1)  General

     Where there is no Retained Interest or "excess" servicing for the mortgage loans underlying the Securities of a series, and where these Securities are not designated as "Stripped Securities," the holder of each Security of that series (referred to herein as "Standard Securities") will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with that securityholder's method of accounting. A securityholder generally will be able to deduct its share of the servicing fees and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to the Grantor Trust Fund.

     However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fees and all administrative and other expenses of the Grantor Trust Fund, to the extent that those deductions, in total, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Securities, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Standard Securities with respect to interest at the Interest Rate or as discount income on the Standard Securities. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.

     Holders of Standard Securities, particularly any class of a series that are Subordinate Securities, may incur losses of interest or principal with respect to the mortgage loans. Those losses would be deductible generally only as described above under "--REMICs--Taxation of Owners of REMIC Regular Interests--Treatment of Losses," except that securityholders on the cash method of accounting would not be required to report qualified stated interest as income until actual receipt.

(2)  Tax Status

     For a series, in the opinion of Brown & Wood LLP a Standard Security owned by a:

     o  "domestic building and loan association" within the meaning of Code
        Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

     o real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

     o REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     The depositor recommends that securityholders consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities Premium."

     Original Issue Discount. The original issue discount rules of Code
Section 1271 through 1275 will be applicable to a securityholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income generally are applicable to mortgages originated after March 2, 1984. The rules allowing for the amortization of premium are available for mortgage loans originated after September 27, 1985. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under some circumstances, by the presence of "teaser" rates on the mortgage loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. No prepayment assumption will be assumed for purposes of that accrual except as set forth in the prospectus supplement. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if those mortgage loans acquired by a securityholder are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Interests--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. No prepayment assumption will be assumed for purposes of that accrual except as set forth in the prospectus supplement.

(3)  Recharacterization of Servicing Fees

     If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the Internal Revenue Service's approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder thereof. While securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including that portion as a second class of equitable interest. In general, that recharacterization should not have any significant effect upon the timing or amount of income reported by a securityholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

(4)  Sale or Exchange of Standard Securities

     Upon sale or exchange of a Standard Securities, a securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its total adjusted basis in the mortgage loans and other assets represented by the Security. In general, the total adjusted basis will equal the securityholder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported for the Standard Security and decreased by the amount of any losses previously reported for the Standard Security and the amount of any distributions (other than accrued interest) received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), the gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (1) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the securityholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income for any prior disposition of property that was held as part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent that the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income or short-term capital gains of those taxpayers (39.6%) for property held for more than one year. The maximum tax rate for corporations currently is the same for both ordinary income and capital gains.

Stripped Securities

(1)  General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" for principal payments and "stripped coupons" for interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "Stripped Securities." In the opinion of Brown & Wood LLP, the Securities will be subject to those rules if:

     o the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of retained interest or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

     o the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Securities--Recharacterization of Servicing Fees" above); and

     o Securities are issued in two or more classes representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Security will be considered to own "stripped bonds" for its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" for its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to securityholders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to those classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described therein.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in some respects, particularly where Stripped Securities are issued with respect to a pool of variable-rate mortgage loans, in the opinion of Brown & Wood LLP, (1) the Grantor Trust Fund will be treated as a trust under Treasury Regulation Section 301.7701-4(c) and not as a partnership, an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations for Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be totaled and treated as though they were made on a single debt instrument. The trust agreement will require that the trustee make and report all computations described below using the approach described in this paragraph, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of that Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of that Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount for the Stripped Security was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. That market discount would be reportable as described above under "--REMICs--Taxation of Owners of REMIC Regular Interests--Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in that computation.

     The holder of a Stripped Security will be treated as owning an interest in each of the mortgage loans held by the Grantor Trust Fund and will recognize an appropriate share of the income and expenses associated with the mortgage loans. Accordingly, an individual, trust or estate that holds a Stripped Security directly or through a pass-through entity will be subject to the limitations on deductions imposed by Code Sections 67 and 68.

     A holder of a Stripped Security, particularly any Stripped Security that is a Subordinate Security, may deduct losses incurred for the Stripped Security as described above under "--Standard Securities General."

(2)  Status of Stripped Securities

     No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Brown & Wood LLP, Stripped Securities owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation [ s ] . . . principally secured by an interest in real property which is . . . . residential real estate" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment. See "--Standard Securities--Tax Status" above.

(3)  Taxation of Stripped Securities

     Original Issue Discount. Except as described above, each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount for a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be before the receipt of the cash attributable to that income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under "--REMICs-- Taxation of Owners of REMIC Regular Interests--Original Issue Discount" and "--Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above, the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the total amount of the payments to be made on the Stripped Security to that securityholder, presumably under the Prepayment Assumption, other than qualified stated interest.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of that original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in the Stripped Security to recognize a loss (which may be a capital loss) equal to that portion of unrecoverable basis.

     Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security before its maturity will result in gain or loss equal to the difference, if any, between the amount received and the securityholder's adjusted basis in that Stripped Security, as described above under "--REMICs--Taxation of Owners of REMIC Regular Interests--Sale or Exchange of Regular Securities." Gain or loss from the sale or exchange of a Stripped Security generally will be capital gain or loss to the securityholder if the Stripped Security is held as a "capital asset" within the meaning of Code
Section 1221, and will be long-term or short-term depending on whether the Stripped Security has been held for the long-term capital gain holding period (currently, more than one year). To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a securityholder other than an original securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes those classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterization. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the securityholder may be treated as the owner of

     (1) one installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to interest on each mortgage loan;

     (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

     (3) a separate installment obligation for each mortgage loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that a Stripped Security, or classes of Stripped Securities, represents the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

Reporting Requirements and Backup Withholding

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each securityholder at any time during that year, information (prepared on the basis described above) necessary to enable the securityholder to prepare its federal income tax returns. This information will include the amount of original issue discount accrued on Securities held by persons other than securityholders exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a securityholder, other than an original securityholder who purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities except as set forth in the prospectus supplement. The trustee will also file the original issue discount information with the Internal Revenue Service. If a securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Security older has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "--REMICs--Backup Withholding."

Taxation of Certain Foreign Investors

     To the extent that a Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. persons generally will be subject to 30% United States withholding tax, or any applicable lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the securityholder on the sale or exchange of that Security also will be subject to federal income tax at the same rate.

     Treasury regulations provide, however, that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

Partnership Trust Funds & Debt Securities

Classification of Partnership Trust Funds and Debt Securities

     For each series of Partnership Securities or Debt Securities, Brown & Wood LLP will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's opinion that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

Characterization of Investments in Partnership Securities and Debt Securities

     For federal income tax purposes, (1) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . . secured by an interest in real property which is . . . residual real property" within the meaning of Code
Section 7701(a)(19)(C)(v) and (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts.

Taxation of Debt Securityholders

     The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of Securities with terms substantially the same as the Debt Securities. However, for each series of Debt Securities, Brown & Wood LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

     If, contrary to the opinion of counsel, the Internal Revenue Service successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of those Debt Securities may be different than as described in the following paragraph.

     Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of REMIC Regular Interests" and "--Sale or Exchange of Regular Securities."

Taxation of Owners of Partnership Securities

(1)  Treatment of the Partnership Trust Fund as a Partnership

     If specified in the prospectus supplement, the depositor will agree, and the securityholders will agree by their purchase of Securities, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the securityholders (including the depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Securities, the Debt Securities, and the depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have some features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund. This characterization would not result in materially adverse tax consequences to securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

(2)  Partnership Taxation

     As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "--Grantor Trust Funds--Standard Securities--General," and "--Premium and Discount" and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement and related documents). The trust agreement will provide, in general, that the securityholders will be allocated taxable income of the Partnership Trust Fund for each period equal to the sum of:

     (1) the interest that accrues on the Partnership Securities in accordance with their terms for that Due Period, including interest accruing at the applicable Interest Rate for that Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

     (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

     (3) any other amounts of income payable to the securityholders for that period.

     This allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated income equal to the entire Interest Rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay those taxes.

     Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to that holder under the Code.

     A share of expenses of the Partnership Trust Fund (including fees of the master servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities--General." Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the Partnership Trust Fund.

     Discount income or premium amortization for each mortgage loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities--General" and "--Premium and Discount." Notwithstanding that description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to securityholders on a total basis for all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the Internal Revenue Service were to require that these calculations be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on securityholders.

(3)  Discount and Premium

     It is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds--Standard Securities." (As indicated above, the Partnership Trust Fund will make this calculation on a total basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.)

     If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include that discount in income currently as it accrues over the life of the mortgage loans or to offset that premium against interest income on the mortgage loans. As indicated above, a portion of that market discount income or premium deduction may be allocated to securityholders.

(4)  Section 708 Termination

     Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If that termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust Fund (the "old partnership") to a new Partnership Trust Fund (the "new partnership") in exchange for interests in the new partnership. Those interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when the constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

(5)  Disposition of Securities

     Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A securityholder's tax basis in an Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to that Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of an Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single total adjusted tax basis in those Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of that total tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

     Any gain on the sale of an Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to those special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

     If a securityholder is required to recognize a total amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the total cash distributions with respect thereto, that excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

(6)  Allocations Between Transferors and Transferees

     In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of that Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the securityholders. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

(7)  Section 731 Distributions

     In the case of any distribution to a securityholder, no gain will be recognized to that securityholder to the extent that the amount of any money distributed for that Security exceeds the adjusted basis of that securityholder's interest in the Security. To the extent that the amount of money distributed exceeds that securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder's interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

(8)  Section 754 Election

     If a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. To avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election. As a result, securityholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

(9)  Administrative Matters

     The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. These books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return (Form 1065) with the Internal Revenue Service for each taxable year of the Partnership Trust Fund and will report each securityholder's allocable share of items of Partnership Trust Fund income and expense to holders and the Internal Revenue Service on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and these nominees will be required to forward that information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the Internal Revenue Service of all those inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and identification number of that person, (b) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (c) certain information on Partnership Securities that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the securityholders in any dispute with the Internal Revenue Service. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

Tax Consequences to Foreign Securityholders

     It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for those purposes, the Partnership Trust Fund will withhold as if it were so engaged to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to securityholders who are Non-U.S. Persons pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-U.S. Persons that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the Non-U.S. Person securityholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on Form W-8, Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each Non-U.S. Person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund's income. Each Non-U.S. Person holder must obtain a taxpayer identification number from the Internal Revenue Service and submit that number to the Partnership Trust Fund on Form W-8 to assure appropriate crediting of the taxes withheld. A Non-U.S. Person holder generally would be entitled to file with the Internal Revenue Service a claim for refund for taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a securityholder who is a Non-U.S. Person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, securityholders who are Non-U.S. Persons may be subject to United States federal income tax and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In that case, a Non-U.S. Person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld for the guaranteed payments.

Backup Withholding

     Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 31% if, in general, the securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                           State Tax Considerations

     In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Notes or Certificates. In particular, potential investors in Residual Interest Certificates should consult their tax advisers regarding the taxation of the Residual Interest Certificates in general and the effect of foreclosure on the Mortgaged Properties on such taxation.

                             ERISA Considerations

General

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA and Section 4975 of the Code ("Plans") and on persons who are fiduciaries for those Plans in connection with the investment of Plan assets. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

     A Plan's investment in Securities may cause the Primary Assets and other assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both an equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of DOL regulations Section 2510.3-101, equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

     Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice for those assets for a fee, is a fiduciary of the investing Plan. If the Primary Assets and other assets included in a trust fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code for the investing Plan. In addition, if the Primary Assets and other assets included in a trust fund constitute Plan assets, the purchase of Securities by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

     The DOL issued an individual exemption to Lehman Brothers Inc. (Prohibited Transaction Exemption 91-14 et al.; Exemption Application No. D-7958 et al., 56 Fed. Reg. 7413 (1991)) (the "Exemption") that generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and 407 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an underwriter, that (1) represent a beneficial ownership interest in the assets of a trust fund and entitle the holder the pass-through payments of principal, interest and/or other payments made with respect to the assets of the trust fund or (2) are denominated as a debt instrument and represent an interest in a REMIC, provided that certain conditions set forth in the Exemption are satisfied.

     For purposes of this Section "ERISA Considerations," the term "underwriter" will include (a) Lehman Brothers Inc., (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager for a class of Securities.

     The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder:

     o The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     o The Exemption only applies to Securities evidencing rights and interests not subordinated to the rights and interests evidenced by the other Securities of the trust fund.

     o The Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc. ("S&P"), Moody's Investors Service ("Moody's"), Duff & Phelps Credit Rating Co. ("DCR") or Fitch IBCA, Inc. ("Fitch").

     o The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person's services under the related Agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements: (1) no fiduciary (or its affiliate) is an obligor with respect to more than five percent of the fair market value of the obligations contained in the trust fund; (2) the Plan's investment in securities does not exceed twenty-five percent of all of the Securities outstanding at the time of the acquisition and (3) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied for that Security. However, to the extent Securities are subordinate, the Exemption will not apply to an investment by a Plan.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (2) of ERISA and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with

          (1) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the depositor or an underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Securities is (a) an obligor with respect to 5% or less of the fair market value of the assets of the trust fund or (b) an affiliate of that person;

          (2) the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan; and

          (3) the holding of Securities by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan's ownership of Securities.

     To the extent the Securities are not treated as equity interests for purposes of DOL regulations Section 2510.3-101, a Plan's investment in those Securities ("Non-Equity Securities") would not cause the assets included in a related trust fund to be deemed Plan assets. However, the depositor, the master servicer, the servicer, the trustee, or underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because these parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any of these parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not be purchased using the assets of any Plan if any of the depositor, the servicer, the trustee or underwriter has investment authority for those assets.

     In addition, certain affiliates of the depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by that holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of that Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

     Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, a Plan fiduciary should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Stripped Securities should consider the federal income tax consequences of that investment.

     Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

     The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that this investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

Pre-Funding Accounts

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows assets in a trust fund supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related Securities, to be transferred to the trust fund within the Pre-Funding Period, instead of requiring that all the Primary Assets be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the Securities being offered (the "Pre-Funding Limit") must not exceed 25%.

          (2) All assets transferred after the closing date (the "Subsequent Assets") must meet the same terms and conditions for eligibility as the original Primary Assets used to create the trust fund, which terms and conditions have been approved by at least one rating agency.

          (3) The transfer of the Subsequent Assets to the trust fund during the Pre-Funding Period must not result in the Securities that are to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the Securities by the trust fund.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for all of the Primary Assets in the trust fund at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Primary Assets transferred to the trust fund on the closing date.

          (5) In order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original Primary Assets that were transferred to the trust fund:

          o the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or

          o an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the Securities, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or the related Agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the Primary Assets transferred to the trust fund as of the closing date.

          (6) The Pre-Funding Period must end no later than three months or 90 days after the closing date (or earlier in certain circumstances) if the Pre-Funding Account falls below the minimum level specified in the related Agreement or an Event of Default occurs.

          (7) Amounts transferred to the Pre-Funding Account and/or the capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments ("Permitted Investments").

          (8) The prospectus or prospectus supplement must describe:

              o the Pre-Funding Account and/or capitalized interest account used in connection with the Pre-Funding Account;

              o  the duration of the Pre-Funding Period;

              o the percentage and/or dollar amount of the Pre-Funding Limit for the trust fund; and

              o that the amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be remitted to securityholders as repayments of principal.

     (9) The related Agreement must prescribe the Permitted Investments for the Pre-Funding Account and/or capitalized interest account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

                        Legal Investment Considerations

     The prospectus supplement for each series of Securities will specify which, if any, of the classes of Offered Securities will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Classes of Securities that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of these entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," the Securities will constitute legal investments for entities subject to this legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline.

     SMMEA also amended the legal investment authority of federally-chartered depository institution as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), (whether or not the class of Securities under consideration for purchase constitutes a "mortgage related security").

     All depository institutions considering an investment in the Securities (whether or not the class of securities under consideration for purchase constitutes a "mortgage related security" should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on Securities Activities (to the extent adopted by their respective regulators) (the "Policy Statement"), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including "mortgage related securities" that are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, "high-risk mortgage securities" include securities such as the Securities not entitled to distributions allocated to principal or interest, or Subordinated Securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of the product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but no limited to, "prudent investor" provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not "interest bearing" or "income paying."

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Securities or to purchase Securities representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for these investors.

                                 Legal Matters

     Certain legal matters in connection with the Offered Securities will be passed upon for the depositor and for the Underwriters, and the material federal income tax consequences of the Securities will be passed upon for the depositor, by Brown & Wood LLP, Washington, D.C.

                                 The Depositor

     The depositor, Structured Asset Securities Corporation, was incorporated in the State of Delaware on January 2, 1987. The principal office of the depositor is located at 200 Vesey Street, New York, New York 10285. Its telephone number is (212) 526-5594.

     The Certificate of Incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities. The Certificate of Incorporation of the depositor provides that any securities, except for subordinated securities, issued by the depositor must be rated in one of the three highest categories available by any Rating Agency rating the series.

     The series Supplement for a particular series may permit the Primary Assets pledged to secure the related series of Securities to be transferred by the Issuer to a trust, subject to the obligations of the Securities of that series, thereby relieving the Issuer of its obligations with respect to the Securities.

                                Use of Proceeds

     The depositor will apply all or substantially all of the net proceeds from the sale of each series offered hereby and by the prospectus supplement to purchase the Primary Assets, to repay indebtedness that has been incurred to obtain funds to acquire the Primary Assets, to establish the Reserve Funds, if any, for the series and to pay costs of structuring and issuing the Securities. If specified in the prospectus supplement, Securities may be exchanged by the depositor for Primary Assets. Unless otherwise specified in the prospectus supplement, the Primary Assets for each series of Securities will be acquired by the depositor either directly, or through one or more affiliates that will have acquired the Primary Assets from time to time either in the open market or in privately negotiated transactions.

                             Plan of Distribution

     Each series of Securities offered hereby and by means of the prospectus supplements may be offered through any one or more of the following: Lehman Brothers Inc., an affiliate of the depositor; underwriting syndicates represented by Lehman Brothers Inc.; any originator of Loans underlying a series; or underwriters, agents or dealers selected by the originator (collectively, the "Underwriters"). The prospectus supplement with respect to each series of Securities will set forth the terms of the offering of the series of Securities and each class within the series, including the name or names of the Underwriters (if known), the proceeds to the depositor (if any), and including either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or commissions allowed or reallowed to certain dealers, or the method by which the prices at which the Underwriters will sell the Securities will be determined.

     The Underwriters may or may not be obligated to purchase all of the Securities of a series described in the prospectus supplement with respect to the series if any Securities are purchased. The Securities may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     If so indicated in the prospectus supplement, the depositor will authorize Underwriters or other persons acting as the depositor's agents to solicit offers by certain institutions to purchase the Securities from the depositor pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases these institutions must be approved by the depositor. The obligation of any purchaser under the contract will be subject to the condition that the purchase of the offered Securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The Underwriters and any other agents will not have any responsibility in respect of the validity or performance of the contracts.

     The depositor may also sell the Securities offered hereby and by means of the prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale. The depositor may effect the transactions by selling Securities to or through dealers and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of Securities for whom they may act as agents.

     The place and time of delivery for each series of Securities offered hereby and by means of the prospectus supplement will be set forth in the prospectus supplement with respect to the series.

     In the ordinary course of business, Lehman Brothers Inc. or other Underwriters, or their respective affiliates, may engage in various securities and financing transactions, including loans or repurchase agreements to provide interim financing of mortgage loans pending the sale of the mortgage loans or interests therein, including the Securities.

                            Additional Information

     The depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended, with respect to the Securities. This prospectus, which forms a part of the Registration Statement, omits certain information contained in the Registration Statement pursuant to the Rules and Regulations of the Commission. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located as follows:

     o Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and

     o New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048.

     Copies of these materials can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Seller has filed the Registration Statement, including all exhibits thereto, through the EDGAR system and therefore these materials should be available by logging onto the Commission's Web site. The Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

     Copies of the most recent Fannie Mae Prospectus for Fannie Mae certificates and Fannie Mae's annual report and quarterly financial statements as well as other financial information are available from the Director of Investor Relations of Fannie Mae, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The depositor did not participate in the preparation of Fannie Mae's Prospectus or its annual or quarterly reports or other financial information and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

     Copies of the most recent Offering Circular for Freddie Mac certificates as well as Freddie Mac's most recent Information Statement and Information Statement Supplement and any quarterly report made available by Freddie Mac can be obtained by writing or calling the Investor Inquiry department of Freddie Mac at 8200 Jones Branch Drive, McLean, Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-3672; within Washington, D.C. metropolitan area, telephone 703-759-8160). The depositor did not participate in the preparation of Freddie Mac's Offering Circular, Information Statement or any supplement thereto or any quarterly report thereof and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

                Incorporation of Certain Documents by Reference

     All documents subsequently filed by or on behalf of the trust fund referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of any offering of the Securities issued by the trust fund will be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of the documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or replaces the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     The trustee on behalf of any trust fund will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to the Corporate Trust Office of the trustee specified in the accompanying prospectus supplement.

                          Reports to Securityholders

     Periodic and annual reports concerning the related trust fund are required under the Agreements to be forwarded to securityholders. Unless otherwise specified in the prospectus supplement, the reports will not be examined and reported on by an independent public accountant. See "The Agreements -- Reports to Securityholders."

                            Index of Defined Terms

Adjustable Rate Mortgages..........................34
Agency Certificates................................18
Aggregate Asset Principal Balance...................5
Agreements.........................................76
Appraised Value................................32, 37
ARMs...............................................34
Asset Group.........................................2
Asset Principal Balance.............................5
Bankruptcy Code....................................62
Beneficial Owner....................................6
Bi-Weekly Loans....................................30
Book-Entry Registration.............................2
Book-Entry Securities...............................2
Business Day.......................................88
Buydown............................................71
Buy-Down Amounts...................................33
Buy-Down Fund......................................49
Buy-Down Loans.....................................33
Buy-Down Mortgage Rate.............................33
Buy-Down Period....................................33
Cash Program.......................................23
CERCLA............................................103
Certificates........................................1
Clearstream.........................................6
Collection Account.................................47
Commission........................................167
Compound Interest Securities........................1
Compound Value......................................4
Condominium........................................31
Condominium Association............................43
Condominium Building...............................43
Condominium Unit...................................31
Conventional Loans.................................22
Cooperative Corporation.............................7
Cooperative Dwellings..............................30
Cooperatives.......................................30
Covered Trust......................................61
CPR................................................13
Cut-off Date.......................................17
DCR...............................................160
Deferred Interest..................................15
Definitive Securities...............................2
Deleted Loan.......................................80
Distribution Account...............................88
DOL...............................................159
DTC.................................................6
Due Date...........................................52
EDGAR.............................................167
Eligible Investments...............................83
Eligible Reserve Fund Investments..................83
EPA...............................................104
ERISA.............................................158
ERISA Considerations..............................159
Escrow Accounts....................................46
Euroclear...........................................6
Euroclear Operator..................................7
European Depositaries...............................8
Exchange Act......................................168
Excluded Plan.....................................161
Exemption.........................................159
Expense Reserve Fund...............................88
Fannie Mae.........................................23
FHA................................................20
FHA Loans..........................................30
Final Scheduled Distribution Date..................13
Financial Intermediary..............................8
Fitch.............................................160
Floating Rate Securities............................1
Freddie Mac........................................26
Freddie Mac Act....................................26
FSLIC..............................................34
Garn-St Germain Act...............................104
GEM Loans..........................................30
Ginnie Mae.........................................20
Ginnie Mae Servicers...............................18
GPM Fund...........................................51
GPM Loans..........................................30
Guarantor Program..................................23
Guaranty Agreement.................................19
Holder-In-Due-Course..............................109
Housing Act........................................20
HUD................................................27
Index..............................................34
Indirect Participants...............................6
Insurance Policies.................................28
Insured Loss.......................................66
Interest Rate.......................................3
Interest Weighted Securities........................1
Investment and Deposit Activities.................165
L/C Bank...........................................63
L/C Percentage.....................................63
Lifetime Mortgage Rate Cap.........................34
Liquidation Proceeds...............................47
Loans..............................................18
Loan-to-Value Ratio................................32
Manufactured Home..................................36
Manufactured Home Loan Schedule....................79
Manufactured Home Loans............................36
Maximum Mortgage Rate Adjustment...................34
Minimum Mortgage Rate..............................34
Minimum Principal Distribution Amount...............4
Moody's...........................................160
Mortgage Certificate Schedule......................77
Mortgage Loan Schedule.............................78
Mortgage Loans.....................................29
Mortgage Rates.....................................15
Mortgaged Property.................................16
Multi-Class Series..................................3
Multifamily Properties.............................14
NCUA..............................................165
Negatively Amortizing ARMs.........................34
No-Bid.............................................71
Non-Equity Securities.............................161
Non-U.S. Person...................................136
Notes...............................................1
Offered Securities..................................2
PACs................................................1
Participants........................................6
Participation Agreement............................18
Participation Certificate Schedule.................79
Participation Certificates.........................79
Parties in Interest...............................158
PC Pool............................................23
Percentage Interest.................................3
Planned Amortization Certificates...................1
Plans.............................................158
PMBS Agreement.....................................27
PMBS Issuer........................................27
PMBS Servicer......................................27
PMBS Trustee.......................................27
Policy Statement..................................165
Pre-Funding Account................................38
Pre-Funding Arrangement............................38
Pre-Funding Limit.................................163
Primary Assets.....................................18
Principal Distribution Amount.......................4
Principal Weighted Securities.......................1
Private Mortgage-Backed Securities.................18
PTCE..............................................162
Qualified Insurer..................................54
Qualifying Substitute Mortgage Loan................80
Rating Agency.......................................5
RCRA..............................................103
Relevant Depositary.................................8
REO Property.......................................90
Reserve Fund.......................................17
Retained Interest..................................17
Rules...............................................9
S&P...............................................160
Scheduled Payments.................................15
Scheduled Principal................................24
Securities..........................................1
Seller.............................................78
Senior Securities...................................4
Servicing Account..................................49
Servicing Agreements...............................45
Single Family Property.............................22
SMMEA.............................................164
SPA................................................13
Subordinate Securities...........................1, 4
Subordinated Amount................................61
Subordination Reserve Fund.........................62
Subsequent Primary Assets..........................38
Subservicers.......................................45
Subsidy Fund.......................................50
Taxable Mortgage Pools............................111
Terms and Conditions................................8
Tiered REMICs.....................................116
Title V...........................................105
Title VIII........................................106
UCC................................................99
underwriter.......................................159
Underwriters......................................166
VA.................................................20
VA Loans...........................................20

                                    PART II


                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:




SEC Registration Fee............................................      $264.00
Trustee's Fees and Expenses (including counsel fees)*...........           **
Printing and Engraving Costs*...................................           **
Rating Agency Fees*.............................................           **
Legal Fees and Expenses*........................................           **
Blue Sky Fees and Expenses*.....................................           **
Accounting Fees and Expenses*...................................           **
Miscellaneous*..................................................           **
                                                                   ------- --
   Total........................................................      $264.00

----------

*    Estimated in accordance with Item 511 of Regulation S-K.
**   To be filed by Amendment.

Item 15. Indemnification of Directors and Officers.

     The registrant's certificate of incorporation provides that directors and officers of the registrant will be indemnified as permitted by Delaware law.
Section 145 of the Delaware Corporation Law provides, in substance, that Delaware corporations have the power, under specified circumstances, to indemnify their directors, officers, employees or agents in connection with actions, suits or proceedings involving any of them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

     The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides, under certain circumstances, for indemnification of the Registrant and other persons.

Item 16. Exhibits.

      1.1(2)     Form of Underwriting Agreement

      3.1(1)     Certificate of Incorporation of Structured Asset
                 Securities Corporation as currently in effect

      3.2(1) Bylaws of Structured Asset Securities Corporation as currently in effect

      4.1        Form of Deposit Trust Agreement

      4.2        Form of Administration Agreement

      4.3(2)(3)  Form of Trust Agreement

      4.4        Form of Indenture

      4.5        Form of Sale and Collection Agreement

      4.6(2)     Form of Servicing Agreement

      4.7(2)     Form of Standard Provisions for Servicing

      5.1(4) Opinion of Brown & Wood LLP as to legality (including consent of such firm)

      8.1(4)     Opinion of Brown & Wood LLP as to certain tax matters
                (including consent of such firm  included in Exhibit  5.1)

     23.1(4)     Consent of Brown & Wood LLP (included in Exhibit 5.1)

     24.1(4)     Power of Attorney (included on page II-4)

     99.1(2)     Form of Primary Mortgage Insurance Policy

     99.2(2)     Form of FHA Mortgage Insurance Certificate

     99.3(2)     Form of VA Loan Guaranty

     99.4(2)     Form of Mortgage Pool Insurance Policy

     99.5(2)     Form of Standard Hazard Insurance Policy

     99.6(2)     Form of Special Hazard Insurance Policy

     99.7(2)     Form of Bankruptcy Bond

     99.8(3)     Form of Mortgage Repurchase Bond

     99.9(3)     Form of Letter of Credit

     99.10(3)    Form of Interest Rate Protection Agreement

     99.11(3)    Form of Interest Rate Swap Agreement

     99.12(3)    Form of Certificate Guarantee Insurance Policy

     99.13(2) (3)Form of Exchange Agreement


(1) Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (Reg. No. 333-47499), filed with the Commission on March 6, 1998.

(2) Incorporated herein by reference to Amendment No. 1 to Registration Statement on Form S-11 (Reg. No. 33-13986), filed with the Commission on December 12, 1987.

(3) Incorporated herein by reference to Form 8-K filed by Structured Asset Securities Corporation on March 15, 1989.

(4)  Previously filed.

Item 17. Undertakings

A.  Undertaking in respect of Rule 415 offering.

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Undertaking in respect of filings incorporating subsequent Exchange Act documents by reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Undertaking in respect of indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

D.  Undertakings for registration statement permitted by Rule 430A.

The undersigned Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

     (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 12th day of April, 2000.

                                     STRUCTURED ASSET SECURITIES CORPORATION


                                     By:   /s/ Mark L. Zusy
                                           ----------------------------------
                                           Mark L. Zusy
                                           Chairman

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Mark L. Zusy, Neal Leonard, James J. Sullivan and David Goldfarb, and each of them his or her true and lawful attorney-in-fact and agent, acting together or alone, with full powers of substitution and resubstitution, for them and in their name, place and stead, to sign any or all amendments to this Registration Statement (including any pre-effective or post-effective amendment), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, acting together or alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, acting together or alone, or other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


   Signature                         Title                             Date

/s/ Mark L. Zusy
---------------------
Mark L. Zusy                Chairman and Director                 April 12, 2000

/s/ Neal Leonard
---------------------
Neal Leonard                Managing Director and Director        April 12, 2000

/s/ James J. Sullivan
---------------------
James J. Sullivan           Director                              April 12, 2000

/s/ David Goldfarb
---------------------
David Goldfarb              Controller                            April 12, 2000
                            (Principal Financial and
                            Accounting Officer)


                                                                Exhibit No. 4.1


                            DEPOSIT TRUST AGREEMENT

                                    between

                    STRUCTURED ASSET SECURITIES CORPORATION
                                 as Depositor,

                                      and

                          [                        ]
                               as Owner Trustee

                          Dated as of [            ]

                               Table of Contents

                                                                          Page

                                  ARTICLE ONE
                                  DEFINITIONS

Section 1.01.  Capitalized Terms.............................................1
Section 1.02.  Other Definitional Provisions.................................3

                                  ARTICLE TWO
                                 ORGANIZATION

Section 2.01.  Name..........................................................4
Section 2.02.  Office........................................................4
Section 2.03.  Purposes and Powers...........................................4
Section 2.04.  Appointment of Owner Trustee..................................5
Section 2.05.  Initial Capital Contribution of Trust Estate..................5
Section 2.06.  Declaration of Trust..........................................5
Section 2.07.  Liability of the Owners.......................................5
Section 2.08.  Title to Trust Property.......................................5
Section 2.09.  Situs of Trust................................................6
Section 2.10.  Representations and Warranties of the Depositor...............6
Section 2.11.  Federal Income Tax Allocations................................7
Section 2.12.  Investment Company............................................7

                                 ARTICLE THREE
                    CERTIFICATES AND TRANSFER OF INTERESTS

Section 3.01.  Initial Ownership.............................................8
Section 3.02.  The Certificates..............................................8
Section 3.03.  Authentication of Certificates................................8
Section 3.04.  Limitations on Transfer of the Certificates...................8
Section 3.05.  Registration of Transfer and Exchange of Certificates........11
Section 3.06.  Mutilated, Destroyed, Lost or Stolen Certificates............11
Section 3.07.  Persons Deemed Owners........................................12
Section 3.08.  Access to List of Certificateholders' Names and Addresses....12
Section 3.09.  Maintenance of Office or Agency..............................12
Section 3.10.  Appointment of Paying Agent..................................12
Section 3.11.  Book-Entry Certificates......................................13
Section 3.12.  Notices to Clearing Agency...................................14
Section 3.13.  Definitive Certificates......................................14

                                 ARTICLE FOUR
                           ACTIONS BY OWNER TRUSTEE

Section 4.01.  Prior Notice to Owners with Respect to Certain Matters.......14
Section 4.02.  Action by Owners with Respect to Certain Matters.............17
Section 4.03.  Action with Respect to Bankruptcy.17
Section 4.04.  Restrictions on Owners' Power................................18
Section 4.05.  Majority Control.............................................18

                                 ARTICLE FIVE
                  APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

Section 5.01.  Certificate Distribution Account.............................18
Section 5.02.  Application of Trust Funds...................................18
Section 5.03.  Method of Payment............................................19
Section 5.04.  Segregation of Moneys; No Interest...........................19
Section 5.05.  Tax Administration...........................................19

                                  ARTICLE SIX
                     AUTHORITY AND DUTIES OF OWNER TRUSTEE

Section 6.01.  General Authority............................................20
Section 6.02.  General Duties...............................................20
Section 6.03.  Action upon Instruction......................................21
Section 6.04.  No Duties Except as Specified in this Agreement or in
               Instructions.................................................22
Section 6.05.  No Action Except Under Specified Documents or
               Instructions.................................................22
Section 6.06.  Restrictions.................................................22

                                 ARTICLE SEVEN
                         CONCERNING THE OWNER TRUSTEE

Section 7.01.  Acceptance of Trusts and Duties..............................23
Section 7.02.  Furnishing of Documents......................................24
Section 7.03.  Representations and Warranties...............................24
Section 7.04.  Reliance; Advice of Counsel..................................25
Section 7.05.  Not Acting in Individual Capacity............................25
Section 7.06.  Owner Trustee Not Liable for Certificates or Mortgage
               Loans........................................................26
Section 7.07.  Owner Trustee May Own Certificates and Notes.................26
Section 7.08.  Doing Business in Other Jurisdictions........................26
Section 7.09.  Licenses.....................................................26
Section 7.10.  Liability of Certificate Registrar and Paying Agent..........27

                                 ARTICLE EIGHT
                         COMPENSATION OF OWNER TRUSTEE

Section 8.01.  Owner Trustee's Fees and Expenses............................27
Section 8.02.  Indemnification..............................................27
Section 8.03.  Payments to the Owner Trustee................................28

                                 ARTICLE NINE
                        TERMINATION OF TRUST AGREEMENT

Section 9.01.  Termination of Trust Agreement...............................28

                                  ARTICLE TEN
            SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

Section 10.01. Eligibility Requirements for Owner Trustee...................29
Section 10.02. Resignation or Removal of Owner Trustee......................29
Section 10.03. Successor Owner Trustee......................................30
Section 10.04. Merger or Consolidation of Owner Trustee.....................31
Section 10.05. Appointment of Co-Trustee or Separate Trustee................31

                                ARTICLE ELEVEN
                                 MISCELLANEOUS

Section 11.01. Supplements and Amendments...................................32
Section 11.02. No Legal Title to Trust Estate in Owners.....................33
Section 11.03. Limitations on Rights of Others..............................34
Section 11.04. Notices......................................................34
Section 11.05. Severability.................................................34
Section 11.06. Separate Counterparts........................................34
Section 11.07. Successors and Assigns.......................................34
Section 11.08. No Petition..................................................34
Section 11.09. No Recourse..................................................35
Section 11.10. Headings.....................................................35
Section 11.11. Governing Law................................................35
Section 11.12. [Grant of Certificateholder Rights to Note Insurer...........35
Section 11.13. [Third-Party Beneficiary.....................................36
Section 11.14. [Suspension and Termination of Note Insurer's Rights.........36
Section 11.15. [Fiduciary Obligation to Holders of the Certificates.........36

         THIS [AMENDED AND RESTATED] DEPOSIT TRUST AGREEMENT dated as of [   ]
(the "Trust Agreement"), between STRUCTURED ASSET SECURITIES CORPORATION, a
Delaware corporation, as depositor (the "Depositor") and [                ], a
[            ] banking corporation, as owner trustee (the "Owner Trustee").

                             W I T N E S S E T H:

         In consideration of the mutual agreements and covenants herein contained, the Depositor and the Owner Trustee hereby agree for the benefit of each of them and the holders of the Certificates as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

         Section 1.01. Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

         Aggregate Voting Interests: The aggregate of the Voting Interests of all or a specified Class or Classes of Certificates.

         Agreement: This Deposit Trust Agreement, as the same may be amended and supplemented from time to time.

         Book-Entry Certificates: Beneficial interests in Certificates designated as "Book-Entry Certificates" in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.11; provided, that after the occurrence of a condition whereupon Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be "Book-Entry Certificates." No Certificate shall be Book-Entry Certificate.

         [Business Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as the same may be amended from time to time.]

         Certificate Depository Agreement: Any agreement among the Trust, the Owner Trustee, the Administrator and The Depository Trust Company, as the initial Clearing Agency relating to the Certificates pursuant to which a Certificate is issued in book-entry form.

         [Certificate of Trust: The Certificate of Trust substantially in the form attached hereto as Exhibit B filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.]

         Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

         Certificate Register and Certificate Registrar: The register mentioned and the registrar appointed pursuant to Section 3.05.

         Certificateholder or Holder: A Person in whose name a Certificate is registered on the Certificate Register.

         Corporate Trust Office: With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, located at [ ],
Attention: [ ], or at such other address as the Owner Trustee may designate by notice to the Owners, [the Note Insurer] and the Depositor, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Owners and the Depositor.

         Definitive Certificate: As defined in Section 3.11.

         ERISA-Restricted Certificate:  Any Certificate.

         Expenses:  The meaning assigned to such term in Section 8.02.

         Indemnified Parties:  The meaning assigned to such term in Section
8.02.

         Non-United States Person:  Any person other than a United States
Person.

         Owner:  Each Holder of a Certificate.

         Paying Agent:  Any paying agent or co-paying agent appointed pursuant
to Section 3.10; the initial Paying Agent shall be [                         ].

         Prospective Owner: Each prospective purchaser and any subsequent transferee of a Certificate.

         Residual Interest Certificate: Any residual interest certificate evidencing the ownership interest in the Trust, substantially in the form attached hereto as Exhibit A.

         Sale and Collection Agreement: The Sale and Collection Agreement
dated as of [             ], among the Trust, as issuer, the Depositor, in its
capacity as Seller, [               ], as Indenture Trustee and [             ]
as Administrator, as such may be amended or supplemented from time to time.

         Secretary of State:  The Secretary of State of the State of
[              ].

         Treasury Regulations: Regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         Trust:  The trust established under this Agreement.

         Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, Voting Interests shall be allocated to the Residual Interest Certificates. Voting Interests allocated to any Class of Certificates shall be allocated among the Certificates of such Class in proportion to the Percentage Interests thereof. Notwithstanding the foregoing, solely for the purposes of the giving of any consent, waiver, request or demand pursuant to this Agreement, any Certificate registered in the name of the Seller, the Issuer, the Owner Trustee, the Indenture Trustee, [the Master Servicer], the Servicer, the Administrator or any of their respective Affiliates, shall be deemed not to be outstanding and the Voting Interests allocated thereto shall not be taken into account in determining whether the requisite Aggregate Voting Interests necessary to take any such action or effect any such consent, waiver, request or demand have been obtained (unless such action requires the consent, waiver, request or demand of 100% of the Aggregate Voting Interests represented by a particular Class and 100% of the Voting Interests represented by such Class are registered in the name of one or more of the foregoing entities). The Owner Trustee may obtain and conclusively rely upon a certificate of the Issuer, the Seller, [the Master Servicer], the Servicer or any Sub-Servicer to determine whether a Certificate is registered in the name of an Affiliate of any of them.

         Section 1.02. Other Definitional Provisions. (a) Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Sale and Collection Agreement or, if not defined therein, in the Indenture.

     (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

     (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

     (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation".

     (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

     (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE TWO

                                 ORGANIZATION

         Section 2.01. Name. The Trust created hereby shall be known as "Structured Asset Securities Corporation [ ] Trust [ ]," in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

         Section 2.02. Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address in
[            ] as the Owner Trustee may designate by written notice to the
Owners, [the Note Insurer] and the Depositor.

         Section 2.03. Purposes and Powers. (a) The purpose of the Trust is to engage in the following activities:

               (i) to issue the Notes pursuant to the Indenture and the Certificates pursuant to this Agreement and to sell the Notes and the Certificates;

               (ii) with the proceeds of the sale of the Notes and the Certificates, to purchase the Mortgage Loans, to pay the organizational, start-up and transactional expenses of the Trust and to pay the balance to the Depositor pursuant to the Sale and Collection Agreement;

               (iii) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the Owners pursuant to the terms of the Sale and Collection Agreement any portion of the Trust Estate released from the lien of, and remitted to the Trust pursuant to, the Indenture;

               (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

               (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

               (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Owners and the Noteholders.

The Trust is hereby authorized to engage in the foregoing activities. The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

         Section 2.04. Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

         Section 2.05. Initial Capital Contribution of Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Owner Trustee, as of the date hereof, the sum of $1. The Owner Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the Certificate Distribution Account. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

         Section 2.06. Declaration of Trust. The Owner Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Owners, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a [business trust under the Business Trust Statute] [trust under the common law of the State of New York] and that this Agreement constitute the governing instrument of such [business] trust. It is the intention of the parties hereto that, solely for federal, state and local income and franchise tax purposes (i) so long as the sole owners of the Trust are the Residual Interestholders, (A) the Trust shall be treated as a [grantor trust], with the assets of the Trust being the Mortgage Loans and other assets held by the Trust and the Notes being non-recourse debt of the sole owner, and (B) the arrangement between the Residual Interestholders' interest in the Mortgage Loans and the Noteholders shall be treated as a security arrangement, and (ii) if the Residual Interestholders are not the sole owners of the Trust, the Trust shall be treated as a partnership for income and franchise tax purposes, with the assets of the partnership being the Mortgage Loans and other assets held by the Trust, the partners of the partnership being the owners and notes being debt of the partnership to the extent they have not otherwise been recharacterized. The Trust shall not elect to be treated as an association under Treasury Regulation Section 301, 7701-3(a) for federal income tax purposes. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a security arrangement for tax purposes. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein [and in the Business Trust Statute] with respect to accomplishing the purposes of the Trust.

         Section 2.07. Liability of the Owners. No Owner shall have any personal liability for any liability or obligation of the Trust.

         Section 2.08. Title to Trust Property.

         (a) Subject to the Indenture, legal title to the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

         (b) The Owners shall not have legal title to any part of the Trust Estate. No transfer by operation of law or otherwise of any interest of the Owners shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of any part of the Trust Estate.

         Section 2.09  Situs of Trust. The Trust will be located and
administered in the State of [           ]. All bank accounts maintained by the
Owner Trustee on behalf of the Trust shall be located in the State of
[            ] [or the State of New York], except with respect to accounts maintained by the Administrator or the Indenture Trustee on behalf of the Owner Trustee. The Trust shall not have any employees in any state other than
[          ]; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of
[         ]. Payments will be received by the Trust only in [         ] [or New
York], and payments will be made by the Trust only from [            ] [or New
York]. The only office of the Trust will be at the Corporate Trust Office in
[           ].

         Section 2.10. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee [and the Note Insurer] that:

         (a) The Depositor is a [corporation] duly organized, validly existing, and in good standing under the laws of the State of [Delaware].

         (b) The Depositor has the corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Depositor and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action of the Depositor.

         (c) This Agreement evidences the valid, binding and enforceable obligation of the Depositor; and all requisite action has been taken by the Depositor to make this Agreement valid, binding and enforceable upon the Depositor in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other, similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

         (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date.

         (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the charter or bylaws of the Depositor, or conflict with or breach any of the material terms or provisions of, or constitute (with or without lapse of time) a default under, any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); or violate any law or, to the best knowledge of the Depositor, any order, rule or regulation applicable to the Depositor of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

         (f) There are no proceedings or investigations pending or, to the best knowledge of the Depositor, threatened before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that, in the reasonable judgment of the Depositor, would materially and adversely affect the performance by the Depositor of its obligations under this Agreement.

         (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or might have consequences that would materially and adversely affect its performance hereunder.

         (h) The representations and warranties of the Depositor, in its capacity as Seller, in Section 3.01 of the Sale and Collection Agreement are true and correct.

         (i) The Depositor shall not take any action (i) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or (ii) that, to the actual knowledge of the Depositor, would result in the Trust's becoming taxable as a corporation for federal income tax purposes.

         Section 2.11. Federal Income Tax Allocations. Net income of the Trust as computed for federal income tax purposes (including each item of income, gain, and deduction, but not including any default loss realized by the Trust with respect to the Mortgage Loans) for any taxable year shall be allocated as follows: (a) to the extent that the Certificates are owned (for federal income tax purposes) by a single owner, 100% to the Certificateholder, and (b) to the extent that a Holder of a Certificate is different from the Residual Interestholders, income shall be calculated separately for each Certificate based on the respective Mortgage Loans and other assets of the Trust treated as owned by the particular Certificate of the related Class and income shall be allocated to each Certificateholder accordingly.

         Section 2.12. Investment Company. The Depositor hereby agrees, and each Certificateholder shall be deemed to have agreed by acceptance of such Certificate, not to take any action that would cause the Trust to become an "investment company" which would be required to register under the Investment Company Act of 1940, as amended.

                                 ARTICLE THREE

                    CERTIFICATES AND TRANSFER OF INTERESTS

         Section 3.01. Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Certificates, the Depositor shall be the sole beneficiary of the Trust. Upon such issuance of the Certificates, the Depositor shall cease to be the beneficial owner of the Trust and its beneficial interest in the Trust shall be and shall be deemed cancelled, void, and of no further force and effect.

         Section 3.02. The Certificates. Each Residual Interest Certificate shall be issued and maintained in definitive, fully registered form as a single Certificate evidencing a Percentage Interest of not less than 25%. Each Certificate shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Owner Trustee. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefit of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of authentication and delivery of such Certificates.

         Upon issuance of the Certificates, the Owner Trustee shall authenticate the Certificates in accordance with the written instructions of the prospective transferee thereof. Neither the Certificate Registrar nor the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of any such Certificate, the Owner Trustee shall recognize the Holders of the Certificates as Certificateholders. The Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof.

         A transferee of a Certificate shall become a Certificateholder and shall be entitled to the rights and subject to the obligations of a Certificateholder hereunder upon such transferee's acceptance of a Certificate duly registered in such transferee's name pursuant to Section 3.04.

         Section 3.03. Authentication of Certificates. On the Closing Date, the Owner Trustee shall cause the Certificates to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, without further trust action by the Depositor, in authorized denominations. No Certificate shall entitle its Holder to any benefit under this Agreement or be valid for any purpose unless there shall appear on such Certificate a certificate of authentication substantially in the forms set forth in Exhibit A, executed by the Owner Trustee or the Owner Trustee's authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

         Section 3.04. Limitations on Transfer of the Certificates. (a) Each Prospective Owner of a Book-Entry Certificate other than the Depositor or the Seller or an affiliate of either of them shall be deemed to have represented and warranted, and each Prospective Owner of a Definitive Certificate and each Prospective Owner of a Certificate upon initial issuance shall represent and warrant in writing, in substantially the form set forth in Exhibit C or Exhibit D, as applicable, to the Owner Trustee, [the Note Insurer] and the Certificate Registrar and any of their respective successors that:

               (i) Such Person is duly authorized to purchase the Certificates and its purchase of investments having the characteristics of the Certificates is authorized under, and not directly or indirectly in contravention of, any law, charter, trust instrument or other operative document, investment guidelines or list of permissible or impermissible investments that is applicable to the investor; and

               (ii) Such Person understands that each holder of a Certificate, by virtue of its acceptance thereof, assents to the terms, provisions and conditions of the Agreement.

         (b) Each Prospective Owner of a Book-Entry Certificate shall be deemed to have represented and warranted, and each Prospective Owner of a Definitive Certificate and each Prospective Owner of a Certificate upon initial issuance, shall represent and warrant in writing, in substantially the form set forth in Exhibit C or Exhibit D, as applicable, to the Owner Trustee, [the Note Insurer] and the Certificate Registrar and any of their respective successors that:

               (i) Such Person is (A) a qualified institutional buyer (a "QIB") as defined in Rule 144A under the Securities Act ("Rule 144A") and is aware that the seller of such Certificate may be relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A and is acquiring such Certificate for its own account or for the account of one or more qualified institutional buyers for whom it is authorized to act, or (B), in the case of a Prospective Owner of a Certificate other than the Residual Interest Certificate, an institutional investor that is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

               (ii) It understands that such Certificates have not been registered under the Securities Act, and that, if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) pursuant to a registration statement which has been declared effective under the Securities Act, (B) for so long as such Certificates are eligible for resale pursuant to Rule 144A, to a person whom the seller reasonably believes is a QIB that is purchasing such Certificates for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, or (C) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring such Certificates for its own account or for the account of an institutional "accredited investor," for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, in each case in compliance with the requirements of the Trust Agreement.

         In the event that a transfer of a Definitive Certificate is to be made in reliance upon an exemption from the Securities Act and state securities laws, in order to assure compliance with the Securities Act and such laws, the prospective transferee shall certify to the Owner Trustee [and the Note Insurer] in writing the facts surrounding the transfer in substantially the form set forth in Exhibit C or Exhibit D, as applicable. As a condition to any transfer pursuant to clause (b)(ii)(C) above, the Owner Trustee, [the Note Insurer] or the Certificate Registrar may require that the prospective transferee (x) certify in writing that such transfer is to be made in accordance with Rule 144 under the Securities Act or (y) deliver an Opinion of Counsel satisfactory to the Owner Trustee, [the Note Insurer] or the Certificate Registrar, as applicable, to the effect that such transfer will be exempt from registration under the Securities Act.

         The Owner Trustee on behalf of the Depositor (and with the Depositor's cooperation) shall provide to any Holder of a Certificate and any prospective transferee designated by any such Holder, information regarding the Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. Each Holder of a Definitive Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Trust, the Owner Trustee, [the
Note Insurer] and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with federal and state securities laws.

         (c) With respect to transfers of ERISA-Restricted Certificates, each Prospective Owner of a Book-Entry Certificate shall be deemed to have represented and warranted, and each Prospective Owner of a Definitive Certificate and each Prospective Owner of a Certificate upon initial issuance shall represent and warrant in writing, in substantially the form set forth in Exhibit E, to the Owner Trustee, [the Note Insurer] and the Certificate Registrar and any of their respective successors that (i) such Prospective Owner is not, and on the date of transfer of such Certificate will not be, and on such date will not be investing the funds of, an employee benefit plan subject to ERISA or a plan subject to Section 4975 of the Code or (ii) such Prospective Owner is an insurance company investing assets of its general account and the exemptions provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12,
1995) apply to such Prospective Owner's acquisition and holding of such Certificate. No transfer of an ERISA-Restricted Certificate that is also a Definitive Certificate shall be made to any Person unless the Owner Trustee has received a certificate from the transferee in substantially the form set forth in Exhibit E to the foregoing effect.

         (d) Notwithstanding anything to the contrary herein, no transfer of any Residual Interest Certificate shall be made to any Person unless the Owner Trustee has received a certificate (i) from the transferee in substantially the form set forth in Exhibit D, to the effect that such Person is a QIB and is aware that the seller of such Certificate may be relying on the exemption from the registration requirements of the Securities Act provided by Rule 144A and is acquiring such Certificate for its own account or for the account of one or more QIBs for whom it is authorized to act or (ii) to the effect that the transferee is the Depositor or the Seller, or an affiliate (as defined in Rule 405 under the Securities Act) of the Depositor or the Seller, and in each case stating that such person understands that such Residual Interest Certificate bears a legend substantially similar to the legend provided in Exhibit A hereto.

         (e) The Owner Trustee shall cause each Certificate to contain a legend, substantially similar to the applicable legends provided in Exhibit A hereto, stating that transfer of such Certificate is subject to certain restrictions and referring prospective purchasers of the Certificates to this
Section 3.04. with respect to such restrictions.

         Section 3.05. Registration of Transfer and Exchange of Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.09, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Administrator is hereby appointed as the initial Certificate Registrar.

         Upon surrender for registration of transfer of any Certificate at the office or agency maintained pursuant to Section 3.09 and upon satisfaction of the applicable conditions set forth in Section 3.04, the Owner Trustee shall execute, authenticate and deliver (or shall cause its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Owner Trustee or any authenticating agent. At the option of a Holder, Certificates may be exchanged for other Certificates of authorized denominations of a like aggregate amount upon surrender of the Certificates to be exchanged at the office or agency maintained pursuant to Section 3.09.

         Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder or such Holder's attorney duly authorized in writing. Each Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

         No service charge shall be made for any registration of transfer or exchange of Certificates, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         Section 3.06. Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Certificate has been acquired by a bona fide purchaser , and upon certification provided by the Holder of such Certificate that the requirements of Section 8-405 of the Relevant UCC have been met, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee or the Owner Trustee's authenticating agent, shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 3.07. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar or any Paying Agent may treat the Person in whose name any Certificate is registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

         Section 3.08. Access to List of Certificateholders' Names and Addresses. The Certificate Registrar shall furnish or cause to be furnished to [the Note Insurer and] the Depositor, within 15 days after receipt by the Certificate Registrar of a written request therefor from [the Note Insurer or] the Depositor, a list, in such form as the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Holders of Certificates evidencing not less than 25% of the Voting Interests of the Certificates apply in writing to the Certificate Registrar, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Each Holder, by receiving and holding a Certificate, shall be deemed to have agreed not to hold any of the Depositor, [the Note Insurer] the Certificate Registrar or the Owner Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         Section 3.09. Maintenance of Office or Agency. The Owner Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificates and the Basic Documents may be served. The Owner Trustee initially designates the Administrator's office in New York as its office for such purposes. The Owner Trustee shall give prompt written notice to the Depositor, [the Note Insurer] and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         Section 3.10. Appointment of Paying Agent. The Paying Agent shall make distributions to Certificateholders from the Certificate Distribution Account pursuant to Section 5.02 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent initially shall be the Administrator (who is hereby appointed as Paying Agent), and any co-paying agent chosen by the Depositor and acceptable to the Owner Trustee. The Administrator shall be permitted to resign as Paying Agent upon 30 days' written notice to the Owner Trustee. In the event that the Administrator shall no longer be the Paying Agent, the Owner Trustee shall promptly appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that, as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. The Paying Agent shall return all unclaimed funds to the Owner Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01, 7.03, 7.04 and 8.01 shall apply to the Owner Trustee also in its role as Paying Agent, for so long as the Owner Trustee shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

         Section 3.11. Book-Entry Certificates. Any Book-Entry Certificates shall be issued in the form of typewritten certificates or global certificates representing Book-Entry Certificates, to be delivered to, or to the Administrator as custodian for, The Depository Trust Company, the initial Clearing Agency, by or on behalf of the Trust. Such Book-Entry Certificate or Book-Entry Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and except as provided in Section 3.13, no Certificate Owner will receive a Definitive Certificate representing such Certificate Owner's interest in such Book-Entry Certificate. So long as any Book-Entry Certificates are outstanding, unless and until definitive, fully registered Certificates (the "Definitive Certificates") have been issued to Certificate Owners pursuant to Section 3.13:

         (a) The provisions of this Section shall be in full force and effect;

         (b) The Certificate Registrar and the Owner Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of principal of and interest on the Book-Entry Certificates and the giving of instructions or directions hereunder) as the sole Holder of the Book-Entry Certificates and shall have no obligation to the Certificate Owners;

         (c) To the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

         (d) The rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Certificates are issued pursuant to
Section 3.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants; and

         (e) Whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Holders of Book-Entry Certificates evidencing a specified percentage of the Voting Interests thereof, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Book-Entry Certificates and has delivered such instructions to the Owner Trustee.

         Section 3.12. Notices to Clearing Agency. So long as any Book-Entry Certificates are outstanding, whenever a notice or other communication to a Certificateholder is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.13, the Owner Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency, and shall have no obligations to the Certificate Owners.

         Section 3.13. Definitive Certificates. So long as any Book-Entry Certificates are outstanding, if (i) the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates and the Issuer is unable to locate a qualified successor, (ii) the Issuer at its option advises the Owner Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default under the Indenture, Certificate Owners representing beneficial interests aggregating at least a majority of the Voting Rights advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Certificate Owners, then the Clearing Agency shall notify all Certificate Owners and the Owner Trustee of the occurrence of any such event and of the availability of the Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Owner Trustee of the typewritten Certificate or Certificates representing the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions, the Owner Trustee shall execute and authenticate the Definitive Certificates in accordance with the instructions of the Clearing Agency. Neither the Certificate Registrar nor the Owner Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Owner Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders. The Definitive Certificates shall be issued in definitive, fully registered form and shall be printed, lithographed or engraved or produced in any other manner as is reasonably acceptable to the Owner Trustee, as evidenced by its execution thereof.

                                 ARTICLE FOUR

                           ACTIONS BY OWNER TRUSTEE

         Section 4.01. Prior Notice to Owners with Respect to Certain Matters.
(a) With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholders [and the Note Insurer] in writing of the proposed action and [(i) the Note Insurer shall have consented thereto and (ii)] the Owners shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that such Owners have withheld consent or, [with the consent of the Note Insurer,] provided alternative direction:

              (i) the initiation of any claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Mortgage Loans) and the compromise of any action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of the Mortgage Loans);

              (ii) the election by the Trust to file an amendment to the Certificate of Trust [(unless such amendment is required to be filed under the Business Trust Statute)];

              (iii) the amendment or other change to this Agreement or any Basic Document;

              (iv) the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable;

              (v) the consent to the calling or waiver of any default of any Basic Document;

              (vi) except as provided in Article Nine hereof, the dissolution, termination or liquidation of the Trust in whole or in part;

              (vii) the merger or consolidation of the Trust with or into any other entity, or conveyance or transfer of all or substantially all of the Trust's assets to any other entity;

              (viii) causing the Trust to incur, assume or guaranty any indebtedness other than as set forth in this Agreement;

              (ix) doing any act that conflicts with any other Basic Document;

              (x) doing any act which would make it impossible to carry on the ordinary business of the Trust as described in Section 2.03 hereof;

              (xi) the confession of a judgment against the Trust;

              (xii) the possession of Trust assets, or assignment of the Trust's right to property, for other than a Trust purpose;

              (xiii) causing the Trust to lend any funds to any entity; or

              (xiv) the change of the Trust's purpose and powers from those set forth in this Trust Agreement.

         (b) The Owner Trustee on behalf of the Trust agrees to abide by the following restrictions:

              (i) other than as contemplated by the Basic Documents and related documentation, the Trust shall not incur any indebtedness;

              (ii) other than as contemplated by the Basic Documents and related documentation, the Trust shall not engage in any dissolution, liquidation, consolidation, merger or sale of assets;

              (iii) the Trust shall not engage in any business activity in which it is not currently engaged other than as contemplated by the Basic Documents and related documentation;

              (iv) the Trust shall not form, or cause to be formed, any subsidiaries and shall not own or acquire any asset other than as contemplated by the Basic Documents and related documentation; and

              (v) other than as contemplated by the Basic Documents and related documentation, the Trust shall not follow the directions or instructions of the Depositor.

         (c) The Owner Trustee on behalf of the Trust shall:

              (i) maintain books and records separate from any other person or entity;

              (ii) maintain its office and bank accounts separate from any other person or entity;

              (iii) not commingle its assets with those of any other person or entity;

              (iv) conduct its own business in its own name;

              (v) other than as contemplated by the Basic Documents and related documentation, pay its own liabilities and expenses only out of its own funds;

              (vi) [observe all formalities required under the Business Trust Statute];

              (vii) not guarantee or become obligated for the debts of any other person or entity;

              (viii) not hold out its credit as being available to satisfy the obligation of any other person or entity;

              (ix) not acquire the obligations or securities of its Affiliates or the Seller;

              (x) other than as contemplated by the Basic Documents and related documentation, not make loans to any other person or entity or buy or hold evidence of indebtedness issued by any other person or entity;

              (xi) other than as contemplated by the Basic Documents and related documentation, not pledge its assets for the benefit of any other person or entity;

              (xii) hold itself out as a separate entity from the Depositor and not conduct any business in the name of the Depositor;

              (xiii) correct any known misunderstanding regarding its separate identity; and

              (xiv) not identify itself as a division of any other person or entity.

         So long as the Notes or any other amounts owed under the Indenture remain outstanding, the Trust shall not amend this Section 4.01 without the prior written consent of [the Note Insurer and] 100% of the Voting Interests of the Notes and the consent of each Rating Agency, in addition to the requirements under Section 11.01.

         (d) The Owner Trustee shall not have the power, except upon the direction of the Owners [and the Note Insurer] and, subject to [Section 11.18] of the Indenture, 100% of the Noteholders, and to the extent otherwise consistent with the Basic Documents, to (i) remove or replace the Indenture Trustee.

         Section 4.02. Action by Owners with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the direction of the Owners [and the Note Insurer], to (a) remove the Administrator under the Administration Agreement pursuant to Section [8] thereof, (b) appoint a successor Administrator pursuant to Section [8] of the Administration Agreement, or (c) remove the Servicer under the Servicing Agreement pursuant to Section [ ] thereof, or (d) except as expressly provided in the Basic Documents, sell the Mortgage Loans after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Owners [and the Note Insurer], but only to the extent expressly permitted in the Basic Documents.

         Section 4.03. Action with Respect to Bankruptcy.

         (a) The Trust shall not, without prior written consent of the Owner Trustee, (i) institute any proceedings to adjudicate the Trust a bankrupt or insolvent, (ii) consent to the institution of bankruptcy or insolvency proceedings against the Trust, (iii) file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy with respect to the Trust, (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trust or a substantial part of its property, (v) make any assignment for the benefit of the Trust's creditors; (vi) cause the Trust to admit in writing its inability to pay its debts generally as they become due; or (vii) take any action in furtherance of any of the foregoing (any of the above foregoing actions, a "Bankruptcy Action"). In considering any Bankruptcy Action, the Owner Trustee, with consent of the Certificateholders (which consent the Certificateholders believe to be the best interest of Certificateholders and the Trust), shall at all times consider the interests of creditors of the Trust in addition to the interests of the Trusts and whether the Trust is insolvent. The Owner Trustee shall not be liable to any Certificateholder on account of the Owner Trustee's good faith reliance on the provisions of this Section and no Certificateholder shall have any claim for breach of fiduciary duty or otherwise against the Owner Trustee for failing to take any Bankruptcy Action.

         (b) No Certificateholder has power to commence any Bankruptcy Action on the part of the Trust or to direct the Owner Trustee to take any Bankruptcy Action on the part of the Trust. To the extent permitted by applicable law, the consent of [the Note Insurer and] the Indenture Trustee shall be obtained prior to taking any Bankruptcy Action.

         (c) The provisions of this Section do not constitute an acknowledgment or admission by the Owner Trustee, any Certificateholder or any creditor of the Trust that the Trust is eligible to be a debtor under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq., as amended.

         Section 4.04. Restrictions on Owners' Power. The Owners shall not direct the Owner Trustee to take or to refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.03, nor shall the Owner Trustee be obligated to follow any such direction, if given.

         Section 4.05. Majority Control. Except as expressly provided herein, any action that may be taken by the Owners under this Agreement may be taken by the Holders of Certificates evidencing not less than a majority of the Aggregate Voting Interests of all of the Certificates. Except as expressly provided herein, any written notice of the Owners delivered pursuant to this Agreement shall be effective if signed by Holders of Certificates evidencing not less than a majority of the Aggregate Voting Interests of all of the Certificates at the time of the delivery of such notice.

                                 ARTICLE FIVE

                  APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

         Section 5.01. Certificate Distribution Account. All of the right, title and interest of the Trust in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof shall be held for the benefit of the Owners and such other persons entitled to distributions therefrom. Except as otherwise expressly provided herein or in the Sale and Collection Agreement, the Certificate Distribution Account shall be under the sole dominion and control of the Trust for the benefit of the Owners.

         The Certificate Distribution Account shall be subject to and established and maintained in accordance with the applicable provisions of the Sale and Collection Agreement, including, without limitation, the provisions of Sections 4.05 thereof.

         Section 5.02. Application of Trust Funds. (a) On each Payment Date, the Paying Agent shall distribute to the Certificateholders from amounts on deposit in the Certificate Distribution Account the distributions provided in
Section 4.05 of the Sale and Collection Agreement with respect to such Payment Date. All distributions of interest or principal on any Class of Certificates other than the Residual Interest Certificates, and all distributions of amounts due on or in respect of the Residual Interest Certificates, shall be made pro rata to the Certificateholders of such Class entitled thereto.

         (b) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to an Owner, such tax shall reduce the amount otherwise distributable to the Owner in accordance with this Section. The Trust is hereby authorized and directed to direct the Paying Agent to retain from amounts otherwise distributable to the Owners sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Trust from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to an Owner shall be treated as cash distributed to such Owner at the time it is withheld by the Trust and remitted to the appropriate taxing authority. If the amount withheld was not withheld from actual distributions, the Trust may, at its option, (i) require the Owner to reimburse the Trust for such withholding (and each Owner agrees to reimburse the Trust promptly following such request) or (ii) reduce any subsequent distributions by the amount of such withholding. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. Owner), the Trust may in its sole discretion direct the Paying Agent to withhold such amounts in accordance with this paragraph
(c). In the event that an Owner wishes to apply for a refund of any such withholding tax, the Trust shall reasonably cooperate with such Owner in making such claim so long as such Owner agrees to reimburse the Owner Trustee for any out-of-pocket expenses incurred.

         Section 5.03. Method of Payment. Subject to Section 9.01(d), distributions required to be made to Certificateholders on any Payment Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date, or, if not, by check mailed to such Certificateholder at the address of such holder appearing in the Certificate Register; provided, that, a Certificateholder shall only be entitled to receive distributions by wire transfer if such Certificateholder is the registered Holder of Certificates having an initial aggregate principal amount equal to or in excess of $5,000,000 or a Percentage Interest equal to or in excess of 25%, and in all other cases by check mailed to each such Certificateholder at such Holder's address appearing in the Certificate Register.

         Section 5.04. Segregation of Moneys; No Interest. Subject to Sections
5.01 and 5.02, moneys received by the Owner Trustee hereunder and deposited in the Certificate Distribution Account will be segregated and shall be invested in Permitted Investments at the direction of the Depositor. The Owner Trustee shall not be liable for payment of any interest in respect of such moneys.

         Section 5.05. Tax Administration. The Owner Trustee, upon instruction from the Depositor, shall sign on behalf of the Trust the tax returns of the Trust, including Internal Revenue Service Form 1041 as required for a grantor trust, unless applicable law requires an Owner to sign such documents, in which case such documents shall be signed by the Residual Interestholders. In addition, the Owner Trustee shall deliver or shall cause to be delivered to the Residual Interestholders such information, reports or statements as may be required by the Code and applicable Treasury Regulations and as may be required to enable the Residual Interestholders to prepare their federal and state income tax returns. Consistent with the Trust's characterization for tax purposes as a grantor trust, no federal income tax return shall be filed on behalf of the Trust unless either (i) the Owner Trustee shall receive an Opinion of Counsel that, based on a change in applicable law occurring after the date hereof, the Code requires such a filing or (ii) the Internal Revenue Service shall determine that the Trust is required to file such a return. In the event that the Trust is required to file tax returns and applicable law requires an Owner to sign such documents, the Owner Trustee shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Residual Interestholders (or if the Residual Interestholders no longer beneficially own the Trust, the beneficial owner designated for such purpose by the Residual Interestholders to the Owner Trustee in writing) at least five days before such returns are due to be filed. The Residual Interestholders (or such designee beneficial owner, as applicable) shall promptly sign such returns and deliver such returns after signature to the Owner Trustee and the Owner Trustee shall file or shall cause to have filed such returns with the appropriate tax authorities. In no event shall the Owner Trustee or the Residual Interestholders (or such designee beneficial owner, as applicable) be liable for any liabilities, costs or expenses of the Trust or the Noteholders arising out of the application of any tax law, including federal, state, foreign or local income or excise taxes or any other tax imposed on or measured by income (or any interest, penalty or addition with respect thereto or arising from a failure to comply therewith) except for any such liability, cost or expense attributable to any act or omission by the Owner Trustee or the Residual Interestholders (or such designee owner, as applicable), as the case may be, in breach of its obligations under this Agreement.

                                  ARTICLE SIX

                     AUTHORITY AND DUTIES OF OWNER TRUSTEE

         Section 6.01. General Authority. The Owner Trustee is authorized and directed to execute and deliver or cause to be executed and delivered the Notes, the Certificates and the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party and any amendment or other agreement or instrument described in Article Three, in each case, in such form as the Depositor shall approve, as evidenced conclusively by the Owner Trustee's execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver the Notes. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator recommends with respect to the Basic Documents, provided that such activities are consistent with the terms of the Basic Documents.

         Section 6.02.  General Duties. It shall be the duty of the Owner
Trustee:

         (a) to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Owners, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee or the Trust hereunder or under any Basic Document, and the Owner Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement; and

         (b) to cooperate with the Depositor in obtaining and preserving (or causing to be obtained and preserved) the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Notes the Collateral and each other instrument and agreement included in the Trust Estate; provided, however, that the Owner Trustee shall have no obligation to determine whether and to what extent such qualification shall be necessary; and provided, further, that the Owner Trustee shall only be required to take action under this Section 6.02(b) if authorized and directed in writing to do so by the Depositor.

         Section 6.03. Action upon Instruction. (a) Subject to this Agreement and in accordance with the terms of the Basic Documents, the Owners may by written instruction direct the Owner Trustee in the management of the Trust but only to the extent consistent with the limited purpose of the Trust. Such direction may be exercised at any time by written instruction of the Owners pursuant to Article Four.

         (b) The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

         (c) Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or under any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Owners [and the Note Insurer] requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Owners, [with the prior written consent of the Note Insurer,] the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Owners, and, subject to Section 7.01, shall have no liability to any Person for such action or inaction.

         (d) In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owners [and the Note Insurer] requesting instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such instruction received from [the Note Insurer or, with the prior consent of the Note Insurer,] the Owners, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Owners, and, subject to Section 7.01, shall have no liability to any Person for such action or inaction.

         Section 6.04. No Duties Except as Specified in this Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement, any Basic Document or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee. The Owner Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement or any Basic Document. The Owner Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, the Owner Trustee solely in its individual capacity that are not related to the ownership or the administration of the Trust Estate.

         Section 6.05. No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of or otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (ii) in accordance with the Basic Documents and (iii) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

         Section 6.06. Restrictions. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in
Section 2.03 or (b) that, to the actual knowledge of the Owner Trustee, would result in the Trust's becoming taxable as a corporation for federal income tax purposes. The Owners shall not direct the Owner Trustee to take action that would violate the provisions of this Section.

                                 ARTICLE SEVEN

                         CONCERNING THE OWNER TRUSTEE

         Section 7.01. Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts, but only upon the terms of this Agreement and the Basic Documents. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee, in its capacity as Owner Trustee, shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except (i) for its own willful misconduct, negligence or bad faith or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Owner Trustee in its individual capacity. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

         (a) The Owner Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer of the Owner Trustee;

         (b) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the instructions of the Administrator or any Owner;

         (c) No provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

         (d) Under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

         (e) The Owner Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor, for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate, or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Certificates, and the Owner Trustee shall in no event assume or incur any liability, duty or obligation to any Noteholder or to any Owner, other than as expressly provided for herein or expressly agreed to in the Basic Documents;

         (f) The Owner Trustee shall not be liable for the default or misconduct of the Administrator, [the Master Servicer,] the Servicer, the Depositor or the Indenture Trustee under any of the Basic Documents or otherwise, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Seller, the Depositor or the Indenture Trustee under the Sale and Collection Agreement; and

         (g) The Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of any of the Owners, unless such Owners have offered to the Owner Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby (provided, that if an Owner is an institutional investor with a rating of at least investment grade from a nationally recognized statistical rating organization (or nominee of such institutional investor), the unsecured agreement of indemnity of such institutional investor shall be deemed satisfactory for such purpose). The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for other than its negligence, bad faith or willful misconduct in the performance of any such act.

         Section 7.02. Furnishing of Documents. The Owner Trustee shall furnish to the Owners [and the Note Insurer] promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee under the Basic Documents.

         Section 7.03. Representations and Warranties. (a) The Owner Trustee hereby represents and warrants to the Depositor [and the Note Insurer, for the benefit of the Owners], that:

              (i) The Owner Trustee is a banking corporation duly organized and validly existing in good standing under the laws of the State of [ ] [United States of America]. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

              (ii) The Owner Trustee has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

              (iii) Neither the execution or the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof will contravene any federal or [ ] law, governmental rule or regulation governing the banking or trust powers of the Owner Trustee or any judgment or order binding on it, or constitute any default under its charter documents or bylaws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

              (iv) The execution, delivery, authentication and performance by it of this Agreement will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency.

              (v) This Agreement, assuming due authorization, execution and delivery by the Depositor, constitutes a valid, legal and binding obligation of the Owner Trustee, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

              (vi) The Owner Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Owner Trustee or its properties or might have consequences that would materially adversely affect its performance hereunder.

              (vii) No litigation is pending or, to the best of the Owner Trustee's knowledge, threatened against the Owner Trustee which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

         Section 7.04. Reliance; Advice of Counsel. (a) Except as provided in
Section 7.01, the Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled Persons to be selected with reasonable care and employed by it. Except as provided in Section 7.01, the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such Persons and not contrary to this Agreement or any Basic Document.

         Section 7.05. Not Acting in Individual Capacity. Except as provided
in this Agreement, in accepting the trusts hereby created [             ] acts
solely as Owner Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

         Section 7.06. Owner Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates) shall be taken as the statement of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of the Certificates (other than the signature and countersignature of the Owner Trustee on the Certificates and as specified in
Section 7.03) or the Notes, or of the Mortgage Loans or related documents. The Owner Trustee shall at no time have any liability for or with respect to the legality, validity and enforceability of any Collateral or the perfection and priority of any security interest created by any Collateral or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Collateral; the existence and enforceability of any insurance thereon; the existence and contents of any Collateral on any computer or other record thereof; the validity of the assignment of any Collateral to the Trust or of any intervening assignment; the performance or enforcement of any Collateral; the compliance by the Depositor with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Administrator, the Indenture Trustee, or any subservicer taken in the name of the Owner Trustee.

         Section 7.07. Owner Trustee May Own Certificates and Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Certificates or Notes and may deal with the Depositor, the Administrator, the Indenture Trustee [the Master Servicer] and the Servicer in banking transactions with the same rights as it would have if it were not Owner Trustee.

         Section 7.08. Doing Business in Other Jurisdictions. Notwithstanding
anything contained herein to the contrary, [            ] shall not be required
to take any action in any jurisdiction other than in the State of [          ]
if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or the taking of any other action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of
[            ]; (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivisions thereof in existence
on the date hereof other than the State of [             ] becoming payable by
[         ]; or (iii) subject [            ] to personal jurisdiction in any
jurisdiction other than the State of [            ] for causes of action
arising from acts unrelated to the consummation of the transactions by
[           ] contemplated hereby. The Owner Trustee shall be entitled to obtain advice of counsel to determine whether any action required to be taken pursuant to the Agreement results in the consequences described in clauses (i),
(ii) and (iii) of the preceding sentence. In the event that said counsel advises the Owner Trustee that such action will result in such consequences, the Owner Trustee will appoint an additional trustee pursuant to Section 10.05 to proceed with such action.

         Section 7.09. Licenses. The Owner Trustee shall cooperate with the Depositor in causing the Trust to use its best efforts to obtain and maintain the effectiveness of any licenses required in connection with this Agreement and the Basic Documents and the transactions contemplated hereby and thereby until such time as the Trust shall terminate in accordance with the terms hereof; provided, however, that the Owner Trustee shall have no obligation to determine whether and to what extent such licensing shall be necessary; and provided, further, that the Owner Trustee shall only be required to take action under this Section 7.09 if authorized and directed in writing to do so by the Depositor. Section 7Liability of Certificate Registrar and Paying Agent. All provisions affording protection to or limiting the liability of the Owner Trustee shall inure as well to the Certificate Registrar and Paying Agent.

                                 ARTICLE EIGHT

                         COMPENSATION OF OWNER TRUSTEE

         Section 8.01. Owner Trustee's Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as are set forth in the Fee Letter Agreement between the Seller and the Owner Trustee attached hereto as Exhibit F, and the Owner Trustee shall be entitled to be reimbursed for such fees and expenses as are set forth in the Fee Letter Agreement as provided in the Sale and Collection Agreement.

         Section 8.02. Indemnification. The Seller shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents and servants (collectively, the "Indemnified Parties") from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses") which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Trust Estate, the administration of the Trust Estate or the action or inaction of the Owner Trustee hereunder, except only that the Seller shall not be liable for or required to indemnify an Indemnified Party from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01, (ii) with respect to any such claim, the Indemnified Party shall have given the Seller written notice thereof, (iii) while maintaining control over its own defense, the Seller shall consult with the Indemnified Party in preparing such defense, and (iv) notwithstanding anything in this Agreement to the contrary, the Seller shall not be liable for settlement of any claim by an Indemnified Party entered into without the prior consent of the Seller which consent shall not be reasonably withheld. The indemnities contained in this Section shall survive the resignation or termination of the Owner Trustee or the termination of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee's choice of legal counsel shall be subject to the approval of the Seller, which approval shall not be unreasonably withheld. In addition, upon written notice to the Owner Trustee and with the consent of the Owner Trustee, which consent shall not be unreasonably withheld, the Seller has the right to assume the defense of any claim, action or proceeding against the Owner Trustee; provided, however, that the Seller shall not be entitled to assume the defense of any such claim, action or proceeding if such claim, action or proceeding involves a possible imposition of criminal liability or penalty or a material civil penalty on the Owner Trustee, a conflict of interest between the Owner Trustee and the Seller or another indemnitee or the granting of material injunctive relief against such indemnitee, and the Owner Trustee informs the Seller that it desires to be represented by separate counsel, in which case the reasonable fees and expenses of such separate counsel shall be borne by the Seller.

         Section 8.03. Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article Eight shall be deemed not to be a part of the Trust Estate immediately after such payment.

                                 ARTICLE NINE

                        TERMINATION OF TRUST AGREEMENT

         Section 9.01. Termination of Trust Agreement. (a) This Agreement (other than Article Eight) shall terminate and the Trust shall dissolve, wind up and terminate and be of no further force or effect upon the earlier of (i) the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Sale and Collection Agreement and Article Five and the termination of the Indenture [and the Insurance Agreement]; and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy (the late ambassador of the United States to the Court of St. James's). The bankruptcy, liquidation, dissolution, death or incapacity of any Owner shall not (x) operate to terminate this Agreement or the Trust, (y) entitle such Owner's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate or (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

         (b) The Certificates shall be subject to early termination in the manner and subject to the provisions of Section 6.01 of the Sale and Collection Agreement.

         (c) Except as provided in Sections 9.01(a) and (b), none of the Depositor or any Owner shall be entitled to revoke or terminate the Trust.

         (d) Notice of any termination of the Trust, specifying the Payment Date upon which Certificateholders shall surrender their Certificates to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to Certificateholders [and the Note Insurer] mailed within five Business Days of receipt of notice of such termination, given pursuant to Section 6.01 of the Sale and Collection Agreement, stating (i) the Payment Date upon or with respect to which final payment of the Certificates shall be made upon presentation and surrender of the Certificates at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Certificates, the Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Payment Date pursuant to Section 6.01 of the Sale and Collection Agreement.

         In the event that all of the Certificateholders shall not have surrendered their Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Subject to applicable escheat laws, any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Residual Interestholders on a pro rata basis.

         (e) Upon the winding up of the Trust and its termination, the Owner Trustee shall cause the Certificate of Trust to be cancelled by filing a certificate of cancellation with the Secretary of State [in accordance with the provisions of Section 3810(d) of the Business Trust Statute].

                                  ARTICLE TEN

            SUCCESSOR OWNER TRUSTEES AND ADDITIONAL OWNER TRUSTEES

         Section 10.01. Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be [a corporation satisfying the provisions of
Section 3807(a) of the Business Trust Statute] [and] [reasonably acceptable to the Note Insurer]; authorized to exercise corporate trust powers; having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authorities; and having (or having a parent that has) time deposits that are rated at least "F-1" or "P-1" (or the equivalent) by each Rating Agency or are otherwise acceptable to each Rating Agency. If such corporation shall publish reports of condition at least annually pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

         Section 10.02. Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving 30 days' prior written notice thereof to the Administrator, [the Note Insurer,] and the Indenture Trustee. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee [with the consent of the Note Insurer] by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee [reasonably acceptable to the Note Insurer].

         If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator [or the Note Insurer], or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee. If the Administrator shall remove the Owner Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Owner Trustee [reasonably acceptable to the Note Insurer] by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed and one copy to the successor Owner Trustee, and shall pay all fees owed to the outgoing Owner Trustee.

         Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each Rating Agency [and the Note Insurer].

         Section 10.03. Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Depositor, [the Note Insurer,] the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective, and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Depositor, the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties and obligations.

         No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

         Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice thereof to Certificateholders, the Indenture Trustee, the Noteholders and each Rating Agency. If the Administrator shall fail to mail such notice within 10 days after acceptance of such appointment by the successor Owner Trustee, the successor Owner Trustee shall cause such notice to be mailed at the expense of the Administrator.

         Section 10.04. Merger or Consolidation of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that such corporation shall be eligible pursuant to
Section 10.01; and, provided, further, that the Owner Trustee shall mail notice of such merger or consolidation to each Rating Agency [and the Note Insurer].

         Section 10.05. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or any Collateral may at the time be located, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Administrator, [the Note Insurer] and Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or as separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust or any part thereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator, [the Note Insurer] and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment [with the consent of the Note Insurer]. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor Owner Trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

         (a) All rights, powers, duties and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Owner Trustee;

         (b) No trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

         (c) The Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

         Any separate trustee or co-trustee may at any time appoint the Owner Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor co-trustee or separate trustee.

                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

         Section 11.01. Supplements and Amendments. This Agreement may be amended by the Depositor and the Owner Trustee [with the prior written consent of the Note Insurer], and with prior written notice to each Rating Agency, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder [or the rights of the Note Insurer] or cause the Trust to be subject to an entity level tax for federal income tax purposes. An amendment shall not be deemed to adversely affect in any material respect the interests of any Noteholder or Certificateholder and no opinion referred to in the preceding proviso shall be required to be delivered if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to each Class of Notes and Certificates. Notwithstanding the preceding sentence, an opinion shall be required with respect to tax matters as set forth in this paragraph.

         This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice to each Rating Agency, with the consent of [the Note Insurer and] the Holders (as defined in the Indenture) of Notes evidencing not less than 66 2/3% of the Aggregate Voting Interests of the Notes and the consent of the Holders of Certificates evidencing not less than 66 2/3% of the Aggregate Voting Interests of the Certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or accelerate or delay the timing of, distributions that shall be required to be made for the benefit of the Noteholders, [or] the Certificateholders [or the Note Insurer] or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Voting Interests of the Certificates required to consent to any such amendment, without the consent of the holders of all the outstanding Securities affected thereby [and the Note Insurer]; and provided, however, that such action shall not, as evidenced by an Opinion of Counsel, cause the Trust to be subject to an entity level tax for federal income tax purposes.

         Notwithstanding the foregoing, no provision of Sections 2.03 or 4.01 hereof may be amended in any manner unless (i) 100% of the Noteholders have consented in writing thereto, (ii) the Rating Agencies [and the Note Insurer] have consent in writing thereto or (iii) the Notes have been paid in full and the Indenture has been discharged.

         Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee, [the
Note Insurer] and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders or Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Owner Trustee may prescribe.

         Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

         Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee [and the Note Insurer] shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Owner Trustee may, but shall not be obligated to, enter into any such amendment that affects the Owner Trustee's own rights, duties or immunities under this Agreement or otherwise.

         In connection with the execution of any amendment to this Trust Agreement or any amendment of any other agreement to which the Issuer is a party, the Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel to the effect that such amendment is authorized or permitted by the Basic Documents and that all conditions precedent in the Basic Documents for the execution and delivery thereof by the Issuer or the Owner Trustee, as the case may be, have been satisfied.

         Section 11.02. No Legal Title to Trust Estate in Owners. The Owners shall not have legal title to any part of the Trust Estate. The Owners shall be entitled to receive distributions with respect to their undivided ownership interest therein only in accordance with Articles Five and Nine. No transfer, by operation of law or otherwise, of any right, title or interest of the Owners to and in their ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

         Section 11.03. Limitations on Rights of Others. The provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Owners, [the Note Insurer,] the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         Section 11.04. Notices. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), to the applicable address specified for each party [and the Note Insurer] in the Sale and Collection Agreement; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

         (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any such notice also shall be given to each Rating Agency in the manner described above. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder and each Rating Agency receives such notice.

         Section 11.05. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         Section 11.06. Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 11.07. Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, each of the Depositor and its permitted assignees, the Owner Trustee and its successors and each Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by an Owner shall bind the successors and assigns of such Owner.

         Section 11.08. No Petition. (a) The Owner Trustee, by entering into this Agreement, each Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder, by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Certificates, the Notes, this Agreement or any of the Basic Documents.

         (b) The Depositor shall not be liable for the default or misconduct of the Administrator, the Owner Trustee, the Indenture Trustee, the Paying Agent, [the Master Servicer] or the Servicer under any of the Basic Documents or otherwise and the Depositor shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement or the Indenture Trustee under the Indenture or the Sale and Collection Agreement.

         Section 11.09. No Recourse. Each Certificateholder by accepting a Certificate acknowledges that such Certificateholder's Certificate represents beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, [the Master Servicer], the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificates or the Basic Documents.

         Section 11.10. Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         Section 11.11. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [ ], WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.12. [Grant of Certificateholder Rights to Note Insurer.

         (a) In consideration for the issuance of the Certificates and for the guarantee of the Notes by the Note Insurer pursuant to the Note Insurance Policy, the holders of the Certificates hereby grant to the Note Insurer the right to act as the holder of 100% of the outstanding Certificates for the purpose of exercising the rights of the Certificateholders under this Agreement without the consent of the Certificateholders, including the voting rights of such holders hereunder, but excluding those rights requiring the consent of all such holders under Section 11.01 and any rights of such holders to distributions under Section 5.02(a); provided that the preceding grant of rights to the Note Insurer by the holders of the Residual Interest Certificate shall be subject to Section 11.14.

         (b) The rights of the Note Insurer to direct certain actions and consent to certain actions of the Certificateholders hereunder will terminate at such time as the Class Principal Amount of the Notes has been reduced to zero and the Note Insurer has been reimbursed for any amounts owed under the
Note Insurance Policy and the Insurance Agreement and the Note Insurer has no further obligation under the Note Insurance Policy.]

         Section 11.13. [Third-Party Beneficiary.

         The Note Insurer is an intended third-party beneficiary of this Agreement, and this Agreement shall be binding upon and inure to the benefit of the Note Insurer; provided that, notwithstanding the foregoing, for so long as a Note Insurer Default is continuing with respect to its obligations under the Note Insurance Policy, the Noteholders shall succeed to the Note Insurer's rights hereunder. Without limiting the generality of the foregoing, all covenants and agreements in this Agreement that expressly confer rights upon the Note Insurer shall be for the benefit of and run directly to the Note Insurer, and the Note Insurer shall be entitled to rely on and enforce such covenants to the same extent as if it were a party to this Agreement.]

         Section 11.14. [Suspension and Termination of Note Insurer's Rights.

         During the continuation of a Note Insurer Default, rights granted or reserved to the Note Insurer hereunder shall vest instead in the Owners; provided that the Note Insurer shall be entitled to any distributions in reimbursement of the Reimbursement Amount, and the Note Insurer shall retain those rights under Section 11.01 to consent to any amendment of this Agreement.

         At such time as either (i) the Class Principal Amount of the Notes has been reduced to zero or (ii) the Note Insurance Policy has been terminated and in either case of (i) or (ii) the Note Insurer has been reimbursed for all amounts owed under the Note Insurance Policy and the Insurance Agreement (and the Note Insurer no longer has any obligation under the Note Insurance Policy, except for breach thereof by the Note Insurer), then the rights and benefits granted or reserved to the Note Insurer hereunder (including the rights to direct certain actions and receive certain notices) shall terminate and the Certificateholders shall be entitled to the exercise of such rights and to receive such benefits of the Note Insurer following such termination to the extent that such rights and benefits are applicable to the Certificateholders.]

         Section 11.15. [Fiduciary Obligation to Holders of the Certificates.

         Nothing in this Agreement shall be construed or deemed to impair the fiduciary obligation of the Owner Trustee to the Holders of the Certificates. In acting in accordance with the direction of the Note Insurer pursuant to this Agreement, the Owner Trustee shall not be deemed to (i) owe any fiduciary obligation to the Note Insurer or (ii) to have violated any fiduciary obligation or responsibility to the Holders of the Certificates.]

                                  * * * * * *

         IN WITNESS WHEREOF, the parties hereto have caused this Deposit Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                STRUCTURED ASSET SECURITIES CORPORATION
                                as the Depositor


                                By:____________________________________
                                   Name:
                                   Title:


                                [                                ],
                                in its individual capacity and as Owner Trustee


                                By:____________________________________
                                   Name:
                                   Title:


                                                               Exhibit No. 4.2












                           ADMINISTRATION AGREEMENT

                                    between

                    STRUCTURED ASSET SECURITIES CORPORATION

                              [    ] TRUST [    ]

                                    Issuer

                                      and

                           [                       ],
                                 Administrator

                              Dated as of [     ]

     This Administration Agreement (the "Agreement") is entered into as of
[                ], between Structured Asset Securities Corporation
[          ], a [Delaware] business trust (the "Issuer") and [                ],
a [national banking association], not in its individual capacity but as administrator (the "Administrator").

     Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture, the Trust Agreement, the Custodial Agreement or the Sale and Collection Agreement (each as defined herein).

                             W I T N E S S E T H:

     WHEREAS, the Issuer is a business trust under the Delaware Business Trust Act (12 Del.C. ss. 3801 et seq.) created by a Deposit Trust Agreement relating
to the Trust, dated as of [                  ] (the "Trust Agreement"),
between Structured Asset Securities Corporation, as depositor (in such
capacity, the "Depositor") and [               ], as owner trustee (the "Owner
Trustee");

         WHEREAS, the Issuer will issue Notes and Certificates designated as
Structured Asset Securities Corporation [                    ] Trust
[             ], Series [           ] (collectively, the "Securities");

     WHEREAS, the Notes will be secured by certain collateral, as more
particularly set forth in the Indenture, dated as of [                 ]
(the "Indenture"), between the Issuer and [                ], as indenture
trustee (in such capacity, the "Indenture Trustee");

     WHEREAS, the Certificates will be issued pursuant to the Trust Agreement and will represent the undivided beneficial ownership interest in the Trust;

     WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Securities, including (i) a Sale and Collection
Agreement, dated as of [               ] (as amended and supplemented from
time to time, the "Sale and Collection Agreement"), among the Issuer, the
Depositor, in its capacity as Seller, the Indenture Trustee and [             ],
as Administrator, (ii) the Note Depository Agreement (as defined in the Indenture), (iii) the Indenture, (iv) the Trust Agreement, and (v) the
Custodial Agreement dated as of [                   ] (the "Custodial
Agreement") among the Issuer, the Indenture Trustee, the Servicer and
[                         ], as custodian (in such capacity the
"Custodian") (the Sale and Collection Agreement, the Note Depository
Agreement, the Indenture, the Trust Agreement and the Custodial Agreement being hereinafter referred to collectively as the "Related Agreements");

     WHEREAS, pursuant to the Related Agreements, the Issuer is required to perform certain duties in connection with (a) the Notes and the Collateral therefor pledged pursuant to the Indenture and (b) the beneficial ownership interest in the Issuer represented by the Certificates;

     WHEREAS, the Issuer desires to have the Administrator perform certain of the duties of the Issuer referred to in the preceding clause, and to provide such additional services consistent with the terms of this Agreement and the Related Agreements as the Issuer may from time to time request; and

     WHEREAS, the Administrator has the capacity to provide the respective services required hereby and is willing to perform such services for the Issuer on the terms set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

     Section 1. Duties of the Administrator with Respect to the Note Depository Agreement, the Sale and Collection Agreement, the Indenture, the Trust Agreement and the Custodial Agreement.

     (a) The Administrator agrees to perform all of the duties of the Issuer under the Note Depository Agreement. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer under the Indenture, to the extent that such consultation is, in the judgment of the Administrator, necessary or appropriate to the performance by it of its obligations hereunder. The Administrator shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture. The Administrator shall prepare for execution by the Owner Trustee or shall cause the preparation by the appropriate persons of all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare pursuant to the Indenture, and the Administrator shall take all appropriate action that is the duty of the Issuer to take with respect to the following matters under the Indenture (references are to sections of the Indenture):

          (i) the preparation of the Notes for execution by the Owner Trustee upon their issuance and upon the registration of any transfer or exchange of the Notes (Sections [2.02, 2.03 and 2.04];

          (ii) the duty to cause the Note Register to be kept if the Issuer assumes the duties of Note Registrar, and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Register (Section [2.03]);

          (iii) the preparation of an Issuer Order for authentication of the Notes and delivery of the same to the Indenture Trustee (Section [2.08]);

          (iv) the preparation of an Issuer Request required for the release of collateral and delivery of the same to the Indenture Trustee and the preparation, obtaining or filing of the instruments, opinions, certificates and other documents required for the release of collateral (Section [2.09]);

          (v) the preparation of Definitive Notes in accordance with the instructions of the Clearing Agency, the duty to attempt to locate a qualified successor to the Clearing Agency, if necessary, and the preparation of written notice to the Indenture Trustee of termination of the book entry system through the Clearing Agency (Section [2.12]);

          (vi) the maintenance of an office in [          ], for registration of
     transfer or exchange of Notes (Section [3.02]);

          (vii) the preparation of an Issuer Order required to appoint a Paying Agent, the preparation of written notice to the Indenture Trustee [and the Note Insurer] of such appointment and the duty to cause newly appointed Paying Agents, if any, to execute and deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section [3.03]);

          (viii) the preparation of an Issuer Order required to direct the Paying Agent to pay to the Indenture Trustee all sums held in trust by the Paying Agent (Section [3.03]);

          (ix) the provision to the Indenture Trustee of calculations pertaining to original issue discount, if any, on the Notes and, if applicable, the accrual of market discount or the amortization of premium on the Notes to the extent that the Administrator has received from
     [                 ] sufficient information to calculate such amounts
     (Section [3.03]);

          (x) the preparation and execution of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section [3.05] of the Indenture, necessary to protect the Collateral (Section [3.05]);

          (xi) the annual delivery of Opinions of Counsel, in accordance with Section [3.06] of the Indenture, as to the Trust Estate, and the annual delivery of the Officers' Certificate and certain other statements, in accordance with Section [3.09] of the Indenture, as to compliance with the Indenture (Sections [3.06 and 3.09]);

          (xii) the monitoring of the Issuer's compliance with its negative covenants (Section [3.08]);

          (xiii) upon written notice or actual knowledge thereof, the delivery of notice to the Indenture Trustee [the Note Insurer] and the Rating Agencies of each Event of Default under the Indenture (Section [5.01]);

          (xiv) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture (Section [4.01]);

          (xv) the preparation of an Officer's Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto with respect to any request by the Issuer to the Indenture Trustee to take any action under the Indenture (Sections [4.01 and 11.01]);

          (xvi) the compliance with any directive of the Indenture Trustee with respect to the preparation of documents in connection with the sale of the Trust Estate in a commercially reasonable manner if an Event of Default shall have occurred and be continuing under the Indenture (Section [5.04]);

          (xvii) the compliance with any directive of the Indenture Trustee with respect to the sale of the Collateral in a commercially reasonable manner if an Event of Default shall have occurred and be continuing under the Indenture (Section [5.05]);

          (xviii) the furnishing of the Indenture Trustee with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section [7.01]);

          (xix) the preparation and filing of all documents and reports by the Issuer as required under the Exchange Act, the rules and regulations of the Commission and the TIA (Section [7.03]);

          (xx) the preparation of an Issuer Request and Officers' Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Collateral, as defined in the Indenture (Sections [8.05 and 8.06]);

          (xxi) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and, if necessary, the mailing to the Noteholders of notices with respect to their consent to such supplemental indentures (Sections [9.01, 9.02 and 9.03]);

          (xxii) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to any proposed amendment of the Trust Agreement or amendment to or waiver of any provision of any other document relating to the Trust Agreement (Section [9.07]);

          (xxiii) the notification of the Rating Agencies [and the Note Insurer] of a redemption of the Notes (Section [10.01]);

          (xxiv) the preparation and delivery to Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section [11.04]); and

          (xxv) any other duties expressly required to be performed by the Administrator under the Indenture.

     (b) The Administrator shall consult with the Owner Trustee regarding the duties of the Issuer or the Owner Trustee under the Sale and Collection Agreement, to the extent that such consultation is, in the judgment of the Administrator, necessary or appropriate to the performance by it of its obligations hereunder. The Administrator shall advise the Owner Trustee when action is necessary to comply with the Issuer's or the Owner Trustee's duties under the Sale and Collection Agreement. The Administrator shall prepare for execution by the Owner Trustee, or shall cause the preparation by other appropriate persons of, all such documents, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Sale and Collection Agreement, except as otherwise provided herein.

     (c) The Administrator shall perform, or cause to be performed, such duties and take, or cause to be taken, such actions, as are required to be performed or taken with respect to the Trust under the Code, including the duties and actions of the Owner Trustee under Section [5.05] of the Trust Agreement. The Administrator shall prepare for signature by the Owner Trustee and, upon obtaining such signature, shall file or cause to be filed with the Internal Revenue Service federal tax or information returns with respect to the Trust and the Securities containing such information and at the times and in such manner as may be required by the Code or applicable Treasury regulations, and shall furnish to Holders such statements or information at the times and in such manner as may be required thereby; provided, however, that the Administrator shall not be required to compute the Issuer's gross income; and provided, further, that the Administrator shall not be required to prepare and file partnership tax returns on behalf of the Issuer unless it receives an opinion of counsel (which shall not be at the Administrator's expense, but shall be at the expense of the Seller or other party furnishing such opinion) as to the necessity of such filings. The Owner Trustee shall sign all tax information returns filed pursuant to this Section.

     (d) The Administrator shall timely file all reports required to be filed by the Trust with any federal, state or local governmental authority having jurisdiction over the Trust, including the Internal Revenue Service's Form 1041 prepared for a grantor trust signed by the Owner Trustee, and including any other reports that must be filed with the Securityholders. Furthermore, the Administrator shall report to Holders, if required, with respect to the allocation of expenses pursuant to Section 212 of the Code in accordance with the specific instructions to the Administrator by the Seller with respect to such allocation of expenses. Absent specific instructions, the Administrator shall allocate expenses to Holders based on the right of each Holder to gross stated interest on the Mortgage Loans. The Administrator shall collect any forms or reports from the Holders determined by the Seller to be required under applicable federal, state and local tax laws.

     (e) Unless required otherwise by provisions of the Internal Revenue Code or interpretations thereof, the Administrator shall treat the Trust as a grantor trust and not as an association taxable as a corporation for federal income tax purposes.

     (f) The Administrator hereby accepts its appointment under Section [3.05] of the Trust Agreement as Certificate Registrar and its appointment under Section [3.10] of the Trust Agreement as Paying Agent. The Administrator shall consult with the Owner Trustee regarding the duties of the Issuer or the Owner Trustee under the Trust Agreement, to the extent that such consultation is, in the judgment of the Administrator, necessary or appropriate to the performance by it of its obligations hereunder. The Administrator shall advise the Owner Trustee when action is necessary to comply with the Issuer's or the Owner Trustee's duties under the Trust Agreement. The Administrator shall prepare for execution by the Issuer, or shall cause the preparation by other appropriate persons of, all such documents, reports, filings, tax returns, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Trust Agreement and shall take all appropriate action that is the duty of the Issuer or the Owner Trustee to take pursuant to the Trust Agreement, as required with respect to the following matters under the Trust Agreement (references are to sections of the Trust Agreement):

          (i) the preparation of Definitive Certificates in accordance with the instructions of the Clearing Agency, the duty to attempt to locate a qualified successor to the Clearing Agency, if necessary, and the preparation of written notice to the Owner Trustee of termination of the book-entry system through the Clearing Agency (Section 3.13);

          (ii) the preparation of Certificates for execution by the Owner Trustee upon their issuance and upon the registration of any transfer or exchange of the Certificates and delivery thereof (Sections [3.02, 3.05, and 3.06]);

          (iii) the duty to furnish a list of Certificateholders of record (Section 3.08);

          (iv) the maintenance of an office in [          ], for registration of
     transfer or exchange of Certificates (Section [3.09]);

          (v) the duty to cause newly appointed Paying Agents, if any, to deliver the instrument specified in the Trust Agreement regarding funds held in the Certificate Distribution Account (Section [3.10]);

          (vi) the delivery to the Owners of any documents furnished to the Owner Trustee under the Related Agreements (Section [7.02]);

          (vii) the duties required to be performed by the Administrator in connection with the resignation or removal of the Owner Trustee (Section [10.02]);

          (viii) any other duties expressly required to be performed by the Administrator under the Trust Agreement; and

          (ix) the delivery to any Certificateholder and any prospective transferee designated by any such Certificateholder of information necessary to satisfy the condition of eligibility set forth in Rule 144A under the Securities Act for transfer of any Certificate (Section [3.04(b)]).

     (g) The Administrator, to the extent of the Custodian's obligation to do so pursuant to the Custodial Agreement, shall prepare for filing by the Custodian or shall cause the preparation by other appropriate persons of any federal and state income tax returns and information statements required to be prepared and filed by the Custodian on behalf of the custodial arrangement as a grantor trust, in compliance with the method of reporting required by Treasury Regulation 1.67-4.

     (h) In addition to the duties of the Administrator set forth above, the Administrator, to the extent of the Issuer's obligation to do so, shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Related Agreements, and at the request of the Owner Trustee or the Custodian shall take all appropriate action that it is the duty of the Issuer or the Custodian to take pursuant to the Related Agreements. Subject to Section 4 of this Agreement, and in accordance with the directions of the Owner Trustee [or the Note Insurer], the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Trust Estate (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee [or the Note Insurer] and are reasonably within the capability of the Administrator. The Administrator shall use the same degree of care and skill as is reasonably expected of financial institutions acting in comparable capacities.

     With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not be obligated to take any action, and in any event shall not take any action, unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee [and the Note Insurer] of the proposed action and the Owner Trustee [and the Note Insurer] shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation, (A) the amendment of or any supplement to any of the Related Documents; (B) the initiation of any claim or lawsuit by the Issuer, the Owner Trustee or the Custodian and the compromise of any action, claim or lawsuit brought by or against the Issuer, the Owner Trustee or the Custodian; (C) any involvement in any lawsuit or other legal action against the Indenture Trustee or the Servicer, including without limitation, consenting to the settlement of any third party claim by the Indenture Trustee; (D) the removal of the Indenture Trustee or the appointment of a successor Indenture Trustee pursuant to the Indenture; (E) the appointment of a successor Servicer pursuant to the Servicing Agreement;
(F) the removal of the Owner Trustee; and (G) any action that the Issuer or the Owner Trustee is entitled but not obligated to take under the Related Documents, provided that, notwithstanding the foregoing, the Administrator may with the consent of the Owner Trustee [and the Note Insurer] take any action with respect to non-ministerial matters that the Administrator, in its good faith judgment, deems to be in the best interests of the Issuer.

     Notwithstanding anything to the contrary in this Agreement, (A) the Administrator, in its individual capacity, shall not be responsible for any payment obligation of the Issuer or the Owner Trustee and (B) the Administrator shall not be obligated to, and shall not, take any action that the Owner Trustee directs the Administrator not to take on its behalf or on behalf of the Issuer.

     (i) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) to an Owner as contemplated in Section [5.02(c)] of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

     (j) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for performance of the duties of the Owner Trustee set forth in Section [5.05(a), (b), (c) and (d)] of the Trust Agreement with respect to, among other things, accounting and reports to Owners; provided, however, that the Owner Trustee shall retain responsibility for the distribution (with the Depositor's cooperation) of any information necessary to enable each Owner to prepare its federal and state income tax returns.

     Section 2. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer or the Indenture Trustee at any time after reasonable notice during normal business hours.

     Section 3. Compensation. The Administrator will perform the duties and provide the services called for under Section 1 above without any separate
compensation therefor for so long as the Agency Agreement dated as of [        ]
between the Administrator and the Indenture Trustee remains in effect, and thereafter for such compensation as shall be agreed upon between the Administrator and the Owner Trustee. The Administrator shall perform any other services as may be agreed between the Administrator and the Owner Trustee for such compensation as may be agreed between the Administrator and the Owner Trustee. The Administrator agrees to perform all its duties under this Agreement regardless of any non-payment of fees or expenses by the Owner Trustee.

     Section 4. Additional Information to be Furnished to the Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Trust Estate as the Issuer shall reasonably request.

     Section 5. Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer or the Owner Trustee, as applicable, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

     Section 6. No Joint Venture. Nothing contained in this Agreement (i) shall constitute the Administrator and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

     Section 7. Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer or the Owner Trustee.

     Section 8. Term of Agreement; Resignation and Removal of Administrator.

     (a) This Agreement shall continue in force until the termination of the Trust Agreement in accordance with its terms, upon which event this Agreement shall automatically terminate.

     (b) Subject to Section 8(e) hereof, the Administrator may resign its duties hereunder by providing the Issuer [and the Note Insurer] with at least 60 days' prior written notice.

     (c) Subject to Section 8(e) hereof, the Issuer may remove the Administrator without cause by providing the Administrator with at least 60 days' prior written notice [with a copy to the Note Insurer].

     (d) Subject to Section 8(e) hereof, the Issuer may remove the Administrator immediately upon written notice of termination to the Administrator if any of the following events shall occur:

          (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer and the Custodian, as applicable);

          (ii) a court having jurisdiction in the premises shall (x) enter a decree or order for relief, which decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (y) appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property, or (z) order the winding-up or liquidation of the Administrator's affairs; or

          (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

     The Administrator agrees that if any of the events specified in clauses
(ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Issuer, the Note Insurer and the Indenture Trustee within seven days after the occurrence of such event.

     (e) No resignation or removal of the Administrator pursuant to this Section shall be effective until [(i) a successor Administrator reasonably acceptable to the Note Insurer shall have been appointed by the Issuer and
(ii)] such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

     (f) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

     Section 9. Action upon Termination, Resignation or Removal of the Administrator. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) hereof or the resignation or removal of the Administrator pursuant to Section 8(b) or (c) hereof, respectively, the Administrator shall be entitled to be paid all reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b), (c) or
(d), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

     Section 10. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

     (a)  if to the Issuer, to:

          Structured Asset Securities Corporation [ ] Trust [ ]

     (b)  if to the Administrator, to:



     (c)  [if to the Note Insurer, to:]



or to such other address as any party shall have provided to the other party in writing. All notices required hereunder shall be deemed given when delivered to the address of such party as provided above.

     Section 11. Amendments. This Agreement may be amended from time to time by the Issuer, [the Note Insurer] and the Administrator without the consent of any of the Securityholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision herein that may be defective or inconsistent with any other provisions herein or to conform the provisions hereof to those of the Offering Document or the Related Documents, (iii) to obtain a rating for a Class of Securities from a nationally recognized statistical rating organization, or (iv) to make any other provisions with respect to matters or questions arising under this Agreement; provided, however, that no such amendment effected pursuant to clause (iv) of this paragraph shall adversely affect in any material respect the interests of any Holder not consenting thereto. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Issuer may require an Opinion of Counsel (in the case of clauses (i) and (ii), at the expense of the Issuer, and otherwise at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Holder of Securities that are rated by either Rating Agency if the Issuer receives written confirmation from such Rating Agency that such amendment will not cause such Rating Agency to qualify, reduce or withdraw the then current rating assigned to such Class of rated Securities.

     Section 12. Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Owner Trustee, [the Note Insurer] and the Rating Agency Condition in respect thereof has been satisfied. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that such successor organization executes and delivers to the Issuer and the Owner Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

     Section 13. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 14. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

     Section 15. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute one and the same agreement.

     Section 16. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 17. Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, this Agreement has been
countersigned by [                    ] not in its individual capacity but
solely in its capacity as Owner Trustee of the Issuer and in no event shall
[                 ] in its individual capacity or any beneficial owner of the
Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles [Six, Seven and Eight] of the Trust Agreement.

     Section 18. Limitation on Liability of the Administrator. The Administrator shall have no duties or obligations other than those specifically set forth herein, and no further duties or obligations shall arise by implication or otherwise. None of the Administrator or any director, officer, employee or agent of the Administrator shall be under any liability for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Administrator against any liability which would otherwise be imposed by reason of the Administrator's willful misconduct, bad faith or negligence in the performance of its obligations or duties hereunder. The Administrator and any director, officer, employee or agent of the Administrator may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Administrator shall be under no duty to inquire into or investigate the validity, accuracy or content of such document, except in any circumstance in which the Issuer would otherwise be required to make such inquiry or investigation. No provision of this Agreement shall require the Administrator to expend or risk its own funds or otherwise incur financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity is not reasonably assured to it. [Structured Asset Securities Corporation] shall indemnify the Administrator for and hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Administrator has been guilty of bad faith, negligence or willful misconduct. The foregoing indemnification shall survive any termination of this Agreement or the resignation or removal of the Administrator.

     Section 19. [Benefit of Agreement. It is expressly agreed that in performing its duties under this Agreement, the Administrator will act for the benefit of the Note Insurer, the holders of the Securities as well as for the benefit of the Trust, and that such obligations on the part of the Administrator shall be enforceable at the instance of the Indenture Trustee and the Trust. The parties hereto acknowledge that the Note Insurer is an express third party beneficiary hereof entitled to enforce any rights reserved to it as if it were actually a party hereto.]

     Section 20. Bankruptcy Matters. No party to this Agreement shall take any action to cause the Trust to dissolve in whole or in part or file a voluntary petition or otherwise initiate proceedings to have the Trust adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Trust, or file a petition seeking or consenting to reorganization or relief of the Trust as debtor under any applicable federal or state law relating to bankruptcy, insolvency, or other relief for debtors with respect to the Trust; or seek or consent to the appointment of any trustee, receiver, conservator, assignee, sequestrator, custodian, liquidator (or other similar official) of the Trust or of all or any substantial part of the properties and assets of the Trust, or cause the Trust to make any general assignment for the benefit of creditors of the Trust, or take any action in furtherance of any of the above actions.

     IN WITNESS WHEREOF, the parties have caused this Administration Agreement to be duly executed and delivered as of the day and year first above written.

                                        STRUCTURED ASSET SECURITIES
                                        CORPORATION [     ] Trust
                                        [         ], as Issuer

                                        By:  [          ], not in its individual
                                             capacity but solely as Owner
                                             Trustee



                                        By: ___________________________________
                                            Name:
                                            Title:



                                        [                  ],
                                        as Administrator



                                        By: __________________________________
                                            Name:
                                            Title:



Acknowledged and Agreed to:

[STRUCTURED ASSET SECURITIES
CORPORATION]




  By: __________________________________
      Name:
      Title:



  By: __________________________________
      Name:
      Title:


                                                               Exhibit No. 4.4








                                   INDENTURE


                                    between


          STRUCTURED ASSET SECURITIES CORPORATION [     ] TRUST [     ],
                                   as Issuer

                                      and

                              [                 ]
                             as Indenture Trustee

                             Dated as of [       ]

          STRUCTURED ASSET SECURITIES CORPORATION [     ] TRUST [     ],
                        Asset Backed Notes, Series [     ]

                                                          TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

                                                              ARTICLE I
                                                             DEFINITIONS

Section 1.01. Definitions.........................................................................................2
Section 1.02. Incorporation by Reference of Trust Indenture Act...................................................6
Section 1.03. Rules of Construction...............................................................................7

                                                             ARTICLE II
                                                              THE NOTES

Section 2.01. Form................................................................................................7
Section 2.02. Execution, Authentication, Delivery and Dating......................................................8
Section 2.03. Registration; Registration of Transfer and Exchange.................................................8
Section 2.04. Mutilated, Destroyed, Lost or Stolen Notes.........................................................10
Section 2.05. Persons Deemed Note Owners.........................................................................10
Section 2.06. Payment of Principal and Interest; Defaulted Interest..............................................11
Section 2.07. Cancellation.......................................................................................12
Section 2.08. Conditions Precedent to the Authentication of the Notes............................................12
Section 2.09. Release of Collateral..............................................................................14
Section 2.10. Book-Entry Notes...................................................................................15
Section 2.11. Notices to Clearing Agency.........................................................................15
Section 2.12. Definitive Notes...................................................................................15
Section 2.13. Tax Treatment......................................................................................16

                                                             ARTICLE III
                                                              COVENANTS

Section 3.01. Payment of Principal and Interest..................................................................16
Section 3.02. Maintenance of Office or Agency....................................................................17
Section 3.03. Money for Payments to Be Held in Trust.............................................................17
Section 3.04. Existence..........................................................................................18
Section 3.05. Protection of Collateral...........................................................................19
Section 3.06. Annual Opinions as to Collateral...................................................................19
Section 3.07. Performance of Obligations; Servicing of Mortgage Loans............................................20
Section 3.08. Negative Covenants.................................................................................21
Section 3.09. Annual Statement as to Compliance..................................................................22
Section 3.10. Covenants of the Issuer............................................................................22
Section 3.11. Servicers' Obligations.............................................................................22
Section 3.12. Restricted Payments................................................................................22
Section 3.13. Issuer May Consolidate, etc........................................................................23
Section 3.14. Successor or Transferee............................................................................24
Section 3.15. Treatment of Notes as Debt for Tax Purposes........................................................25
Section 3.16. Notice of Events of Default........................................................................25
Section 3.17. Further Instruments and Acts.......................................................................25

                                                             ARTICLE IV
                                                     SATISFACTION AND DISCHARGE

Section 4.01. Satisfaction and Discharge of Indenture............................................................25
Section 4.02. Application of Trust Money.........................................................................26
Section 4.03. Repayment of Moneys Held by Paying Agent...........................................................26

                                                              ARTICLE V
                                                              REMEDIES

Section 5.01. Events of Default..................................................................................27
Section 5.02. Acceleration of Maturity; Rescission and Annulment.................................................28
Section 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee..........................29
Section 5.04. Remedies; Priorities...............................................................................31
Section 5.05. Optional Preservation of the Collateral............................................................32
Section 5.06. Limitation of Suits................................................................................33
Section 5.07. Unconditional Rights of Noteholders to Receive Principal and Interest..............................33
Section 5.08. Restoration of Rights and Remedies.................................................................34
Section 5.09. Rights and Remedies Cumulative.....................................................................34
Section 5.10. Delay or Omission Not a Waiver.....................................................................34
Section 5.11. Control by Noteholders.............................................................................34
Section 5.12. Waiver of Past Defaults............................................................................35
Section 5.13. Undertaking for Costs..............................................................................35
Section 5.14. Waiver of Stay or Extension Laws...................................................................35
Section 5.15. Action on Notes....................................................................................36
Section 5.16. Performance and Enforcement of Certain Obligations.................................................36

                                                             ARTICLE VI
                                                        THE INDENTURE TRUSTEE

Section 6.01. Duties of Indenture Trustee........................................................................36
Section 6.02. Rights of Indenture Trustee........................................................................38
Section 6.03. Individual Rights of Indenture Trustee.............................................................38
Section 6.04. Indenture Trustee's Disclaimer.....................................................................39
Section 6.05. Notices of Default.................................................................................39
Section 6.06. Reports by Indenture Trustee to Holders............................................................39
Section 6.07. Compensation and Indemnity.........................................................................39
Section 6.08. Replacement of Indenture Trustee...................................................................40
Section 6.09. Successor Indenture Trustee by Merger..............................................................41
Section 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee..................................41
Section 6.11. Eligibility; Disqualification......................................................................42
Section 6.12. Preferential Collection of Claims Against Issuer...................................................42
Section 6.13. Appointment of Agent...............................................................................42

                                                             ARTICLE VII
                                                   NOTEHOLDERS' LISTS AND REPORTS'

Section 7.01. Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders.............................43
Section 7.02. Preservation of Information; Communications to Noteholders.........................................43
Section 7.03. Reports by Issuer..................................................................................43
Section 7.04. Reports by Indenture Trustee.......................................................................44

                                                            ARTICLE VIII
                                                ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.01. Collection of Money................................................................................44
Section 8.02. Trust Accounts; Distributions......................................................................45
Section 8.03. General Provisions Regarding Accounts..............................................................45
Section 8.04. Servicer's Monthly Statements......................................................................46
Section 8.05. Release of Collateral..............................................................................46
Section 8.06. Opinion of Counsel.................................................................................46

                                                             ARTICLE IX
                                                       SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Noteholders.............................................47
Section 9.02. Supplemental Indentures with Consent of Noteholders................................................48
Section 9.03. Execution of Supplemental Indentures...............................................................49
Section 9.04. Effect of Supplemental Indentures..................................................................49
Section 9.05. Conformity with Trust Indenture Act................................................................50
Section 9.06. Reference in Notes to Supplemental Indentures......................................................50
Section 9.07. Amendments to Trust Agreement......................................................................50

                                                              ARTICLE X
                                                         REDEMPTION OF NOTES

Section 10.01. Redemption........................................................................................50
Section 10.02. Form of Redemption Notice.........................................................................51
Section 10.03. Notes Payable on Redemption Date; Provision for Payment of Indenture Trustee and Note
                 Insurer.........................................................................................51

                                                             ARTICLE XI
                                                            MISCELLANEOUS

Section 11.01. Compliance Certificates and Opinions, etc.........................................................51
Section 11.02. Form of Documents Delivered to Indenture Trustee..................................................53
Section 11.03. Acts of Noteholders...............................................................................54
Section 11.04. Notices, etc., to Indenture Trustee, Issuer, Rating Agencies and Note Insurer.....................54
Section 11.05. Notices to Noteholders; Waiver....................................................................55
Section 11.06. Conflict with Trust Indenture Act.................................................................55
Section 11.07. Effect of Headings and Table of Contents..........................................................55
Section 11.08. Successors and Assigns............................................................................55
Section 11.09. Separability......................................................................................56
Section 11.10. Benefits of Indenture.............................................................................56
Section 11.11. Legal Holidays....................................................................................56
Section 11.12. GOVERNING LAW.....................................................................................56
Section 11.13. Counterparts......................................................................................56
Section 11.14. Recording of Indenture............................................................................56
Section 11.15. Trust Obligation..................................................................................56
Section 11.16. No Petition.......................................................................................57
Section 11.17. Inspection........................................................................................57
Section 11.18. [Grant of Noteholder Rights to Note Insurer.......................................................57
Section 11.19. [Third Party Beneficiary..........................................................................57
Section 11.20. [Suspension and Termination of Note Insurer's Rights..............................................58


                                   Exhibits
                                   --------

EXHIBIT A         Form of Notes

     This Indenture dated as of [      ], between STRUCTURED ASSET SECURITIES
CORPORATION [           ] TRUST [           ], a [Delaware] business trust, as
Issuer (the "Issuer"), and [                     ], as Indenture Trustee (the
"Indenture Trustee"),


                         W I T N E S S E T H  T H A T:

     In consideration of the mutual covenants herein contained, the Issuer and the Indenture Trustee hereby agree as follows for the benefit of each of them and for the equal and ratable benefit of the holders of the Notes:

                                GRANTING CLAUSE

     Subject to the terms of this Indenture, the Issuer hereby Grants on the Closing Date to the Indenture Trustee, as Indenture Trustee for the benefit of the Holders of the Notes [and the Note Insurer], all of the Issuer's right, title and interest in and to: (i) the Trust Estate (as defined in the Sale and Collection Agreement); (ii) the Issuer's rights and benefits but none of its obligations under the Sale and Collection Agreement (including the Issuer's right to cause the [Depositor] to repurchase Mortgage Loans from the Issuer under certain circumstances described therein); (iii) the Trust Accounts, all amounts and property in the Trust Accounts from time to time, and the Security Entitlements to all Financial Assets credited to the Trust Accounts from time to time; and (iv) the Issuer's rights and benefits but none of its obligations under the [Custodial Agreement], (v) the Issuer's rights and benefits but none of its obligations under the Administration Agreement; (vi) the Issuer's rights and benefits but none of its obligations under the [Mortgage Loan Sale Agreement], (vii) all other property of the Trust from time to time and (viii) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Collateral").

     The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

     The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes [and the Note Insurer], acknowledges such Grant, accepts the trusts hereunder and agrees to perform the duties required of it in this Indenture to the best of its ability to the end that the interests of the Holders of the Notes [and the Note Insurer] may adequately and effectively be protected. The Indenture Trustee agrees and acknowledges that the Indenture Trustee's Loan Files will be held by the Custodian for the benefit of the Indenture Trustee
in [            ]. The Indenture Trustee further agrees and acknowledges that each other item of Collateral that is physically delivered to the Indenture
Trustee will be held by the Indenture Trustee in [              ].

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01. Definitions. (a) Except as otherwise specified herein or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Indenture.

     Act: The meaning specified in Section 11.03(a) hereof.

     Administration Agreement: The Administration Agreement dated as of
[             ] between the Issuer and [              ], as administrator.

     Administrator: [               ], or any successor thereto.

     Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee [and the Note Insurer] on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee [and the Note Insurer] on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     Book-Entry Notes: A beneficial interest in any Class of Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 hereof.

     Certificate of Trust: The certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement.

     Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     Collateral: The meaning specified in the Granting Clause of this Indenture.

     Corporate Trust Office: The principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at date of execution of this Agreement is located
at [                           ]; Attention: [              ], or at such
other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, [the Note Insurer] and the Issuer, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders, [the Note Insurer] and the Issuer.

     Default: Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

     Definitive Notes: The meaning specified in Section 2.12 hereof.

     Depository Institution: Any depository institution or trust company, including the Indenture Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated in the highest rating category by each Rating Agency, or is otherwise acceptable to each Rating Agency.

     Event of Default: The meaning specified in Section 5.01 hereof.

     Executive Officer: With respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

     Grant: Mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

     Highest Priority Class Notes: The Class [ ] Notes.

     Holder or Noteholder: The Person in whose name a Note is registered on the Note Register.

     Independent: When used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor on the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee [and the Note Insurer] under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 hereof, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee [and the Note Insurer] in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

     Issuer: Structured Asset Securities Corporation [          ] Trust
[           ] until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

     Issuer Order and Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

     Majority Highest Priority Class Noteholders: On any date, Holders of Highest Priority Class Notes representing more than 50% of the Voting Interests of the Highest Priority Class Notes then Outstanding.

     Maturity Date: [           ].

     Non-Priority Class: As of any date of determination, any outstanding Class of Notes other than the Highest Priority Class Notes.

     Note Depository Agreement: The agreement to be entered into among the Issuer, the Administrator, the Indenture Trustee and The Depository Trust Company, as the initial Clearing Agency, relating to the Book-Entry Notes.

     Note Owner: With respect to a Book-Entry Note, the Person that is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency), and with respect to a Definitive Note, the Person that is the beneficial owner of such Note as reflected in the Note Register.

     Note Register and Note Registrar: The respective meanings specified in
Section 2.03 hereof. The initial Note Registrar shall be [           ].

     Officer's Certificate: A certificate signed by any Authorized Officer of the Issuer or the Administrator, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.01 hereof, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in this Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer or the Administrator.

     Opinion of Counsel: One or more written opinions of counsel who may, except as otherwise expressly provided in this Indenture, be an employee of or counsel to the Issuer and who shall be satisfactory to the Indenture Trustee [and the Note Insurer], and which opinion or opinions shall be addressed to the Indenture Trustee, as Indenture Trustee, [and the Note Insurer] and shall comply with any applicable requirements of Section 11.01 hereof and shall be in form and substance satisfactory to the Indenture Trustee [and the Note Insurer].

     Outstanding: With respect to any Note and as of the date of determination, any Note theretofore authenticated and delivered under this Indenture except:

          (i) Notes theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

          (ii) Notes or portions thereof the payment for which money in the necessary amount has theretofore been deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision for such notice satisfactory to the Indenture Trustee has been made);

          (iii) Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; provided, however, that in determining whether the Holders of the requisite Voting Interests of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be owned in such manner shall be disregarded. Notes owned in such manner that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee that the pledgee has the right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons; and

          (iv) Notes for which the related Maturity Date has occurred.

     Outstanding Amount: The aggregate principal amount of all Notes, or Class of Notes, as applicable, Outstanding at the date of determination.

     Paying Agent: The Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 hereof and is authorized by the Issuer to make payments to and distributions from the Note Payment Account, including payments of principal of or interest on the Notes on behalf of the Issuer. The initial Paying Agent shall be
[           ].

     Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.04 hereof in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

     Rating Agency Condition: With respect to any action to which a Rating Agency Condition applies, that each Rating Agency shall have been given 10 days' (or such shorter period as is acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Depositor, [the Master Servicer,] the Servicer, [the Note Insurer] and the Issuer in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes.

     Redemption Date: In the case of a redemption of the Notes pursuant to
Section 10.01 hereof, the Payment Date specified by the Indenture Trustee pursuant to such Section 10.01.

     Registered Holder: The Person in whose name a Note is registered on the Note Register on the applicable Record Date.

     Sale and Collection Agreement: The Sale and Collection Agreement dated as
of [           ], among the Issuer, the Depositor in its capacity as
Seller, the Indenture Trustee and the Administrator.

     Servicing Agreement: Each Servicing Agreement among a Servicer and [ ], attached as an exhibit to the Sale and Collection Agreement.

     Trust Agreement: The Deposit Trust agreement dated as of [            ],
between the Depositor and [            ], as Owner Trustee.

     Trust Indenture Act or TIA: The Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

     Voting Interests: With respect to any Class of Notes, the percentage equal to the product of (i) 100% and (ii) a fraction, the numerator of which is equal to the Class Principal Amount of such Class of Notes and the denominator of which is equal to the aggregate Class Principal Amount of all Classes of Notes Outstanding.

     (b) Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein have the respective meanings set forth in the Sale and Collection Agreement for all purposes of this Indenture.

     Section 1.02. Incorporation by Reference of Trust Indenture Act.

     (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the Securities and Exchange Commission

     "indenture securities" means the Notes.

     "indenture security holder" means a Noteholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Indenture
Trustee.

     "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

     (b) All other TIA terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by rule of the Securities and Exchange Commission have the respective meanings assigned to them by such definitions.

     Section 1.03. Rules of Construction. Unless the context otherwise requires:

     (a) a term has the meaning assigned to it;

     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect in the United States from time to time;

     (c) "or" is not exclusive;

     (d) "including" means including without limitation;

     (e) words in the singular include the plural and words in the plural include the singular; and

     (f) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented (as provided in such agreements) and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                  ARTICLE II

                                   THE NOTES

     Section 2.01. Form. The Notes shall be designated as the "Structured
Asset Securities Corporation [           ] Trust [            ] [Asset Backed]
Notes, Series [            ]." Each Class of Notes shall be in substantially
the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution thereof. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

     The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

     Each Note shall be dated the date of its authentication. The terms of the Notes are set forth in Exhibit A hereto. The terms of each Class of Notes are part of the terms of this Indenture.

     Section 2.02. Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of the Issuer by an Authorized Officer of the Owner Trustee or the Administrator. The signature of any such Authorized Officer on the Notes may be manual or facsimile. Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Owner Trustee or the Administrator shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes. Subject to the satisfaction of the conditions set forth in Section 2.08 hereof, the Indenture Trustee shall, upon Issuer Order, authenticate and deliver the Notes for original issue in the aggregate principal amounts with respect to each Class as specified below:

                        Class                  Class Principal Amount
                        -----                  ----------------------
                         [ ]                       $[            ]

     The aggregate principal amounts of such Classes of Notes outstanding at any time may not exceed such respective amounts.

     The Notes that are authenticated and delivered by the Indenture Trustee to or upon the order of the Issuer on the Closing Date shall be dated the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under the Indenture shall be dated the date of their authentication. The Notes shall be issuable as registered Notes in the minimum denomination of [$100,000] and integral multiples of $1 in excess thereof.

     No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee or the Note Registrar by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

     Section 2.03. Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the "Note Register") in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of
Notes. [            ] initially shall be the "Note Registrar" for the purpose
of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

         If a Person other than the Indenture Trustee or [            ]
is appointed by the Issuer as Note Registrar, the Issuer will give the Indenture Trustee [and the Note Insurer] prompt written notice of the appointment of such Note Registrar and of the location, and any change in the location, of the Note Register, and the Indenture Trustee [and the Note Insurer] shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee [and the Note Insurer] shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Executive Officer thereof as to the names and addresses of the Holders of the Notes and the principal amounts (or notional amounts) and number of such Notes.

     Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.02 hereof, the Issuer shall execute, and the Indenture Trustee or the Note Registrar shall authenticate and the Noteholder shall be entitled to obtain from the Indenture Trustee or the Note Registrar, in the name of the designated transferee or transferees, one or more new Notes of the same Class in any authorized denominations, of a like aggregate principal amount (or notional amount).

     At the option of the Holder, Notes may be exchanged for other Notes of the same Class in any authorized denominations, of a like aggregate principal amount (or notional amount), upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer shall execute, and the Indenture Trustee or the Note Registrar shall authenticate and the Noteholder shall be entitled to obtain from the Indenture Trustee or the Note Registrar, the Notes which the Noteholder making the exchange is entitled to receive.

     All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agents' Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

     No service charge shall be made to a Holder [or the Note Insurer] for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Sections 2.04 and 9.06 hereof not involving any transfer.

     The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make, and the Note Registrar need not register, transfers or exchanges of Notes selected for redemption or of any Note for a period of 15 days preceding the due date for any payment with respect to such Note.

     Section 2.04. Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee [and the Note Insurer] such security or indemnity as may reasonably be required by it to hold the Issuer, [the Note Insurer] and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar, [the Note Insurer] or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, an Authorized Officer of the Owner Trustee or the Administrator on behalf of the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer, [the Note Insurer] and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer, [the Note Insurer] or the Indenture Trustee in connection therewith.

     Upon the issuance of any replacement Note under this Section, the Issuer may require the payment by the Holder of such Note, [other than the Note Insurer], of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

     Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 2.05. Persons Deemed Note Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, [the Note Insurer], the Indenture Trustee and any agent of the Issuer, [the Note Insurer] or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the Note Owner for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, [the Note Insurer] the Indenture Trustee or any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

     Section 2.06. Payment of Principal and Interest; Defaulted Interest. (a) Each Class of Notes shall accrue interest at the related Interest Rate, and such interest shall be payable on each Payment Date as specified in Exhibit A hereto, subject to Section 3.01 hereof. With respect to each outstanding Class of LIBOR Notes, if any, the Indenture Trustee shall determine LIBOR for each applicable Accrual Period on the second London Business Day prior thereto. All interest payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date (or, in the case of payment of Deferred Amounts, to the Person in whose name such Note was most recently registered, if such Note has previously been surrendered to the Indenture Trustee for final payment) by check mailed first-class postage prepaid to such Person's address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.12 hereof, with respect to Notes registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), payment will be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Payment Date or on the applicable Maturity Date for such Class of Notes (and except for the Termination Price for any Note called for redemption pursuant to Section 10.01) hereof, which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.03 hereof.

     (b) The principal of each Note shall be payable in installments on each Payment Date as provided in the forms of the Notes set forth in Exhibit A hereto. Notwithstanding the foregoing, the entire unpaid principal amount of the Notes together with the amount of any Deferred Amounts in respect thereof of a Class of Notes shall be due and payable, if not previously paid, on the earlier of (i) the applicable Maturity Date, (ii) the Redemption Date or (iii) the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Majority Highest Priority Class Noteholders shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 hereof.

     All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which the Issuer expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be mailed or transmitted by facsimile prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. [A copy of such form of notice shall be sent to the Note Insurer by the Indenture Trustee.] Notices in connection with redemptions of Notes shall be mailed to Noteholders as provided in Section 10.02 hereof.

     Section 2.07. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall promptly be cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall promptly be cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. All canceled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, however, that such Issuer Order is timely and the Notes have not been previously disposed of by the Indenture Trustee.

     Section 2.08. Conditions Precedent to the Authentication of the Notes. The Notes may be authenticated by the Indenture Trustee, upon Issuer Request and upon receipt by the Indenture Trustee of the following:

     (a) An Issuer Order authorizing the execution and authentication of such Notes by the Issuer.

     (b) All of the items of Collateral that are to be delivered to the Indenture Trustee or its designee.

     (c) A Certificate of Fair Value certifying as to the value of the Collateral.

     (d) An executed counterpart of the Trust Agreement.

     (e) An Opinion of Counsel addressed to the Indenture Trustee and [the
Note Insurer] to the effect that:

          (i) all conditions precedent provided for in this Indenture relating to the authentication of the Notes have been complied with;

          (ii) the Owner Trustee has power and authority to execute, deliver and perform its obligations under the Trust Agreement;

          (iii) the Issuer has been duly formed, is validly existing as a business trust under the laws of the State of Delaware, 12 Del. C.
     Section 3801 et seq., and has power, authority and legal right to execute and deliver this Indenture, the Administration Agreement, [the Custodial Agreement, the Insurance Agreement] and the Sale and Collection Agreement;

          (iv) this Indenture creates a valid security interest in favor of the Indenture Trustee, for the benefit of the Noteholders [and the Note Insurer], in the Issuer's right, title and interest in and to the Mortgage Loans securing the obligations of the Issuer hereunder;

          (v) the Notes have been duly authorized by the Issuer and, when duly executed and delivered by the Owner Trustee, on behalf of the Issuer, and authenticated by the Indenture Trustee in accordance with the terms of this Indenture and delivered and paid for, will be validly issued and outstanding and entitled to the benefits and security provided for by this Indenture and will constitute the legal, valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law;

          (vi) this Indenture has been duly qualified under the Trust Indenture Act;

          (vii) no authorization, approval or consent of any governmental body having jurisdiction in the premises which has not been obtained by the Issuer is required to be obtained by the Issuer for the valid issuance and delivery of the Notes, except that no opinion need be expressed with respect to any such authorizations, approvals or consents as may be required under any state securities or "blue sky" laws; and

          (viii) any other matters as the Indenture Trustee may reasonably request.

     (f) An Officer's Certificate complying with the requirements of Section
11.01 hereof and stating that:

          (i) the Issuer is not in Default under this Indenture and the issuance of the Notes will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Trust Agreement, any indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject, and that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for have been complied with;

          (ii) the Issuer is the owner of all of the Mortgage Loans, has not, other than pursuant to this Indenture, assigned any interest or participation in the Mortgage Loans (or, if any such interest or participation has been assigned, it has been released) and has the right to Grant all of the Mortgage Loans to the Indenture Trustee;

          (iii) the Issuer has Granted to the Indenture Trustee all of its right, title and interest in and to the Collateral, and has delivered or caused the same to be delivered to the Indenture Trustee;

          (iv) attached thereto are true and correct copies of letters signed by each Rating Agency confirming that each of the Notes have been rated "[ ]" or the equivalent by each Rating Agency; and

          (v) all conditions precedent provided for in this Indenture relating to the authentication of the Notes have been complied with.

     (g) The Opinions of Counsel to be delivered pursuant to subsection (d) above may differ from the Opinions of Counsel described in such subsection so long as such Opinions of Counsel so delivered are acceptable to [the Note Insurer], each Rating Agency and the Indenture Trustee, which shall be conclusively evidenced by the delivery on the Closing Date of [the Note Insurance Policy and of] each such Rating Agency's rating letter and by the Indenture Trustee's authentication and delivery of the Notes, respectively, and such acceptable opinions shall be deemed to be the Opinions of Counsel required pursuant to subsection (d) above

     Section 2.09. Release of Collateral. (a) Except as otherwise provided in subsections (b) and (c) of this Section, Section 11.01 hereof and the terms of the Basic Documents, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt by it [and the Note Insurer] of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel, certificates in accordance with TIA Sections 3.14(c) and (d)(1), and Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) or an Opinion of Counsel in lieu of such Independent Certificates to the effect that the TIA does not require any such Independent Certificates; provided that no such Independent Certificates or Opinion of Counsel in lieu of such Independent Certificates shall be necessary in respect of property released from the lien of the Indenture in accordance with the provisions hereof if such property consists solely of cash. [The Indenture Trustee shall surrender the Note Insurance Policy upon satisfaction of the conditions in
Section 4.01.]

     (b) The [Master Servicer or the] Servicer, on behalf of the Issuer, shall be entitled to obtain a release from the lien of this Indenture for any Mortgage Loan and the related Mortgaged Property at any time (i) after a payment by the Seller or the Issuer of the Loan Purchase Price of the Mortgage Loan, (ii) after a Qualified Substitute Mortgage Loan is substituted for such Mortgage Loan and payment of the Substitution Adjustment, if any, (iii) after liquidation of the Mortgage Loan in accordance with the Servicing Agreement and the deposit of all net recoveries thereon in the Collection Account or
(iv) upon the termination of a Mortgage Loan (due to, among other causes, a prepayment in full of the Mortgage Loan and sale or other disposition of the related Mortgaged Property. Any such release other than as contemplated by the preceding sentence shall be subject to the condition that the Issuer shall have delivered to the Indenture Trustee and [the Note Insurer] an Issuer Request (A) identifying the Mortgage Loan and the related Mortgaged Property to be released, (B) requesting the release thereof, (C) setting forth the amount deposited in the Collection Account with respect thereto, and (D) certifying that the amount deposited in the Collection Account (x) equals the Loan Purchase Price of the Mortgage Loan, in the event a Mortgage Loan and the related Mortgaged Property are being released from the lien of this Indenture pursuant to item (i) above, (y) equals the Substitution Adjustment related to the Qualified Substitute Mortgage Loan and the Deleted Mortgage Loan released from the lien of the Indenture pursuant to item (ii) above, or (z) equals the entire amount of net recoveries received with respect to such Mortgage Loan and the related Mortgaged Property in the event of a release from the lien of this Indenture pursuant to items (iii) or (iv) above.

     (c) The Indenture Trustee shall, if requested by the [Master Servicer or the] Servicer, temporarily release or cause the Custodian temporarily to release to the [Master Servicer or the] Servicer the Mortgage File pursuant to the provisions of the Servicing Agreement upon compliance by the [Master Servicer or the] Servicer with the provisions thereof; provided, however, that the Mortgage File shall have been stamped to signify the Issuer's pledge to the Indenture Trustee under the Indenture.

     Section 2.10. Book-Entry Notes. The Notes, when authorized by an Issuer Order, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, by or on behalf of the Issuer. The Book-Entry Notes shall be registered initially on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a definitive Note representing such Note Owner's interest in such Note, except as provided in Section 2.12 hereof. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to such Note Owners pursuant to Section 2.12 hereof:

     (a) the provisions of this Section shall be in full force and effect;

     (b) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Holder of the Notes, and shall have no obligation to the Note Owners;

     (c) to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

     (d) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued pursuant to Section 2.12 hereof, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

     (e) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Voting Interests of the Outstanding Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

     Section 2.11. Notices to Clearing Agency. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to such Note Owners pursuant to
Section 2.12 hereof, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Clearing Agency and shall have no obligation to such Note Owners.

     Section 2.12. Definitive Notes. If (i) the Issuer advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Notes and the Administrator is unable to locate a qualified successor, (ii) the Issuer at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, Owners of the Book- Entry Notes representing beneficial interests aggregating at least a majority of the Voting Interests of the Outstanding Notes advise the Clearing Agency in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of such Note Owners, then the Clearing Agency shall notify all Note Owners and the Indenture Trustee of the occurrence of such event and of the availability of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Clearing Agency, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Clearing Agency. None of the Issuer, [the Note Insurer], the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and each of them may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

     Section 2.13. Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that for all purposes, including federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer secured by the Collateral. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for all purposes, including federal, state and local income, single business and franchise tax purposes, as indebtedness of the Issuer.

                                 ARTICLE III

                                   COVENANTS

     Section 3.01. Payment of Principal and Interest. The Issuer will duly and punctually pay (or will cause to be paid duly and punctually) the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Without limiting the foregoing, unless the Notes have been declared due and payable pursuant to Section 5.02 and monies collected by the Indenture Trustee are being applied in accordance with Section 5.04(b), subject to and in accordance with Section 8.02(c) hereof, the Issuer will cause to be distributed all amounts on deposit in the Note Payment Account on each Payment Date deposited therein pursuant to the Sale and Collection Agreement (i) for the benefit of the Notes of each Class, to the Holders thereof. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered as having been paid by the Issuer to such Noteholder for all purposes of this Indenture.

     The Notes shall be non-recourse obligations of the Issuer and shall be limited in right of payment to amounts available from the Collateral [and any amounts received by the Indenture Trustee under the Note Insurance Policy in respect of the Notes], as provided in this Indenture. The Issuer shall not otherwise be liable for payments on the Notes. If any other provision of this Indenture shall be deemed to conflict with the provisions of this Section 3.01, the provisions of this Section 3.01 shall control.

     Section 3.02. Maintenance of Office or Agency. The Issuer will or will
cause the Administrator to maintain in [                                   ]
an office or agency where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Administrator to serve as its agent for the foregoing purposes and to serve as Paying Agent with respect to the Notes. The Issuer will give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

     Section 3.03. Money for Payments to Be Held in Trust. As provided in
Section 8.02(a) and (b) hereof, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Collection Account and the Note Payment Account pursuant to Section 8.02(c) hereof shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Collection Account and the Note Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section.

     On or before the Business Day preceding each Payment Date and the Redemption Date, the Paying Agent shall deposit or cause to be deposited in the Note Payment Account an aggregate sum sufficient to pay the amounts due on such Payment Date or the Redemption Date under the Notes, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of its action or failure so to act.

     Any Paying Agent shall be appointed by Issuer Order with written notice thereof to the Indenture Trustee [and the Note Insurer]. Any Paying Agent appointed by the Issuer shall be a Person which would be eligible to be Indenture Trustee hereunder as provided in Section 6.11 hereof. The Issuer shall not appoint any Paying Agent (other than the Indenture Trustee) which is not, at the time of such appointment, a Depository Institution.

     The Issuer will cause each Paying Agent other than the Administrator to execute and deliver to the Indenture Trustee [and the Note Insurer] an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

     (a) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

     (b) give the Indenture Trustee [and the Note Insurer] notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

     (c) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

     (d) immediately resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

     (e) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; provided, however, that with respect to withholding and reporting requirements applicable to original issue discount, the accrual of market discount or the amortization of premiums (if any) on the Notes, the Issuer shall have first provided the calculations pertaining thereto to the Indenture Trustee.

     The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Subject to applicable laws with respect to escheat of funds or abandoned property, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published, once in a newspaper of general circulation in The City of [ _________________________ ] customarily published in the English language on each Business Day, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

     Section 3.04. Existence. (a) Subject to subparagraph (b) of this Section 3.04, the Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of [Delaware] [(unless subject to the prior written consent of the Note Insurer it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction)] and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Collateral.

     (b) Any successor to the Owner Trustee appointed pursuant to [Section 10.02] of the Trust Agreement shall be the successor Owner Trustee under this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto.

     (c) Upon any consolidation or merger of or other succession to the Owner Trustee, the Person succeeding to the Owner Trustee under the Trust Agreement may exercise every right and power of the Owner Trustee under this Indenture with the same effect as if such Person had been named as the Owner Trustee herein.

     Section 3.05. Protection of Collateral. The Issuer will from time to time [or upon the direction of the Note Insurer] execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

     (a) provide further assurance with respect to the Grant of all or any portion of the Collateral;

     (b) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

     (c) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

     (d) enforce any rights with respect to the Collateral; or

     (e) preserve and defend title to the Collateral and the rights of the Indenture Trustee, the Noteholders [and the Note Insurer] in such Collateral against the claims of all persons and parties.

     The Issuer hereby designates the Administrator, its agent and attorney-in-fact, to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.05.

     Section 3.06. Annual Opinions as to Collateral. On or before March 15th
in each calendar year, beginning in [        ], the Issuer shall furnish to the
Indenture Trustee [and the Note Insurer] an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien
and security interest of this Indenture until [            ] of the
following calendar year.

     Section 3.07. Performance of Obligations; Servicing of Mortgage Loans.
(a) The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person's material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Indenture, the Sale and Collection Agreement or such other instrument or agreement.

     (b) The Issuer may contract with or otherwise obtain the assistance of other Persons (including, without limitation, the Administrator under the Administration Agreement) to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee [and the Note Insurer] in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator to assist the Issuer in performing its duties under this Indenture. Notwithstanding anything to the contrary herein, the Issuer shall in all respects remain liable for its obligations hereunder and under the Basic Documents.

     (c) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, in the Basic Documents and in the instruments and agreements included in the Collateral, including but not limited to (i) filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the Sale and Collection Agreement and (ii) recording or causing to be recorded all Mortgages, Assignments of Mortgage, all intervening Assignments of Mortgage and all assumption and modification agreements required to be recorded by the terms of the Sale and Collection Agreement, in accordance with and within the time periods provided for in this Indenture and/or the Sale and Collection Agreement, as applicable. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the consent of the Indenture Trustee, [the Note Insurer] and the Holders of at least a majority of the Voting Interests of the Outstanding Notes.

     (d) If the Issuer shall have knowledge of the occurrence of an Event of Default under the Sale and Collection Agreement, the Issuer shall promptly notify the Indenture Trustee, [the Note Insurer] and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default.

     (e) Without derogating from the absolute nature of the assignment granted to the Indenture Trustee under this Indenture or the rights of the Indenture Trustee hereunder, the Issuer agrees (i) that it will not, without the prior written consent of the Indenture Trustee [and the Note Insurer unless a Note Insurer Default has occurred and is continuing,] amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Collateral (except to the extent otherwise provided in the Sale and Collection Agreement) or the Basic Documents, or waive timely performance or observance by the Depositor under the Sale and Collection Agreement; and (ii) that any such amendment shall not (A) increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholders or (B) reduce the aforesaid percentage of the Notes that is required to consent to any such amendment, without the consent of the Holders the Voting Interests of all Outstanding Notes. If any such amendment, modification, supplement or waiver shall so be consented to by the Indenture Trustee [and the Note Insurer unless a Note Insurer Default has occurred and is continuing,] the Issuer agrees, promptly following a request by the Indenture Trustee [or the Note Insurer] to do so, to execute and deliver, in its own name and at its own expense, such agreements, instruments, consents and other documents as the Indenture Trustee [or the Note Insurer] may deem necessary or appropriate in the circumstances.

     Section 3.08. Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

     (a) except as expressly permitted by this Indenture, the Mortgage Loan Sale Agreement or the Sale and Collection Agreement, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer, including those included in the Collateral, unless directed to do so by the Indenture Trustee or [the Note Insurer];

     (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Collateral;

     (c) engage in any business or activity other than as permitted by the Trust Agreement or other than in connection with, or relating to, the issuance of Notes pursuant to this Indenture, or amend the Trust Agreement as in effect on the Closing Date other than in accordance with [Section 11.01] thereof;

     (d) issue debt obligations under any other indenture;

     (e) incur or assume any indebtedness or guaranty any indebtedness of any Person, except for such indebtedness as may be incurred by the Issuer in connection with the issuance of the Notes pursuant to this Indenture;

     (f) dissolve or liquidate in whole or in part or merge or consolidate with any other Person;

     (g) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may expressly be permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics' liens and other liens that arise by operation of law, in each case on any of the Mortgaged Properties and arising solely as a result of an action or omission of the related Obligors) or (C) permit the lien of this Indenture not to constitute a valid first priority (other than with respect to any such tax, mechanics' or other lien) security interest in the Collateral;

     (h) remove the Administrator without cause unless the Rating Agency Condition shall have been satisfied in connection with such removal [and the
Note Insurer shall have given its prior written consent];

     (i) take any other action or fail to take any action which may cause the Issuer to be taxable as (a) an association pursuant to Section 7701 of the Code and the corresponding regulations or (b) as a taxable mortgage pool pursuant to Section 7701(i) of the Code and the corresponding regulations; or

     (j) made any expenditure by long-term or operating lease or otherwise for capital assets (either realty or personalty).

     Section 3.09. Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee [and the Note Insurer], within 120 days after the end of each fiscal year of the Issuer (commencing in the fiscal year [ ]), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

     (a) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

     (b) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

     Section 3.10. Covenants of the Issuer. All covenants of the Issuer in this Indenture are covenants of the Issuer and are not covenants of the Owner Trustee. The Owner Trustee is, and any successor Owner Trustee under the Trust Agreement will be, entering into this Indenture solely as Owner Trustee under the Trust Agreement and not in its respective individual capacity, and in no case whatsoever shall the Owner Trustee or any such successor Owner Trustee be personally liable on, or for any loss in respect of, any of the statements, representations, warranties or obligations of the Issuer hereunder, as to all of which the parties hereto agree to look solely to the property of the Issuer.

     Section 3.11. Servicers' Obligations. The Issuer shall cause each Servicer to company with the related Servicing Agreement.

     Section 3.12. Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions to the Indenture Trustee, the Owner Trustee and the Securityholders as contemplated by, and to the extent funds are available for such purpose under, the Sale and Collection Agreement, the Indenture or the Trust Agreement and
(y) payments to the Indenture Trustee pursuant to the Administration Agreement. The Issuer will not, directly or indirectly, make or cause to be made payments to or distributions from the Note Payment Account, the Collection Account except in accordance with this Indenture and the Basic Documents.

     Section 3.13. Issuer May Consolidate, etc., Only on Certain Terms.

     (a) The Issuer shall not consolidate or merge with or into any other Person, unless:

          (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee [and the Note Insurer], in form satisfactory to the Indenture Trustee [and the Note Insurer], the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee [and the Note Insurer]) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

          (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

          (vi) the Issuer shall have delivered to the Indenture Trustee and [the Note Insurer], an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act); and

          (vii) [the Note Insurer shall have given its prior written consent.]

     (b) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Trust Estate, to any Person other than in accordance with the Basic Documents, unless:

          (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted (A) shall be a United States citizen or a Person organized and existing under the United States of America or any State,
     (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee [and the Note Insurer], in form satisfactory to the Indenture Trustee [and the Note Insurer], the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes [and the Note Insurer], (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agrees by means of such supplemental indenture that such Person (or, if a group of Persons, one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction;

          (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee [and the Note Insurer]) to the effect that such transaction will not have any material adverse tax consequence to the Issuer, any Noteholder or any Certificateholder;

          (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken;

          (vi) the Issuer shall have delivered to the Indenture Trustee [and the Note Insurer] an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act); and

          (vii) [the Note Insurer has given its prior written consent.]

     Section 3.14. Successor or Transferee.

     (a) Upon any consolidation or merger of the Issuer in accordance with
Section 3.13(a), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

     (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.13(b), the Issuer will be released from every covenant and agreement of this Indenture to be observed by or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee [and the Note Insurer] stating that the Issuer is to be so released.

     Section 3.15. Treatment of Notes as Debt for Tax Purposes. The Issuer shall, and shall cause the Administrator to, treat the Notes as indebtedness for all purposes.

     Section 3.16. Notice of Events of Default. The Issuer shall give the Indenture Trustee, [the Note Insurer] and the Rating Agencies prompt written notice of each Event of Default hereunder, each default on the part of the Depositor of its obligations under the Sale and Collection Agreement, each default on the part of any Servicer under the related Servicing Agreement and each default on the part of the Seller of its obligations under the [Mortgage Loan Sale Agreement].

     Section 3.17. Further Instruments and Acts. Upon request of the Indenture Trustee [or the Note Insurer], the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                  ARTICLE IV

                          SATISFACTION AND DISCHARGE

     Section 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to the Notes (except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.05, 3.08 3.10, 3.12 and 3.16 hereof, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 hereof and the obligations of the Indenture Trustee under Section 4.02 hereof) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them), and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when either (I) the Sale and Collection Agreement has been terminated pursuant to Section 6.01 thereof or (II) all of the following have occurred:

     (a) either

          (i) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.04 hereof and (ii) Notes for the payment of which money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03 hereof) shall have been delivered to the Indenture Trustee for cancellation; or

          (ii) all Notes not theretofore delivered to the Indenture Trustee for cancellation

               (A) shall have become due and payable, or

               (B) will become due and payable within one year of the Maturity Date (or, if one or more Classes of Notes have different Maturity Dates, the latest Maturity Date), or

               (C) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer,

               (D) and the Issuer, in the case of clause (A), (B) or (C) above, has irrevocably deposited or caused irrevocably to be deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes (including Deferred Amounts to the extent required to be paid hereunder) not theretofore delivered to the Indenture Trustee for cancellation when due to the applicable Maturity Date of such Class of Notes or the Redemption Date (if Notes shall have been called for redemption pursuant to Section
          10.01 hereof), as the case may be; and

     (b) the latest of (i) 18 months after payment in full of all outstanding obligations under the Notes, (ii) the payment in full of all unpaid fees and expenses of the Trust [and all sums owing to the Note Insurer under the Insurance Agreement] and (iii) the date on which the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

     (c) the Issuer shall have delivered to the Indenture Trustee [and the
Note Insurer] an Officer's Certificate, an Opinion of Counsel and (if required by the TIA or the Indenture Trustee) an Independent Certificate from a firm of certified public accountants, each meeting the applicable requirements of
Section 11.01(a) hereof and, subject to Section 11.02 hereof, each stating that all conditions precedent herein provided for, relating to the satisfaction and discharge of this Indenture with respect to the Notes, have been complied with.

     Section 4.02. Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Sections 3.03 and 4.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to [the Note Insurer and] the Holders of the particular Notes for the payment or redemption of which such moneys have been deposited with the Indenture Trustee, of all sums due and to become due thereon for principal and/or interest; but such moneys need not be segregated from other funds except to the extent required herein or in the Sale and Collection Agreement or required by law.

     Section 4.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.03 hereof and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                  ARTICLE V

                                   REMEDIES

     Section 5.01. Events of Default. (a) "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (i) subject to Section 5.01(b) and notwithstanding that there may be insufficient sums in the Note Payment Account for payment thereof on the related Payment Date, default in the payment of any interest on any Note when the same becomes due and payable, and continuance of such default for a period of five (5) days; or

          (ii) subject to Section 5.01(b) and notwithstanding that there may be insufficient sums in the Note Payment Account for payment thereof on the related Payment Date, default in the payment of any installment of principal when the same becomes due and payable, and continuance of such default for a period of five (5) days, or of the entire Principal Amount (including any Deferred Amount to the extent required to be paid hereunder) of any Note on the applicable Maturity Date; or

          (iii) the existence of an unpaid Deferred Amount in respect of any Highest Priority Class Notes; or

          (iv) default in the observance or performance of any covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture, the Insurance Agreement, the Sale and Collection Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee [or the Note Insurer], or to the Issuer and the Indenture Trustee by the Holders of at least 25% of the Voting Interests of the Outstanding Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of Default hereunder; or

          (v) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Collateral in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (vi) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Collateral, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

     (b) The Issuer promptly shall deliver to the Indenture Trustee [and the
Note Insurer], within five days after the occurrence thereof, written notice in the form of an Officer's Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clauses
(iv) and (v) above, the status of such event and what action the Issuer is taking or proposes to take with respect thereto.

     Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee may, and at the direction or upon the prior written consent of [the Note Insurer or] the Majority Highest Priority Class Noteholders [with the written consent of the Note Insurer] shall, declare all the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

     At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the moneys due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, [the Note Insurer or] the Majority Highest Priority Class Noteholders [with the prior written consent of the Note Insurer], by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

     (a) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

          (i) all payments of principal of and/or interest on all Highest Priority Class Notes and all other amounts that would then be due hereunder or upon such Highest Priority Class Notes if the Event of Default giving rise to such acceleration had not occurred; and

          (ii) all sums paid or advanced by the Indenture Trustee hereunder [plus all amounts due to the Note Insurer under the Basic Documents] and the reasonable compensation, expenses, disbursements and advances of each of the Indenture Trustee [and the Note Insurer] and its agents and counsel; and

     (b) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.12 hereof.

     No such rescission shall affect any subsequent default or impair any right consequent thereto.

     The Holders of Notes of a Non-Priority Class shall have no right to exercise any remedies of Noteholders under this Article V, except to the extent otherwise expressly provided herein.

     Section 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of any installment of principal when the same becomes due and payable, and continuance of such default for a period of five (5) days, or of the Principal Amount of any Note at the applicable Maturity Date, the Issuer shall, [upon demand of the Indenture Trustee made at the direction of the Note Insurer], pay to the Indenture Trustee, for the benefit of the Holders of the Notes [and the Note Insurer], the whole amount then due and payable on such Notes for principal and/or interest, with interest upon the overdue principal and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest at the rate borne by the Notes and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee [and the Note Insurer] and their respective agents and counsel.

     (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, shall [at the direction of the Note Insurer, and if a Note Insurer Default has occurred and is continuing,] the Indenture Trustee may, and shall at the direction of the Majority Highest Priority Class Noteholders, institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the moneys adjudged or decreed to be payable.

     (c) If an Event of Default occurs and is continuing, the Indenture Trustee shall, [at the direction of the Note Insurer, and if a Note Insurer Default has occurred and is continuing,] the Indenture Trustee may, in its discretion, and shall, at the direction of the Majority Highest Priority Class Noteholders, as more particularly provided in Section 5.04, proceed to protect and enforce its rights and the rights of [the Note Insurer and] the Noteholders by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

     (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, [upon the direction of the Note Insurer], by intervention in such Proceedings or otherwise:

          (i) to file and prove a claim or claims for the whole amount of principal and/or interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee [and Note Insurer,] and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith), [the Note Insurer and] of the Noteholders allowed in such Proceedings;

          (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

          (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders, [the Note Insurer] and the Indenture Trustee on their behalf; and

          (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee, [the Note Insurer] or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

          (v) and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders [and the Note Insurer] to make payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders [and the Note Insurer], to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred and all advances made by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

     (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder [or the Note Insurer] any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof [or the Note Insurer] or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

     (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, shall be for the ratable benefit of the Holders of the Notes [and the
Note Insurer].

     (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

     Section 5.04. Remedies; Priorities.

     (a) If an Event of Default shall have occurred, the Indenture Trustee shall, [at the direction of the Note Insurer, and if a Note Insurer Default has occurred and is continuing,] the Indenture Trustee may, do one or more of the following (subject to Section 5.05 hereof):

          (i) institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes moneys adjudged due;

          (ii) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

          (iii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee, [the Note Insurer] or the Noteholders; and

          (iv) sell the Collateral or any portion thereof or rights or interest therein in a commercially reasonable manner, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Collateral following an Event of Default, unless (A) the Holders of 100% of the Voting Interests of the Outstanding Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal (including any Deferred Amounts) and/or interest or (C) the Indenture Trustee determines that the Collateral will not continue to provide sufficient funds for the payment of principal of (including any Deferred Amounts) and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of Holders of 66-2/3% of the Voting Interests of the Highest Priority Class Notes. In determining such sufficiency or insufficiency with respect to clauses (B) and (C) of this subsection, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

     (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall pay out the money or property in the following order:

          first: to the Indenture Trustee for any costs or expenses incurred by it in connection with the enforcement of the remedies provided for in this Article V, for the Indenture Trustee Fee then due and to the Owner Trustee and the Custodian for the Owner Trustee Fee and any compensation to the Custodian then due;

          [second: to the Note Insurer for the Premium Amount then due and unpaid;]

          [third: to the Servicer for the Servicing Fee then due and unpaid;]

          fourth: to the Noteholders for amounts due and unpaid on the Notes for interest, pro rata according to the amounts due and payable on the Notes for interest;

          fifth: to the applicable Noteholders for amounts due and unpaid on the Notes for principal, pro rata among the Holders of each such Class of Notes, according to the amounts due and payable and in the order and priorities set forth in Section 4.04 of the Sale and Collection Agreement;

          [sixth: to the Note Insurer for any amounts then due and payable under the Insurance Agreement;]

          seventh: to the Depositor, any outstanding amounts payable or reimbursable thereto under the Sale and Collection Agreement; and

          eighth: to the Owner Trustee, for any amounts to be distributed to the holders of the Residual Interest Certificates pursuant to the Trust Agreement.

     The Indenture Trustee may fix a record date and payment date for any payment to be made to the Noteholders pursuant to this Section. At least 15 days before such record date, the Indenture Trustee shall mail to each Noteholder, [the Note Insurer] and the Issuer a notice that states the record date, the payment date and the amount to be paid.

     Section 5.05. Optional Preservation of the Collateral. If the Notes have been declared to be due and payable under Section 5.02 hereof following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Collateral. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

     Section 5.06. Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder [for so long as a Note Insurer Default has not occurred or is not continuing, and shall not have any such right if a Note Insurer Default has occurred and is continuing,] unless:

     (a) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

     (b) the Majority Highest Priority Class Noteholders have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

     (c) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

     (d) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceeding;

     (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Majority Highest Priority Class Noteholders; and

     (f) [the Note Insurer has given its prior written consent.]

     It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

     In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes pursuant to this Section, each representing less than the Majority Highest Priority Class Noteholders, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

     Section 5.07. Unconditional Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on, and Deferred Amounts, if any, on such Note on or after the applicable Maturity Date thereof expressed in such Note or in this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

     Section 5.08. Restoration of Rights and Remedies. If the Indenture Trustee, [the Note Insurer] or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee, [the Note Insurer] or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee, [the Note Insurer] and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee, [the Note Insurer] and the Noteholders shall continue as though no such Proceeding had been instituted.

     Section 5.09. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee, [the Note Insurer] or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 5.10. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee, [the Note Insurer] or any Holder of any Note to exercise any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this
Article V or by law to the Indenture Trustee, [the Note Insurer] or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee, [the Note Insurer] or by the Noteholders, as the case may be, [subject, in each case, however, to the right of the Note Insurer to control any such right and remedy, except as provided in Section 11.20.]

     Section 5.11. Control by Noteholders. The Majority Highest Priority Class Noteholders shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided, however, that:

     (a) such direction shall not be in conflict with any rule of law or with this Indenture;

     (b) subject to the express terms of Section 5.04 hereof, any direction to the Indenture Trustee to sell or liquidate the Collateral shall be by Holders of Notes representing not less than 100% of the Voting Interests of all Class of Notes Outstanding;

     (c) if the conditions set forth in Section 5.05 hereof have been satisfied and the Indenture Trustee elects to retain the Collateral pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Outstanding Amount of the Highest Priority Class Notes to sell or liquidate the Collateral shall be of no force and effect; and

     (d) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

     Notwithstanding the rights of the Noteholders set forth in this Section 5.11, subject to Section 6.01 hereof, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

     Section 5.12. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.02 hereof [the Note Insurer may, or with the prior written consent of the Note Insurer], the Majority Highest Priority Class Noteholders may waive any past Default or Event of Default and its consequences, except a Default (a) in the payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of [the Note Insurer or] the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee, [the Note Insurer] and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

     Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     Section 5.13. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to (a) any suit instituted by the Indenture Trustee [or the Note Insurer], (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Voting Interests of the Outstanding Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

     Section 5.14. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee [or the Note Insurer], but will suffer and permit the execution of every such power as though no such law had been enacted.

     Section 5.15. Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee, [the Note Insurer] or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee [or the Note Insurer] against the Issuer or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.04(b) hereof.

     Section 5.16. Performance and Enforcement of Certain Obligations (a) Promptly following a request from the Indenture Trustee [or the Note Insurer] to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Depositor of its obligations to the Issuer under or in connection with the Sale and Collection Agreement, or by the Seller of its obligations under or in connection with the Mortgage Loan Sale Agreement and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Sale and Collection Agreement to the extent and in the manner directed by the Indenture Trustee, or [the Note Insurer] including the transmission of notices of default on the part of the Depositor, the Seller or [the Master Servicer] thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Depositor or the Seller of each of their obligations under the Sale and Collection Agreement or the Mortgage Loan Sale Agreement.

     (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, [with the prior written consent of the Note Insurer, and shall at the direction of the Note Insurer or with the prior written consent of the
Note Insurer], and at the direction (which direction shall be in writing or by telephone, confirmed in writing promptly thereafter) of the Majority Highest Priority Class Noteholders shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Depositor under or in connection with the Sale and Collection Agreement, or against the Seller under or in connection with the Mortgage Loan Sale Agreement including the right or power to take any action to compel or secure performance or observance by the Depositor or the Seller of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension, or waiver under the Sale and Collection Agreement or the Mortgage Loan Sale Agreement, as the case may be, and any right of the Issuer to take such action shall be suspended.

                                  ARTICLE VI

                             THE INDENTURE TRUSTEE

     Section 6.01. Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

          (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

          (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided, however, that the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

          (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11 hereof.

     (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b), (c) and (g) of this
Section 6.01.

     (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

     (f) Money held in trust by the Indenture Trustee shall be segregated from other funds except to the extent permitted by law or the terms of this Indenture or the Sale and Collection Agreement.

     (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; provided, however, that the Indenture Trustee shall not refuse or fail to perform any of its duties hereunder solely as a result of nonpayment of its normal fees and expenses and provided, further, that nothing in this Section 6.01(g) shall be construed to limit the exercise by the Indenture Trustee of any right or remedy permitted under this Indenture or otherwise in the event of the Issuer's failure to pay the Indenture Trustee's fees and expenses pursuant to Section 6.07 hereof. In determining that such repayment or indemnity is not reasonably assured to it, the Indenture Trustee must consider not only the likelihood of repayment or indemnity by or on behalf of the Issuer but also the likelihood of repayment or indemnity from amounts payable to it from the Collateral pursuant to
Section 6.07 hereof.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     (i) The Indenture Trustee shall not be required to take notice or be deemed to have notice or knowledge of any Event of Default (other than an Event of Default pursuant to Section 5.01(a)(i) or (ii) hereof) unless a Responsible Officer of the Indenture Trustee shall have received written notice thereof or otherwise shall have actual knowledge thereof. In the absence of receipt of notice or such knowledge, the Indenture Trustee may conclusively assume that there is no Event of Default.

     (j) [The Administrator, on behalf of the Indenture Trustee, shall, and hereby agrees that it will, hold the Note Insurance Policy in trust, and will hold any proceeds of any claim on the Note Insurance Policy in trust solely for the use and benefit of the Noteholders.]

     Section 6.02. Rights of Indenture Trustee.

     (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in any such document.

     (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel from the appropriate party. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel from the appropriate party.

     (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee. Notwithstanding anything to the contrary herein, the Indenture Trustee shall remain liable for the performance of any of its obligations hereunder or under the Basic Documents.

     (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that such action or omission by the Indenture Trustee does not constitute willful misconduct, negligence or bad faith. Subject to the provisions of this Indenture, in no event shall the appointment of any Custodian pursuant to a Custodial Agreement diminish the obligations of the Indenture Trustee hereunder.

     (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability with respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     Section 6.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity other than as Indenture Trustee may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Paying Agent, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12 hereof.

     Section 6.04. Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, and shall not be accountable for the Issuer's use of the proceeds from the Notes or responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

     Section 6.05. Notices of Default. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to [the Note Insurer] notice of the Default after it occurs and each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note), the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     Section 6.06. Reports by Indenture Trustee to Holders. The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such Holder to prepare its federal and state income tax returns.

     Section 6.07. Compensation and Indemnity. As compensation for its services hereunder, the Indenture Trustee shall be entitled to receive, on each Payment Date, investment income from the Note Payment Account and the Certificate Distribution Account as specified in Sections 4.04 and 4.05 of the Sale and Collection Agreement (which compensation shall not be limited by any law on compensation of a trustee of an express trust). The Seller agrees to indemnify the Indenture Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder or any of the other Basic Documents. The Indenture Trustee shall notify the Issuer, [the Note Insurer] and the Seller promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee so to notify the Issuer and the Seller shall not relieve the Issuer or the Seller of its obligations hereunder. The Issuer shall or shall cause the Seller to defend any such claim, and the Indenture Trustee may have separate counsel reasonably acceptable to the Seller and the Issuer shall or shall cause the Seller to pay the reasonable fees and expenses of such counsel. Neither the Issuer nor the Seller need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

     The Issuer's payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses in connection with the occurrence of a Default specified in Section 5.01(a)(v) or (vi) hereof with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

     Section 6.08. Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Issuer [and the Note Insurer]. [The
Note Insurer or] the Holders of a Majority of the Voting Interests of the Outstanding Notes [with the consent of the Note Insurer] may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee [acceptable to the Note Insurer]. The Issuer shall remove the Indenture Trustee [upon the prior written consent of the Note Insurer] if:

     (a) the Indenture Trustee fails to comply with Section 6.11 hereof;

     (b) the Indenture Trustee is adjudged a bankrupt or insolvent;

     (c) a receiver or other public officer takes charge of the Indenture Trustee or its property;

     (d) the Indenture Trustee otherwise becomes incapable of acting; or

     (e) the Indenture Trustee breaches any representation or warranty or covenant made by it under any Basic Document.

     If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), [the Note Insurer may and if it fails to] the Issuer shall promptly appoint a successor Indenture Trustee [acceptable to the Note Insurer] that satisfies the eligibility requirements of Section 6.11.

     The resigning or removed Indenture Trustee shall cooperate with the Servicer and any successor Indenture Trustee in effecting the termination of the resigning or removed Indenture Trustee's responsibilities and rights hereunder and shall promptly provide such successor Indenture Trustee all documents and records reasonably requested by it to enable it to assume the Indenture Trustee's functions hereunder. The successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, [the Note Insurer] and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

     If a successor Indenture Trustee does not take office within 60 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, [the Note Insurer], the Issuer or the Holders of a majority of the Voting Interests of Outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee [acceptable to the Note Insurer]. If the Indenture Trustee fails to comply with Section 6.11 hereof, any Noteholder [with the prior written consent of the Note Insurer] may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee [acceptable to the Note Insurer]. Notwithstanding the replacement of the Indenture Trustee pursuant to this Section 6.08, the Issuer's and the Administrator's obligations under Section 6.07 hereof shall continue for the benefit of the retiring Indenture Trustee.

     Section 6.09. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, however, that such corporation or banking association shall [be acceptable to the Note Insurer] and otherwise be qualified and eligible under
Section 6.11 hereof. The Indenture Trustee shall provide [the Note Insurer and] the Rating Agencies prior written notice of any such transaction.

     In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

     Section 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Indenture Trustee shall have the power, [with the prior written consent of the Note Insurer], and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co- trustees, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders [and the Note Insurer] such title to the Collateral, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee [or the Note Insurer] may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 hereof and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under
Section 6.08 hereof; [provided that the Indenture Trustee shall deliver notice of any such co-trustee or separate trustee to the Note Insurer].

     (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

          (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, jointly with the Indenture Trustee, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

     (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co- trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee [shall be acceptable to the Note Insurer] and shall have a combined capital and surplus of at least [$50,000,000] as set forth in its most recent published annual report of condition and it or its parent shall have a long-term debt rating of not less than ["A"] by S&P or shall otherwise be acceptable to each Rating Agency. The Indenture Trustee shall comply with TIA
Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

     Section 6.12. Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An Indenture Trustee which has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

     Section 6.13. Appointment of Agent. The Indenture Trustee hereby appoints
[            ] as its agent (referred to in the Basic Documents as the
"Administrator") and, as necessary, its attorney in fact, for the purpose of performing the duties of the Indenture Trustee under this Agreement and the Custodial Agreement relating to compliance with tax requirements and related reporting obligations, SEC reporting, distributions and related reporting requirements, registration, execution and authentication of Notes in its capacity as Note Registrar, establishment and maintenance of accounts and the holding of the Trust Estate (other than the Mortgage Files), and such other obligations as are set forth in the Administration Agreement, including but not limited to those obligations set forth in Section 6.01 of this Agreement.

                                 ARTICLE VII

                        NOTEHOLDERS' LISTS AND REPORTS'

     Section 7.01. Issuer to Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished. [The Indenture Trustee, or if the Indenture Trustee is no longer the Note Registrar, the Issuer shall furnish to the Note Insurer in writing on an annual basis and at such times as the Note Insurer shall request a copy of the list of Noteholders.]

     Section 7.02. Preservation of Information; Communications to Noteholders.

     (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 hereof and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such
Section 7.01 upon receipt of a new list so furnished. [The Indenture Trustee shall make such list available to the Note Insurer upon request.]

     (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

     (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

     Section 7.03. Reports by Issuer. (a) The Issuer shall:

          (i) file with the Indenture Trustee [and the Note Insurer], within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

          (ii) file with the Indenture Trustee, [the Note Insurer] and the Commission in accordance with the rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this
     Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

     (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

     Section 7.04. Reports by Indenture Trustee. If required by TIA Section
313(a), within 60 days after each [            ] 1, beginning with
[               ], the Indenture Trustee shall mail to [the Note
Insurer] and each Noteholder as required by TIA Section 313(c) a brief report dated as of such date that complies with TIA Section 313(a). The Indenture Trustee also shall comply with TIA Section 313(b).

     A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each securities exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any securities exchange.

                                 ARTICLE VIII

                     ACCOUNTS, DISBURSEMENTS AND RELEASES

     Section 8.01. Collection of Money.

     (a) General. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may, [and upon written request of the Note Insurer shall,] take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V hereof.

     (b) [Claims Under Note Insurance Policy. The Notes will be insured by the
Note Insurance Policy pursuant to the terms set forth therein, notwithstanding any provisions to the contrary contained in this Indenture or the Sale and Collection Agreement. All amounts received under the Note Insurance Policy shall be used solely for the payment to Noteholders of principal and interest on the Insured Notes.]

     Section 8.02. Trust Accounts; Distributions. (a) On or prior to the Closing Date, the Indenture Trustee shall establish and maintain, in the name of the Indenture Trustee for the benefit of the Noteholders [and the Note Insurer], or on behalf of the Owner Trustee for the benefit of the Securityholders, the Trust Accounts, as provided in the Sale and Collection Agreement. The Issuer shall cause each Servicer to, and the Paying Agent shall, deposit amounts into each of the Trust Accounts in accordance with the terms hereof and the Sale and Collection Agreement and the related Servicing Agreement.

     (b) On each Payment Date, to the extent funds are available in the Note Payment Account, the Indenture Trustee shall either retain funds in the Note Payment Account for distribution on such date in accordance with Section 4.04 of the Sale and Collection Agreement or make the withdrawals from the Note Payment Account and deposits into the Certificate Distribution Account for distribution on such Payment Date as required pursuant to Section 4.05 of the Sale and Collection Agreement.

     (c) On each Payment Date and each Redemption Date, to the extent of the interest of the Indenture Trustee in the Certificate Distribution Account (as provided in Section 4.05 of the Sale and Collection Agreement), the Indenture Trustee hereby authorizes the Owner Trustee or the Paying Agent, as applicable, to make the distributions from the Certificate Distribution Account as required pursuant to Section 4.05 of the Sale and Collection Agreement.

     (d) [The Indenture Trustee shall make claims under the Note Insurance Policy pursuant to Section [ ] of the Sale and Collection Agreement and in accordance with the Note Insurance Policy. The Indenture Trustee shall deposit any Insured Payment received from the Note Insurer in the Note Payment Account for payment to Insured Noteholders. With respect to claims under the Note Insurance Policy for a Preference Amount, the Indenture Trustee shall distribute such amount in accordance with the terms of the Note Insurance Policy. All amounts received under the Note Insurance Policy shall be used solely for the payment to Noteholders of principal and interest on the Insured Notes.]

     Section 8.03. General Provisions Regarding Accounts. (a) So long as no Default or Event of Default shall have occurred and be continuing, all or a portion of the funds in the Trust Accounts shall be invested in accordance with the provisions of the Sale and Collection Agreement, and all income or other gain from investments of moneys deposited in the Trust Accounts shall be disbursed in accordance with the provisions of the Sale and Collection Agreement. The Issuer will not direct the Indenture Trustee to make any investment of any funds or to sell any investment held in any of the Trust Accounts unless the security interest Granted and perfected in such account will continue to be perfected in such investment or the proceeds of such sale, in either case without any further action by any Person.

     (b) Subject to Section 6.01(c) hereof, the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except (i) for losses attributable to the Indenture Trustee's failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms and (ii) as expressly provided herein or in the Sale and Collection Agreement.

     Section 8.04. Servicer's Monthly Statements. On each Payment Date, the Indenture Trustee shall deliver the Servicer's Monthly Remittance Report with respect to such Payment Date to DTC, the Rating Agencies [and the Note Insurer].

     Section 8.05. Release of Collateral. (a) Subject to the payment of its fees and expenses pursuant to Section 6.07 hereof, the Indenture Trustee may, and when required by the provisions of this Indenture or the Sale and Collection Agreement shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture or the Sale and Collection Agreement. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article VIII shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

     (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due to [the Note Insurer], the Indenture Trustee and each Servicer pursuant to this Indenture, the Sale and Collection Agreement and the Basic Documents have been paid, release any remaining portion of the Collateral that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Trust Accounts. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Subsection (b) only upon receipt by it [and the Note Insurer] of an Issuer Request accompanied by an Officer's Certificate, an Opinion of Counsel and (if required by the TIA) Independent Certificates in accordance with TIA Sections 314(c) and 314(d)(1) meeting the applicable requirements of Section 11.01 hereof.

     Section 8.06. Opinion of Counsel. The Indenture Trustee [and the Note Insurer] shall receive at least seven days' prior notice when requested by the Issuer to take any action pursuant to Section 8.05(a) hereof, accompanied by copies of any instruments involved, and the Indenture Trustee [and the Note Insurer] may also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee [and the
Note Insurer], stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Collateral. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

                                  ARTICLE IX

                            SUPPLEMENTAL INDENTURES

     Section 9.01. Supplemental Indentures Without Consent of Noteholders.

     (a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies [and with the prior written consent of the Note Insurer], the Issuer and the Indenture Trustee, when authorized by an Issuer Order, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

          (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

          (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

          (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes [and the Note Insurer], or to surrender any right or power herein conferred upon the Issuer;

          (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

          (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to conform the provisions hereof to those of any Offering Document, to obtain a rating for a Class of Securities from a nationally recognized statistical rating organization, or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, however, that such action shall not adversely affect the interests of the Holders of the Notes;

          (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Article VI hereof; or

          (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA.

provided, however, that no such supplemental indenture shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel stating that entering into such supplemental indenture will not (A) result in a "substantial modification" of the Notes under Treasury Regulation Section
1.1001.3 or adversely affect the status of the Notes as indebtedness for federal income tax purposes or (B) cause the Trust to be subject to an entity level tax.

     The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

     (b) The Issuer and the Indenture Trustee, [with the prior written consent of the Note Insurer], when authorized by an Issuer Order, may, also without the consent of any of the Holders of the Notes but with prior consent of the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by (i) an Opinion of Counsel or (ii) satisfaction of the Rating Agency Condition, adversely affect in any material respect the interests of any Noteholder.

     Section 9.02. Supplemental Indentures with Consent of Noteholders.

     The Issuer and the Indenture Trustee, when authorized by an Issuer Order, also may, with prior consent of the Rating Agencies, [the Note Insurer] and with the consent of the Holders of not less than a majority of the Voting Interests of the Outstanding Notes, by Act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby [and the Note Insurer] if affected thereby:

     (a) change the date of payment of any installment of principal of or interest on any Note, or reduce the Principal Amount (or Notional Amount) thereof, the Interest Rate thereon or the Termination Price with respect thereto, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Collateral to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V hereof, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

     (b) reduce the percentage of the Voting Interests of the Outstanding Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

     (c) modify or alter the provisions of the proviso to the definitions of the term "Outstanding" or "Voting Interests";

     (d) reduce the percentage of the Voting Interests of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Collateral pursuant to Section 5.04 hereof;

     (e) modify any provision of this Section except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

     (f) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Holders of Notes to the benefit of any provisions for the mandatory redemption of the Notes contained herein; or

     (g) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Collateral or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture.

     The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

     In connection with requesting the consent of the Noteholders pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. It shall not be necessary for any Act of Noteholders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

     Section 9.03. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02 hereof, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise. The Indenture Trustee shall provide a fully executed copy of any supplemental indenture to this Indenture, to [the Note Insurer and] each Rating Agency.

     Section 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

     Section 9.05. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

     Section 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee [and the Note Insurer] as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

     Section 9.07. Amendments to Trust Agreement. Subject to [Section 11.01] of the Trust Agreement, the Indenture Trustee shall, upon Issuer Order, consent to any proposed amendment to the Trust Agreement or an amendment to or waiver of any provision of any other document relating to the Trust Agreement, such consent to be given without the necessity of obtaining the consent of the Holders of any Notes [but with the consent of the Note Insurer] upon satisfaction of the requirements under [Section 11.01] of the Trust Agreement.

     Nothing in this Section shall be construed to require that any Person obtain the consent of the Indenture Trustee to any amendment or waiver or any provision of any document where the making of such amendment or the giving of such waiver without obtaining the consent of the Indenture Trustee is not prohibited by this Indenture or by the terms of the document that is the subject of the proposed amendment or waiver.

                                  ARTICLE X

                              REDEMPTION OF NOTES

     Section 10.01. Redemption.

     The Majority Residual Interestholders may, at their option, effect an early redemption of the Notes on any Payment Date on or after the Payment Date on which the Total Loan Balance declines to 10% or less of the Cut-off Date Pool Balance. The Majority Residual Interestholders shall effect such early redemption in the manner specified in and subject to the provisions of Section
6.01 of the Sale and Collection Agreement. [If the Majority Residual Interestholders do not exercise such option within three calendar months of the date in which it is first entitled to do so, the Note Insurer shall have the option to effect such early redemption in the manner specified in and subject to the provisions of Section 6.01 of the Sale and Collection Agreement.]

     The Indenture Trustee shall furnish the Rating Agencies and [the Note Insurer] notice of any such redemption in accordance with Section 10.02 hereof.

     Section 10.02. Form of Redemption Notice. Notice of redemption under
Section 10.01 hereof shall be given by the Indenture Trustee by first- class mail, postage prepaid, or by facsimile mailed or transmitted not later than 10 days prior to the applicable Redemption Date to [the Note Insurer and] each Holder of Notes, as of the close of business on the Record Date preceding the applicable Redemption Date, at such Holder's address or facsimile number appearing in the Note Register.

     All notices of redemption shall state:

     (a) the Redemption Date;

     (b) the Termination Price; and

     (c) the place where such Notes are to be surrendered for payment of the Termination Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.02 hereof).

     Notice of redemption of the Notes shall be given by the Indenture Trustee
in the name of the Issuer and at the expense of [             ]. Failure
to give to any Holder of any Note notice of redemption, or any defect therein, shall not impair or affect the validity of the redemption of any other Note.

     Section 10.03. Notes Payable on Redemption Date; Provision for Payment of Indenture Trustee and Note Insurer. The Notes to be redeemed shall, following notice of redemption as required by Section 10.02 hereof (in the case of redemption pursuant to Section 10.01) hereof, on the Redemption Date become due and payable at the Termination Price and (unless the Issuer shall default in the payment of the Termination Price) no interest shall accrue thereon for any period after the date to which accrued interest is calculated for purposes of calculating the Termination Price. The Issuer may not redeem the Notes unless (i) all outstanding obligations under the Notes have been paid in full and (ii) the Indenture Trustee has been paid all amounts to which it is entitled hereunder [and the Note Insurer has been paid all Reimbursement Amounts to which it is entitled as of the applicable Redemption Date].

                                  ARTICLE XI

                                 MISCELLANEOUS

     Section 11.01. Compliance Certificates and Opinions, etc. (a) Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture (except with respect to the Servicer's servicing activity in the ordinary course of its business), the Issuer shall furnish to the Indenture Trustee [and the Note Insurer] (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with,
(ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

     (b) Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 11.01(a) hereof or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

     (c) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in subsection (b) above, the Issuer shall also deliver to the Indenture Trustee [and the Note Insurer] an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to subsection (b) above and this subsection (c), is 10% or more of the Outstanding Amount of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than [$25,000] or less than one percent of the Outstanding Amount of the Notes.

     (d) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee [and the Note Insurer] an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

     (e) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in subsection (d) above, the Issuer shall also furnish to the Indenture Trustee [and the Note Insurer] an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by subsection (d) above and this subsection (e), equals 10% or more of the Outstanding Amount of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than [$25,000] or less than one percent of the then Outstanding Amount of the Notes.

     Section 11.02. Form of Documents Delivered to Indenture Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such officer's certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer, the Depositor, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Servicer, the Depositor, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

     Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI hereof.

     Section 11.03. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

     (c) The ownership of Notes shall be proved by the Note Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

     Section 11.04. Notices, etc., to Indenture Trustee, Issuer, Rating Agencies and Note Insurer. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

     (a) the Indenture Trustee by any Noteholder, [the Note Insurer] or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office, or

     (b) the Issuer by the Indenture Trustee, [the Note Insurer] or by any Noteholder shall be sufficient for every purpose hereunder if in writing and made, given, furnished or filed with the Issuer addressed to: Structured Asset
Securities Corporation [              ] Trust [              ], in care of
[              ], Attention: [              ], or at any other address
previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

     Notices required to be given to the Rating Agencies [and the Note Insurer] by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to the applicable address specified in the Sale and Collection Agreement.

     Section 11.05. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have duly been given.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute a Default or Event of Default.

     Section 11.06. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

     The provisions of TIA Sections 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

     Section 11.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 11.08. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents.

     Section 11.09. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.10. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Collateral, any benefit or any legal or equitable right, remedy or claim under this Indenture. Each Noteholder and Note Owner, by acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, consents to and agrees to be bound by the terms and conditions of this Indenture.

     Section 11.11. Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

     Section 11.12. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [ ], AND TO THE EXTENT PERMITTED BY LAW WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     Section 11.13. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 11.14. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at the expense of the Servicer accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee [and the Note Insurer]) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

     Section 11.15. Trust Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or, except as expressly provided for in
Article VI hereof, under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may expressly have agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

     Section 11.16. No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Depositor, the Servicer or the Issuer, or join in any institution against the Depositor, the Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law, in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

     Section 11.17. Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee [or the
Note Insurer], during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may reasonably be requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

     Section 11.18. [Grant of Noteholder Rights to Note Insurer. In consideration for the guarantee of the Insured Notes by the Note Insurer pursuant to the Note Insurance Policy, the Noteholders hereby grant to the
Note Insurer the right to act as the holder of 100% of the Outstanding Notes for the purpose of exercising the rights of the Holders of the Notes hereunder, including the voting rights of such Holders, but excluding those rights to distributions under Section 8.02 hereof; provided that the preceding grant of rights to the Note Insurer by the Noteholders shall be subject to
Section 11.20 hereof. The rights of the Note Insurer to direct certain actions and consent to certain actions of the Noteholders hereunder will terminate at such time as the Class Principal Amount of each Class of Insured Notes has been reduced to zero and the Note Insurer has been reimbursed for all Insured Payments and any other amounts owed under the Note Insurance Policy and the Insurance Agreement and the Note Insurer has no further obligation under the
Note Insurance Policy.]

     Section 11.19. [Third Party Beneficiary. The parties hereto acknowledge that the Note Insurer is an express third party beneficiary hereof entitled to enforce any rights reserved to it hereunder as if it were actually a party hereto.]

     Section 11.20. [Suspension and Termination of Note Insurer's Rights. (a) During the continuation of a Note Insurer Default, rights granted or reserved to the Note Insurer hereunder shall vest instead in the Noteholders; provided that the Note Insurer shall be entitled to any distributions in reimbursement of the Note Insurer Reimbursement Amount, and the Note Insurer shall retain those rights under Section 9.02 hereof to consent to any supplement to this Indenture.

     (b) At such time at either (i) the Class Principal Amount of each Class of Insured Notes has been reduced to zero or (ii) the Note Insurance Policy has been terminated following a Note Insurer Default, and in case of either
(i) or (ii) the Note Insurer has been reimbursed for all Insured Payments and any other amounts owed under the Note Insurance Policy and the Insurance Agreement (and the Note Insurer no longer has any obligation under the Note Insurance Policy, except for breach thereof by the Note Insurer), then the rights and benefits granted or reserved to the Note Insurer hereunder (including the rights to direct certain actions and receive certain notices) shall terminate and the Noteholders shall be entitled to exercise of such rights and to receive such benefits of the Note Insurer following such termination to the extent that such rights and benefits are applicable to the Noteholders.]

     IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                                        STRUCTURED ASSET SECURITIES
                                        CORPORATION [             ] TRUST
                                        [             ], as Issuer


                                        By:  [                          ],
                                             not in its individual capacity but
                                             solely as Owner Trustee

                                             By: ____________________________
                                                 Name:
                                                 Title:



                                        [                              ],
                                        as Indenture Trustee

                                        By:  ________________________________
                                             Name:
                                             Title:

Accepted and Agreed to for
purposes of Section 6.07 only:

[                               ],
 as Seller

By:  ________________________________
     Name:
     Title:

STATE OF            )
                    )
COUNTY OF           )



     BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared ___________________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said ___________, not in its individual capacity, but solely as Owner Trustee
on behalf of STRUCTURED ASSET SECURITIES CORPORATION [                  ]
TRUST [                 ], a [Delaware] business trust, and that such person
executed the same as the act of said business trust for the purpose and consideration therein expressed, and in the capacities therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ____ day of __________,
[          ].

Notary Public in and for the State of [             ]
My commission expires:

STATE OF            )
                    )
COUNTY OF           )



     BEFORE ME, the undersigned authority, a Notary Public in and for said county and state, on this day personally appeared __________________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of ___________________, a ________________________, and that such person executed the same as the act of said corporation for the purpose and consideration therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ___ day of _________,
[           ].

Notary Public in and for the State of [                 ] (Seal)

My commission expires:

                                   EXHIBIT A

                                 FORM OF NOTES


                                                               Exhibit No. 4.5











                   STRUCTURED ASSET SECURITIES CORPORATION,
                           [[     ]] Trust [[     ]]

                                   as Issuer

                   STRUCTURED ASSET SECURITIES CORPORATION,
                                   as Seller

                               [[           ]],
                    as Indenture Trustee and Administrator


                          ---------------------------

                         SALE AND COLLECTION AGREEMENT

                          Dated as of [[          ]]

                          ---------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

                                   ARTICLE I
                                  DEFINITIONS

Section 1.01.     Definitions................................................1
Section 1.02.     Calculations Respecting Mortgage Loans....................20
Section 1.03.     Calculations Respecting Accrued Interest..................20

                                  ARTICLE II
                      CONVEYANCE OF MORTGAGE LOAN GROUPS

Section 2.01.     Conveyance of Mortgage Loan Groups........................20
Section 2.02.     [RESERVED]................................................23
Section 2.03.     Ownership and Possession of Mortgage Files................23
Section 2.04.     Books and Records.........................................23
Section 2.05.     Review of Documentation for Trust.........................24
Section 2.06.     Repurchase, Purchase or Substitution of Mortgage Loans....25

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES

Section 3.01.     Representations and Warranties of the Seller..............26

                                  ARTICLE IV
                        ESTABLISHMENT OF TRUST ACCOUNTS

Section 4.01.     Collection Account........................................27
Section 4.02.     Application of Funds in the Collection Account............29
Section 4.03.     Reports to Noteholders....................................30
Section 4.04.     Note Payment Account......................................33
Section 4.05.     Certificate Distribution Account..........................34
Section 4.06.     [RESERVED]................................................35
Section 4.07.     [RESERVED]................................................35
Section 4.08.     Allocation of Losses......................................35

                                   ARTICLE V
                               [MASTER SERVICER]


                                  ARTICLE VI
                                  TERMINATION

Section 6.01.     Termination...............................................35

                                  ARTICLE VII
                           MISCELLANEOUS PROVISIONS

Section 7.01.     Binding Nature of Agreement; Assignment...................36
Section 7.02.     Entire Agreement..........................................36
Section 7.03.     Amendment.................................................36
Section 7.04.     Voting Rights.............................................37
Section 7.05.     [RESERVED]................................................37
Section 7.06.     Governing Law.............................................37
Section 7.07.     Notices...................................................37
Section 7.08.     Severability of Provisions................................37
Section 7.09.     Indulgences; No Waivers...................................38
Section 7.10.     Headings Not To Affect Interpretation.....................38
Section 7.11.     Benefits of Agreement.....................................38
Section 7.12.     Special Notices to the Rating Agencies....................38
Section 7.13.     Counterparts..............................................39
Section 7.14.     Transfer of Servicing.....................................39

                                  ATTACHMENTS

Exhibit A-1         Form of Initial Certification
Exhibit A-2         Form of Interim Certification
Exhibit A-3         Form of Final Certification
Exhibit A-4         Form of Endorsement
Exhibit B           Request for Release of Documents and Receipt

Schedule A          Mortgage Loan Schedule

     This SALE AND COLLECTION AGREEMENT, dated as of [[          ]] (the
"Agreement"), is by and among STRUCTURED ASSET SECURITIES CORPORATION
[[          ]] TRUST [[           ]], a Delaware business trust
(the "Issuer" or the "Trust"), STRUCTURED ASSET SECURITIES CORPORATION, a
Delaware corporation, as Seller (the "Seller"), and [[           ]], a
[[           ]], as Indenture Trustee on behalf of the Noteholders (in
such capacity, the "Indenture Trustee") and as Administrator (in such capacity, the "Administrator").

                             PRELIMINARY STATEMENT

     WHEREAS, the Seller has acquired the Mortgage Loans and related assets in
the ordinary course of business from [[           ]];

     WHEREAS, the Seller desires to sell such Mortgage Loans and related assets to the Issuer and the Issuer is willing to acquire such collateral to secure the issuance of one or more classes of its Mortgage Backed Notes,
Series [[           ]]in accordance with the terms of this Agreement and the
Indenture (as defined herein);

     NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                                  ARTICLE I

                                  DEFINITIONS

     Section 1.01. Definitions. The following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Accepted Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that service or master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Indenture Trustee (except in its capacity as successor to a Servicer), or (y) as provided in the applicable Servicing Agreement, to the extent applicable to any Servicer.

     Accountant: A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Seller or an Affiliate of the Seller.

     Accrual Period: With respect to any Payment Date and any Class of Notes (other than any Class of LIBOR Notes), the calendar month immediately preceding the month in which such Payment Date occurs. In the case of any Class of LIBOR Notes, the one-month period beginning on the immediately preceding Payment Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Payment Date.

     Administration Agreement: The Administration Agreement dated as of
[[          ]] among the Issuer, the Administrator and the Seller, as such may be amended or supplemented from time to time.

     Administrator: The [[           ]], or any successor in interest thereto,
in its capacity as Administrator under the Administration Agreement.

     Advance: An advance of the aggregate of payments of principal and interest (net of the applicable Servicing Fee) on one or more Mortgage Loans that were due on the Due Date in the related Collection Period and not received as of the close of business on the related Determination Date, required to be made by or on behalf of any Servicer pursuant to the related Servicing Agreement.

     Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     Aggregate Loan Balance: The aggregate of the Scheduled Principal Balances of all Mortgage Loans at the date of determination.

     Agreement: This Sale and Collection Agreement and all amendments hereof and supplements hereto.

     Appraised Value: With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

     Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Issuer, and the assignment of such Mortgage Loan to the Indenture Trustee for the benefit of Noteholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that neither the Issuer nor the Indenture Trustee shall be responsible for determining whether any such assignment is in recordable form.

     Authorized Officer: With respect to the Trust, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Trust and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Trust and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

     Balloon Mortgage Loan: Any Mortgage Loan having an original term to maturity that is shorter than its amortization schedule, and a final Scheduled Payment that is disproportionately large in comparison to other Scheduled Payments.

     Balloon Payment: The final Scheduled Payment in respect of a Balloon Mortgage Loan.

     Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the United States Bankruptcy Code of 1986, as amended, or any other similar state laws.

     Basis Risk Shortfall: With respect to any Payment Date and each Class of Notes, the amount by which interest calculated at the Interest Rate applicable to the Notes of such Class for such date, determined without regard to the applicable Net Weighted Average Rate for such date, exceeds interest calculated at such Net Weighted Average Rate.

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York, New York or, if other than New York, the city in which the Corporate Trust Office of the Indenture Trustee or
the Owner Trustee is located, the State of [[           ]], the State of
[[           ]] or Wilmington, Delaware, or (iii) with respect to any
Remittance Date or any Servicer reporting date, the States specified in the definition of "Business Day" in the applicable Servicing Agreement, are authorized or obligated by law or executive order to be closed.

     Carryforward Interest: With respect to any Payment Date, the sum of (i) the amount, if any, by which (x) the sum of (A) Current Interest for the immediately preceding Payment Date and (B) any unpaid Carryforward Interest from previous Payment Dates exceeds (y) the amount paid in respect of interest on the Notes on such immediately preceding Payment Date, and (ii) interest on such amount for the related Accrual Period at the applicable Interest Rate.

     Certificate: Any Residual Interest Certificate issued pursuant to the Trust Agreement.

     Certificate Distribution Account: The account established and maintained in accordance with the provisions of Section 4.05.

     Certificateholder: The Holder of the Residual Interest Certificate.

     Class: All Notes bearing the same class designation.

     Class [[ ]] Group Balance: With respect to each Payment Date and each Mortgage Loan Group, the Initial Class [[ ]] Group Balance in respect of such Mortgage Loan Group less all amounts distributed to the Holders of Class [[ ]] Notes in respect of principal from such Mortgage Loan Group on preceding Payment Dates.

     Class [[ ]] Notes: The SASCO Mortgage Backed Notes, Series [[ ]], Class [[ ]], issued pursuant to the Indenture.

     Class Note Principal Amount: With respect to the Class [[ ]] Notes on any Payment Date, the aggregate original principal balance of the Class [[ ]] Notes less the aggregate of principal payments distributed to such Class on preceding Payment Dates. With respect to the Class [[ ]] Notes on any Payment Date, the sum of the Class [[ ]] Group Balance for each Mortgage Loan Group on such Payment Date.

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

     Closing Date: [[           ]].

     Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto.

     Collection Account: A separate account established and maintained by the Indenture Trustee pursuant to Section 4.01.

     Collection Period: With respect to any Payment Date, the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

     Compensating Interest Payment: With respect to each Mortgage Loan Group and any Payment Date, an amount equal to the excess of (x) the aggregate of any Prepayment Interest Shortfalls with respect to such Mortgage Loan Group and such Payment Date over (y) the aggregate of any amounts required to be paid by the Servicers in respect of such shortfalls but not paid; provided, that such amount shall not exceed the Aggregate Master Servicing Compensation that would be payable to the Master Servicer in respect of such Mortgage Loan Group and such Payment Date without giving effect to any Compensating Interest Payment.

     Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

     Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

     Cooperative Loan Documents: As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement and the assignment of the Security Agreement endorsed in blank; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and the assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

         Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the Holders of the Cooperative Shares of the Cooperative Corporation.

     Cooperative Shares: Shares issued by a Cooperative Corporation.

     Cooperative Unit: A single family dwelling located in a Cooperative
Property.

     Current Interest: With respect to any Payment Date and any Class of Notes, the aggregate amount of interest accrued during the related Accrual Period at the applicable Interest Rate on the aggregate Note Principal Amount of the Notes of such Class immediately prior to such Payment Date.

     Custodial Agreement: Each custodial agreement attached as Exhibit K hereto, and any custodial agreement subsequently executed by the Indenture Trustee substantially in the form thereof.

     Custodian: Each custodian appointed by the Indenture Trustee pursuant to a Custodial Agreement, and any successor thereto.

     Cut-off Date: [[       ]].

     Cut-off Date Group Balance: With respect to each Mortgage Loan Group, the Group Balance thereof as of the Cut-off Date.

     Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Estate pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

     Deposit Date: With respect to each Payment Date, the Business Day preceding such Payment Date.

     Determination Date: With respect to each Payment Date, the 18th day of the month in which such Payment Date occurs, or, if such 18th day is not a Business Day, the next succeeding Business Day.

     Due Date: With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note.

     Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to each Rating Agency or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a "special deposit account") maintained with the corporate trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity for the benefit of the Indenture Trustee and the Issuer, which depository institution shall have capital and surplus of not less than $50,000,000. Eligible Accounts may bear interest.

     Eligible Investments: Any one or more of the following obligations or securities:

          (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

          (ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Indenture Trustee or any Affiliate of the Indenture Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by the Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

          (iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, FNMA or FHLMC with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

          (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Estate to exceed 20% of the sum of the Aggregate Loan Balance and the aggregate principal amount of all Eligible Investments in the Note Payment Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

          (vi) a Qualified GIC;

          (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

          (viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment,
(A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by either Rating Agency of any of the Notes. Such investments in this subsection (viii) may include money market mutual funds or common trust funds or any other fund for which
[[          ]] (the "Bank"), the Indenture Trustee, or an affiliate
thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (i) the Bank, or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (ii) the Bank, or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (iii) services performed for such funds and pursuant to this Agreement may converge at any time. The Indenture Trustee specifically authorizes the Bank, or an affiliate thereof to charge and collect from the Indenture Trustee such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon);

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, provided that any such investment will be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code.

     Escrow Account: Any account established and maintained by the applicable Servicer pursuant to the applicable Servicing Agreement.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

     FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

     Foreclosure Property: Any real or personal property securing a Mortgage Loan that has been acquired by the related Servicer through foreclosure, deed in lieu of foreclosure or similar proceedings in respect such Mortgage Loan.

     GNMA: The Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

     Group Balance: With respect to each Mortgage Loan Group, the aggregate of the Scheduled Principal Balances of all Mortgage Loans in such Mortgage Loan Group as of the date of determination.

     Highest Priority Class Note: Until the Class Note Principal Amount of the Class [[ ]] Notes has been reduced to zero and all amounts payable to the Class [[ ]] Notes have been paid in full, the Class [[ ]] Notes; thereafter, until the Class Note Principal Amount of the Class [[ ]] Notes has been reduced to zero and all amounts payable to the Class [[ ]] Notes have been paid in full, the Class [[ ]] Notes; and thereafter, the Class [[ ]] Notes.

     Holder or Noteholder: The registered holder of any Note as recorded on the books of the Note Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Note registered in the name of the Seller, the Indenture Trustee, any Servicer or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such consent, only Notes which a Responsible Officer of the Indenture Trustee knows to be so held shall be disregarded. The Indenture Trustee may request and conclusively rely on certifications by the Seller in determining whether any Notes are registered to an Affiliate of the Seller or such Servicer.

     HUD: The United States Department of Housing and Urban Development, or any successor thereto.

     Indenture: The Indenture dated as of [[           ]] between the Issuer
and the Indenture Trustee, as such may be amended or supplemented from time to time.

     Indenture Trustee: The [[            ]], not in its individual capacity
but solely as Indenture Trustee, or any successor in interest, or if any successor indenture trustee or any co- indenture trustee shall be appointed, then such successor indenture trustee and such co- indenture trustee, as the case may be.

     Independent: When used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(b) of the Securities and Exchange Commission's Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

     Index: The index specified in the related Mortgage Note for calculation of the Mortgage Rate thereof.

     Initial Class [[ ]] Group Balance: With respect to each of Mortgage Loan
Groups 1, 2 and 3, $[[            ]], $[[            ]] and $[[            ]],
respectively.

     Initial Class [[ ]] Group Balance: With respect to each of Mortgage Loan
Groups 1, 2 and 3, $[[            ]], $[[            ]] and $[[            ]],
respectively. With respect to each Additional Mortgage Loan Group, as set forth in the related Subsequent Transfer Agreement.

     Initial Class [[ ]] Group Balance: With respect to each of Mortgage Loan
Groups 1, 2 and 3, $[[            ]], $[[            ]] and $[[            ]],
respectively. With respect to each Additional Mortgage Loan Group, as set forth in the related Subsequent Transfer Agreement.

     Initial LIBOR Rate: [[            ]]%.

     Insurance Policy: Any Primary Mortgage Insurance Policy and any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

     Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy, other than amounts to be applied to restoration or repair of the related Mortgaged Property or required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note.

     Interest Rate: With respect to the Class [[        ]] Notes and any
Payment Date, a per annum rate equal to [[ ]]%. With respect to the Class [[ ]] Notes and any Payment Date, a per annum rate equal to the lesser of (i) LIBOR, determined as described herein, plus [[ ]]% (the "Class [[ ]] Spread Rate"), in the case of the Class [[ ]] Notes, [[ ]]% (the "Class [[ ]] Spread Rate"), in the case of the Class [[ ]] Notes, and [[ ]]% (the "Class [[ ]] Spread Rate" and, collectively with the Class [[ ]] Spread Rate and Class [[ ]] Spread Rate, the "Spread Rate"), in the case of the Class [[ ]] Notes, and
(ii) the Net Weighted Average Rate for such date.

     Interest Remittance Amount: With respect to each Mortgage Loan Group and any Payment Date, the sum of (i) all interest collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Loan Group during the related Collection Period, or collected in respect of Principal Prepayments during the related Prepayment Period, (ii) any amounts paid by the Servicers with respect to Prepayment Interest Shortfalls with respect to such Mortgage Loans and any Compensating Interest Payment with respect to such Mortgage Loans with respect to the related Prepayment Period, (iii) the portion of any Substitution Amount paid with respect to such Mortgage Loans during the related Prepayment Period allocable to interest and (iv) all Net Liquidation Proceeds, Insurance Proceeds and other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced in each case by the applicable Servicing Fee with respect to such Mortgage Loans and unreimbursed Advances and other amounts due to the Master Servicer, the Servicers or the Indenture Trustee with respect to such Mortgage Loans, to the extent allocable to interest.

     Issuer: The Trust created pursuant to the Trust Agreement.

     Lehman Capital: Lehman Capital, A Division of Lehman Brothers Holdings Inc., or any successor in interest.

     LIBOR: The per annum rate determined on the basis of London interbank offered rate quotations for one-month Eurodollar deposits, as such quotations may appear on the display designated as page "LIUS01M" on the Bloomberg Financial Markets Commodities News (or such other page as may replace such page on that service for the purpose of displaying London interbank offered quotations of major banks). On each LIBOR Determination Date the Master Servicer shall determine LIBOR on the basis of the offered LIBOR quotations of the Reference Banks as of 11:00 a.m. London time on such LIBOR Determination Date as follows:

          (i) If on any LIBOR Determination Date two or more of the Reference Banks provide such offered quotations, LIBOR for the next Accrual Period will be the arithmetic mean of such offered quotations (rounding such arithmetic mean if necessary to the nearest five decimal places);

          (ii) If on any LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Accrual Period will be whichever is the higher of (x) LIBOR as determined on the previous LIBOR Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be either (A) the rate per annum which the Master Servicer determines to be the arithmetic mean (rounding such arithmetic mean if necessary to the nearest five decimal places) of the one-month Eurodollar lending rates that New York City banks selected by the Master Servicer are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Master Servicer can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Master Servicer are quoting on such LIBOR Determination Date to leading European banks; and

          (iii) If on any LIBOR Determination Date the Master Servicer is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (ii) above, LIBOR for the next Accrual Period will be LIBOR as determined on the previous LIBOR Determination Date or, in the case of the first LIBOR Determination Date, the Initial LIBOR Rate.

     The establishment of LIBOR by the Master Servicer and the Master Servicer's subsequent calculation of the Interest Rate or Rates applicable to the Notes for the relevant Accrual Period, in the absence of manifest error, will be final and binding. In all cases, the Master Servicer may conclusively rely on quotations of LIBOR for the Reference Banks as such quotations appear on the display designated "LIUS01M" on the Bloomberg Financial Markets Commodities News.

     As used herein, "Reference Banks" shall mean four leading banks engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England, (ii) whose quotations appear on the "Bloomberg Screen LIUS01M Index Page" (as described above) on the applicable LIBOR Determination Date and (iii) which have been designated as such by the Master Servicer and are able and willing to provide such quotations to the Master Servicer on each LIBOR Determination Date. The Reference Banks initially shall be: Barclay's plc, Bank of Tokyo, National Westminster Bank and Trust Company and Bankers Trust Company. If any of the initial Reference Banks should be removed from the Bloomberg Screen LIUS01M Index Page or if the Master Servicer has actual knowledge that any such Reference Bank in any other way fails to meet the qualifications of a Reference Bank, the Master Servicer shall use its best efforts to designate alternate Reference Banks.

     If (i) with respect to any LIBOR Determination Date LIBOR is determined pursuant to clause (iii) above and (ii) on the next succeeding LIBOR Determination Date LIBOR would, without giving effect to this paragraph, be determined pursuant to such clause (a)(iii), then the Master Servicer shall select an alternative interest rate index over which the Master Servicer has no control that is used for determining Eurodollar lending rates and is calculated and published (or otherwise made available) by an independent third party, and such alternative interest rate index shall constitute LIBOR for all purposes hereof.

     LIBOR Determination Date: The second London Business Day immediately preceding the commencement of each Accrual Period.

     LIBOR Notes: Any Class [[ ]] Notes.

     Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Master Servicer or the applicable Servicer has determined that all amounts that it expects to recover on behalf of the Trust Estate from or on account of such Mortgage Loan have been recovered.

     Liquidation Expenses: Expenses that are incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan and are not recoverable under the applicable Primary Mortgage Insurance Policy, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts expended pursuant to the related Servicing Agreement.

     Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan, including any amounts remaining in the related Escrow Account.

     Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value thereof.

     London Business Day: Any day on which banks are open for dealing in foreign currency and exchange in London, England and New York City.

     Majority Highest Priority Class Noteholders: On any date, Holders of Highest Priority Class Notes representing more than 50% of the Class Note Principal Amount of the Highest Priority Class Notes then outstanding.

     Material Defect: As defined in Section 2.05(c).

     Maturity Date: [[           ]].

     Moody's: Moody's Investors Service, Inc., or any successor in interest.

     Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

     Mortgage File: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan required to be delivered to the Indenture Trustee pursuant to this Agreement.

     Mortgage Loan: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Indenture Trustee pursuant to Section 2.01,
Section 2.05 or Section 2.06, including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

     Mortgage Loan Group: Each of Mortgage Loan Group [[ ]], Mortgage Loan Group [[ ]], [[etc.]].

     Mortgage Loan Group 1: The aggregate of Mortgage Loans identified on the Mortgage Loan Schedule as being included in Mortgage Loan Group 1.

     Mortgage Loan Group 2: The aggregate of Mortgage Loans identified on the Mortgage Loan Schedule as being included in Mortgage Loan Group 2.

     Mortgage Loan Group 3: The aggregate of Mortgage Loans identified on the Mortgage Loan Schedule as being included in Mortgage Loan Group 3.

     Mortgage Loan Sale and Assignment Agreement: The agreement, dated as of
[[            ]], for the sale of the Mortgage Loans by [[            ]], to
the Seller.

     Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan in each Mortgage Loan Group, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Estate.

     Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

     Mortgage Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan.

     Mortgaged Property: Either of (x) the fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

     Mortgagor: The obligor on a Mortgage Note.

     Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed Advances, if any, received and retained in connection with the liquidation of such Mortgage Loan.

     Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the applicable Servicing Fee Rate.

     Net Prepayment Interest Shortfall: With respect to each Mortgage Loan Group and any Payment Date, the excess, if any, of any Prepayment Interest Shortfalls with respect to the Mortgage Loans in such Mortgage Loan Group for such date over the sum of any amounts paid by the Servicers with respect to such shortfalls and any amount that is required to be paid by the Master Servicer in respect of such shortfalls pursuant to this Agreement.

     Net Weighted Average Rate: With respect to any Accrual Period, the per annum rate equal to the Weighted Average rate, as reduced by the applicable Servicing Fee Rates.

     New York UCC: The Uniform Commercial Code as in effect in the State of New York.

     Note(s): One or more of the SASCO Mortgage Backed Notes, Series [[    ]]
issued pursuant to the Indenture.

     Note Payment Account: The account established and maintained in accordance with the provisions of Section 4.04.

     Note Principal Amount: With respect to any Note, the maximum specified dollar amount of principal to which the Holder thereof is then entitled, such amount being equal to the initial principal amount set forth on the face of such Note, less the amount of all principal payments previously made with respect to such Note and, in the case of a Class [[ ]] or Class [[ ]] Note, less all amounts allocated thereto in respect of Realized Losses.

     Noteholder: A Holder of a Note.

     Offering Document: The Private Placement Memorandum.

     Officer's Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person, and in each case delivered to the Indenture Trustee.

     Operative Agreements: The Trust Agreement, the Certificate of Trust of the Issuer, this Agreement, the Mortgage Loan Sale and Assignment Agreement, the Indenture, the Administration Agreement, the Residual Interest Certificate, the Notes and each other document contemplated by any of the foregoing to which the Seller, the Owner Trustee, the Administrator, the Indenture Trustee or the Issuer is a party.

     Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Indenture Trustee, and who may be in-house or outside counsel to the Seller or a Servicer.

     Original Value: The lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

     Overcollateralization Percentage: With respect to Mortgage Loan Groups 1, 2 and 3, [[ ]]%, [[ ]]% and [[ ]]%.

     Owner Trustee: Wilmington Trust Company, as owner trustee under the Deposit Trust Agreement, and any successor owner trustee under the Trust Agreement.

     Payahead: With respect to any Mortgage Loan and any Due Date therefor, any Scheduled Payment received by the applicable Servicer during any Collection Period in addition to the Scheduled Payment due on such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date.

     Paying Agent: Any paying agent appointed pursuant to the Indenture.

     Payment Date: The 25th day of each month or, if such 25th day is not a
Business Day, the next succeeding Business Day, commencing in [[         ]].

     Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     Placement Agent: Lehman Brothers Inc.

     Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. 2510.3-101.

     Prepayment Interest Shortfall: With respect to any full or partial Principal Prepayment of a Mortgage Loan, the difference between (i) one full month's interest at the applicable Mortgage Rate (giving effect to any applicable Relief Act Reduction), as reduced by the applicable Servicing Fee Rate, on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

     Prepayment Period: The period specified in the applicable Servicing Agreement (whether or not specifically defined as a "Prepayment Period") during which amounts required to be remitted by the related Servicer in respect of Mortgage Loan prepayments on the applicable Servicer Remittance Date are received by such Servicer.

     Primary Mortgage Insurance Policy: Mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

     Principal Payment Amount: With respect to each Mortgage Loan Group and any Payment Date, the sum of (i) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Loan Group during the related Collection Period, or collected in respect of Principal Prepayments during the related Prepayment Period, (ii) the outstanding principal balance of each Mortgage Loan in such Mortgage Loan Group that was purchased from the Trust Estate during the related Prepayment Period, (iii) the portion of any Substitution Amount paid during the related Prepayment Period allocable to principal, and (iv) all Net Liquidation Proceeds, Insurance Proceeds and other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to principal, as reduced in each case by unreimbursed Advances and other amounts due to the Servicers or the Indenture Trustee with respect to such Mortgage Loans, to the extent allocable to principal.

     Principal Prepayment: Any Mortgagor payment of principal (other than a Balloon Payment) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or the applicable Servicing Agreement.

     Private Placement Memorandum: The confidential private placement
memorandum dated [[         ]], relating to the Notes, as amended or
supplemented from time to time.

     Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

     Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

     Purchase Price: With respect to the purchase of a Mortgage Loan or related REO Property pursuant to this Agreement, an amount equal to the sum of
(a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Collection Period immediately preceding the related Payment Date and (c) any amounts advanced by any Servicer (or the Indenture Trustee) and not previously reimbursed, together with any unpaid Servicing Fees, in each case with respect to such Mortgage Loan. The applicable Servicer (or the Indenture Trustee, if applicable) shall be reimbursed from the Purchase Price for any Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to such Mortgage Loan that are reimbursable to the applicable Servicer under this Agreement or the applicable Servicing Agreement (or to the Indenture Trustee hereunder).

     Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account, the Note Payment Account or the Certificate Distribution Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

          (a) be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by the Rating Agency in its highest rating category;

          (b) provide that the Indenture Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

          (c) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Notes, the Indenture Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Indenture Trustee;

          (d) provide that the Indenture Trustee's interest therein shall be transferable to any successor trustee hereunder: and

          (e) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account, the Note Payment Account or the Certificate Distribution Account, as the case may be, not later than the Business Day prior to any Payment Date.

     Qualifying Substitute Mortgage Loan: In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan that, on the date of substitution, (i) has a Scheduled Principal Balance (together with that of any other mortgage loan substituted for the same Deleted Mortgage Loan) as of the Due Date in the month in which such substitution occurs not in excess of the Scheduled Principal Balance of the related Deleted Mortgage Loan, provided, however, that, to the extent that the Scheduled Principal Balance of such Mortgage Loan is less than the Scheduled Principal Balance of the related Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the applicable Mortgage Rate net of the applicable Servicing Fee from the date as to which interest was last paid through the end of the Collection Period in which such substitution occurs (such amount, a "Substitution Amount"), shall be paid by the party effecting such substitution to the Indenture Trustee for deposit into the Note Payment Account, and shall be treated as a Principal Prepayment hereunder; (ii) has a Net Mortgage Rate not lower than the Net Mortgage Rate of the related Deleted Mortgage Loan;
(iii) if the total principal balance of Qualifying Substitute Mortgage Loans in the Trust is less than 5% of the initial principal balance of the Mortgage Loans, has a remaining stated term to maturity not longer than, and not more than one year shorter than, the remaining term to stated maturity of the related Deleted Mortgage Loan; (iv) has a Loan-to-Value Ratio as of the date of such substitution not greater than that of the related Deleted Mortgage Loan; (v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date as of which such substitution occurs; (vi) is not a Cooperative Loan unless the related Deleted Mortgage Loan was a Cooperative Loan; (vii) if applicable, has the same index as and a margin not less than that of the related Deleted Mortgage Loan and
(viii) has not been delinquent for a period of more than 30 days more than twice in the twelve months immediately preceding such date of substitution. In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (a) the Scheduled Principal Balance referred to in clause (i) above shall be determined on a loan-by-loan basis, (b) the rate referred to in clause (ii) above shall be determined on a loan-by-loan basis and (c) the remaining term to stated maturity referred to in clause
(iii) above shall be determined on a weighted average basis, provided that the final scheduled maturity date of any Qualifying Substitute Mortgage Loan shall not exceed the Maturity Date. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify such qualification in writing to the Indenture Trustee.

     Rating Agency: Each of Moody's and S&P.

     Realized Loss: With respect to a Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon through the last day of the month of liquidation less the Net Liquidation Proceeds, and any Insurance Proceeds from, such Mortgage Loan and the related Mortgaged Property.

     Recognition Agreement: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

     Record Date: With respect to any Payment Date, the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs.

     Reference Banks: As defined in the definition of "LIBOR".

     Remittance Date: The day in each month on which each Servicer is required to remit payments to the account maintained by the Indenture Trustee, as specified in the related Servicing Agreement.

     REO Property: A Mortgaged Property acquired by the Trust Estate through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     Reserve Interest Rate: As defined in the definition of "LIBOR".

     Residual Interest Certificate: The residual interest certificate issued pursuant to the Trust Agreement.

     Responsible Officer: When used with respect to the Indenture Trustee, any Vice President, Assistant Vice President, the Secretary, any assistant secretary, the Treasurer, or any assistant treasurer, working in its corporate trust department and having direct responsibility for the administration of this Agreement.

     S&P: Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., or any successor in interest.

     Scheduled Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction (excluding all amounts of principal and interest that were due on or before the related Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence. In the case of any bi-weekly payment Mortgage Loan, all payments due on such Mortgage Loan during any Collection Period shall be deemed collectively to constitute the Scheduled Payment due on such Mortgage Loan in such Collection Period.

     Scheduled Principal Balance: With respect to (i) any Mortgage Loan as of any Payment Date, the principal balance of such Mortgage Loan at the close of business on the related Cut-off Date, after giving effect to principal payments due on or before the related Cut-off Date, whether or not received, less an amount equal to principal payments due after the related Cut-off Date and on or before the Due Date in the related Collection Period, whether or not received from the Mortgagor, and all amounts allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the related Prepayment Period), (ii) any REO Property as of any Payment Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Indenture Trustee (reduced by any amount applied as a reduction of principal on the Mortgage
Loan) and (iii) with respect to any Liquidated Mortgage Loan, zero. With respect to any Mortgage Loan and the related Cut-off Date, as specified in the Mortgage Loan Schedule.

     Securities: The Notes and the Certificates.

     Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

     Securityholders: The Noteholders and the Certificateholders.

     Seller: Structured Asset Securities Corporation, a Delaware corporation having its principal place of business in New York, or its successors in interest.

     Servicer: Any Servicer that has entered into any of the Servicing Agreements attached as Exhibit E hereto, or any successor in interest.

     Servicing Agreement: Each Servicing Agreement among a Servicer and
[[           ]] attached hereto as Exhibit E.

     Servicing Fee: The Servicing Fee specified in the applicable Servicing Agreement.

     Servicing Fee Rate: With respect to any Servicer, as specified in the applicable Servicing Agreement.

     Servicing Officer: Any officer of the Servicer involved in or responsible for the administration and servicing or servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Indenture Trustee, as such list may from time to time be amended.

     SMMEA Eligible Mortgage Loan: Any Mortgage Loan secured by a first priority security interest in real property and originated by an originator that complies with the requirements of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     Substitution Amount: As defined in the definition of Qualifying Substitute Mortgage Loan.

     Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

     Total Distribution Amount: With respect to any Payment Date, the sum of the Interest Remittance Amount for such date and the Principal Payment Amount for such date.

     Transfer Agreement: As defined in the Mortgage Loan Sale and Assignment Agreement.

     Transferor: Each seller of Mortgage Loans to [[            ]] pursuant
to a Transfer Agreement.

     Trust: The Issuer.

     Trust Accounts: The Note Payment Account, the Collection Account and the Escrow Accounts.

     Trust Agreement: The Deposit Trust Agreement dated as of [[       ]]among
Structured Asset Securities Corporation, as Depositor, [[            ]], as
Owner Trustee, and [[          ]], as Administrator.

     Trust Estate: The assets subject to this Agreement and the Indenture pledged by the Issuer to the Indenture Trustee, which assets consist of (a) all of the Seller's right, title and interest in and to: (i) such Mortgage Loans as from time to time are subject to this Agreement, conveyed to the Issuer as provided in this Agreement and as listed in the Mortgage Loan Schedule, as the same may be amended or supplemented from time to time (including to reflect the removal of Deleted Mortgage Loans and the addition of Qualifying Substitute Mortgage Loans), together with the Mortgage Files relating thereto and all proceeds thereof, (ii) all payments and proceeds received on or with respect to the Mortgage Loans after the Cut-off Date,
(iii) such assets as are from time to time are identified as Foreclosure Property, (iv) all assets and funds as are from time to time deposited in the Note Payment Account, the Collection Account, and any Escrow Account, including amounts on deposit in such accounts which are invested in Eligible Investments, (v) all insurance policies with respect to the Mortgage Loans and any Insurance Proceeds, (vi) Net Liquidation Proceeds, and (vii) that certain Mortgage Loan Sale and Assignment Agreement under which the Seller acquired
the Mortgage Loans from [[            ]], and (b) all right, title
and interest of the Issuer, as purchaser, under each Transfer Agreement and Servicing Agreement.

     Unpaid Basis Risk Shortfall: With respect to any Payment Date, the aggregate of all Basis Risk Shortfalls remaining unpaid from previous Payment Dates, plus interest accrued thereon at the applicable Interest Rate (calculated without giving effect to the applicable Net Weighted Average
Rate).

     Weighted Average Rate: With respect to any Accrual Period, the per annum rate equal to the weighted average (by principal balance) of the Mortgage Rates of the Mortgage Loans as of the first day of the related Collection Period.

     Section 1.02. Calculations Respecting Mortgage Loans. Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Estate shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Indenture Trustee as supplied to the Indenture Trustee by the Servicer. The Indenture Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Servicer.

     Section 1.03. Calculations Respecting Accrued Interest. Accrued interest, if any, on any Class [[ ]] Note shall be calculated based upon a 360-day year and the actual number of days in each Accrual Period. Accrued Interest, if any, on any Class [[ ]] Note shall be calculated based upon a 360-day year.


                                  ARTICLE II

                      CONVEYANCE OF MORTGAGE LOAN GROUPS

     Section 2.01. Conveyance of Mortgage Loan Groups. (a) As of the Closing Date, in consideration of the Issuer's delivery of the Notes and the Investor Certificate to the Seller or its designee, upon the order of the Seller, the Seller, as of the Closing Date and concurrently with the execution and delivery of this Agreement, does hereby sell, transfer, assign, set over and otherwise convey to the Issuer, without recourse, but subject to the other terms and provisions of this Agreement, all the right, title and interest of the Seller in and to the Trust Estate and the Certificate Distribution Account. The foregoing sale, transfer, assignment, set over and conveyance does not and is not intended to result in a creation of an assumption by the Issuer of any obligation of the Seller, the Transferor or any other Person in connection with the Trust Estate or under any agreement or instrument relating thereto except as specifically set forth herein.

    Concurrently with the execution and delivery of this Agreement, the Seller does hereby assign to the Issuer all of its rights and interest under the Mortgage Loan Sale and Assignment Agreement, including all rights of
[[            ]] under the Servicing Agreements to the extent assigned
thereunder, and delegates its obligations thereunder. The Issuer hereby accepts such assignment and delegation, and shall be entitled to exercise all rights of the Seller under the Mortgage Loan Sale and Assignment Agreement as if, for such purpose, it were the Seller.

     (b) With respect to each Mortgage Loan, on the Closing Date, the Seller has delivered or caused to be delivered to the Indenture Trustee, and/or any Custodian acting on the Indenture Trustee's behalf, if applicable, the following documents or instruments with respect to each such Mortgage Loan (each a "Mortgage File") so transferred and assigned:

          (i) with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of the Issuer, or in blank (in each case, with all necessary intervening endorsements as applicable);

          (ii) the original of any guarantee executed in connection with the Mortgage Note, assigned to the Issuer;

          (iii) with respect to any Mortgage Loan other than a Cooperative Loan, the original recorded Mortgage with evidence of recording indicated thereon. If, in connection with any Mortgage Loan, the Seller cannot deliver the Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Indenture Trustee or applicable Custodian, in the case of a delay due to recording, a true copy of such Mortgage, pending delivery of the original thereof, together with an Officer's Certificate of the Seller certifying that the copy of such Mortgage delivered to the Indenture Trustee or applicable Custodian is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel acceptable to the Issuer and the Seller that an original recorded Mortgage is not required to enforce the Issuer's interest in the Mortgage Loan;

          (iv) The original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer's Certificate of the Seller certifying that the copy of such assumption, modification or substitution agreement delivered to the Indenture Trustee or applicable Custodian is a true copy and that the original of such agreement has been forwarded to the public recording office;

          (v) with respect to any Mortgage Loan other than a Cooperative Loan, the original Assignment of Mortgage for each Mortgage Loan;

          (vi) if applicable, such original intervening assignments of the Mortgage, notice of transfer or equivalent instrument (each, an "Intervening Assignment"), as may be necessary to show a complete chain of assignment from the originator, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel acceptable to the Issuer that such original Intervening Assignment is not required to enforce the Issuer's interest in the Mortgage Loans;

          (vii) the original Primary Mortgage Insurance Policy or certificate, if private mortgage guaranty insurance is required;

          (viii) with respect to any Mortgage Loan other than a Cooperative Loan, the original mortgagee title insurance policy or attorney's opinion of title and abstract of title;

          (ix) the original of any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage or as to any security agreement, chattel mortgage or their equivalent that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer's Certificate of the Seller certifying that the copy of such security agreement, chattel mortgage or their equivalent delivered to the Issuer (or its custodian) is a true copy and that the original of such document has been forwarded to the public recording office; and

          (x) with respect to any Cooperative Loan, the Cooperative Loan Documents.

     The parties hereto acknowledge and agree that the form of endorsement attached hereto as Exhibit A-4 is intended to effect the transfer to the Issuer of the Mortgage Notes and the Mortgages.

     (c) Assignments of Mortgage shall be recorded; provided, however, that such Assignments need not be recorded if, in the Opinion of Counsel (which must be Independent counsel) acceptable to the Issuer and the Rating Agencies, recording in the applicable state is not required to protect the Issuer's interest in the related Mortgage Loans. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than 3 months thereafter except to the extent delays are caused by the applicable recording office), the Issuer, at the expense of the Seller and with the cooperation of the Servicer, shall cause to be properly recorded by the Servicer in each public recording office where the Mortgages are recorded each Assignment of Mortgage referred to in subsection (b)(v) above.

     (d) In instances where a Title Insurance Policy is required to be delivered to the Issuer under clause (b)(viii) above and is not so delivered, the Seller will provide a copy of such Title Insurance Policy to the Issuer as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

     (e) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, herewith delivers to the Issuer an Officer's Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the applicable Collection Account pursuant to Section 4.01(d) have been so deposited. All original documents that are not delivered to the Issuer shall be held by the applicable Servicer in trust for the benefit of the Issuer.

     (f) As of the Closing Date, the Issuer acknowledges the conveyance to it by the Seller of all of the Seller's right, title and interest in and to the Trust Estate, receipt of which is hereby acknowledged by the Issuer. Concurrently with such delivery, the Issuer has pledged to the Indenture Trustee the Trust Estate, and in exchange for the conveyance to it by the Seller of all of the Seller's right, title and interest in and to the Trust Estate (i) the Owner Trustee (not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer) has executed the Notes and (ii) the Issuer has caused the Indenture Trustee to authenticate and deliver the Notes to the Seller or its designee, upon the order of the Issuer. In addition, concurrently with the delivery to the Issuer of all of the Seller's right, title and interest in and to the Trust Estate and in exchange therefor, the Owner Trustee, pursuant to the instructions of the Seller, has executed (not in its individual capacity, but solely as Owner Trustee on behalf of the Issuer) and caused to be authenticated and delivered the Investor Certificate to the Seller or its designee, upon the order of the Seller.

     Section 2.02. [RESERVED].

     Section 2.03. Ownership and Possession of Mortgage Files. Upon the issuance of the Notes and the Certificate, the ownership of each Mortgage Loan, the related Mortgage and the contents of the related Mortgage File shall be vested in the Issuer, subject to the lien created by the Indenture in favor of the Indenture Trustee for the benefit of the Noteholders, although possession of the Mortgage Files on behalf of the Indenture Trustee and for the benefit of the Securityholders shall remain with the respective Custodians.

     Section 2.04. Books and Records. The sale of each Mortgage Loan shall be reflected on the Seller's balance sheets and other financial statements as a sale of assets by the Seller to the Issuer under generally accepted accounting principles ("GAAP"). The Servicer shall be responsible for maintaining, and shall maintain, books and records for each Mortgage Loan which shall be clearly marked to reflect the record ownership of each Mortgage Loan by the Issuer, subject to the lien created by the Indenture in favor of the Indenture Trustee for the benefit of the Securityholders.

     It is the intention of the parties hereto that the transfers and assignments contemplated by this Agreement shall constitute a sale of the Trust Estate from the Seller to the Issuer and upon the execution of this Agreement by the parties hereto, the Trust Estate shall no longer be owned by the Seller. If the assignment, transfer and conveyance of the Trust Estate to the Issuer pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Seller intends that the rights and obligations of the parties to this Agreement shall be established by the terms of this Agreement and that, in such event, (i) the Seller shall be deemed to have granted to the Issuer a first priority security interest in the entire right, title and interest of the Seller in and to the Trust Estate and all proceeds thereof, and (ii) this Agreement shall constitute a security agreement under applicable law. Prior to or promptly after the Closing Date, the Seller shall cause to be filed a UCC-1 financing statement with the Secretary of State of Delaware naming the Seller as "debtor" and the Issuer as "secured party" and describing the Trust Estate.

     Section 2.05. Review of Documentation for Trust. (a) The Indenture Trustee, by execution and delivery hereof, acknowledges receipt of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Indenture Trustee, or by the applicable Custodian on behalf of the Indenture Trustee, under this Section
2.05. The Indenture Trustee, or the applicable Custodian on behalf of the Indenture Trustee, will execute and deliver on the Closing Date (or the related Subsequent Transfer Date) to the Seller an Initial Certification in the form annexed hereto as Exhibit A-1.

     (b) Within 45 days after the Closing Date (or related Subsequent Transfer
Date), the applicable Custodian will, on behalf of the Indenture Trustee and for the benefit of Holders of the Notes and the Certificates, review each Mortgage File to ascertain that all required documents set forth in Section
2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Seller an Interim Certification in the form annexed hereto as Exhibit A-2 to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any Mortgage Loan specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Indenture Trustee, or the applicable Custodian on behalf of the Indenture Trustee, shall make sure that the documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Indenture Trustee nor any Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

     (c) If in the course of the review described in paragraph (b) above the Indenture Trustee or any Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a "Material Defect"), the Indenture Trustee, or the applicable Custodian on behalf of the Indenture Trustee, shall promptly identify the Mortgage Loan to which such Material Defect relates in the Interim Certificate delivered to the Seller or the Master Servicer (and to the Indenture Trustee). Within 90 days of its receipt of such notice, the applicable Transferor, or, if such Transferor does not do so, the Seller shall be required to cure such Material Defect (and, in such event, the Seller shall provide the Indenture Trustee with an Officer's Certificate confirming that such cure has been effected). If the applicable Transferor or the Seller, as applicable, does not so cure such Material Defect, the applicable Transferor, or, if such Transferor does not do so, the Seller, shall repurchase the related Mortgage Loan from the Trust at the Purchase Price. Within the two year period following the Closing Date, the Seller may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.05, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 2.06. The failure of the Indenture Trustee or the applicable Custodian to give the notice contemplated herein within 45 days after the Closing Date (or the related Subsequent Transfer
Date) shall not affect or relieve the Seller of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.05 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust.

     (d) Within 180 days following the Closing Date (or the related Subsequent Transfer Date), the Indenture Trustee, or the applicable Custodian, shall deliver to the Seller a Final Certification substantially in the form annexed hereto as Exhibit A-3 evidencing the completeness of the Mortgage Files in its possession or control.

     (e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust, the Indenture Trustee, the Noteholders or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

     Section 2.06. Repurchase, Purchase or Substitution of Mortgage Loans. (a) With respect to any Mortgage Loan repurchased by the Seller pursuant to this
Article II, by [[            ]] pursuant to the Mortgage Loan Sale and
Assignment Agreement or by any Transferor pursuant to the applicable Transfer Agreement, the principal portion of the funds received by the Issuer in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited in the Collection Account. The Issuer, upon receipt of the full amount of the Purchase Price for a Deleted Mortgage Loan, or upon receipt of the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), shall release or cause to be released from the lien of the Indenture
and reassign to the Seller, [[            ]] or the applicable
Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Issuer (or its custodian), and the Issuer shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

     (b) With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Issuer (or its custodian) pursuant to the terms of this
Article II in exchange for a Deleted Mortgage Loan: (i) the Seller, the
applicable Transferor or [[            ]], as applicable, must deliver to
the Issuer (or its custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File; and (ii) the Seller will be deemed to have made, with respect to such Qualified Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Issuer, at the expense of the Seller and with the cooperation of the Servicer, shall cause the Assignment of Mortgage with respect to such Qualifying Substitute Mortgage Loan to be recorded by the Servicer if required pursuant to the first sentence of Section 2.01(c).


                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

     Section 3.01. Representations and Warranties of the Seller. The Seller hereby represents, warrants and covenants with and to the Issuer, the Indenture Trustee and the Securityholders that, as of the Closing Date:

     (a) The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state the laws of which require licensing or qualification in order to conduct business of the type conducted by the Seller and perform its obligations as Seller hereunder except where the failure to be so licensed, qualified or in good standing, either singularly or in the aggregate, would not have a material adverse effect on its business or its ability to perform its obligations hereunder; the Seller has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action of the Seller; this Agreement evidences the valid, binding and enforceable obligation of the Seller; and all requisite action has been taken by the Seller to make this Agreement valid, binding and enforceable upon the Seller in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium and other, similar laws relating to or affecting creditors' rights generally or the application of equitable principles in any proceeding, whether at law or in equity.

     (b) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Seller makes no such representation or warranty) that are necessary in connection with the purchase and sale of the Securities and the execution and delivery by the Seller of this Agreement and the other related documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by this Agreement and such other documents on the part of the Seller and the performance by the Seller of its obligations as Seller under this Agreement and such other documents to which it is a party.

     (c) The consummation of the transactions contemplated by this Agreement will not result in (i) the breach of any terms or provisions of the Articles of Incorporation or Bylaws of the Seller, (ii) the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other material instrument to which the Seller, or its property is subject, or (iii) the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its respective property is subject.

     (d) Neither this Agreement nor the Offering Document nor any statement, report or other document prepared by the Seller and furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

     (e) There is no action, suit, proceeding or investigation pending or, to the best of the Seller's knowledge, threatened against the Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement.

     (f) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or its properties or might have consequences that would materially and adversely affect its performance hereunder.

     (g) As of the Closing Date, the Issuer will have good and marketable title to each Mortgage Loan and such other assets included in the Trust Estate as of such date free and clear of any lien, mortgage, pledge, charge, security interest or other encumbrance other than the lien of the Indenture.

     (h) The transfer, assignment and conveyance of the Mortgage Loans and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

     (i) The Seller shall provide each Rating Agency with notice and a copy of any amendment to the Articles of Incorporation of the Seller promptly after the filing thereof.


                                  ARTICLE IV

                        ESTABLISHMENT OF TRUST ACCOUNTS

     Section 4.01. Collection Account. (a) On the Closing Date, the Indenture Trustee shall open and shall thereafter maintain a segregated account held in trust (the "Collection Account"). The Collection Account shall relate solely to the Notes and Certificates, and funds in such Collection Account shall not be commingled with any other monies.

     (b) The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Indenture Trustee shall establish a new Collection Account that is an Eligible Account within 30 days and transfer all funds on deposit in such existing Collection Account into such new Collection Account.

     (c) On each Deposit Date, the entire amount on deposit in the Collection Account (subject to permitted withdrawals set forth in Section 4.02), other than amounts not included in the Total Distribution Amount for such Payment Date, shall be deposited by the Indenture Trustee into the Note Payment Account or the Certificate Distribution Account, as the case may be, by wire transfer in immediately available funds. Subject to the immediately preceding sentence, the Indenture Trustee, at its option, may choose to make daily transfers from the Collection Account to the Note Payment Account or the Certificate Distribution Account, as the case may be.

     (d) The Indenture Trustee shall deposit or cause to be deposited into the Collection Account, no later than the Business Day following the Closing Date, any amounts representing Scheduled Payments on the Mortgage Loans due after the initial Cut-off Date and received by the Indenture Trustee on or before the Closing Date. Thereafter, the Indenture Trustee shall deposit or cause to be deposited in the Collection Account on the applicable Remittance Date the following amounts received or payments made by it (other than in respect of principal of and interest on the Mortgage Loans due on or before the applicable Cut-off Date):

          (i) all payments on account of principal, including Principal Prepayments and late collections, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans (other than payments due prior to the Cut-off Date), including prepayment premiums or penalties, net of the Servicing Fee with respect to each such Mortgage Loan, but only to the extent of the amount permitted to be retained by the Servicer pursuant to the Servicing Agreement;

          (iii) any unscheduled payment or other recovery with respect to a Mortgage Loan not otherwise specified in this paragraph (d), including all Liquidation Proceeds with respect to the Mortgage Loans and REO Property, and all amounts received in connection with the operation of any REO Property, net of any unpaid Servicing Fees with respect to such Mortgage Loans (but only to the extent of the amount permitted to be retained by the Servicer pursuant to the Servicing Agreement;

          (iv) all Insurance Proceeds;

          (v) all Advances made by any Servicer pursuant to the related Servicing Agreement; and

          (vi) all proceeds of any Mortgage Loan repurchased by the Seller, [[ ]] or any other Person.

     (e) Funds in the Collection Account may be invested in Eligible
Investments selected by and at the written direction of the [[            ]],
which shall mature not later than the earlier of (a) the Deposit Date (except that if such Eligible Investment is an obligation of the Indenture Trustee or the Paying Agent, if other than the Indenture Trustee, and such Collection Account is maintained with the Indenture Trustee or the Paying Agent, if other than the Indenture Trustee, then such Eligible Investment shall mature not later than such applicable Payment Date) or (b) the day on which the funds in such Collection Account are required to be remitted to the Indenture Trustee for deposit into the Note Payment Account or Certificate Distribution Account, as applicable, and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible
Investments shall be made in the name of the Indenture Trustee (in its capacity as such) or its nominee. All income and gain realized from any
such investment shall be for the benefit of the [[           ]] and shall
be subject to its withdrawal or order from time to time, subject to the related Servicing Agreement, and shall not be part of the Trust Estate. The amount of any losses incurred in respect of any such investments shall be
deposited in such Collection Account by the [[            ]] out of its own
funds, without any right of reimbursement therefor, immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees and other incidental fees and charges relating to the Mortgage
Loans (other than prepayment premiums or penalties) need not be deposited by the Indenture Trustee in the Collection Account and may be retained by the Indenture Trustee or the applicable Servicer as additional servicing compensation. If the Indenture Trustee deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such
amount from such Collection Account. In the event the [[            ]] does not
provide written direction to the Indenture Trustee pursuant to this Section, all funds on deposit in the Collection Account shall remain uninvested.

     Section 4.02. Application of Funds in the Collection Account. The Indenture Trustee may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

          (i) to reimburse any Servicer for Advances made by such Servicer pursuant to the related Servicing Agreement, it being understood, in the case of any such reimbursement, that the Servicer's right thereto shall be prior to the rights of the Noteholders;

          (ii) to reimburse any Servicer, following a final liquidation of a Mortgage Loan, for any amounts advanced by such Servicer that it determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, it being understood, in the case of any such reimbursement, that such Servicer's right thereto shall be prior to the rights of the Noteholders;

          (iii) [RESERVED];

          (iv) to reimburse any Servicer for expenses incurred by and recoverable by or reimbursable to such Servicer pursuant to the related Servicing Agreement;

          (v) to pay to the Seller, [[                ]] or the
applicable Transferor, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not distributed on the date on which the related repurchase was effected, and to pay to the applicable Person any Advances to the extent specified in the definition of Purchase Price;

          (vi) to pay to itself income earned on the investment of funds deposited in the Collection Account;

          (vii) to make deposits into the Note Payment Account or Certificate Distribution Account in the amounts and in the manner provided for in Section
4.04 and 4.05, respectively;

          (viii) to make payment to itself and others pursuant to any provision of this Agreement;

          (ix) to withdraw funds deposited in error in the Collection Account;

          (x) to clear and terminate any Collection Account;

          (xi) to reimburse a successor Indenture Trustee (solely in its capacity as successor Indenture Trustee), for any fee or advance occasioned by a termination of the Indenture Trustee, and the assumption of such duties by a successor Indenture Trustee appointed pursuant hereto, it being understood, in the case of any such reimbursement or payment, that the right of the Indenture Trustee thereto shall be prior to the rights of the Noteholders; and

          (xii) to reimburse any Servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such Servicer, to the extent provided in such Servicing Agreement.

     In connection with withdrawals pursuant to subclauses (i), (ii), (iii) and (iv) above, the Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Indenture Trustee shall therefore keep and maintain a separate accounting for each Mortgage Loan for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such subclause (i), (ii), (iii) and (iv).

     Section 4.03. Reports to Noteholders. (a) On each Payment Date, the Indenture Trustee shall deliver or cause to be delivered by first class mail to each Noteholder a written report (on the basis of information obtained from the Servicers) setting forth the following information, (such report by the Indenture Trustee, the "Indenture Trustee's Monthly Remittance Report"):

          (i) the aggregate amount of the payment to be made on such Payment Date to the Holders of each Class of Notes allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal (with respect to each Mortgage Loan Group);

          (ii) the aggregate amount of the payment to be made on such Payment Date to the Holders of each Class of Notes allocable to interest;

          (iii) the amount, if any, of any distribution to the Holder of the Residual Interest Certificate;

          (iv) (A) the aggregate amount of any Advances required to be made by or on behalf of any Servicer with respect to the Mortgage Loans in each Mortgage Loan Group with respect to such Payment Date, (B) the aggregate amount of such Advances actually made on such Payment Date, (C) the amount, if any, by which (A) above exceeds (B) above and (D) the aggregate amount of Advances unreimbursed as of such Payment Date;

          (v) the Aggregate Loan Balance and the Group Balance of each Mortgage Loan Group as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

          (vi) the Class Note Principal Amount of each Class of Notes, to the extent applicable, as of such Payment Date after giving effect to payments allocated to principal reported under clause (i) above.

          (vii) the amount of the Servicing Fees paid during the Collection Period to which such distribution relates;

          (viii) the number and aggregate Scheduled Principal Balance of Mortgage Loans in each Mortgage Loan Group, as reported to the Indenture Trustee by the Master Servicer, (a) remaining outstanding (b) delinquent 30 to 59 days on a contractual basis, (c) delinquent 60 to 89 days on a contractual basis, (d) delinquent 90 or more days on a contractual basis (in the case of clause (b), (c) and (d), without giving effect to loans in foreclosure or REO Property), and (e) as to which foreclosure proceedings have been commenced as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;

          (ix) the deemed principal balance of each REO Property in each Mortgage Loan Group as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs;

          (x) with respect to any Mortgage Loan in any Mortgage Loan Group that became an REO Property during the preceding calendar month, the principal balance of such Mortgage Loan and the number of such Mortgage Loans as of the close of business on the Payment Date in such preceding month;

          (xi) with respect to substitution of Mortgage Loans in the preceding calendar month, and as to each Mortgage Loan Group, the Scheduled Principal Balance of each Deleted Mortgage Loan, and of each Qualifying Substitute Mortgage Loan;

          (xii) the aggregate outstanding Carryforward Interest and Net Prepayment Interest Shortfalls, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each Class of Notes, after giving effect to the distribution made on such Payment Date;

          (xiii) the Interest Rate applicable to such Payment Date with respect to each Class of Notes;

          (xiv) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Noteholders would have received if there were sufficient available amounts in the Note Payment Account and the amounts actually distributed) with respect to each Mortgage Loan Group; and

          (xv) any other "loan-level" information for any Mortgage Loans in each Mortgage Loan Group that are delinquent 90 or more days on a contractual basis and any REO Property held by the Trust that is reported by the Master Servicer to the Indenture Trustee.

     In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per $1,000 of original principal amount of Certificates.

     In preparing or furnishing the foregoing information, the Indenture Trustee shall be entitled to rely conclusively on the accuracy of the information or data regarding the Mortgage Loans and the related REO Property that has been provided by each Servicer, and the Indenture Trustee shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.

     On each Payment Date, the Indenture Trustee shall also deliver or cause to be delivered by first class mail to the Seller a copy of the above-described written report, to the following address: Mortgage Finance Group, Lehman Brothers Inc., Three World Financial Center, 200 Vesey Street, New York, New York, 10285, Attention: Stanley Labanowski, or to such other address as the Seller may designate.

     (b) Upon the reasonable advance written request of any Noteholder that is a savings and loan, bank or insurance company, the Indenture Trustee shall provide, or cause to be provided, (or, to the extent that such information or documentation is not required to be provided by a Servicer under the applicable Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide) to such Noteholder such reports and access to information and documentation regarding the Mortgage Loans as such Noteholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to investment in the Notes; provided, however, that the Indenture Trustee shall be entitled to be reimbursed by such Noteholder for such Indenture Trustee's actual expenses incurred in providing such reports and access.

     (c) Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Indenture Trustee shall send to each Person who at any time during the calendar year was a Noteholder of record, and make available to Note Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to Noteholders pursuant to Section 4.03(a) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Notes and information regarding the expenses of the Trust.

     Section 4.04. Note Payment Account. (a) No later than the Closing Date, the Indenture Trustee shall cause to be established and maintained at its Corporate Trust Office one or more Note Payment Accounts, which shall be separate Eligible Accounts, which may be interest-bearing and which shall be
entitled "Note Payment Account, [[            ]], as Indenture Trustee,
in trust for the SASCO Mortgage Backed Notes, Series [[            ]], Class
[[         ]]." Funds in the Note Payment Account may be invested in Eligible
Investments in accordance with Section 8.02(a) of the Indenture.

     (b) Deposits to Note Payment Account. On the Deposit Date with respect to each Payment Date, the Indenture Trustee (based on information contained in the Indenture Trustee's Monthly Remittance Report for such Payment Date) shall withdraw the Total Distribution Amount with respect to such Payment Date from the Collection Account, and deposit such amount to the Note Payment Account.

     (c) Withdrawals from Note Payment Account. No later than 11:00 a.m. (New York City time) on each Payment Date, to the extent funds are available in the Note Payment Account, the Indenture Trustee (based on the information contained in the Indenture Trustee's Monthly Remittance Report for such Payment Date) shall make the following payments in the following order of priority:

          (1) to the extent of the aggregate of the Interest Remittance Amounts for all Mortgage Loan Groups for such Payment Date, in the following order of priority:

               (i) pro rata, to the Holders of the Class [[ ]] Notes, Current Interest for such Payment Date and any Carryforward Interest for such Payment Date, in each case payable in respect of the Class [[ ]] Notes; provided that Current Interest will be payable before Carryforward Interest;

               (ii) to the Holders of the Class [[ ]] Notes, Current Interest for such Payment Date and any Carryforward Interest for such Payment Date, in each case payable in respect of the Class [[ ]] Notes; provided that Current Interest will be payable before Carryforward Interest;

               (iii) to the Holders of the Class [[ ]] Notes, Current Interest for such Payment Date and any Carryforward Interest for such Payment Date, in each case payable in respect of the Class [[ ]] Notes; provided that Current Interest will be payable before Carryforward Interest;

               (iv) to the Holders of the Class [[ ]], Class [[ ]] and Class [[ ]] Notes, in that order, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class for such Payment Date;

               (v) with respect to any Mortgage Loan Group purchased by the Seller pursuant to Section 2.07 on such Payment Date, to each Servicer, an amount equal to accrued and unpaid Servicing Fees and all previously unreimbursed Advances made pursuant to this Agreement and the applicable Servicing Agreement, in each case in respect of the Mortgage Loans in such Mortgage Loan Group; and

               (vi) to the Certificate Distribution Account for distribution to the holder of the Residual Interest Certificate.

          (2) With respect to each Mortgage Loan Group, to the extent of the Principal Payment Amount for such Mortgage Loan Group, if any, for such Payment Date in the following order of priority:

                    (i) concurrently, to the Class [[ ]], Class [[ ]] and
               Class [[ ]] Notes, in proportion to the Class [[ ]] Group Balance for such Mortgage Loan Group, in the case of the Class [[ ]] Notes, the Class [[ ]] Group Balance for such Mortgage Loan Group, in the case of the Class [[ ]] Notes, and the Class [[ ]] Group Balance for such Mortgage Loan Group, in the case of the Class [[ ]] Notes, the Principal Payment Amount for such Payment Date and Mortgage Loan Group, until an amount equal to the Maximum Principal Amount has been distributed in respect of such Mortgage Loan Group on such and all preceding Payment Dates; and,

                    (ii) to the Certificate Distribution Account for
               distribution to the holder of the Residual Interest
               Certificate.

     (d) Additional Withdrawals from Note Payment Account. The Indenture Trustee shall also withdraw amounts from the Note Payment Account necessary to clear and terminate the Note Payment Account in connection with the termination of this Agreement.

     The Indenture Trustee shall not retain any cash or investment in the Collection Account for a period in excess of 12 months and cash therein shall be considered transferred to the Note Payment Account on a first-in, first-out basis.

     Section 4.05. Certificate Distribution Account. (a) Establishment. No later than the Closing Date, the Indenture Trustee, for the benefit of the Certificateholder, will establish and maintain with the Administrator for the benefit of the Owner Trustee or the Administrator on behalf of the Certificateholder one or more separate Eligible Accounts, which while the Administrator holds such Trust Account shall be entitled "Certificate
Distribution Account, [[            ]], as Administrator, in trust for
the SASCO Mortgage Backed Securities, Series [[         ]]" Funds in the
Certificate Distribution Account shall be invested in Eligible Investments.

     (b) [RESERVED]

     (c) Distributions. On each Payment Date, the Indenture Trustee shall withdraw from the Note Payment Account all amounts required to be deposited in the Certificate Distribution Account with respect to the preceding Collection Period and remit such amount to the Owner Trustee or the Administrator for deposit into the Certificate Distribution Account. On each Payment Date, the Owner Trustee or the Administrator shall distribute all amounts on deposit in the Certificate Distribution Account to the Certificateholder in respect of the Investor Certificate.

     (d) All distributions made on the Residual Interest Certificate shall be made by wire transfer of immediately available funds to the account of such Certificateholder. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the location specified in the notice to the Certificateholder of such final distribution.

     Section 4.06. [RESERVED].

     Section 4.07. [RESERVED].

     Section 4.08. Allocation of Losses. On each Payment Date, the Indenture Trustee will calculate the amount of any Realized Losses on the Mortgage Loans in each Mortgage Loan Group. To the extent that the aggregate of the principal portion of Realized Losses since the Closing Date in respect of a Mortgage Loan Group exceeds the product of (i) such Mortgage Loan Group's Cut-off Date Group Balance and (ii) such Mortgage Loan Group's Overcollateralization Percentage, such excess will be applied first, in reduction of the Class [[ ]] Group Balance for such Mortgage Loan Group until such Class [[ ]] Group Balance has been reduced to zero and, second, in reduction of the Class [[ ]] Group Balance for such Mortgage Loan Group until such Class [[ ]] Group Balance has been reduced to zero.


                                  ARTICLE V

                                MASTER SERVICER

                       [Master Servicer provisions to be
                           provided as applicable.]

                                  ARTICLE VI

                                  TERMINATION

     Section 6.01. Termination. (a) This Agreement shall terminate upon any of the following events: (i) the later of (a) the satisfaction and discharge of the Indenture and notice to the Indenture Trustee of such discharge and (b) the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due hereunder; (ii) payment of all amounts due and payable to the Securityholders, the Servicers, the Indenture Trustee, the Owner Trustee, the Administrator and the Issuer pursuant to this Agreement, the Servicing Agreements and the Indenture and written notice to the Indenture Trustee from the Issuer of the Issuer's intent to terminate this Agreement; or
(iii) mutual written consent of the Master Servicer, the Issuer, the Seller and all Securityholders in writing.

     (b) Notice of termination of this Agreement pursuant to Section 6.01(a)(i) shall be sent by the Indenture Trustee to the Securityholders in accordance with the Indenture. Notice of termination of this Agreement pursuant to Section 6.01(a)(ii) or (iii) shall be mailed or transmitted by facsimile by the Indenture Trustee to the Securityholders on the Business Day immediately following the day on which the Indenture Trustee receives notice of such termination, and such notice to the Securityholders shall state that the Securityholders are to surrender their respective Securities for cancellation and shall specify the place where such Securities are to be surrendered.


                                 ARTICLE VII

                           MISCELLANEOUS PROVISIONS

     Section 7.01. Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     Section 7.02. Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

     Section 7.03. Amendment. (a) This Agreement may be amended from time to time by the Seller, the Issuer and the Indenture Trustee, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Securities, the Trust or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code. No such amendment effected pursuant to clause (iii) of the preceding sentence shall, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Indenture Trustee may require an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material respect any Holder if the Indenture Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to withdraw, qualify or reduce the then current rating assigned to the Notes (and any Opinion of Counsel requested by the Indenture Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

     (b) This Agreement may also be amended from time to time by the Seller, the Issuer and the Indenture Trustee with the consent of the Holders of not less than 66-2/3% of the Class Note Principal Amount of each Class of Notes affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Security, without the consent of the Holder of such Security, (ii) change the Interest Rate or Spread Rate applicable to any Class of Notes without the consent of the Holders of 100% of the Class Note Principal Amount of all outstanding Classes of Notes and the holder of the Investor Certificate, or (iii) reduce the aforesaid percentages of Class Note Principal Amount of Notes of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Note Principal Amount of each Class of Notes affected thereby. For purposes of this paragraph, references to "Holder" or "Holders" shall be deemed to include, in the case of any Class of Book-Entry Notes, the related Note Owners.

     (c) Promptly after the execution of any such amendment, the Indenture Trustee shall furnish written notification of the substance of such amendment to each Holder, the Seller and to the Rating Agencies.

     (d) It shall not be necessary for the consent of Holders under this
Section 7.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Indenture Trustee may prescribe.

     (e) Notwithstanding anything to the contrary in any Servicing Agreement, the Indenture Trustee shall not consent to any amendment of any Servicing Agreement except pursuant to the standards provided in this Section with respect to amendment of this Agreement.

     Section 7.04. Voting Rights. Except to the extent that the consent of all affected Securityholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Securityholders representing specified percentages of aggregate outstanding Note Principal Amount, Notes owned by the Seller, the Master Servicer, the Indenture Trustee or any Servicer or Affiliates thereof are not to be counted so long as such Notes are owned by the Seller, the Indenture Trustee or any Servicer or any Affiliate thereof.

     Section 7.05. [RESERVED]

     Section 7.06. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

     Section 7.07. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Seller, Structured Asset Securities Corporation, 200 Vesey Street, 12th Floor, New York, New York 10285, Attention: Mark Zusy, (b)
in the case of the Indenture Trustee, [[           ]], and (c)
in the case of the Issuer, c/o [[           ]], 1100 North Market Street,
Wilmington, Delaware 19801, Attention: Corporate Trust Administration, or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the applicable Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

     Section 7.08. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Securities or the rights of the Holders thereof.

     Section 7.09. Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

     Section 7.10. Headings Not To Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

     Section 7.11. Benefits of Agreement. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Section 7.14.

     Section 7.12. Special Notices to the Rating Agencies. (a) The Seller shall give prompt notice to the Rating Agencies of the occurrence of any of the following events of which it has notice:

          (i) any amendment to this Agreement pursuant to Section 7.03;

          (ii) the making of a final payment hereunder; and

          (iii) any termination of the rights and obligations of any Servicer under the applicable Servicing Agreement.

     (b) All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

     If to Moody's, to:

     Moody's Investors Services, Inc.
     99 Church Street
     New York, New York 10007
     Attn:  Residential Mortgages - Monitoring Group

     If to S&P, to:

     Standard & Poor's Rating Services
     26 Broadway, 15th Floor
     New York, New York  10004
     Attention: Residential Mortgage Surveillance

     (c) The Indenture Trustee shall deliver to the Rating Agencies reports prepared pursuant to Section 4.03.

     Section 7.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

     Section 7.14. Transfer of Servicing. [[             ]]
agrees that it shall provide written notice to the Indenture Trustee thirty
days prior to any transfer or assignment by [[         ]] of its
rights under any Servicing Agreement or of the servicing thereunder or delegation of its rights or duties thereunder or any portion thereof to any Person other than the initial Servicer under such Servicing Agreement. In
addition, the ability of [[    ]] to transfer or assign its rights and delegate
its duties under any Servicing Agreement or to transfer the servicing thereunder to a successor servicer shall be subject to the following conditions:

          (i) Such successor servicer must be qualified to service loans for FNMA or FHLMC;

          (ii) Such successor servicer must satisfy the seller/servicer eligibility standards in the applicable Servicing Agreement, exclusive of any experience in mortgage loan origination;

          (iii) Such successor servicer must execute and deliver to the Indenture Trustee an agreement, in form and substance reasonably satisfactory to the Indenture Trustee, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under the applicable Servicing Agreement;

          (iv) There must be delivered to the Indenture Trustee a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Notes;

          (v) [[             ]] shall, at its cost and expense,
take such steps, or cause the terminated Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the Mortgage Loans to such successor servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations,
[[            ]] shall cause the prior Servicer to timely mail to each
obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor servicer; (B)
prior to the effective date of such transfer of servicing, [[         ]]
shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective
date of such transfer of servicing, [[             ]] shall cause the
prior Servicer to deliver to the successor servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the
effective date of such transfer of servicing, [[     ]] shall cause the prior
Servicer to transfer to the successor servicer, or, if such transfer occurs after a Remittance Date but before the next succeeding Deposit Date, to the Indenture Trustee, all funds held by the Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing,
[[        ]] shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor servicer, continue to forward to such successor servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor servicer of the source and proper application of each such payment
or recovery; and (F) [[        ]] shall cause the prior Servicer to, after the
effective date of transfer of servicing to the successor servicer, continue to cooperate with the successor servicer to facilitate such transfer in such manner and to such extent as the successor servicer may reasonably request.

     IN WITNESS WHEREOF, the Seller, the Issuer, the Indenture Trustee and the Administrator have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

                                        STRUCTURED ASSET SECURITIES
                                        CORPORATION, as Seller

                                        By:____________________________
                                           Name:
                                           Title:


                                        STRUCTURED ASSET SECURITIES CORPORATION
                                        [[           ]] TRUST [[         ]]

                                        By:    Wilmington Trust Company, not
                                               in its individual capacity but
                                               solely as Owner Trustee

                                               By:__________________________
                                                    Name:
                                                    Title:


                                        [[                ]],
                                        as Indenture Trustee and Administrator

                                        By:_________________________________
                                           Name:
                                           Title:

                                  EXHIBIT A-1
                                  -----------

                         FORM OF INITIAL CERTIFICATION

                                                   ___________________________
                                                               Date


Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285


     Re:  Sale and Collection Agreement (the "Sale and Collection Agreement"),
          dated as of [[                   ]] among SASCO Mortgage Backed
          Note Trust [[       ]], as Issuer, Structured Asset Securities
          Corporation, as Seller, and [[              ]], as Indenture
          Trustee and Administrator, with respect to Structured Asset
          Securities Corporation Mortgage Backed Notes, Series [[     ]]

Ladies and Gentlemen:

     In accordance with Section 2.05(a) of the Sale and Collection Agreement, subject to review of the contents thereof, the undersigned, as [Custodian on behalf of the] Indenture Trustee, hereby certifies that it (or its custodian) has received (but not reviewed) the documents listed in Section 2.01(b) of the Sale and Collection Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Sale and Collection Agreement, subject to any exceptions noted on Schedule I hereto.

     Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Sale and Collection Agreement. This Certificate is subject in all respects to the terms of Section 2.05 of the Sale and Collection Agreement and the Sale and Collection Agreement sections cross-referenced therein.

                                        [[Custodian], on behalf of]
                                        [[                              ]],
                                        As Indenture Trustee


                                        By:______________________________
                                           Name:
                                           Title:

                                  EXHIBIT A-2
                                  -----------

                         FORM OF INTERIM CERTIFICATION

                                                   ___________________________
                                                               Date

Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285

     Re:  Sale and Collection Agreement (the "Sale and Collection Agreement"),
          dated as of [[                    ]] among SASCO Mortgage Backed
          Note Trust, [[       ]], as Issuer, Structured Asset Securities
          Corporation, as Seller, and [[               ]], as Indenture
          Trustee and Administrator, with respect to Structured Asset
          Securities Corporation Mortgage Backed Notes, Series [[     ]]

Ladies and Gentlemen:

     In accordance with Section 2.05(b) of the Sale and Collection Agreement, the undersigned, as [Custodian on behalf of the] Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Sale and Collection Agreement.

     The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents identified above and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Sale and Collection Agreement. This Certificate is qualified in all respects by the terms of the Sale and Collection Agreement including, but not limited to, Section 2.05(b).

                                        [[Custodian], on behalf of]
                                        [[                            ]],
                                        as Indenture Trustee



                                        By:_______________________________
                                           Name:
                                           Title:

                                  EXHIBIT A-3

                          FORM OF FINAL CERTIFICATION

                                                   ___________________________
                                                               Date


Structured Asset Securities Corporation
200 Vesey Street
New York, New York 10285

     Re:  Sale and Collection Agreement (the "Sale and Collection Agreement"),
          dated as of [[           ]] among SASCO Mortgage Backed Note Trust,
          [[     ]], as Issuer, Structured Asset Securities Corporation, as
          Seller, and [[            ]], as Indenture Trustee and Administrator,
          with respect to Structured Asset Securities Corporation Mortgage
          Backed Notes, Series [[    ]]

Ladies and Gentlemen:

     In accordance with Section 2.05(d) of the Sale and Collection Agreement, the undersigned, as [Custodian on behalf of the] Indenture Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Sale and Collection Agreement.

     The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Sale and Collection Agreement. This Certificate is qualified in all respects by the terms of the Sale and Collection Agreement.

                                        [[                        ]],
                                        as Indenture Trustee


                                        By:________________________________
                                           Name:
                                           Title:

                                  EXHIBIT A-4
                                  -----------

                              FORM OF ENDORSEMENT

     Pay to the order of [[                ]], as indenture trustee (the
"Indenture Trustee") under the Indenture dated as of [[                ]],
among SASCO Mortgage Backed Note Trust [[ ]], as Issuer and [[             ]],
as Indenture Trustee, relating to Structured Asset Securities Corporation Mortgage Backed Notes, Series [[ ]], without recourse.



                                        __________________________________
                                        [current signatory on note]


                                        By:_______________________________
                                           Name:
                                           Title:

                                   EXHIBIT B
                                   ---------

                 REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT



                                                   ___________________________
                                                               Date

[Addressed to Indenture Trustee
or, if applicable, custodian]



     In connection with the administration of the mortgages held by you as Indenture Trustee under a certain Sale and Collection Agreement dated as of
[[          ]] among SASCO Mortgage Backed Note Trust [[          ]],
as Issuer, Structured Asset Securities Corporation, as Seller, and you, as Indenture Trustee and Administrator (the "Sale and Collection Agreement"),
the undersigned [[           ]] hereby requests a release of the Mortgage
File held by you as Indenture Trustee with respect to the following described Mortgage Loan for the reason indicated below.

     Mortgagor's Name:

     Address:

     Loan No.:

     Reason for requesting file:

     1. Mortgage Loan paid in full. ([[           ]] hereby certifies that all
amounts received in connection with the loan have been or will be credited to the Collection Account pursuant to the Sale and Collection Agreement.)

     2. The Mortgage Loan is being foreclosed.

     3. Mortgage Loan substituted. ([[           ]] hereby certifies that a
Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Sale and Collection Agreement.)

     4. Mortgage Loan purchased. ([[           ]] hereby certifies that the
Purchase Price has been credited to the Collection Account pursuant to the Sale and Collection Agreement.)

     5. Other. (Describe)

     The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Sale and Collection Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

     Capitalized terms used herein shall have the meanings ascribed to them in the Sale and Collection Agreement.


                                        _________________________________
                                        [Name of [[                 ]]]


                                        By:_______________________________
                                           Name:
                                           Title: